    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 1998

                                                      REGISTRATION NO. 333-39595
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                       FELCOR SUITES LIMITED PARTNERSHIP
                           FELCOR SUITE HOTELS, INC.
                           FELCOR/CSS HOTELS, L.L.C.
                           FELCOR/LAX HOTELS, L.L.C.
                          FELCOR EIGHT HOTELS, L.L.C.
                           FELCOR/CSS HOLDINGS, L.P.
                         FELCOR/ST. PAUL HOLDINGS, L.P.
                           FELCOR/LAX HOLDINGS, L.P.
           (Exact name of co-registrant as specified in its charter)

              DELAWARE                          7011                          75-2564994
              MARYLAND                    (Primary Standard                   72-2541756
              DELAWARE                       Industrial                       75-2624290
              DELAWARE               Classification Code Number)              75-2647535
              DELAWARE                                                        75-2582006
              DELAWARE                                                        75-2620463
              DELAWARE                                                        75-2624292
              DELAWARE                                                        75-2624293
    (State or other jurisdiction                                 (I.R.S. Employer Identification No.)
 of incorporation or organization)
                                                               LAWRENCE D. ROBINSON
                                                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
  545 E. JOHN CARPENTER FRWY., SUITE 1300            545 E. JOHN CARPENTER FRWY., SUITE 1300
            IRVING, TEXAS 75062                                IRVING, TEXAS 75062
               (972) 444-4900                                     (972) 444-4900
      (Address, including zip code and               (Name, address, including zip code, and
 telephone number, including area code, of            telephone number, including area code,
 registrant's principal executive offices)                    of agent for service)

                             ---------------------

                                   Copies to:

                               ROBERT W. DOCKERY
                              JENKENS & GILCHRIST,
                           A PROFESSIONAL CORPORATION
                          1445 ROSS AVENUE, SUITE 3200
                              DALLAS, TEXAS 75202
                                 (214) 855-4500

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 6, 1998


                       FELCOR SUITES LIMITED PARTNERSHIP
                    OFFER TO EXCHANGE ALL OF ITS OUTSTANDING
                  7 3/8% REDEEMABLE SENIOR NOTES DUE 2004 AND
                    7 5/8% REDEEMABLE SENIOR NOTES DUE 2007
                FOR 7 3/8% REDEEMABLE SENIOR NOTES DUE 2004 AND
                    7 5/8% REDEEMABLE SENIOR NOTES DUE 2007
                        WHICH HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933

     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON             , 1998 (AS SUCH DATE MAY BE EXTENDED, BUT SHALL NOT BE
LATER THAN             , 1998, THE "EXPIRATION DATE").

     FelCor Suites Limited Partnership, a Delaware limited partnership ("FelCor LP"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange (i) $1,000 in principal amount of its 7 3/8% Redeemable Senior Notes due 2004 (the "New 7 3/8% Notes") for each $1,000 in principal amount of its outstanding 7 3/8% Redeemable Senior Notes due 2004 (the "Old 7 3/8% Notes") and (ii) $1,000 in principal amount of its 7 5/8% Redeemable Senior Notes due 2007 (the "New 7 5/8% Notes") for each $1,000 in principal amount of its outstanding 7 5/8% Redeemable Senior Notes due 2007 (the "Old 7 5/8% Notes") (the Old 7 3/8% Notes and Old 7 5/8% Notes are collectively referred to herein as the "Old Notes"; the New 7 3/8% Notes and the New 7 5/8% Notes are collectively referred to herein as the "New Notes"; the Old Notes and the New Notes are collectively referred to herein as the "Notes"). Aggregate principal amounts of $175,000,000 of Old 7 3/8% Notes and $125,000,000 of Old 7 5/8% Notes are outstanding. At September 30, 1997, after giving effect to the Private Placement (as defined herein) and the application of the net proceeds therefrom, FelCor LP and the Guarantors (as defined herein) would have had $428 million in outstanding Indebtedness (as defined herein), none of which was subordinate to the Notes, including $12 million in outstanding secured Indebtedness, to which the Notes are effectively subordinate. See "The Exchange Offer" and "Description of the Notes and Guarantees."

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. FelCor LP has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     FelCor LP will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. The Exchange Offer is being made pursuant to the terms and provisions of the Registration Rights Agreement, dated as of September 26, 1997

                                                        (continued on next page)
                             ---------------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 16 HEREIN FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED BY HOLDERS IN EVALUATING THE EXCHANGE OFFER.
   THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------


                The date of this Prospectus is February   , 1998

(the "Registration Rights Agreement"), among FelCor LP, FelCor Suite Hotels, Inc., a Maryland corporation ("FelCor"), and Morgan Stanley & Co. Incorporated, NationsBanc Capital Markets, Inc. and Salomon Brothers Inc (the "Initial Purchasers"). Each series of the Old Notes may be tendered only in multiples of $1,000. See "The Exchange Offer."

     The Old Notes were issued in a transaction (the "Private Placement") pursuant to which FelCor LP issued the Old Notes to the Initial Purchasers on October 1, 1997 pursuant to a Placement Agreement, dated September 26, 1997 (the "Placement Agreement"), among FelCor LP, FelCor and the Initial Purchasers. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. FelCor LP, FelCor and the Initial Purchasers also entered into the Registration Rights Agreement, pursuant to which FelCor LP granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of FelCor LP's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer -- Purpose and Effect."


     The Old Notes were, and the New Notes will be, issued under the Indenture, dated as of October 1, 1997 (the "Indenture"), among FelCor LP, FelCor, and certain direct or indirect wholly-owned subsidiaries of FelCor LP that are obligors on other Indebtedness (as defined herein) of FelCor or FelCor LP which is pari passu with or subordinated to the Notes (the "Subsidiary Guarantors") and SunTrust Bank, Atlanta, as trustee (in such capacity, the "Trustee"). The form and terms of each series of the New Notes will be identical in all material respects to the form and terms of the corresponding series of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) holders of New Notes will not be, and upon the consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to any rights under the Registration Rights Agreement intended for the holders of unregistered securities. See "The Exchange Offer -- Termination of Certain Rights" and "Description of the Notes and Guarantees."



     The New Notes will be unsecured Senior Indebtedness (as defined herein) of FelCor LP, will rank pari passu in right of payment to existing and future unsecured Senior Indebtedness of FelCor LP and will rank senior in right of payment to future subordinated Indebtedness of FelCor LP. The New Notes will be fully and unconditionally guaranteed on a senior unsecured basis by FelCor and each of the Subsidiary Guarantors (collectively, the "Guarantors").


     Based on existing interpretations of the Securities Act by the Staff of the Securities and Exchange Commission (the "Commission") set forth in "no-action" letters issued to third parties, FelCor LP believes that New Notes issued pursuant to the Exchange Offer to any holder of Old Notes in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than a broker-dealer who purchased Old Notes directly from FelCor LP for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is not an affiliate of FelCor LP, is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Holders wishing to accept the Exchange Offer must represent to FelCor LP, as required by the Registration Rights Agreement, that such conditions have been met. In addition, if such holder is not a broker-dealer, it must represent that it is not engaged in, and does not intend to engage in, a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offer -- Resales of the New Notes." This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.

     There has previously been only a limited secondary market, and no public market, for the Old Notes. In addition, the Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes; however, the Initial Purchasers are not obligated to do so and any market making activities may be discontinued by the Initial Purchasers at any time. Prior to the Exchange Offer, there has been no public trading market for the New Notes. Therefore, there can be no assurance that an active trading market for any of the Notes will develop. If such a trading market develops for any of the Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, FelCor LP's results of operations and the market for similar securities. Depending on such factors, the Notes may trade at a discount from their face value. See "Risk Factors -- Absence of Public Market."

     FelCor LP will not receive any proceeds from this Exchange Offer. Pursuant to the Registration Rights Agreement, FelCor LP will bear certain registration expenses.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL FELCOR LP ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                                      (ii)

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................    v
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    v
NOTE REGARDING FORWARD-LOOKING INFORMATION..................   vi
SUMMARY.....................................................    1
     The Company............................................    1
     The Industry...........................................    3
     Business Strategy......................................    3
     Hotel Portfolio........................................    5
     The Private Placement..................................    6
     The Exchange Offer.....................................    6
     Description of New Notes...............................    9
     Risk Factors...........................................   11
     Summary Historical and Pro Forma Financial
      Information...........................................   12
RISK FACTORS................................................   16
     Risks of Leverage; Floating Rate Debt; Inability to
      Retain Earnings.......................................   16
     Dependence on Lessee's Hotel Operations................   16
     Conflicts of Interest..................................   17
     Absence of Public Market...............................   17
     Risk of Fraudulent Transfer Liability..................   18
     Restrictive Debt Covenants.............................   18
     Hotel Industry Risks...................................   18
     Risks of Operating Hotels Under Franchise Agreements...   20
     Operational Risks of Rapid Growth......................   20
     Reliance on Key Personnel..............................   21
     Real Estate Investment Risks...........................   21
THE EXCHANGE OFFER..........................................   23
     Purpose and Effect.....................................   23
     Consequences of Failure to Exchange Old Notes..........   23
     Terms of the Exchange Offer............................   23
     Expiration Date; Extensions; Amendments................   24
     Conditions of the Exchange Offer.......................   24
     Accrued Interest.......................................   24
     Procedures for Tendering Old Notes.....................   24
     Guaranteed Delivery Procedures.........................   26
     Acceptance of Old Notes for Exchange; Delivery of New
      Notes.................................................   26
     Withdrawal Rights......................................   27
     The Exchange Agent; Assistance.........................   27
     Fees and Expenses......................................   27
     Accounting Treatment...................................   28
     Resales of the New Notes...............................   28
CAPITALIZATION..............................................   29
SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION.....   30
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   37
     Overview...............................................   37
     Results of Operations..................................   38
     Renovations and Capital Expenditures...................   48
     Liquidity and Capital Resources........................   49
     Impact of the Year 2000 Issue..........................   51
     Inflation..............................................   51
     Seasonality............................................   51
     Recently Issued Statements of Financial Accounting
      Standards.............................................   51


                                      (iii)

                                                              PAGE
                                                              ----
BUSINESS AND PROPERTIES.....................................   52
     The Industry...........................................   52
     Background.............................................   53
     Business Strategy......................................   53
     Hotel Portfolio........................................   55
     Hotel Operations.......................................   56
     The Percentage Leases..................................   63
     Seasonality............................................   65
     Competition............................................   65
     Environmental Matters..................................   65
     Tax Status.............................................   68
     Employees..............................................   68
     Personnel and Office Sharing Arrangements..............   69
     Legal Proceedings......................................   69
MANAGEMENT..................................................   69
     Directors and Executive Officers.......................   69
     Security Ownership of Management.......................   72
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   73
     The Percentage Leases..................................   73
     Employment Agreements..................................   73
     Option and Right of First Refusal......................   73
     Sharing of Offices and Employees.......................   74
     Compensation of Director for Special Services..........   74
DESCRIPTION OF CERTAIN INDEBTEDNESS.........................   74
     Line of Credit.........................................   74
     Renovation Loan........................................   76
     Interest Rate Swaps....................................   76
DESCRIPTION OF THE NOTES AND GUARANTEES.....................   77
     General................................................   77
     Guarantees and Subsidiary Guarantors...................   78
     Optional Redemption....................................   78
     Sinking Fund...........................................   79
     Registration Rights....................................   79
     Ranking................................................   80
     Certain Definitions....................................   80
     Covenants..............................................   90
     Repurchase of Notes upon a Change of Control...........   97
     Commission Reports and Reports to Holders..............   97
     Events of Default......................................   97
     Consolidation, Merger and Sale of Assets...............   99
     Defeasance.............................................   99
     Modification and Waiver................................  100
     No Personal Liability of Incorporators, Partners,
      Stockholders,
       Officers, Directors, or Employees....................  101
     Concerning the Trustee.................................  101
     Book Entry; Delivery and Form..........................  101
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES...............  103
     General................................................  103
     Exchange Offer.........................................  103
PLAN OF DISTRIBUTION........................................  103
LEGAL MATTERS...............................................  104
EXPERTS.....................................................  104
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................  F-1
GLOSSARY....................................................  A-1


                                      (iv)

                             AVAILABLE INFORMATION

     FelCor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621 and 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site that contains registration statements, reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

     In addition, FelCor's Common Stock and Series A Preferred Stock are listed on the New York Stock Exchange. FelCor's reports, proxy statements and other information filed under the Exchange Act may also be inspected and copied at the offices of the New York Stock Exchange, 120 Broad Street, New York, New York 10005.


     FelCor LP has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of Notes and submit to the Commission (unless the Commission will not accept such materials) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if FelCor LP were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by FelCor's independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if FelCor LP were required to file such reports. In addition, for so long as any of the Notes remain outstanding, FelCor LP has agreed to make available to any prospective purchaser of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS THERETO, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO FELCOR SUITES LIMITED PARTNERSHIP, 545 E. JOHN CARPENTER FRWY., SUITE 1300, IRVING, TEXAS 75062, ATTENTION: GENERAL COUNSEL, (972) 444-4900.

     The following documents, which have been previously filed by FelCor with the Commission under the Exchange Act (File No. 001-14236), are incorporated herein by reference:

     (i)    Annual Report on Form 10-K for the year ended December 31, 1996;

     (ii)   Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (iii)  Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

     (iv)   Quarterly Report on Form 10-Q for the quarter ended September 30,
            1997;

     (v)    Current Report on Form 8-K dated June 4, 1997;

     (vi) Current Report on Form 8-K dated July 11, 1997, as amended by Current Report on Form 8-K/A dated August 13, 1997;

     (vii)  Current Report on Form 8-K dated September 19, 1997; and

                                       (v)

     (viii) Current Report on Form 8-K dated October 1, 1997.

     All documents filed by FelCor pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein, or in any document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     FelCor will provide, without charge, to each person to whom a copy of this Prospectus is delivered, on the written request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to FelCor at 545 E. John Carpenter Frwy., Suite 1300, Irving, Texas 75062,
Attention: Lawrence D. Robinson, Senior Vice President, General Counsel and Secretary.


                   NOTE REGARDING FORWARD-LOOKING INFORMATION

     INFORMATION CONTAINED IN THIS PROSPECTUS WITH RESPECT TO FELCOR CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE STATEMENTS IN "RISK FACTORS" BEGINNING ON PAGE 16 OF THIS PROSPECTUS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS, INCLUDING MATERIAL RISKS AND UNCERTAINTIES, WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS.

                                      (vi)

                                    SUMMARY


     The following is a summary of the material terms of the offering and is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and the consolidated financial statements of FelCor LP and FelCor, including the notes thereto, contained elsewhere in this Prospectus, as well as the information appearing in the documents incorporated by reference herein. Unless otherwise indicated, all references to the "Company" are to FelCor, FelCor LP and their respective subsidiaries, collectively. Certain defined terms used herein are set forth in a "Glossary" beginning on page A-1 of this Prospectus.


     Market data and certain other industry data and forecasts used throughout this Prospectus were obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, industry data and forecasts and market research, while believed to be reliable, have not been independently verified, and none of FelCor LP, or the Guarantors makes any representation as to the accuracy of such information.

                                  THE COMPANY

     At September 30, 1997, FelCor LP and its subsidiaries held the Company's interest in 71 full-service, upscale hotels ("Current Hotels"). The sole general partner of FelCor LP is FelCor, a self-administered equity real estate investment trust ("REIT") that, at September 30, 1997, owned an approximate 92.6% general partner interest in FelCor LP. The Current Hotels consist of 51 Embassy Suites(R) hotels, one hotel in Myrtle Beach, South Carolina, that was converted by year end to an Embassy Suites hotel, 12 Doubletree Guest Suites(R) hotels, six Sheraton(R) hotels, and one Hilton Suites(R) hotel. The Current Hotels contain an aggregate of 17,486 suites/rooms, and are located in 26 states. Fifty of the Current Hotels are managed by a subsidiary of Promus Hotel Corporation ("Promus"), which is the largest operator of full-service, all-suite hotels in the United States.


     Since its formation, through a merger with entities organized in 1991, and FelCor's initial public offering ("IPO") in July 1994, the Company has acquired interests in 65 full-service, upscale hotels containing an aggregate of 16,007 suites/rooms. Since the IPO, FelCor has completed five public offerings of its capital stock, raising gross proceeds of more than $1 billion, including one public offering of convertible preferred stock that raised $151.3 million in gross proceeds. The Company seeks to increase operating cash flow and enhance its value through both internal growth and acquisitions, while maintaining a conservative capital structure. At September 30, 1997, the Company had a total market capitalization in excess of $2 billion and a debt to total market capitalization ratio of 19%. Additionally, after giving effect to the Private Placement and application of the proceeds therefrom, the Company would have had total unencumbered assets of $1.6 billion and total Indebtedness of $428 million (of which only $12 million would have been secured Indebtedness), representing approximately 26% of its Adjusted Total Assets (as defined herein) at such date.


     The Company's senior management includes co-founders Hervey A. Feldman, Chairman of the Board, and Thomas J. Corcoran, Jr., President and Chief Executive Officer. Mr. Feldman has been engaged in the hotel business for approximately 30 years, including serving as the founding President and Chief Executive Officer of Embassy Suites (the predecessor of Promus) from January 1983 to May 1990 and as its Chairman of the Board from June 1990 until January 1992. Mr. Corcoran has been engaged in the hotel and restaurant business since 1979, with experience in the development, financing and acquisition of hotel and restaurant properties. Based on the closing price of the common stock of FelCor ("Common Stock") on the New York Stock Exchange ("NYSE") on September 30, 1997, Messrs. Feldman and Corcoran, together with other executive officers and directors of the Company, owned collectively more than $40 million of the aggregate outstanding Common Stock and units of limited partner interest in FelCor LP ("Units"). See "Management -- Security Ownership of Management."


     To enable FelCor to satisfy certain requirements for qualification as a REIT, neither FelCor nor FelCor LP can operate the hotels in which they invest. Accordingly, FelCor LP leases the Current Hotels (and expects to lease any additional hotels) to DJONT Operations, L.L.C., or a subsidiary thereof ("Lessee"), pursuant to leases providing for the payment of rent based primarily upon the suite revenues of such hotels ("Percentage Leases"). The Lessee pays rent to FelCor LP and its subsidiaries under the Percentage Leases and, in addition, enters into franchise agreements (where applicable) and engages independent, unaffiliated third party professional managers to operate the hotels. Under the Percentage Leases, the Lessee is required to pay all franchise fees, management fees and other operating expenses of the hotels leased by it. All of the voting interests in the Lessee (constituting a 50% equity interest) are owned beneficially by Messrs. Feldman and Corcoran, and the non-voting interests (constituting the remaining 50% equity interest) are owned beneficially by the children of Charles
N. Mathewson, a major initial investor in the Company and a director of FelCor.



     The following diagram illustrates the corporate structure of FelCor, FelCor LP and the six Subsidiary Guarantors, and the relationship among them, the Lessee and the unrelated third party franchisors and managers. None of the three Subsidiary Guarantors that is a limited liability company owns directly any hotel properties or engages in any business other than the ownership of partnership and membership interests in other entities. The three Subsidiary Guarantors that are limited partnerships own directly an aggregate of 18 of the Current Hotels and own general partner interests in a partnership that owns directly one additional hotel in which the Company has an interest. FelCor LP and certain of the Subsidiary Guarantors have additional subsidiaries not shown in the diagram below, none of which subsidiaries is material to FelCor LP. Executive officers of FelCor constitute all of the managers and officers of such Subsidiary Guarantors and serve in such capacities without additional compensation. The discussion herein of the business and properties of the Company include, on a combined basis, all of the business and properties of the Subsidiary Guarantors.


                                    DIAGRAM

     The Company's executive offices are located at 545 E. John Carpenter Frwy., Suite 1300, Irving, Texas 75062. The Company may also be reached by telephone at
(972) 444-4900, by facsimile transmission at (972) 444-4949, or by e-mail addressed to information@felcor.com. Additional information regarding the Company may be obtained from its Internet web site at http://www.felcor.com.

                                  THE INDUSTRY

     The United States hotel industry has experienced significant improvement in the past five years. According to Coopers & Lybrand L.L.P. Hospitality Directions, after a period of extended unprofitability in the late 1980's and early 1990's, lodging industry profit has increased every year from 1992 through 1996. The industry downturn in the late 1980's resulted primarily from an increase in the supply of new hotel rooms that significantly outpaced growth in room demand. The percentage growth in room demand exceeded percentage growth in new room supply from 1992 through 1996. As a result, according to Smith Travel Research, for All Upscale U.S. Hotels (including both Upscale and Upper Upscale Hotels), occupancy increased from 61.7% in 1991 to 68.4% in 1996, and ADR increased from $65.89 in 1991 to $85.54 in 1996.

     Smith Travel Research classifies the hotel industry into six distinct categories: Budget, Economy, Midscale, Midscale with Food & Beverage, Upscale and Upper Upscale. All of the Company's properties are operated under brands that are included in the Upper Upscale category. This category has experienced relatively low levels of new construction.

                               BUSINESS STRATEGY

OVERVIEW

     The Company's primary business objectives are to (i) focus on selection of sound hotel investments, (ii) add value to its hotels through active asset management and the strategic investment of capital, and (iii) build solid working relationships with, and be the "owner-of-choice" for, selected premium, full-service hotel brand owners/managers who are willing to commit to the on-going success of the hotels they license/ manage for the Company. The Company seeks to increase operating cash flow and enhance its value through both internal growth and acquisitions. The Company's internal growth strategy is to utilize its asset management expertise to improve the quality of its hotels by renovating, upgrading and repositioning, thereby improving the revenue performance of the hotels, and to participate, through the Percentage Leases, in any growth in revenues at its hotels. The Company's acquisition growth strategy remains focused primarily upon the purchase of additional existing and a limited number of newly developed hotels that meet the Company's investment criteria.

STRATEGIC RELATIONSHIPS

     The Company currently maintains strategic brand owner/manager relationships with Promus, Doubletree Hotels Corporation ("Doubletree") and ITT Sheraton Corporation ("Sheraton"). Promus and Doubletree have recently completed the merger of their companies. The combined company will constitute the lodging industry's third largest entity based on annual revenue. The Company believes that this merger will increase the Company's flexibility in branding its all-suite hotels to capitalize on local market conditions and brand representation. ITT Corporation, the parent of ITT Sheraton Corporation, has announced that it has entered into a definitive agreement to merge with Starwood Lodging.

     - Promus Hotel Corporation is the largest operator of full-service, all-suite hotels in the United States. Promus is also the owner of the Embassy Suites brand and the manager of 50 of the Company's Current Hotels. In addition, based on the closing price of the Common Stock on the NYSE on September 30, 1997, Promus owned more than $55 million of the aggregate Common Stock of FelCor and Units of FelCor LP. The relationship with Promus has provided the foundation for the Company's historical growth.

     - Doubletree Hotels Corporation is the owner of the nation's second largest full-service, all-suite hotel brand, Doubletree Guest Suites. Doubletree provides hotel owners with management and franchise services under its Doubletree Hotels(R), Doubletree Guest Suites, Club Hotels by Doubletree(R), Red Lion Hotels(R) and other brands, as well as management services for other non-Doubletree brand hotels. Doubletree is the manager of all of the 12 Current Hotels operated under the Doubletree Guest Suites brand.

     - ITT Sheraton Corporation is the owner of the Sheraton brand and one of the world's largest hotel companies, with more than 430 hotels in over 60 countries. This newest strategic alliance, coupled with the purchase of six Sheraton hotels this year (including a total of four non-suite hotels), provided the Company with its initial entry into the upscale, full-service, non-suite hotel market and should provide the Company with opportunities for future growth.

     The strength of the Company's strategic relationships with the foregoing brand owners/managers are evidenced by their (i) significant equity investments in 15 of the Company's hotels, (ii) agreements to make subordinated loans to the Lessee (in support of the Lessee's obligations under certain Percentage Leases with respect to certain hotels), (iii) subordination of certain customary fees to the Lessee's obligations under applicable Percentage Leases, (iv) grants of certain performance-based termination rights by the managers to the Lessees, and
(v) in one case, guarantee of a $25 million loan to the Company.

GROWTH STRATEGY


     Beginning with the acquisition of the 18 Crown Sterling Suites(R) hotels ("CSS Hotels"), from the fourth quarter of 1995 through September 30, 1997, the Company has acquired interests in 58 hotels containing an aggregate of 14,587 suites/rooms for approximately $1.4 billion, resulting in an increase in its portfolio of suites/rooms by more than 500%. The Company converted the 18 CSS Hotels to Embassy Suites hotels (16 hotels) and Doubletree Guest Suites hotels (two hotels), investing over $50 million in the complete renovation and upgrade of such hotels. As a consequence, revenue per available room/suite ("RevPAR") of the CSS Hotels for the nine months ended September 30, 1997 increased approximately 22.0% over the nine months ended September 30, 1996. Additionally, for the 13 original hotels acquired by the Company prior to the acquisition of the CSS Hotels, the Company achieved a 6.6% increase in RevPAR for the nine months ended September 30, 1997 over the comparable period in 1996, from $79.39 to $84.61.


     The Company intends to continue to focus its acquisition strategy with respect to individual hotels primarily upon the purchase of full-service, upscale hotels (both all-suite and non-suite) that will fit within one of the Company's premium brand owner/manager alliances with Promus, Doubletree and Sheraton. The Company believes that it has benefitted, and will continue to benefit, from its strong relationships with its brand owner/managers. The Company also may construct additional suites/rooms and meeting space at certain of its hotels if market and other conditions warrant.

CAPITAL STRATEGY


     The Company intends to maintain a conservative capital structure (as evidenced by the current debt limitation policy of the Board of Directors described below) that enhances its access to the capital markets on favorable terms and promotes future earnings growth. Since the IPO, FelCor has completed five public offerings of its capital stock, raising gross proceeds of more than $1 billion, including one public offering of convertible preferred stock that raised $151.3 million in gross proceeds. In addition, FelCor has reduced its payout ratio (distributions as a percentage of Funds From Operations) from 80% for the year ended December 31, 1995 to 68% for the twelve month period ended September 30, 1997.



     The Board of Directors of FelCor ("Board of Directors") has adopted a policy which limits the Company's indebtedness to not more than 40% of its investment in hotel assets, at cost. This policy may be modified by the Board of Directors at any time. At September 30, 1997, the Company had a $550 million unsecured revolving line of credit ("Line of Credit"), under which it had borrowed $296 million, an unsecured term loan of $25 million (guaranteed by Promus) ("Renovation Loan"), the proceeds of which were used to finance the cost of renovations to the CSS Hotels, and approximately $1 million of other unsecured indebtedness. The Company also had, at September 30, 1997, an $85 million secured term loan ("Term Loan") that has been repaid from the proceeds of the Private Placement, and an additional $12 million in secured debt. At September 30, 1997, after giving effect to the Private Placement and the application of the proceeds therefrom, the total Indebtedness of the Company would have been 26% of Adjusted Total Assets and its ratio of EBITDA to interest paid for the 12 months ended September 30, 1997 would have been 4.8 to 1. The Company believes that its current debt limitation policy, its preference for unsecured debt and its success in raising equity capital for expansion, demonstrate the Company's commitment to the maintenance of a conservative but flexible capital structure.

                                HOTEL PORTFOLIO

CURRENT HOTELS


     FelCor was organized as a REIT in July 1994. At such time, the Company acquired six Embassy Suites hotels (the "Initial Hotels") through a merger with entities organized in 1991. Subsequent to its formation, the Company has completed the acquisition of interests in 65 additional hotels through September 30, 1997. Of the Current Hotels, the Company owns 100% equity interests in 53 hotels, a 97% interest in a partnership that owns one hotel, a 90% interest in partnerships that own three hotels and a 50% interest in separate partnerships that own 14 hotels. The following table provides certain information regarding the Current Hotels:


                                       NUMBER OF HOTELS     NUMBER OF           AGGREGATE
                                           ACQUIRED        SUITES/ROOMS    ACQUISITION PRICE(1)
                                       ----------------    ------------    --------------------
                                                        (DOLLARS IN MILLIONS)
Inception (July 28, 1994) through
  December 31, 1994..................          7               1,730             $  107.3
Year Ended December 31, 1995.........         13               2,649                237.1
Year Ended December 31, 1996.........         23               5,769                560.5
Nine Months Ended September 30,
  1997...............................         28               7,161                596.9
                                              --              ------             --------
  Subtotals..........................         71              17,309              1,501.8
Additional suites constructed by the
  Company at its hotels..............         --                 177                 21.2
                                              --              ------             --------
          Totals.....................         71              17,486             $1,523.0
                                              ==              ======             ========

---------------

(1) With respect to the hotels in which the Company owns less than a 100% interest, includes the Company's purchase price for the interest acquired by the Company.

     The Current Hotels represent the following brands:

                                                               NUMBER       NUMBER OF
                           BRAND                              OF HOTELS    SUITES/ROOMS
                           -----                              ---------    ------------
Embassy Suites..............................................     52           12,709
Doubletree Guest Suites.....................................     12            2,381
Sheraton....................................................      6            2,222
Hilton Suites...............................................      1              174
                                                                 --           ------
          Totals............................................     71           17,486
                                                                 ==           ======

RECENT ACQUISITIONS

     During the fourth quarter of 1997, the Company acquired two additional hotels with an aggregate of 447 suites and rooms for approximately $42.3 million. One is a traditional 309-room Sheraton hotel in Burlington, Vermont, which includes a conference center offering more than 30,000 square feet of meeting space. The other is a 138-suite Doubletree Guest Suites hotel in Dayton, Ohio. The addition of these hotels brings the Company's total hotel portfolio to 73 hotels with an aggregate of 17,933 suites and rooms located in 27 states.

OTHER POTENTIAL HOTEL TRANSACTIONS

     The Company is in various stages of evaluation and negotiation with respect to a number of other available hotel transactions which, if the Company were to elect to pursue all of such transactions, could require an additional investment by the Company of more than $300 million. Due to the preliminary status of such negotiations and evaluations, no assurance can be given that the Company will elect to pursue, or succeed in the completion of, any of such transactions.

                             THE PRIVATE PLACEMENT

     The outstanding $175 million in principal amount of Old 7 3/8% Notes and $125 million in principal amount of Old 7 5/8% Notes, were sold by FelCor LP to the Initial Purchasers on October 1, 1997, pursuant to the Placement Agreement. The Initial Purchasers subsequently resold the Old Notes to Qualified Institutional Buyers in compliance with Rule 144A and to a limited number of institutional Accredited Investors that, prior to their purchase of Old Notes, delivered to the Initial Purchasers a letter containing certain representations and agreements. FelCor LP and the Initial Purchasers also entered into the Registration Rights Agreement pursuant to which FelCor LP granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer made hereby is intended to satisfy certain of FelCor LP's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer -- Purpose and Effect."

                               THE EXCHANGE OFFER

The Exchange Offer............   FelCor LP is offering, upon the terms and
                                 subject to the conditions set forth herein and in the Letter of Transmittal, to exchange
                                 $1,000 in principal amount of New Notes for each $1,000 in principal amount of outstanding
                                 Old Notes of the corresponding maturity, with Global New Notes being exchanged for Global Old
                                 Notes and Certificated New Notes being
                                 exchanged for Certificated Old Notes. As of the date of this Prospectus, $175 million in aggregate principal amount of the Old 7 3/8%
                                 Notes and $125 million in aggregate principal amount of Old 7 5/8% Notes, is outstanding. As of October 28, 1997, (i) there was one registered holder of the Old 7 3/8% Notes, Cede
                                 & Co., which held the Old 7 3/8% Notes for 28 of its participants and (ii) there were six registered holders of the Old 7 5/8% Notes, Cede & Co., which held $122 million in principal amount of the Old 7 5/8% Notes for 27 of its participants, and five institutional
                                 Accredited Investors holding an aggregate of $3
                                 million in principal amount of the Old 7 5/8%
                                 Notes. See "The Exchange Offer -- Terms of the
                                 Exchange Offer."

Expiration Date...............   5:00 p.m., New York City time, on             ,
                                 1998 as the same may be extended at the
                                 discretion of FelCor LP, but shall not be later
                                 than             , 1998. See "The Exchange
                                 Offer -- Expiration Date; Extensions;
                                 Amendments."

Conditions of the Exchange
Offer.........................   The Exchange Offer is not conditioned upon any
                                 minimum principal amount of Old Notes being tendered for exchange. The only condition to the Exchange Offer is the declaration by the Commission of the effectiveness of the Registration Statement of which this Prospectus constitutes a part (the "Exchange Offer
                                 Registration Statement"). See "The Exchange
                                 Offer -- Conditions of the Exchange Offer."

Accrued Interest..............   The New 7 3/8% Notes will bear interest at a
                                 rate equal to 7 3/8% annum and the New 7 5/8%
                                 Notes will bear interest at a rate equal to 7 5/8% per annum. Interest shall accrue from October 1, 1997 or from the most recent
                                 Interest Payment Date with respect to the Old
                                 Notes to which interest was paid or duly provided for. See "Description of the Notes and Guarantees -- General."

Procedures for Tendering Old
Notes.........................   Each holder desiring to accept the Exchange
                                 Offer must complete and sign the Letter of Transmittal, have the signature thereon guaranteed if required by the Letter of Transmittal, and deliver the Letter of Transmittal, together with the Old Notes or a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) and any other required documents (such as evidence of authority to act, if the Letter of Transmittal is signed by someone acting in a fiduciary or representative capacity), to the Exchange Agent
                                 (as defined under "The Exchange Offer -- The
                                 Exchange Agent; Assistance") at the address set forth herein and on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. Any Beneficial
                                 Owner (as defined under "The Exchange
                                 Offer -- Procedures for Tendering Old Notes") of the Old Notes whose Old Notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company and who wishes to tender Old Notes in the Exchange
                                 Offer, should instruct such entity or person to promptly tender on such Beneficial Owner's behalf. See "The Exchange Offer -- Procedures for Tendering Old Notes."

Guaranteed Delivery
Procedures....................   Holders of Old Notes who wish to tender their
                                 Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. See "The Exchange
                                 Offer -- Guaranteed Delivery Procedures."


Acceptance of Old Notes and
Delivery of New Notes.........   Upon effectiveness of the Exchange Offer
                                 Registration Statement of which this Prospectus constitutes a part and consummation of the Exchange Offer, FelCor LP will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York
                                 City time, on the Expiration Date. The New
                                 Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old Notes. See "The Exchange Offer --
                                 Acceptance of Old Notes for Exchange; Delivery of New Notes."


Withdrawal Rights.............   Tenders of Old Notes may be withdrawn at any
                                 time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange
                                 Offer -- Withdrawal Rights."

Federal Income Tax
Consequences..................   There will not be any U.S. Federal income tax
                                 consequences to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer.
                                 See "United States Federal Income Tax
                                 Consequences."

The Exchange Agent............   SunTrust Bank, Atlanta is the exchange agent
                                 (in such capacity, the "Exchange Agent"). The address and telephone number of the Exchange
                                 Agent are set forth in "The Exchange
                                 Offer -- The Exchange Agent; Assistance" and on the back cover page of this Prospectus.


Fees and Expenses.............   All expenses incident to FelCor LP's
                                 consummation of the Exchange Offer and
                                 compliance with the Registration Rights Agree-ment will be borne by FelCor LP. FelCor LP will also pay certain transfer taxes applicable to the Exchange Offer. See "The Exchange
                                 Offer -- Fees and Expenses."



Resales of the New Notes......   Based on existing interpretations by the Staff
                                 of the Commission set forth in "no-action" letters issued to third parties, FelCor LP believes that New Notes issued pursuant to the Exchange Offer to a holder in exchange for Old
                                 Notes may be offered for resale, resold and otherwise transferred by a holder (other than (i) a broker-dealer who purchased the Old Notes directly from FelCor LP for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or
                                 (ii) a person that is an affiliate of FelCor LP within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange
                                 Offer -- Resales of the New Notes" and "Plan of
                                 Distribution."


Effect of Not Tendering Old
Notes for Exchange............   Old Notes that are not tendered or that are not
                                 properly tendered will, following the
                                 expiration of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. The Company will have no further obligations to provide for the registration under the Securities Act of such Old Notes and such Old Notes will, following the expiration of the Exchange Offer, bear interest at the same rate as the New Notes.

                            DESCRIPTION OF NEW NOTES


     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) holders of the New Notes will not be, and upon consummation of the Exchange Offer, holders of the Old Notes will no longer be, entitled to any rights under the Registration Rights Agreement intended for the holders of unregistered securities, except in limited circumstances. See "The Exchange Offer -- Termination of Certain Rights." The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by FelCor LP to the Registrar under the Indenture of the New Notes in the same aggregate principal amount and maturities as the aggregate principal amount and maturities of Old Notes that are duly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer -- Termination of Certain Rights," "-- Procedures for Tendering Old Notes" and "Description of the Notes and Guarantees."


Issuer........................   FelCor Suites Limited Partnership.

Securities Offered............   $175,000,000 aggregate principal amount of
                                 7 3/8% Senior Notes Due 2004 and $125,000,000
                                 aggregate principal amount of 7 5/8% Senior
                                 Notes Due 2007 which have been registered under the Securities Act.

Maturity Dates................   The New 7 3/8% Notes will mature on October 1,
                                 2004 and the New 7 5/8% Notes will mature on October 1, 2007.

Interest......................   Interest on the New Notes is payable
                                 semiannually in cash on October 1 and April 1 of each year, commencing April 1, 1998.

Optional Redemption...........   Each series of New Notes will be redeemable in
                                 whole or in part at the option of FelCor LP at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis
                                 (assuming a 360-day year consisting of twelve
                                 30-day months) at the Treasury Rate (as defined herein) plus 25 basis points, plus, in each case, accrued interest thereon to the date of redemption. See "Description of the Notes and Guarantees -- Optional Redemption."

Change of Control.............   Upon a Change of Control (as defined herein),
                                 each holder of the New Notes will have the right to require FelCor LP to purchase such holder's New Notes at a price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase.
                                 There can be no assurance that FelCor LP will have the financial resources necessary to purchase the New Notes upon a Change of Control. See "Description of the Notes and
                                 Guarantees -- Repurchase of Notes upon a Change of Control."

Ranking.......................   The Indebtedness evidenced by the New Notes
                                 will be unsecured, senior obligations of FelCor
                                 LP, and will rank pari passu in right of payment with all other unsecured Senior
                                 Indebtedness thereof, including, without limitation, the obligations of FelCor LP under the Line of Credit. As unsecured Senior
                                 Indebtedness of FelCor LP and the Guarantors, the New Notes will be effectively subordinated to all secured Indebtedness thereof and to the Indebtedness of the non-guarantor Subsidiaries.
                                 As of September 30, 1997, after giving effect to the Private Placement and the applica-tion of the proceeds therefrom, the total
                                 Indebtedness of FelCor LP and the Guarantors would have been approximately $428 million, including $12 million of secured Indebtedness.
                                 Although FelCor LP and the Guarantors have no immediate plans to incur additional
                                 Indebtedness (other than pursuant to the Line of Credit or in connection with hotel acquisitions), it is likely they will do so in the future. The non-guarantor Subsidiaries had no Indebtedness at September 30, 1997 and have no present intention to incur any Indebtedness.
                                 There is currently no outstanding indebtedness of FelCor LP or the Guarantors that is subordinated in right of payment to the New
                                 Notes. See "Capitalization" and "Description of
                                 Certain Indebtedness."


Guarantees....................   All payments with respect to the New Notes will
                                 be unconditionally and irrevocably guaranteed by FelCor and by certain wholly owned
                                 Subsidiaries of FelCor LP that are obligors on other Indebtedness of FelCor or FelCor LP which is pari passu with or subordinated to the New
                                 Notes. At present, the Subsidiary Guarantors consist of FelCor/CSS Hotels, L.L.C.,
                                 FelCor/LAX Hotels, L.L.C., FelCor Eight Hotels,
                                 L.L.C., FelCor CSS Holdings, L.P., FelCor/St.
                                 Paul Holdings, L.P. and FelCor/LAX Holdings,
                                 L.P., each of which is a guarantor with respect to the Line of Credit. See "Description of the Notes and Guarantees -- Guarantees."


Limitations on Incurrence of
  Indebtedness................   The Indenture contains certain covenants
                                 limiting the incurrence of Indebtedness:

                                 (1) FelCor LP, FelCor and the Restricted
                                     Subsidiaries (as defined herein) will not incur any Indebtedness if, after giving effect thereto, the aggregate principal amount of their outstanding Indebtedness is greater than 60% of Adjusted Total Assets (as defined herein). After giving effect to the application of the proceeds of the Private Placement, Indebtedness of FelCor LP, FelCor and the Restricted Subsidiaries would have been approximately 26% of Adjusted Total Assets as of September 30, 1997.

                                 (2) FelCor LP, FelCor and the Restricted
                                     Subsidiaries will not incur any Secured
                                     Debt or Subsidiary Debt (each as defined herein) if, after giving effect thereto, the aggregate principal amount of their outstanding Secured Debt and Subsidiary Debt is greater than 40% of their Adjusted Total Assets. After giving effect to the application of the proceeds of the Private Placement, the Secured Debt and Subsidiary Debt of FelCor LP, FelCor and the Restricted Subsidiaries would have been less than 1% of the Adjusted Total Assets as of September 30, 1997.

                                 (3) FelCor LP, FelCor and the Restricted
                                     Subsidiaries will not incur any
                                     Indebtedness if, after giving effect to the incurrence of such Indebtedness, their Interest Coverage Ratio (as defined herein) would be less than 2.0 to 1. After giving effect to the application of the proceeds of the Private Placement, their

                                     Interest Coverage Ratio would have been 4.8 to 1 for the 12 months ended September 30, 1997.

                                 (4) FelCor LP, FelCor and the Restricted
                                     Subsidiaries will maintain Total
                                     Unencumbered Assets (as defined herein) of not less than 150% of the aggregate outstanding principal amount of their Unsecured Indebtedness (as defined herein) on a consolidated basis. After giving effect to the application of the proceeds of the Private Placement, Total Unencumbered Assets would have been 398% of such Unsecured Indebtedness as of September 30, 1997.

Certain Other Covenants.......   The Indenture contains certain other covenants
                                 for the benefit of the holders of the Notes which, among other things, restrict the ability of FelCor LP, FelCor and the Restricted
                                 Subsidiaries to: make certain distributions, investments and other restricted payments;
                                 create restrictions on the ability of
                                 Restricted Subsidiaries to make certain
                                 payments; issue or sell stock of Restricted
                                 Subsidiaries; enter into transactions with affiliates; create liens; sell assets; enter into certain sale-leaseback transactions; and, with respect to FelCor LP and FelCor, consolidate, merge or sell all or substantially all of their assets. See "Description of the Notes and Guarantees -- Covenants." However, in the event, and only for so long as, the Notes are rated Investment Grade (as defined herein) the covenants described under "Description of the Notes and
                                 Guarantees -- Covenants -- Limitation on
                                 Liens," "-- Limitation on Sale-Leaseback
                                 Transactions," "-- Limitation on Restricted
                                 Payments," "-- Limitation on Dividend and other
                                 Payment Restrictions Affecting Restricted
                                 Subsidiaries," "-- Limitation on the Issuance and Sale of Capital Stock of Restricted
                                 Subsidiaries," "-- Limitation on Issuances of
                                 Guarantees by Restricted Subsidiaries," and
                                 "-- Limitation on Transactions with Affiliates" will be inapplicable.

Absence of a Public Market for
the New Notes.................   The New Notes are a new issue of securities
                                 with no established trading market.
                                 Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The Initial Purchasers have advised FelCor LP that they currently intend to make a market in the New Notes. However, the Initial Purchasers are not obligated to do so, and any market making with respect to the New
                                 Notes may be discontinued at any time without notice. FelCor LP does not intend to apply for listing of the New Notes on any securities exchange.

                                  RISK FACTORS

     SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DESCRIPTION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED IN EVALUATING THE EXCHANGE OFFER.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

     The following tables set forth summary historical and pro forma consolidated financial information for FelCor LP and FelCor. The following information should be read in conjunction with the historical financial statements and notes thereto for FelCor LP and FelCor and Management's Discussion and Analysis of Financial Condition and Results of Operations, which are included herein. In the opinion of management, the financial data as of September 30, 1996 and 1997 and for the nine months ended September 30, 1996 and 1997 include all adjustments necessary to present fairly the information set forth therein.

     The pro forma operations and other data for the year ended December 31, 1996 and for the nine months ended September 30, 1997 have been prepared as if the purchase of each of the hotels acquired prior to September 30, 1997, the Series A Preferred Stock offering in the second quarter of 1996, the Common Stock offerings in the first and second quarters of 1997, and the $300 million senior unsecured debt placement had been consummated on January 1, 1996. The pro forma balance sheet data has been prepared as if the $300 million senior unsecured debt placement had been consummated on September 30, 1997. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of FelCor LP or FelCor would have been as of and for the periods indicated, nor does it purport to represent the future financial position and results of operations of FelCor LP or FelCor.

                       FELCOR SUITES LIMITED PARTNERSHIP

                                  HISTORICAL
                                  PERIOD FROM
                                 JULY 28, 1994                                             NINE MONTHS ENDED
                                 (INCEPTION OF      YEAR ENDED DECEMBER 31,                  SEPTEMBER 30,
                                  OPERATIONS)    ------------------------------     -------------------------------
                                    THROUGH          HISTORICAL       PRO FORMA         HISTORICAL        PRO FORMA
                                 DECEMBER 31,    ------------------   ---------     -------------------   ---------
                                     1994         1995       1996      1996(1)        1996       1997      1997(1)
                                 -------------   -------   --------   ---------     --------   --------   ---------
                                                         (IN THOUSANDS, EXCEPT RATIO DATA)
OPERATING DATA:
  Percentage lease revenue.....     $ 6,043      $23,787   $ 97,950   $173,147(2)   $ 72,648   $122,651   $152,127(2)
  Net income applicable to
    unitholders................       3,418       15,322     38,793     55,793        32,587     43,793     53,258
OTHER DATA:
  Lessee suite revenue.........     $16,094      $65,649   $234,451   $481,471      $168,950   $330,545   $400,079
  Funds From Operations
    assuming conversion of
    preferred units(3).........       4,905       20,707     77,141    125,466        58,628     95,514    113,060
  EBITDA(4)....................       5,014       22,203     85,764    156,825        63,692    106,598    140,449
  Ratio of EBITDA to interest
    paid.......................          --         15.1x       9.4x       4.9x          9.1x       5.4x       5.0x
  Ratio of earnings to fixed
    charges(5).................        32.4x         8.6x       5.3x       2.9x          6.7x       3.5x       3.1x

                                                     DECEMBER 31,                            SEPTEMBER 30,
                                          ----------------------------------     --------------------------------------
                                                      HISTORICAL                       HISTORICAL            PRO FORMA
                                          ----------------------------------     -----------------------     ----------
                                            1994         1995         1996         1996          1997         1997(1)
                                          --------     --------     --------     --------     ----------     ----------
                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and short term investments.......  $  1,118     $166,821     $  7,793     $  8,803     $   18,942     $   18,942
  Investment in hotel properties, net...   104,800      325,155      899,691      804,097      1,447,340      1,447,340
  Investment in unconsolidated
    partnerships........................        --       13,819       59,867       44,941        127,606        127,606
  Total assets..........................   108,305      548,359      978,788      866,913      1,616,487      1,625,348
  Long-term debt and capital lease
    obligations:
    7 3/8% Senior Notes Due 2004........        --           --           --           --             --        175,000
    7 5/8% Senior Notes Due 2007........        --           --           --           --             --        125,000
    Unsecured Line of Credit............        --           --      115,000           --        296,000         89,861
    Term Loan...........................     8,750           --       85,000       85,000         85,000             --
    Capitalized leases..................        --       11,256       12,875       13,339         11,527         11,527
    Other unsecured debt................        --        8,410       26,550       26,550         25,650         25,650
  Redeemable units, at redemption
    value...............................    33,055       74,790       98,542       89,877        119,266        119,266
  Preferred units.......................        --           --      151,250      151,250        151,250        151,250
  Partners' capital.....................    61,885      445,433      468,247      496,796        889,499        889,499

                           FELCOR SUITE HOTELS, INC.

                                  HISTORICAL
                                  PERIOD FROM
                                 JULY 28, 1994                                             NINE MONTHS ENDED
                                 (INCEPTION OF      YEAR ENDED DECEMBER 31,                  SEPTEMBER 30,
                                  OPERATIONS)    ------------------------------     -------------------------------
                                    THROUGH          HISTORICAL       PRO FORMA         HISTORICAL        PRO FORMA
                                 DECEMBER 31,    ------------------   ---------     -------------------   ---------
                                     1994         1995       1996      1996(1)        1996       1997      1997(1)
                                 -------------   -------   --------   ---------     --------   --------   ---------
                                                         (IN THOUSANDS, EXCEPT RATIO DATA)
OPERATING DATA:
  Percentage lease revenue.....     $ 6,043      $23,787   $ 97,950   $173,147(2)   $ 72,648   $122,651   $152,127(2)
  Net income applicable to
    common shareholders........       2,511       12,191     33,203     50,825        27,968     39,209     48,681
OTHER DATA:
  Lessee suite revenue.........     $16,094      $65,649   $234,451   $481,471      $168,950   $330,545   $400,079
  Funds From Operations
    assuming conversion of
    preferred
    stock(3)...................       4,905       20,707     77,141    125,466        58,628     95,514    113,060
  EBITDA(4)....................       5,014       22,203     85,764    156,825        63,692    106,598    140,449
  Ratio of EBITDA to interest
    paid.......................          --         15.1x       9.4x       4.9x          9.1x       5.4x       5.0x
  Ratio of earnings to fixed
    charges(5).................        32.4x         8.6x       5.3x       2.9x          6.7x       3.5x       3.1x

                                                     DECEMBER 31,                            SEPTEMBER 30,
                                          ----------------------------------     --------------------------------------
                                                      HISTORICAL                       HISTORICAL            PRO FORMA
                                          ----------------------------------     -----------------------     ----------
                                            1994         1995         1996         1996          1997         1997(1)
                                          --------     --------     --------     --------     ----------     ----------
                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and short term investments.......  $  1,118     $166,821     $  7,793     $  8,083     $   18,942     $   18,942
  Investment in hotel properties, net...   104,800      325,155      899,691      804,097      1,447,340      1,447,340
  Investment in unconsolidated
    partnerships........................        --       13,819       59,867       44,941        127,606        127,606
  Total assets..........................   108,305      548,359      978,788      866,913      1,616,487      1,625,348
  Debt and capital lease obligations:
    7 3/8% Senior Notes Due 2004........        --           --           --           --             --        175,000
    7 5/8% Senior Notes Due 2007........        --           --           --           --             --        125,000
    Unsecured Line of Credit............        --           --      115,000           --        296,000         89,861
    Term Loan...........................     8,750           --       85,000       85,000         85,000             --
    Capitalized leases..................        --       11,256       12,875       13,339         11,527         11,527
    Other unsecured debt................        --        8,410       26,550       26,550         25,650         25,650
  Minority interest in FelCor LP........    25,685       58,837       76,112       78,220         74,175         74,144
  Shareholders' equity..................    69,255      461,386      641,926      659,703      1,085,840      1,085,871

---------------

(1) The pro forma financial information does not purport to represent what the financial position or results of operations of FelCor LP or FelCor actually would have been if the purchases of each of the hotels acquired in 1996 and 1997 (through September 30, 1997), the Series A Preferred Stock offering, the Common Stock offerings in the first and second quarters of 1997, and the $300 million in long term senior unsecured debt had, in fact, occurred on such dates, or to project their financial position or results of operations at any future date or for any future period.

(2) Represents lease payments from the Lessee to FelCor LP calculated on a pro forma basis by applying the contractual or anticipated rent provisions of the Percentage Leases to the historical suite and food and beverage revenues of the Current Hotels.


(3) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after comparable adjustments for the Company's portion of these items related to unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. Funds from Operations may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions, and other commitments and uncertainties.

     The computation of Funds from Operations for FelCor LP and FelCor yields the same results. The following is a reconciliation between net income and Funds from Operations.

                                  HISTORICAL
                                  PERIOD FROM
                                 JULY 28, 1994
                                 (INCEPTION OF       YEAR ENDED DECEMBER 31,         NINE MONTHS ENDED SEPTEMBER 30,
                                  OPERATIONS)    -------------------------------    ---------------------------------
                                    THROUGH          HISTORICAL        PRO FORMA        HISTORICAL          PRO FORMA
                                 DECEMBER 31,    ------------------    ---------    -------------------     ---------
                                     1994         1995       1996       1996(1)      1996        1997        1997(1)
                                 -------------   -------    -------    ---------    -------     -------     ---------
                                                                    (IN THOUSANDS)
Net income.....................      $2,511      $12,191    $40,937    $ 62,623     $32,752     $48,057     $ 57,529
Add:
Minority interest in FelCor
  LP...........................         907        3,131      5,590       4,968       4,619       4,584        4,577
Depreciation...................       1,487        5,232     26,544      47,522      17,833      35,969       43,243
Depreciation for unconsolidated
  subsidiaries.................          --          153      1,716      10,353       1,070       6,904        7,711
Extraordinary charge from
  writeoff of deferred
  financing fees...............          --           --      2,354          --       2,354          --           --
                                     ------      -------    -------    --------     -------     -------     --------
Funds From Operations assuming
  conversion of preferred
  stock........................      $4,905      $20,707    $77,141    $125,466     $58,628     $95,514     $113,060
                                     ======      =======    =======    ========     =======     =======     ========

(4) EBITDA is computed by adding net income, minority interest in FelCor LP, interest expense, income taxes, depreciation expense, amortization expense, extraordinary expenses and cash distributions paid by unconsolidated partnerships and deducting extraordinary income and income from unconsolidated partnerships. The computation of EBITDA for FelCor LP and FelCor yields the same result. The differences between Funds From Operations and EBITDA are scheduled in the following table.

                                  HISTORICAL
                                  PERIOD FROM
                                 JULY 28, 1994
                                 (INCEPTION OF        YEAR ENDED DECEMBER 31,        NINE MONTHS ENDED SEPTEMBER 30,
                                  OPERATIONS)     -------------------------------    --------------------------------
                                    THROUGH           HISTORICAL        PRO FORMA        HISTORICAL         PRO FORMA
                                 DECEMBER 31,     ------------------    ---------    -------------------    ---------
                                     1994          1995       1996        1996       1996(1)      1997       1997(1)
                                 -------------    -------    -------    ---------    -------    --------    ---------
                                                                    (IN THOUSANDS)
Funds From Operations assuming
  conversion of preferred
  stock........................      $4,905       $20,707    $77,141    $125,466     $58,628    $ 95,514    $113,060
Add:
  Interest expense.............         109         2,004      9,803      32,829       6,273      20,097      28,244
  Amortization expense.........          --           158        592         592         377         807         807
  Cash distributions from
    unconsolidated
    partnerships...............          --            --      1,954      11,414         896       2,849      11,730
Deduct:
  Income from unconsolidated
    partnerships...............          --          (513)    (2,010)     (3,123)     (1,412)     (5,765)     (5,681)
  Depreciation from
    unconsolidated
    partnerships...............          --          (153)    (1,716)    (10,353)     (1,070)     (6,904)     (7,711)
                                     ------       -------    -------    --------     -------    --------    --------
EBITDA.........................      $5,014       $22,203    $85,764    $156,825     $63,692    $106,598    $140,449
                                     ======       =======    =======    ========     =======    ========    ========

(5) For purposes of computing ratio of earnings to fixed charges, earnings consist of net income plus fixed charges and minority interest expense in FelCor LP (with respect to FelCor), excluding capitalized interest, and fixed charges consist of interest, whether expensed or capitalized, and amortization of loan costs.

                                  RISK FACTORS

     An investment in the Notes involves a significant degree of risk. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following factors in evaluating the Exchange Offer.

RISKS OF LEVERAGE; FLOATING RATE DEBT; INABILITY TO RETAIN EARNINGS


     At September 30, 1997, after giving effect to the $300 million senior unsecured debt placement and the application of the proceeds therefrom, the Company's outstanding Indebtedness would have been approximately $428 million, including approximately $91 million under the Line of Credit which bears interest at floating rates. Since the Company intends to continue to acquire additional hotels, and FelCor must distribute annually at least 95% of its taxable net income to maintain its REIT status, the Company may borrow additional funds to make investments or distributions. The Board of Directors has the discretion to permit the Company to incur debt, subject to the current policy of the Board of Directors limiting indebtedness to not more than 40% of the Company's investment in hotel properties, at cost, on a consolidated basis, after giving effect to the Company's use of proceeds from any indebtedness. The Company has obtained the Line of Credit to provide, as necessary, funds for investments in additional hotel properties, working capital and cash to make distributions. The Company's use of the Line of Credit for working capital, distributions and general corporate purposes is limited to 10% of the amount available thereunder. The majority of the Company's floating rate debt bears interest at LIBOR (5.656% at September 30, 1997) plus an amount between 0.45% and 1.5%.


     There can be no assurance that the Company will be able to meet its present or future debt service obligations and, to the extent that it cannot, it risks the loss of certain of its assets to foreclosure. Changes in economic conditions could result in higher interest rates which could increase debt service requirements on the Company's floating rate debt. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if the Company is in need of capital to repay indebtedness in accordance with its terms or otherwise, it could be required to liquidate one or more investments in hotel properties at times which may not permit realization of the maximum return on such investments.


     In order to qualify as a REIT, FelCor generally is required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, FelCor is subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income, (ii) 95% of its capital gain net income for that year, and (iii) any undistributed taxable income from prior periods. FelCor intends to continue to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. FelCor's income consists primarily of its share of the income of FelCor LP, and FelCor's cash available for distribution consists primarily of its share of cash distributions from FelCor LP. Differences in timing between taxable income and cash available for distribution due to the seasonality of the hospitality industry could require the Company to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. In such a case, the Company also would be required to borrow funds to make payments of principal and interest on Indebtedness.


DEPENDENCE ON LESSEE'S HOTEL OPERATIONS

     The Company's revenues consist primarily of lease revenue under the Percentage Leases. The obligations of the Lessee under the Percentage Leases are unsecured. The Lessee's only assets are cash, receivables, inventory, supplies and prepaid expenses needed in the operation of the Current Hotels, the franchise licenses for the Current Hotels, its rights and benefits under the Percentage Leases and the management contracts relating to such hotels and, subject to certain limitations, its right to borrow on a subordinated basis an aggregate of up to approximately $15.4 million from its equity owners partners and managers of certain hotels. At September 30, 1997, the Lessee had a deficit in total shareholders' equity of approximately $8.0 million. Consequently, both the Company and the Lessee are substantially dependent upon the operations of the Current Hotels. See "-- Hotel Industry Risks."

CONFLICTS OF INTEREST


     Mr. Feldman and Mr. Corcoran, who are officers and directors of FelCor, are also officers and directors of the Lessee. All of the voting interests in the Lessee (constituting a 50% equity interest) are beneficially owned by Messrs. Feldman and Corcoran, and the non-voting interests (constituting the remaining 50% equity interest) are owned beneficially by the children of Mr. Mathewson, a major initial investor in the Company and a director of FelCor.


  General


     Because of the direct and indirect ownership interests of Messrs. Feldman, Corcoran and Mathewson in, and their positions with, the Company and the Lessee, there are inherent conflicts of interest in connection with the Company's purchase of the Initial Hotels, in which such persons held an interest, and in the ongoing lease and operation of the Company's hotels. Accordingly, the interests of the Company's equity owners may not have been, and in the future may not be, solely reflected in all decisions made or actions taken by such officers and directors. In an effort to address one of the primary continuing conflicts, Messrs. Feldman and Corcoran have entered into an agreement with the Company to utilize any amounts distributed to them from the Lessee, in excess of their tax liability for the earnings of the Lessee, to purchase from the Company additional shares of Common Stock (or Units) at the then current market price.


  No Arms-Length Bargaining on Percentage Leases


     The terms of the Percentage Leases were not negotiated on an arms-length basis and, accordingly, may not reflect fair market values or terms. Management of the Company believes, however, that the terms of such agreements are fair to the Company and are upon terms as favorable to the Company as could be obtained from a financially responsible unrelated third party. The lease payments under the Percentage Leases have been, and will be, calculated with reference to historical financial data and the projected operating and financial performance of the hotels. The terms of the Percentage Leases are believed by management of the Company to be typical of provisions found in other leases entered into in similar transactions. The Percentage Leases are approved by FelCor's "Independent Directors," being those directors who are not officers or employees of FelCor or affiliates of any subsidiary or lessee thereof. The Company does not own any interest in the Lessee. All of the voting Class A membership interest in the Lessee (representing a 50% equity interest) is owned beneficially by Messrs. Feldman and Corcoran and all of the non-voting Class B membership interest in the Lessee (representing the remaining 50% equity interest) is held by RGC Leasing, Inc., a Nevada corporation owned by the children of Mr. Mathewson, a director of FelCor. As a result, such persons may have a conflict of interest with the Company in the performance of their management services to the Company in connection with the Percentage Leases.


  Adverse Tax Consequences to Certain Affiliates on a Sale of Initial Hotels

     Certain affiliates of the Company may have unrealized gain in their investments in the six Initial Hotels acquired by the Company at its inception on July 28, 1994. A subsequent sale of such hotels by the Company, although not restricted by agreement, may cause adverse tax consequences to such persons. Therefore, the interests of the Company and certain of its affiliates, including Messrs. Feldman, Corcoran and Mathewson, could be different in connection with the disposition of any of such hotels. However, decisions with respect to the disposition of all hotel properties in which the Company invests will be made by a majority of the Board of Directors, which majority must include a majority of the Independent Directors when the disposition involves any of the Initial Hotels.

ABSENCE OF PUBLIC MARKET

     The New Notes are new issues of securities, have no established trading market and may not be widely distributed. The Company does not intend to list the New Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Company has been advised by the Initial Purchasers that they presently intend to make a market in the New Notes. However, the Initial Purchasers are not obligated to do so and any market making activities with respect to the New Notes may be discontinued at any time without notice. In addition, such market making activity will be subject to the limitations imposed by the Exchange Act and may be limited during the Exchange Offer and at certain other times. No assurance can be given that an active public or other trading market will develop for the New Notes or as to the liquidity of any trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may be discontinued at any time. If a public trading market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other facts, including the financial condition of the Company, the New Notes may trade at a discount from their principal amount.

RISK OF FRAUDULENT TRANSFER LIABILITY

     The management of FelCor believes that the indebtedness represented by the Notes and the Subsidiary Guarantees was incurred for proper purposes and in good faith, and that, based on present forecasts, asset valuations and other financial information, the Company is solvent, has sufficient capital for carrying on its businesses and is able to pay its debts as they mature. Notwithstanding management's belief, if a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that either FelCor, FelCor LP or the Subsidiary Guarantors did not receive fair consideration or reasonably equivalent value for issuing the Notes or the Subsidiary Guarantees and, at the time of the incurrence of indebtedness represented by the Notes or the Subsidiary Guarantees, such entity was insolvent, was rendered insolvent by reason of such incurrence, was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, intended to hinder, delay or defraud its creditors, such court could avoid such indebtedness or subordinate such indebtedness to other existing and future indebtedness of such entity. The measure of insolvency for purposes of the foregoing will vary depending upon the law of the relevant jurisdiction. Generally, however, an entity would be considered insolvent for purposes of the foregoing if the sum of an entity's debts is greater than all of its property at a fair valuation, or if the present fair saleable value of the entity's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

RESTRICTIVE DEBT COVENANTS

     The terms of the Line of Credit and Indenture contain certain restrictive covenants, including, among others, covenants which may prohibit or significantly restrict the ability of FelCor, FelCor LP and certain of their subsidiaries to incur indebtedness, make investments, engage in transactions with shareholders and affiliates, incur liens, create restrictions on the ability of certain subsidiaries to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of such entities. In addition, the Company is required under the Line of Credit to maintain certain specified financial ratios. There can be no assurance that the Company will be able to maintain such ratios or that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interest of the Company. The breach of any of these covenants or the inability of the Company to comply with the required financial ratios could result in a default under the Line of Credit or the Indenture. In the event of any such default, all amounts borrowed under the Line of Credit or the Indenture, together with accrued interest, could be declared to be due and payable. If the Indebtedness under the Line of Credit or the Indenture were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay such Indebtedness in full. See "Description of Certain Indebtedness" and "Description of the Notes and Guarantees."

HOTEL INDUSTRY RISKS

  Operating Risks

     The Company's hotels are subject to all operating risks common to the hotel industry. These risks include, among other things, intense competition from other hotels; over-building in the hotel industry which has adversely affected occupancy, ADR and RevPAR in the past; increases in operating costs due to inflation and other factors, which increases have not always been, and may not necessarily in the future be, offset by increased suite/room rates; dependence on business and commercial travelers and tourism; increases in energy costs and other expenses of travel; and adverse effects of general and local economic conditions. Such factors could adversely affect the Lessee's ability to make lease payments and, consequently, the Company's ability to make any required payments of principal and interest on indebtedness. Further, annual adjustments to the base rent and the thresholds for computation of percentage rent, based upon a formula taking into account changes in the U.S. Consumer Price Index ("CPI"), would (in the absence of offsetting increases in suite revenue and in the event of any decrease in suite revenues) result in decreased revenues to the Company under the Percentage Leases and decreased amounts available for required payments of principal and interest on indebtedness.

  Competition

     Competition for Guests; Operations. The hotel industry is highly competitive. Each of the Company's hotels experiences competition primarily from other upscale hotels in its immediate vicinity, but also competes with other hotel properties in its geographic market. Some of the competitors of the Company's hotels have substantially greater marketing and financial resources than the Company and the Lessee. A number of additional hotel rooms are in development, have been announced or have recently been completed in a number of the Company's markets, and additional hotel rooms may be developed in the future. Such additional hotel rooms could have an adverse effect on the revenues of the Company's hotels in such markets.

     Competition for Acquisitions. The Company may be competing for investment opportunities with entities which have substantially greater financial resources than the Company. These entities may generally be able to accept more risk than the Company prudently can manage. Competition may generally reduce the number of suitable investment opportunities offered to the Company and increase the bargaining power of property owners seeking to sell.

  Seasonality of Hotel Business

     The hotel industry is seasonal in nature. Generally, hotel revenues are greater in the second and third quarters than in the first and fourth quarters. Through diversity in the geographic location and in the primary customer base of the Company's hotels, the Company may be able to lessen, but not eliminate, the effects of seasonality. Accordingly, seasonality can be expected to cause quarterly fluctuations in the Company's lease revenue, to the extent it receives percentage rent.

  Investment Concentration in Single Industry

     The Company's current strategy is to acquire interests exclusively in hotel properties. The Company will not seek to invest in assets selected to reduce the risks associated with investments in the hotel industry, and will be subject to risks inherent in concentrating investments in a single industry. Therefore, the adverse effect on the Company's lease revenue and amounts available for required payments of principal and interest on indebtedness and to make distribution to shareholders resulting from a downturn in the hotel industry will be more pronounced than if the Company had diversified its investments outside of the hotel industry. In addition, the Company's hotels are concentrated in the Upper Upscale category of the hotel industry, particularly the all-suite segments therein.

  Emphasis on Embassy Suites Hotels; Market Concentration

     Fifty-one of the Company's 71 Current Hotels are operated under, and one was converted by year end to, the Embassy Suites brand. Accordingly, the Company is subject to risks inherent in concentrating the Company's investments in the Embassy Suites brand, such as a reduction in business following adverse publicity related to the brand, which could have an adverse effect on the Company's lease revenues and amounts available for required payments of principal and interest on indebtedness and to make distributions to shareholders.

     The Current Hotels are located in 26 states; however, almost one-half of such hotels are located in three states, with 11 hotels located in each of Florida and California and nine hotels located in Texas. Therefore, adverse events or conditions which affect those areas particularly (such as natural disasters or adverse changes in local economic conditions) could have a more pronounced negative impact on the operations of the Company and amounts available for required payments of principal and interest on indebtedness than events affecting other areas.

RISKS OF OPERATING HOTELS UNDER FRANCHISE AGREEMENTS


     At September 30, 1997, fifty-one of the Current Hotels were being operated under, and one was converted by year end to, the Embassy Suites brand. Of the 19 remaining Current Hotels, 12 are operated as Doubletree Guest Suites hotels, under management contracts with Doubletree, six are operated as Sheraton hotels, under management contracts with Sheraton, and one is, and may continue to be, operated under a franchise license as a Hilton Suites hotel. No assurance can be provided that the Company will not be required to make and fund significant additional improvements to the Current Hotels in the future to obtain or maintain its franchise licenses. Failure to complete improvements, when required, in a manner satisfactory to the franchisor could result in the failure to issue, or the cancellation, of one or more franchise licenses. In addition, the Company may desire to operate additional hotels acquired by it under franchise licenses from Promus or another franchisor, and such franchisors may require that significant capital expenditures be made to such additional hotels as a condition of granting such franchise licenses.



     The continuation of franchise licenses for the Current Hotels is subject to the maintenance of specified operating standards and other terms and conditions. Promus periodically inspects its licensed properties to confirm adherence to its maintenance and operating standards. Under each Percentage Lease, the Company is obligated, among other things, to pay the costs of maintaining the structural elements of each hotel and to set aside as a reserve 4% of hotel suite revenues per month, on a cumulative basis, and to fund from the reserve or from other sources capital expenditures (subject to approval by the Board of Directors) for the periodic replacement or refurbishment of furniture, fixtures and equipment required for the retention of such franchise licenses. During the period from the closing of FelCor's initial public offering to December 31, 1996, the Company made, and in the future may be obligated or deem it advisable to make, capital investments in the Current Hotels in excess of 4% of the suite revenues thereof. Should the Company be required or elect to do so in the future, such investments may necessitate the use of borrowed funds or the reduction of distributions. The Lessee is responsible for routine maintenance and repair expenditures with respect to the Current Hotels. The failure to maintain the standards or adhere to the other terms and conditions of the Embassy Suites or other franchise licenses could result in the loss or cancellation of such franchise licenses. It is possible that a franchisor could condition the continuation of a franchise license upon the completion of substantial capital improvements, which the Board of Directors may determine to be too expensive or otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotel. In that event, the Board of Directors may elect to allow the franchise license to lapse, in which event the Company will be obligated to indemnify the Lessee against any loss or liability incurred by it as a consequence of such decision. In any case, if a franchise is terminated, the Company and the Lessee may seek to obtain a suitable replacement franchise, or to operate the affected hotel independent of a franchise license. The loss of any franchise license could have a material adverse effect upon the operations or the underlying value of the hotel covered by such license because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. The loss of a number of the franchise licenses for the Current Hotels could have a material adverse effect on the Company's revenues under the Percentage Leases and the Company's cash available to make required payments of principal and interest on indebtedness and to make distributions to its shareholders.


OPERATIONAL RISKS OF RAPID GROWTH


     The Company's acquisition of interests in 58 hotels between late 1995 and September 30, 1997, has resulted in a substantial increase in the number and geographic dispersion of the hotels owned by the Company and leased to the Lessee. As a result, FelCor has added five senior management personnel as well as additional accounting and administrative personnel between mid-1995 and September 30, 1997. To the extent FelCor is unable to retain or hire experienced personnel to manage the Company's business and assets, its operations could be adversely affected. Continued growth may result in increased demands upon, or additions to, FelCor staff. The increased demand upon the time of such employees, particularly if additional qualified staff cannot be obtained, could adversely affect the operations and revenues of the Company.


RELIANCE ON KEY PERSONNEL

     The Company's future success, including particularly the implementation of the Company's acquisition growth strategy, is substantially dependent on the active participation of Messrs. Feldman and Corcoran. The loss of the services of both these individuals could have a material adverse effect on the Company.

REAL ESTATE INVESTMENT RISKS

     The Company's investments are subject to varying degrees of risk generally incident to the ownership of real property, including, in addition to the risks discussed below, adverse changes in general or local economic conditions, zoning laws, traffic patterns and neighborhood characteristics, tax rates, governmental rules and fiscal policies, and by civil unrest, acts of war, and other adverse factors which are beyond the control of the Company.

  Illiquidity of Real Estate

     Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited. Also, no assurances can be given that the market value of any of the Current Hotels will not decrease in the future. There can be no assurance that the Company will be able to dispose of an investment when it finds disposition advantageous or necessary or that the sale price realized in any disposition will recoup or exceed the amount of the Company's investment therein.

  Uninsured and Underinsured Losses


     Each of the Current Hotels is covered by comprehensive policies of insurance, including liability, fire and extended coverage. Management believes such specified coverage is of the type and amount customarily obtained by owners of real property assets. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, hurricanes and floods, that may be uninsurable or not economically insurable. Eleven of the Current Hotels are located in California, which is subject to relatively higher seismic risks. Although each of such hotels was constructed under the more recent and stringent post-1984 building codes that were intended to reduce the likelihood or extent of damage from seismic activity, no assurance can be given that an earthquake would not cause substantial damage and losses. Additionally, 16 of the Current Hotels are located in the coastal areas of Florida, Georgia, Louisiana, South Carolina or Texas and may, therefore, be particularly susceptible to potential damage from hurricanes or high-wind activity. The Company presently maintains and intends to continue to maintain earthquake insurance on each of the Current Hotels located in California and wind damage insurance on its hotels located in Florida, Georgia, Louisiana, South Carolina and Texas, to the extent practicable. The Board of Directors may exercise discretion in determining amounts, coverage limits and the deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on the Company's investments at a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the Company's lost investment. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it impractical to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to such property.


  Environmental Matters

     Under various federal, state, and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Liability also may extend to persons holding a security interest in the property, under certain limited circumstances. In addition, the presence of contamination from hazardous or toxic substances, or the failure to properly remediate such contaminated property, may adversely affect the owner's ability to dispose of such property, to fully utilize such property without restriction or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for release of hazardous or toxic substances, including the release of asbestos-containing materials ("ACMs") into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with such releases, including exposure to released ACMs. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the ownership of the Current Hotels and any subsequently acquired hotels, the Company may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating a contaminated property could materially adversely affect the business, assets or results of operations of the Company and, consequently, amounts available for required payments of principal and interest on indebtedness and to make distributions to the Company's equity owners.


     Phase I environmental audits from independent environmental engineers were obtained with respect to substantially all of the Current Hotels prior to the acquisition thereof by the Company. The principal purpose of Phase I audits is to identify indications of potential environmental contamination for which the Current Hotels may be responsible and, secondarily, to assess, to a limited extent, the potential for environmental regulatory compliance liabilities. The Phase I audits of the Current Hotels were designed to meet the requirements of the then current industry standards governing Phase I audits, and consistent with those requirements, none of the audits involved testing of groundwater, soil or air. Accordingly, they do not represent evaluations of conditions at the studied sites that would be revealed only through such testing. In addition, their assessment of environmental regulatory compliance issues was general in scope and was not a detailed determination of the Current Hotels' complete compliance status. Similarly, the audits did not involve comprehensive analysis of potential off-site liability. The Phase I audit reports have not revealed any environmental liability that management believes would have a material adverse effect on the Company's business, assets or results of operations, nor is the Company aware of any such liability. Nevertheless, it is possible that these reports do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware.

  Compliance with Americans with Disabilities Act


     Under the Americans with Disabilities Act of 1990 ("ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While management of the Company believes that, based upon an examination thereof and consultation with professionals, the Current Hotels are substantially in compliance with these requirements, a determination that the Company is not in compliance with the ADA could result in the imposition of fines or an award of damages to private litigants. If the Company were required to make substantial modifications at the Current Hotels to comply with the ADA, the Company's ability to make required payments of principal and interest on indebtedness and to make distributions to its equity owners could be adversely affected.


  Increases in Property Taxes


     Each Current Hotel is subject to real and personal property taxes. The real and personal property taxes on hotel properties in which the Company invests may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, the Company's ability to make required payments of principal and interest on indebtedness and to make distributions to its equity owners could be adversely affected.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT


     The Old Notes were sold by FelCor LP to the Initial Purchasers on October 1, 1997, pursuant to the Placement Agreement. The Initial Purchasers subsequently resold the Old Notes to Qualified Institutional Buyers in compliance with Rule 144A and to a limited number of institutional Accredited Investors that, prior to their purchase of Old Notes, delivered to the Initial Purchasers a letter containing certain representations and agreements. FelCor LP, FelCor and the Initial Purchasers also entered into the Registration Rights Agreement, pursuant to which FelCor LP agreed, with respect to the Old Notes and subject to the Company's determination that the Exchange Offer is permitted under applicable law, to cause to be filed a registration statement with the Commission under the Securities Act concerning the Exchange Offer, to use its best efforts to cause such registration statement to be declared effective by the Commission, and to cause the Exchange Offer to be consummated on or prior to April 1, 1998. FelCor LP will keep the Exchange Offer open for a period of not less than 20 business days and not more than 30 business days. This Exchange Offer is intended to satisfy the Company's exchange offer obligations under the Registration Rights Agreement.


CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Following the expiration of the Exchange Offer, holders of Old Notes not tendered, or not properly tendered, will not have any further registration rights and such Old Notes will continue to be subject to the existing restrictions on transfer thereof. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon expiration of the Exchange Offer if such holder elects not to participate in the Exchange Offer.

TERMS OF THE EXCHANGE OFFER

     FelCor LP hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange (i) $1,000 in principal amount of the New 7 3/8% Notes for each $1,000 in principal amount of the outstanding Old 7 3/8% Notes and (ii) $1,000 in principal amount of the New 7 5/8% Notes for each $1,000 in principal amount of the outstanding Old 7 5/8% Notes. Global New Notes will be exchanged for Global Old Notes and Certificated New Notes will be exchanged for Certificated Old Notes. FelCor LP will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Rights Agreement. See "-- Conditions of the Exchange Offer."

     Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, holders of Old Notes may tender less than the aggregate principal amount represented by the Old Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Old Notes.

     As of the date of this Prospectus, $175 million in aggregate principal amount of the Old 7 3/8% Notes and $125 million in aggregate principal amount of Old 7 5/8% Notes, is outstanding. As of October 28, 1997, (i) there was one registered holder of the Old 7 3/8% Notes, Cede & Co., which held the Old 7 3/8% Notes for 28 of its participants and (ii) there were six registered holders of the Old 7 5/8% Notes, Cede & Co., which held $122 million in principal amount of the Old 7 5/8% Notes for 27 of its participants, and five institutional Accredited Investors holding an aggregate of $3 million in principal amount of the Old 7 5/8% Notes. Solely for reasons of administration, FelCor LP has fixed
the close of business on January   , 1998, as the record date (the "Record
Date") for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal initially will be mailed. Only a holder of the Old Notes (or such holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining holders of the Old Notes entitled to participate in the Exchange Offer. FelCor LP believes that, as of the date of this Prospectus, no such holder is an affiliate (as defined in Rule 405 under the Securities Act) of FelCor LP.

     FelCor LP shall be deemed to have accepted validly tendered Old Notes when, as and if FelCor LP has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes and for the purposes of receiving the New Notes from FelCor LP.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The Expiration Date shall be             , 1998, at 5:00 p.m., New York
City time, unless FelCor LP, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the
Exchange Offer is extended, but shall not be later than             , 1998.

     In order to extend the Exchange Offer, FelCor LP will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.


     FelCor LP reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, (iii) if any of the conditions set forth below under "-- Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension, or termination to the Exchange Agent, and (iv) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by FelCor LP to constitute a material change, FelCor LP will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes. Modification of the Exchange Offer, including, but not limited to, (i) extension of the period during which the Exchange Offer is open and (ii) satisfaction of the conditions set forth below under "-- Conditions of the Exchange Offer" may require that at least five (5) business days remain in the Exchange Offer.


CONDITIONS OF THE EXCHANGE OFFER

     The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is conditioned upon the declaration by the Commission of the effectiveness of the Exchange Offer Registration Statement of which this Prospectus constitutes a part.

ACCRUED INTEREST

     The New 7 3/8% Notes will bear interest at a rate equal to 7 3/8% per annum and the New 7 5/8% Notes will bear interest at a rate equal to 7 5/8% per annum, which interest shall accrue from October 1, 1997 or from the most recent Interest Payment Date with respect to the Old Notes to which interest was paid or duly provided for. See "Description of the Notes and Guarantees -- General."

PROCEDURES FOR TENDERING OLD NOTES


     The tender of a holder's Old Notes as set forth below and the acceptance thereof by FelCor LP will constitute a binding agreement between the tendering holder and FelCor LP upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must deliver such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth under "-- The Exchange Agent; Assistance" and on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELEC-

TION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

     Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal, or (ii) by an Eligible Institution (as defined under "The Exchange Offer -- Procedures for Tendering Old Notes"). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution, or (ii) be accompanied by a bond power, in satisfactory form as determined by FelCor LP in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by FelCor LP in its sole discretion, which determination shall be final and binding. FelCor LP reserves the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes FelCor LP's acceptance of which might, in the judgment of FelCor LP or its counsel, be unlawful. FelCor LP also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by FelCor LP shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as FelCor LP shall determine. FelCor LP will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by FelCor LP, proper evidence satisfactory to FelCor LP, in its sole discretion, of such person's authority to so act must be submitted.

     Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

     By tendering, each registered holder will represent to FelCor LP that, among other things (i) the New Notes to be acquired in connection with the Exchange Offer by the holder and each Beneficial Owner of the Old Notes are being acquired by the holder and each Beneficial Owner in the ordinary course of business of the holder and each Beneficial Owner, (ii) the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the Staff of the Commission set forth in "no-action" letters that are discussed herein under "-- Resales of the New Notes," (iv) that if the holder is a broker-dealer that acquired Old Notes as a result of market making or other trading activities, it will deliver a prospectus in connection with any resale of New Notes acquired in the Exchange Offer, (v) the holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Securities Act, and (vi) neither the holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of FelCor LP except as otherwise disclosed to FelCor LP in writing.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within five (5) business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer must be received by the Exchange Agent within five (5) business days after the Expiration Date. Any Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all the conditions to the Exchange Offer, FelCor LP will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old Notes. For purposes of the Exchange Offer, FelCor LP shall be deemed to have accepted validly tendered Old Notes, when, as, and if FelCor LP has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents; provided, however, that FelCor LP reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS


     Tenders of the Old Notes may be withdrawn by delivery of a written notice to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depository"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by FelCor LP in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required upon transfer by the Indenture, and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depository, pursuant to such documents of transfer. Any questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by FelCor LP, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer -- Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.


THE EXCHANGE AGENT; ASSISTANCE

     SunTrust Bank, Atlanta is the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of this Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

      BY REGISTERED OR CERTIFIED MAIL, HAND DELIVERY OR OVERNIGHT COURIER:

    SunTrust Bank, Atlanta                                          SunTrust Bank, Atlanta
58 Edgewood Avenue, 4th Floor Annex                             c/o First Chicago Trust Company
    Atlanta, Georgia 30302                    or                   14 Wall Street, 8th Floor
   Attention: David M. Kaye                                        New York, New York 10005

                                 BY FACSIMILE:

                              (404) 332-3966 (GA)
                                       or
                              (212) 240-8938 (NY)

FEES AND EXPENSES

     All expenses incident to FelCor LP's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by FelCor LP, including, without limitation: (i) all registration and filing fees (including fees and expenses of compliance with state securities or Blue Sky laws), (ii) printing expenses (including expenses of printing certificates for the New Notes in a form eligible for deposit with DTC and of printing prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for FelCor LP, (v) fees and disbursements of independent certified public accountants, (vi) rating agency fees, and (vii) internal expenses of FelCor LP (including all salaries and expenses of officers and employees of FelCor LP performing legal or accounting duties).

     FelCor LP has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptance of the Exchange Offer. FelCor LP, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     FelCor LP will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in FelCor LP's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by FelCor LP for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

RESALES OF THE NEW NOTES


     Based on an interpretation by the Staff of the Commission set forth in "no-action" letters issued to third parties, FelCor LP believes that the New Notes issued pursuant to the Exchange Offer to a holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than (i) a broker-dealer who purchased Old Notes directly from FelCor LP for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of FelCor LP within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. The Company has not requested or obtained an interpretive letter from the Staff of the Commission with respect to this Exchange Offer, and the Company and the holders are not entitled to rely on interpretive advice provided by the Staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the Staff of the Commission enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available April 13, 1989), or interpreted in the Commission's letter to Shearman & Sterling (available July 2, 1993), or similar "no-action" or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."



     It is expected that the New Notes will be freely transferable by the holders thereof, subject to the limitations described in the immediately preceding paragraph. Sales of New Notes acquired in the Exchange Offer by holders who are "affiliates" of FelCor LP within the meaning of the Securities Act will be subject to certain limitations on resale under Rule 144 of the Securities Act. Such persons will only be entitled to sell New Notes in compliance with the volume limitations set forth in Rule 144, and sales of New Notes by affiliates will be subject to certain Rule 144 requirements as to the manner of sale, notice and the availability of current public information regarding FelCor LP. The foregoing is a summary only of Rule 144 as it may apply to affiliates of FelCor LP. Any such persons must consult their own legal counsel for advice as to any restrictions that might apply to the resale of their Notes.

                                 CAPITALIZATION

     The following table sets forth the capitalization of FelCor LP at September 30, 1997 and as adjusted to reflect the sale of the Old Notes in the Private Placement and the application of the net proceeds therefrom to reduce indebtedness.

                                                                 SEPTEMBER 30, 1997
                                                              -------------------------
                                                                ACTUAL      AS ADJUSTED
                                                              ----------    -----------
                                                                   (IN THOUSANDS)
Short-term debt:
  Current portion of Term Loan............................    $    3,281     $       --
  Current portion of capitalized leases...................         2,164          2,164
                                                              ----------     ----------
          Total short-term debt...........................    $    5,445     $    2,164
                                                              ==========     ==========
Long-term debt:
  7 3/8% Senior Notes Due 2004............................            --     $  175,000
  7 5/8% Senior Notes Due 2007............................            --        125,000
  Line of Credit..........................................    $  296,000         81,000
  Term Loan...............................................        81,719             --
  Capitalized leases......................................         9,363          9,363
  Other unsecured debt....................................        25,650         25,650
                                                              ----------     ----------
          Total long-term debt............................       412,732        416,013
                                                              ----------     ----------
Redeemable units, at redemption value.....................       119,266        119,266
Preferred units...........................................       151,250        151,250
Partners' capital(1)......................................       889,499        889,499
                                                              ----------     ----------
          Total capitalization............................    $1,572,747     $1,576,028
                                                              ==========     ==========

(1) Includes an aggregate of 162,500 Units issued to reflect shares awarded under FelCor's Restricted Stock and Stock Option Plans, of which 72,400 shares are fully vested and 90,100 shares vest ratably over five years (unvested shares being subject to forfeiture under certain conditions). Excludes (a) 4,689,960 Units issuable to reflect shares of Common Stock issuable upon conversion of FelCor's outstanding Series A Preferred Stock and (b) 1,449,500 Units issuable to reflect shares of Common Stock issuable upon the exercise of outstanding stock options granted to employees of FelCor.

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

     The following tables set forth selected historical and pro forma financial information for FelCor LP and FelCor.

     With respect to each of FelCor LP and FelCor, the following tables set forth (i) selected historical operating and other financial information for the period from July 28, 1994 (inception of operations) to December 31, 1994 and the years December 31, 1995 and 1996 and the nine months ended September 30, 1996 and 1997, (ii) selected historical balance sheet data as of December 31, 1994, 1995 and 1996, and September 30, 1996 and 1997, (iii) selected pro forma operating and other financial information for the year ended December 31, 1996 and the nine months ended September 30, 1997 and (iv) selected pro forma balance sheet data as of September 30, 1997.

     The selected historical financial information for each of FelCor LP and FelCor as of and for the period from July 28, 1994 (inception of operations) to December 31, 1994 and the years ended December 31, 1995 and 1996 has been derived from the historical financial statements of FelCor LP or FelCor audited by Coopers & Lybrand L.L.P., independent accountants, whose reports with respect thereto are set forth elsewhere herein. The selected historical financial data as of and for the nine months ended September 30, 1996 and 1997 have been derived from the unaudited financial statements of FelCor LP and FelCor, which have been prepared by management on the same basis as the audited financial statements, and, in the opinion of management, include all adjustments consisting of normal recurring accruals that are considered necessary for a fair presentation of the results for such periods. Such results of operations for the nine months ended September 30, 1996 and 1997 are not necessarily indicative of results to be anticipated for the entire year.

     The pro forma operating and other information is presented as if the purchase of each of the hotels acquired in 1996 and 1997 (through September 30, 1997), the Series A Preferred Stock offering in the second quarter of 1996, the Common Stock offerings in the first and second quarters of 1997, and the $300 million senior unsecured debt placement had been consummated on January 1, 1996 and, therefore, incorporates certain assumptions that are included in the notes to the pro forma financial statements that are included in the Company's Consolidated Financial Statements herein. The pro forma balance sheet data is presented as if the $300 million senior unsecured debt placement had been consummated on September 30, 1997. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of FelCor LP or FelCor would have been as of and for the periods indicated, nor does it purport to represent the future financial position and results of operations of FelCor LP or FelCor.


     The selected combined historical financial data for the predecessor of FelCor LP and FelCor (the "Initial Hotels") is presented for the years ending December 31, 1992, 1993 and the period ending July 27, 1994 and represents the operations of the six hotels acquired by the Company upon the completion of FelCor's initial public offering of common stock ("IPO") in July 1994. The Initial Hotels data is derived by combining the selected combined historical financial data of the Tulsa Embassy Suites hotel (the "Tulsa Hotel"), five additional hotels for periods prior to their acquisition by a FelCor affiliate (the "E-5 Hotels") and the six hotels comprising the Tulsa Hotel and the E-5 Hotels for the period between their acquisition by a FelCor affiliate and FelCor's IPO (the "FelCor Hotels") and represents the selected combined historical financial data of all six initial hotels for the entire periods presented. The Tulsa Hotel includes the operations of the Tulsa Hotel for periods prior to acquisition by a FelCor affiliate on December 29, 1992, the E-5 Hotels includes the operations of five hotels prior to acquisition by a FelCor affiliate on July 15, 1993 and the FelCor Hotels includes the operations of all six hotels from date of acquisition by the FelCor affiliate. The selected combined historical financial data for the E-5 Hotels and the FelCor Hotels have been derived from the historical financial statements and notes thereto of the E-5 Hotels and the FelCor Hotels, respectively, audited by Coopers and Lybrand L.L.P., independent accountants. The selected combined historical financial data for the Tulsa Hotel was derived from unaudited internal statements.

                       FELCOR SUITES LIMITED PARTNERSHIP

                                      HISTORICAL
                                      PERIOD FROM
                                       JULY 28,                                                        NINE MONTHS ENDED
                                         1994                YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                     (INCEPTION OF     -----------------------------------    -----------------------------------
                                      OPERATIONS)                                   PRO                                    PRO
                                        THROUGH              HISTORICAL            FORMA            HISTORICAL            FORMA
                                     DECEMBER 31,      ----------------------    ---------    ----------------------    ---------
                                         1994            1995         1996        1996(1)       1996         1997        1997(1)
                                     -------------     ---------    ---------    ---------    ---------    ---------    ---------
OPERATING DATA:
REVENUE
 Percentage lease revenue.........     $   6,043       $  23,787    $  97,950    $173,147(2)  $  72,648    $ 122,651    $152,127(2)
 Income from unconsolidated
   partnerships...................            --             513        2,010       3,123         1,412        5,765       5,681
 Interest income..................           207           1,691          984          --           937          283          --
                                       ---------       ---------    ---------    --------     ---------    ---------    --------
TOTAL REVENUE.....................         6,250          25,991      100,944     176,270        74,997      128,699     157,808
                                       ---------       ---------    ---------    --------     ---------    ---------    --------
EXPENSES
 General and administrative.......           355             870        1,819       3,303(3)      1,307        2,743       2,743(3)
 Depreciation.....................         1,487           5,232       26,544      47,522        17,833       35,969      43,243
 Taxes, insurance and other.......           881           2,563       13,897      24,789         9,859       16,912      21,045
 Interest expense.................           109           2,004        9,803      32,829         6,273       20,097      28,244
 Minority interest in other
   partnerships...................            --              --           --         236            --          337         427
                                       ---------       ---------    ---------    --------     ---------    ---------    --------
TOTAL EXPENSES....................         2,832          10,669       52,063     108,679        35,272       76,058      95,702
                                       ---------       ---------    ---------    --------     ---------    ---------    --------
 Income before extraordinary
   charge.........................         3,418          15,322       48,881      67,591        39,725       52,641      62,106
 Extraordinary charge.............            --              --        2,354          --         2,354           --          --
                                       ---------       ---------    ---------    --------     ---------    ---------    --------
 Net income (loss)................         3,418          15,322       46,527      67,591        37,371       52,641      62,106
 Preferred distributions(4).......            --              --        7,734      11,798         4,784        8,848       8,848
                                       ---------       ---------    ---------    --------     ---------    ---------    --------
 Net income applicable to
   unitholders....................     $   3,418       $  15,322    $  38,793    $ 55,793     $  32,587    $  43,793    $ 53,258
                                       =========       =========    =========    ========     =========    =========    ========
 Net income per unit(5)...........     $    0.54       $    1.70    $    1.49    $   1.42     $    1.26    $    1.35    $   1.35
                                       =========       =========    =========    ========     =========    =========    ========
 Weighted ave. no. of units
   outstanding....................         6,385           8,956       26,037      39,407        25,953       32,412      39,481
                                       =========       =========    =========    ========     =========    =========    ========
OTHER DATA:
 Lessee suite revenue.............     $  16,094       $  65,649    $ 234,451    $481,471     $ 168,950    $ 330,545    $400,079
 Funds From Operations assuming
   conversion of preferred
   units(6).......................         4,905          20,707       77,141     125,446        58,628       95,514     113,060
 EBITDA(7)........................         5,014          22,203       85,764     156,825        63,692      106,598     140,449
 Ratio of EBITDA to interest
   paid...........................            --            15.1x         9.4x        4.9x          9.1x         5.4x        5.0x
 Ratio of earnings to fixed
   charges(8).....................          32.4x            8.6x         5.3x        2.9x          6.7x         3.5x        3.1x
 Cash provided from operating
   activities.....................         3,959          18,075       73,932          --        49,146       74,558          --
 Cash provided from financing
   activities.....................        97,952         406,825      247,422          --       152,995      571,675          --
 Cash used in investing
   activities.....................      (100,793)       (259,197)    (480,382)         --      (360,879)    (635,084)         --
 Cash available for
   distributions(9)...............         4,370          18,081       60,888      95,001        45,109       74,251      89,016


                                                                       DECEMBER 31,                      SEPTEMBER 30,
                                                              ------------------------------   ----------------------------------
                                                                        HISTORICAL                  HISTORICAL         PRO FORMA
                                                              ------------------------------   ---------------------   ----------
                                                                1994       1995       1996       1996        1997       1997(1)
                                                              --------   --------   --------   --------   ----------   ----------
BALANCE SHEET DATA:
  Cash and short term investments...........................  $  1,118   $166,821   $  7,793   $  8,083   $   18,942   $   18,942
  Investment in hotel properties, net.......................   104,800    325,155    899,691    804,097    1,447,340    1,447,340
  Investment in unconsolidated partnerships.................        --     13,819     59,867     44,941      127,606      127,606
  Total assets..............................................   108,305    548,359    978,788    866,913    1,616,457    1,625,348
  Debt and capital lease obligations
    7 3/8% Senior Notes Due 2004............................        --         --         --         --           --      175,000
    7 5/8% Senior Notes Due 2007............................        --         --         --         --           --      125,000
    Unsecured Line of Credit................................        --         --    115,000         --      296,000       89,861
    Term Loan...............................................     8,750         --     85,000     85,000       85,000           --
    Capitalized leases......................................        --     11,256     12,875     13,339       11,527       11,527
    Other unsecured debt....................................        --      8,410     26,550     26,550       25,650       25,650
  Redeemable units, at redemption value.....................    33,055     74,790     98,542     89,877      119,266      119,266
  Preferred units...........................................        --         --    151,250    151,250      151,250      151,250
  Partners' capital.........................................    61,885    445,433    468,247    496,796      889,499      889,499

                           FELCOR SUITE HOTELS, INC.

                                            HISTORICAL
                                            PERIOD FROM
                                           JULY 28, 1994                                                NINE MONTHS ENDED
                                           (INCEPTION OF        YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                            OPERATIONS)    ---------------------------------    ---------------------------------
                                              THROUGH           HISTORICAL         PRO FORMA         HISTORICAL         PRO FORMA
                                           DECEMBER 31,    ---------------------   ---------    ---------------------   ---------
                                               1994          1995        1996       1996(1)       1996        1997       1997(1)
                                           -------------   ---------   ---------   ---------    ---------   ---------   ---------
                                                               (IN THOUSANDS, EXCEPT PER UNIT AND RATIO DATA)
OPERATING DATA:
REVENUE
  Percentage lease revenue...............    $   6,043     $  23,787   $  97,950   $173,147(2)  $  72,648   $ 122,651   $152,127(2)
  Income from unconsolidated
    partnerships.........................           --           513       2,010      3,123         1,412       5,765      5,681
  Interest income........................          207         1,691         984         --           937         283         --
                                             ---------     ---------   ---------   --------     ---------   ---------   --------
TOTAL REVENUE............................        6,250        25,991     100,944    176,270        74,997     128,699    157,808
                                             ---------     ---------   ---------   --------     ---------   ---------   --------
EXPENSES
  General and administrative.............          355           870       1,819      3,303(3)      1,307       2,743      2,743
  Depreciation...........................        1,487         5,232      26,544     47,522        17,833      35,969     43,243
  Taxes, insurance and other.............          881         2,563      13,897     24,789         9,859      16,912     21,045
  Interest expense.......................          109         2,004       9,803     32,829         6,273      20,097     28,244
  Minority interest in other
    partnerships.........................           --            --          --        236            --         337        427
  Minority interest in FelCor LP(10).....          907         3,131       5,590      4,968         4,619       4,584      4,577
                                             ---------     ---------   ---------   --------     ---------   ---------   --------
TOTAL EXPENSES...........................        3,739        13,800      57,653    113,647        39,891      80,642    100,279
                                             ---------     ---------   ---------   --------     ---------   ---------   --------
  Income before extraordinary charge.....        2,511        12,191      43,291     62,623        35,106      48,057     57,529
  Extraordinary charge...................           --            --       2,354         --         2,354          --         --
                                             ---------     ---------   ---------   --------     ---------   ---------   --------
  Net income (loss)......................        2,511        12,191      40,937     62,623        32,752      48,057     57,529
  Preferred dividends(4).................           --            --       7,734     11,798         4,784       8,848      8,848
                                             ---------     ---------   ---------   --------     ---------   ---------   --------
  Net income applicable to common
    shareholders.........................    $   2,511     $  12,191   $  33,203   $ 50,825     $  27,968   $  39,209   $ 48,861
                                             =========     =========   =========   ========     =========   =========   ========
  Net income per common share(5).........    $    0.54     $    1.70   $    1.44   $   1.40     $    1.22   $    1.33   $   1.33
                                             =========     =========   =========   ========     =========   =========   ========
  Weighted average number of common
    shares outstanding...................        4,690         7,165      23,076     36,237        22,933      29,570     36,570
                                             =========     =========   =========   ========     =========   =========   ========
OTHER DATA:
  Lessee suite revenue...................    $  16,094     $  65,649   $ 234,451   $481,471     $ 168,950   $ 330,545   $400,079
  Cash dividends per common share........    $    0.66     $    1.84   $    1.92   $   1.92     $    1.42   $    1.55   $   1.55
  Funds From Operations assuming
    conversion of preferred stock(6).....        4,905        20,707      77,141    125,466        58,628      95,514    113,060
  EBITDA(7)..............................        5,014        22,203      85,764    156,825        63,692     106,598    140,449
  Ratio of EBITDA to interest paid.......           --          15.1x        9.4x       4.9x          9.1x        5.4x       5.0x
  Ratio of earnings to fixed
    charges(8)...........................         32.4x          8.6x        5.3x       2.9x          6.7x        3.5x       3.1x
  Cash provided from operating
    activities...........................        3,959        18,075      73,932         --        49,146      74,558         --
  Cash provided from financing
    activities...........................       97,952       406,825     247,422         --       152,995     571,675         --
  Cash used in investing activities......     (100,793)     (259,197)   (480,382)        --      (360,879)   (635,084)        --
  Cash available for distributions(11)...        4,370        18,081      60,888     95,001        45,109      74,251     89,016
                                                                                                ---------   ---------   --------

                                                                       DECEMBER 31,                      SEPTEMBER 30,
                                                              ------------------------------   ----------------------------------
                                                                        HISTORICAL                  HISTORICAL         PRO FORMA
                                                              ------------------------------   ---------------------   ----------
                                                                1994       1995       1996       1996        1997       1997(1)
                                                              --------   --------   --------   --------   ----------   ----------
BALANCE SHEET DATA:
  Cash and short term investments...........................  $  1,118   $166,821   $  7,793   $  8,083   $   18,942   $   18,942
  Investment in hotel properties, net.......................   104,800    325,155    899,691    804,097    1,447,340    1,447,340
  Investment in unconsolidated partnerships.................        --     13,819     59,867     44,941      127,606      127,606
    Total assets............................................   108,305    548,359    978,788    866,913    1,616,487    1,625,348
    Debt and capital lease obligations 7 3/8%
  Senior Notes Due 2004.....................................        --         --         --         --           --      175,000
    7 5/8% Senior Notes Due 2007............................        --         --         --         --           --      125,000
    Unsecured Line of Credit................................        --         --    115,000         --      296,000       89,861
    Term Loan...............................................     8,750         --     85,000     85,000       85,000           --
    Capitalized leases......................................        --     11,256     12,875     13,339       11,527       11,527
    Other unsecured debt....................................        --      8,410     26,550     26,550       25,650       25,650
  Minority interest in FelCor LP............................    25,685     58,837     76,112     78,220       74,175       74,144
  Shareholders' equity......................................    69,255    461,386    641,926    659,703    1,085,840    1,085,871

                                 INITIAL HOTELS

                  SELECTED COMBINED HISTORICAL FINANCIAL DATA
                           (UNAUDITED, IN THOUSANDS)

                                                                                   YEAR ENDED
                                                            JANUARY 1, 1994       DECEMBER 31,
                                                                THROUGH        ------------------
                                                             JULY 27, 1994      1993       1992
                                                            ---------------    -------    -------
Statement of Operations Data:
Suite revenue.............................................      $21,884        $33,550    $28,566
Other revenue.............................................        1,307          2,002      1,443
                                                                -------        -------    -------
          Total revenue...................................       23,191         35,552     30,009
Hotel expenses............................................       15,238         22,048     20,797
Depreciation..............................................        2,325          4,092      4,989
Interest expense..........................................        3,446          5,437      4,764
Other corporate expenses..................................          620          3,260      3,189
                                                                -------        -------    -------
          Net income (loss)...............................      $ 1,562        $   715    $(3,730)
                                                                =======        =======    =======

                                 FELCOR HOTELS

                  SELECTED COMBINED HISTORICAL FINANCIAL DATA
                                 (IN THOUSANDS)

                                                                                   YEAR ENDED
                                                             JANUARY 1, 1994      DECEMBER 31,
                                                                 THROUGH        ----------------
                                                              JULY 27, 1994      1993      1992
                                                             ---------------    -------    -----
Statement of Operations Data:
Suite revenue..............................................      $21,884        $17,866
Other revenue..............................................        1,307          1,092
                                                                 -------        -------
          Total revenue....................................       23,191         18,958
Hotel expenses.............................................       15,238         12,042    $ 103
Depreciation...............................................        2,325          1,761      118
Interest expense...........................................        3,446          2,822        3
Other corporate expenses...................................          620          1,590       16
                                                                 -------        -------    -----
          Net income (loss)................................      $ 1,562        $   743    $(240)
                                                                 =======        =======    =====

                                   E-5 HOTELS

                  SELECTED COMBINED HISTORICAL FINANCIAL DATA
                                 (IN THOUSANDS)

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                               1993       1992
                                                              -------    -------
Statement of Operations Data:
Suite revenue...............................................  $15,684    $24,098
Other revenue...............................................      910      1,284
                                                              -------    -------
          Total revenue.....................................   16,594     25,382
Hotel expenses..............................................   10,006     17,389
Depreciation................................................    2,331      4,216
Interest expense............................................    2,615      4,761
Other corporate expenses....................................    1,670      2,810
                                                              -------    -------
          Net income (loss).................................  $   (28)   $(3,794)
                                                              =======    =======

                                  TULSA HOTEL

                  UNAUDITED SELECTED HISTORICAL FINANCIAL DATA
                                 (IN THOUSANDS)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1992
                                                              ------------
Statement of Operations Data:
Suite revenue...............................................     $4,468
Other revenue...............................................        159
                                                                 ------
          Total revenue.....................................      4,627
Hotel expenses..............................................      3,305
Depreciation................................................        655
Other corporate expenses....................................        363
                                                                 ------
          Net income........................................     $  304
                                                                 ======

---------------

  (1) The pro forma financial information does not purport to represent what the financial position or results of operations of FelCor LP or FelCor actually would have been if the purchases of each of the hotels acquired in 1996 and 1997 (through September 30, 1997), the Series A Preferred Stock offering, the Common Stock offerings in the first and second quarters of 1997, and the $300 million senior unsecured debt placement had, in fact, occurred on such dates, or to project their financial position or results of operations at any future date or for any future period.

  (2) With respect to the pro forma financial information, represents lease payments from the Lessee to FelCor LP calculated on a pro forma basis by applying the contractual or anticipated rent provisions of the Percentage Leases to the historical suite and food and beverage revenues of the Current Hotels.

  (3) Pro forma general and administrative expenses represent executive and other compensation, legal, audit, and other expenses. These amounts are based on historical general and administrative expenses as well as probable 1997 expenses.

  (4) Represents annual dividends on the Series A Preferred Stock of $1.95 per share multiplied by 6,050,000 outstanding shares of Series A Preferred Stock.

  (5) Net income per common share is computed by dividing net income applicable to common shareholders by the weighted average number of common shares and equivalents outstanding. Net income per unit is computed by dividing net income applicable to unitholders by the weighted average number of partnership units outstanding. Common share and unit equivalents that have a dilutive effect represent restricted shares issued to certain officers and directors. For the periods presented, the common share and unit equivalents had an immaterial dilutive effect.


  (6) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines Funds from Operations as net income
      (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after comparable adjustments for the Company's portion of these items related to unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. Funds from Operations may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions, and other commitments and uncertainties.

      The computation of Funds from Operations for FelCor LP and FelCor yields the same results. The following is a reconciliation between net income and Funds from Operations.

                                        HISTORICAL
                                        PERIOD FROM
                                       JULY 28, 1994                                         NINE MONTHS ENDED
                                       (INCEPTION OF      YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                                        OPERATIONS)    -----------------------------   -----------------------------
                                          THROUGH         HISTORICAL       PRO FORMA      HISTORICAL       PRO FORMA
                                       DECEMBER 31,    -----------------   ---------   -----------------   ---------
                                           1994         1995      1996      1996(1)     1996      1997      1997(1)
                                       -------------   -------   -------   ---------   -------   -------   ---------
                                                                      (IN THOUSANDS)
    Net income........................     $2,511      $12,191   $40,937   $ 62,623    $32,752   $48,057   $ 57,529
    Add:
      Minority interest in
        FelCor LP.....................        907        3,131     5,590      4,968      4,619     4,584      4,577
      Depreciation....................      1,487        5,232    26,544     47,522     17,833    35,969     43,243
      Depreciation for unconsolidated
        subsidiaries..................         --          153     1,716     10,353      1,070     6,904      7,711
      Extraordinary charge from
        writeoff of deferred financing
        fees..........................         --           --     2,354         --      2,354        --         --
                                           ------      -------   -------   --------    -------   -------   --------
    Funds From Operations assuming
      conversion of preferred stock...     $4,905      $20,707   $77,141   $125,466    $58,628   $95,514   $113,060
                                           ======      =======   =======   ========    =======   =======   ========

  (7) EBITDA is computed by adding net income, minority interest in FelCor LP, interest expense, income taxes, depreciation expense, amortization expense, extraordinary expenses and cash distributions paid by unconsolidated partnerships and deducting extraordinary income and income from unconsolidated partnerships. The computation of EBITDA for FelCor LP and FelCor yields the same result. The differences between Funds From Operations and EBITDA are scheduled in the following table.

                                      HISTORICAL
                                      PERIOD FROM
                                     JULY 28, 1994
                                     (INCEPTION OF      YEAR ENDED DECEMBER 31,      NINE MONTHS ENDED SEPTEMBER 30,
                                      OPERATIONS)    -----------------------------   --------------------------------
                                        THROUGH         HISTORICAL       PRO FORMA       HISTORICAL         PRO FORMA
                                     DECEMBER 31,    -----------------   ---------   -------------------    ---------
                                         1994         1995      1996      1996(1)     1996        1997       1997(1)
                                     -------------   -------   -------   ---------   -------    --------    ---------
                                                                      (IN THOUSANDS)
Funds From Operations assuming
  conversion of preferred stock....      $4,905      $20,707   $77,141   $125,466    $58,628    $ 95,514    $113,060
Add:
  Interest expense.................         109        2,004     9,803     32,829      6,273      20,097      28,244
  Amortization expense.............          --          158       592        592        377         807         807
  Cash distributions from
    unconsolidated partnerships....          --           --     1,954     11,414        896       2,849      11,730
Deduct:
  Income from unconsolidated
    partnerships...................          --         (513)   (2,010)    (3,123)    (1,412)     (5,765)     (5,681)
  Depreciation from unconsolidated
    partnerships...................          --         (153)   (1,716)   (10,353)    (1,070)     (6,904)     (7,711)
                                         ------      -------   -------   --------    -------    --------    --------
  EBITDA...........................      $5,014      $22,203   $85,764   $156,825    $63,692    $106,598    $140,449
                                         ======      =======   =======   ========    =======    ========    ========

 (8) For purpose of computing the ratio of earnings to fixed charges, earnings consist of net income plus fixed charges and minority interest in FelCor LP (with respect to FelCor), excluding capitalized interest, and fixed charges consist of interest, whether expensed or capitalized, and amortization of loan costs.

 (9) Represents net income applicable to unitholders plus depreciation and amortization, depreciation from unconsolidated subsidiaries, amortization of unearned officers' and directors' compensation, amortization of loan costs, and the non-cash portion of general and administrative expenses, less scheduled repayments of borrowings and an amount equal to 4% of hotel suite revenues, which is required to be set aside by the Company for refurbishment and replacement of furniture and equipment, capital expenditures and other nonroutine items as required by the Percentage Leases.

(10) Calculated for FelCor as 7.35% of income before minority interest on a pro forma basis.

(11) Represents net income applicable to common shareholders plus minority interest, depreciation and amortization, depreciation from unconsolidated subsidiaries, amortization of unearned officers' and directors' compensation, amortization of loan costs, and the non-cash portion of general and administrative expenses, less scheduled repayments of borrowings and an amount equal to 4% of hotel suite revenues, which is required to be set aside by the Company for refurbishment and replacement of furniture and equipment, capital expenditures and other nonroutine items as required by the Percentage Leases.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     FelCor is a self-administered REIT that at September 30, 1997, owned an approximate 92.7% general partner interest in FelCor LP. At September 30, 1997, the Company owned interests in 71 hotels with an aggregate of 17,486 rooms and suites ("Hotels"). For additional background relating to the Company and the definitions of certain capitalized terms used herein, reference is made to Note 1 of Notes to Consolidated Financial Statements of FelCor appearing elsewhere herein.

     The principal factors affecting the Company's results of operations are: continued growth in the number of hotels through acquisitions; improvements in the suite revenues measured by RevPAR and the status of renovations to hotels acquired. Improvements in suite revenue significantly impact the Company because the Company's principal source of revenues is lease payments by the Lessee under the Percentage Leases. The Percentage Leases are computed as a percentage of suite revenues, food and beverage revenues and food and beverage rents of the Hotels. For the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995, the portion of the Percentage Lease revenue derived from suite revenues was 97.3%, 97.2% and 97.6%, respectively.

     At September 30, 1997, the Company owned interests in 71 hotels, an increase of 28 hotels over year end 1996 and an increase of 51 hotels over year end 1995.

     During 1996 and 1997, the Company substantially completed major renovations on the 18 CSS Hotels acquired in late 1995 and early 1996. While the renovations adversely impacted the suite revenue for these hotels in 1996, RevPAR for those hotels during the first nine months of 1997 improved 22.0% over the same period last year.


     Actual historical results of operations, for the nine months ended September 30, 1997 and 1996, for the years ended December 31, 1996 and 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994 for FelCor LP are summarized as follows:



                                                                             PERIOD FROM
                                                                            JULY 28, 1994
                                        NINE MONTHS       TWELVE MONTHS     (INCEPTION OF
                                           ENDED              ENDED          OPERATIONS)
                                       SEPTEMBER 30,      DECEMBER 31,         THROUGH
                                      ---------------    ---------------    DECEMBER 31,
                                       1997     1996      1996     1995         1994
                                      ------    -----    ------    -----    -------------
                                                         (IN MILLIONS)
Revenues............................  $122.7    $72.6    $100.9    $26.0         $6.3
Income before extraordinary
  charge............................    52.6     39.7      48.9     15.3          3.4
Net income available to unit
  holders...........................    43.8     32.6      38.8     15.3          3.4
Funds From Operations (FFO)(a)......    95.5     58.6      77.1     20.7          4.9
Weighted average units
  outstanding(a)....................    37.1     28.6      29.2      9.0          6.4


---------------


(a) Conversion of preferred units to common units is assumed for purposes of computing FFO and weighted average units outstanding.

     Actual historical results of operations, for the nine months ended September 30, 1997 and 1996, for the years ended December 31, 1996 and 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994 for FelCor are summarized as follows:


                                                                             PERIOD FROM
                                                                            JULY 28, 1994
                                        NINE MONTHS       TWELVE MONTHS     (INCEPTION OF
                                           ENDED              ENDED          OPERATIONS)
                                       SEPTEMBER 30,      DECEMBER 31,         THROUGH
                                      ---------------    ---------------    DECEMBER 31,
                                       1997     1996      1996     1995         1994
                                      ------    -----    ------    -----    -------------
                                                         (IN MILLIONS)
Revenues............................  $122.7    $72.6    $100.9    $26.0         $6.3
Income before extraordinary
  charge............................    48.1     35.1      43.3     12.2          2.5
Net income available to common
  shareholders......................    39.2     28.0      33.2     12.2          2.5
Funds From Operations (FFO)(a)......    95.5     58.6      77.1     20.7          4.9
Weighted average shares and units
  outstanding(a)....................    37.1     28.6      29.2      9.0          6.4

---------------

(a) Conversion of preferred stock to common stock is assumed for purposes of computing FFO and weighted average shares and units outstanding.

RESULTS OF OPERATIONS


  FELCOR LP -- ACTUAL



     Comparison of the Nine Months Ended September 30, 1997 and 1996



     Revenues. For the nine months ended September 30, 1997 and 1996, FelCor LP had revenues of $128.7 million and $75.0 million, respectively, consisting of Percentage Lease revenues of $122.7 million and $72.6 million, income in unconsolidated partnerships of $5.8 million and $1.4 million and other revenue (consisting primarily of interest income) of $283,000 and $937,000, respectively. Percentage Lease revenue is computed as a percentage of suite revenue, food and beverage revenues and food and beverage rents of the Hotels. For the nine months ended September 30, 1997, 97.3% of Percentage Lease revenue was derived from suite revenue. A more detailed discussion of hotel suite revenue begins at "The Hotels -- Actual" section of this Management's Discussion and Analysis of Financial Condition and Results of Operations.



     The increase in Percentage Lease revenue is attributed primarily to the increased number of hotels owned at September 30, 1997 compared to the same period in 1996 and increased suite revenue at the comparable hotels (those hotels owned for the entire nine months in both 1996 and 1997). The increase in the number of hotels accounted for approximately $43.0 million of the increase (86%) while Percentage Lease revenue for the nineteen comparable hotels increased by $7.1 million (14%).



     Suite revenue for the Original Hotels and the CSS Hotels increased 9.3% and 21.4%, respectively, for this nine month period.



     The increase in income from unconsolidated partnerships is primarily attributed to the increase in unconsolidated partnership hotels from five hotels at September 30, 1996 to 14 at September 30, 1997.



     Expenses. Total expenses increased $40.8 million in the nine months ended September 30, 1997 from $35.3 million to $76.1 million over the same period in 1996. The primary components of the dollar increase are: depreciation; taxes, insurance and other; and interest expense. The primary reason for this increase is related to the increased number of hotels owned by the Company. Those expenses that made up the majority of the increase, as a percentage of total revenue, were depreciation (27.9% of total revenue for the nine months ended September 30, 1997 compared to 23.8% in the same period 1996), and interest expense (15.6% of total revenue in 1997 compared to 8.4% in 1996).



     Depreciation, as a percentage of total revenue, increased primarily as a result of the major renovation projects which were placed in service and started depreciating in late 1996 or early 1997.

     The increased interest expense, as a percentage of total revenue, is reflective of the additional borrowings during the end of 1996 and first nine months of 1997 to finance hotel acquisitions and the renovation program.



     Preferred distributions increased from $4.8 million for the nine months in 1996 to $8.8 million for the same period in 1997. This increased because the preferred units, which were issued in May 1996, accrued a full nine months of distributions in 1997.



     Net income applicable to unitholders for the nine months ended September 30, 1997 and 1996 was $43.8 million and $32.6 million respectively.



     Comparison of the Years Ended December 31, 1996 and 1995



     Revenues. For the years ended December 31, 1996 and 1995, FelCor LP had revenues of $100.9 million and 26.0 million, respectively, consisting primarily of Percentage Lease revenues of $98.0 million and $23.8 million.



     The 288% increase in total revenue is primarily attributable to the Company's acquisition and subsequent leasing, pursuant to Percentage Leases, of 36 hotels acquired during 1995 and 1996. There were seven hotels which were owned for all of 1996 and 1995. Percentage Lease revenues for these hotels increased 13.9% for the year ended December 31, 1996 over the same period in 1995 (an increase of $2.7 million). All of these hotels experienced increases in RevPAR, ranging from 2.3% to 12.1% over the prior year.



     Management believes that the hotels it acquires will generally experience increases in suite revenue (and accordingly, provide the Company with increases in Percentage Lease revenues) after the completion of the renovation and upgrade programs; however, as individual hotels undergo such renovations, their performance has been, and may continue to be, adversely affected by such temporary factors as suites out of service and disruptions of hotel operations. See "-- The Hotels -- Actual."



     Expenses. Total expenses increased by $41.4 million for the year ended December 31, 1996 from $10.7 million in 1995 to $52.1 million in 1996. The primary components of this increase were: depreciation; taxes, insurance and other; and interest. The primary reason for the increases are attributed to the additional hotels acquired in 1996 and 1995.



     Depreciation increased as a percentage of total revenue from 20% in 1995 to 26% in 1996. The relative increase in depreciation is primarily a result of capital expenditures during 1995 and 1996 and the resultant depreciation as well as a decrease in long lived fixed assets relative to total fixed assets (long lived fixed assets at December 31, 1996 made up 81.7% of total fixed assets and at December 31, 1995 84.7% of total fixed assets).



     Taxes, insurance and other increased as a percentage of total revenue from 10% in 1995 to 14% in 1996. The largest single component in this category is real and personal property taxes. In many instances upon purchase of a hotel, the hotel is reassessed for tax purposes resulting in increased property tax expenses.



     Interest expense increased as a percentage of total revenue from 8% in 1995 to 10% in 1996. This relative increase is attributed to the increased use of debt to finance acquisitions, the extensive renovations in 1996 and the assumption of capital leases, for hotels purchased in late 1995 and during 1996.



     In the third quarter of 1996, FelCor LP recorded an extraordinary charge for the write off of deferred financing fees of $2.4 million. This extraordinary write off resulted from the early retirement of debt.



    Comparison of the Year Ended December 31, 1995 and the Period from July 28, 1994 (Inception of Operations) through December 31, 1994



     Percentage Lease revenue increased from $6.0 million in 1994 to $23.8 million in 1995, primarily because of the partial year of operations in 1994 and the increase in the number of hotels in which the Company owned an interest (from seven to 20). Net income as a percent of total revenues increased from 54.7% in 1994 to 59.0% in 1995, primarily as a result of the decline in depreciation, as a percentage of total revenues, from 23.8% in 1994 to 20.1% in 1995. The decrease in depreciation, as a percentage of total revenues, resulted primarily from the relative increase in Percentage Lease revenue to depreciation with respect to the seven hotels acquired in 1994 and a decrease in the percentage of long lived fixed assets relative to total fixed assets.



  FELCOR -- ACTUAL


     Comparison of the Nine Months Ended September 30, 1997 and 1996


     Revenues. For the nine months ended September 30, 1997 and 1996, FelCor had revenues of $128.7 million and $75.0 million, respectively, consisting of Percentage Lease revenues of $122.7 million and $72.6 million, income in unconsolidated partnerships of $5.8 million and $1.4 million and other revenue (consisting primarily of interest income) of $283,000 and $937,000, respectively. Percentage Lease revenue is computed as a percentage of suite revenue, food and beverage revenues and food and beverage rents of the Hotels. For the nine months ended September 30, 1997, 97.3% of Percentage Lease revenue was derived from suite revenue. A more detailed discussion of hotel suite revenue begins at "The Hotels -- Actual" section of this Management's Discussion and Analysis of Financial Condition and Results of Operations.


     The increase in Percentage Lease revenue is attributed primarily to the increased number of hotels owned at September 30, 1997 compared to the same period in 1996 and increased suite revenue at the comparable hotels (those hotels owned for the entire nine months in both 1996 and 1997). The increase in the number of hotels accounted for approximately $43.0 million of the increase (86%) while Percentage Lease revenue for the nineteen comparable hotels increased by $7.1 million (14%).

     Suite revenue for the Original Hotels and the CSS Hotels increased 9.3% and 21.4%, respectively, for this nine month period.

     The increase in income from unconsolidated partnerships is primarily attributed to the increase in unconsolidated partnership hotels from five hotels at September 30, 1996 to 14 at September 30, 1997.


     Expenses. Total expenses increased $40.7 million in the nine months ended September 30, 1997 from $39.9 million to $80.6 million over the same period in 1996. The primary components of the dollar increase are: depreciation; taxes, insurance and other; and interest expense. The primary reason for this increase is related to the increased number of hotels owned by the Company. Those expenses that made up the majority of the increase, as a percentage of total revenue, were depreciation (27.9% of total revenue for the nine months ended September 30, 1997 compared to 23.8% in the same period 1996), and interest expense (15.6% of total revenue in 1997 compared to 8.4% in 1996).


     Depreciation, as a percentage of total revenue, increased primarily as a result of the major renovation projects which were placed in service and started depreciating in late 1996 or early 1997.

     The increased interest expense, as a percentage of total revenue, is reflective of the additional borrowings during the end of 1996 and first nine months of 1997 to finance hotel acquisitions and the renovation program.

     Minority interest in FelCor LP decreased as a percentage of total revenue because of the additional 14.2 million shares of common stock issued during 1997, which decreases the Unitholders' interest in the operations of FelCor LP.

     Preferred dividends increased from $4.8 million for the nine months in 1996 to $8.8 million for the same period in 1997. This increased because the preferred stock, which was issued in May 1996, accrued a full nine months of dividends in 1997.

     Net income applicable to common shareholders for the nine months ended September 30, 1997 and 1996 was $39.2 million and $28.0 million respectively.

     Comparison of the Years Ended December 31, 1996 and 1995


     Revenues. For the years ended December 31, 1996 and 1995, FelCor had revenues of $100.9 million and 26.0 million, respectively, consisting primarily of Percentage Lease revenues of $98.0 million and $23.8 million.

     The 288% increase in total revenue is primarily attributable to the Company's acquisition and subsequent leasing, pursuant to Percentage Leases, of 36 hotels acquired during 1995 and 1996. There were seven hotels which were owned for all of 1996 and 1995. Percentage Lease revenues for these hotels increased 13.9% for the year ended December 31, 1996 over the same period in 1995 (an increase of $2.7 million). All of these hotels experienced increases in RevPAR, ranging from 2.3% to 12.1% over the prior year.

     Management believes that the hotels it acquires will generally experience increases in suite revenue (and accordingly, provide the Company with increases in Percentage Lease revenues) after the completion of the renovation and upgrade programs; however, as individual hotels undergo such renovations, their performance has been, and may continue to be, adversely affected by such temporary factors as suites out of service and disruptions of hotel operations. See "-- The Hotels -- Actual."

     Expenses. Total expenses increased by $43.9 million for the year ended December 31, 1996 from $13.8 million in 1995 to $57.7 million in 1996. The primary components of this increase were: depreciation; taxes, insurance and other; and interest. The primary reason for the increases are attributed to the additional hotels acquired in 1996 and 1995.

     Depreciation increased as a percentage of total revenue from 20% in 1995 to 26% in 1996. The relative increase in depreciation is primarily a result of capital expenditures during 1995 and 1996 and the resultant depreciation as well as a decrease in long lived fixed assets relative to total fixed assets (long lived fixed assets at December 31, 1996 made up 81.7% of total fixed assets and at December 31, 1995 84.7% of total fixed assets).

     Taxes, insurance and other increased as a percentage of total revenue from 10% in 1995 to 14% in 1996. The largest single component in this category is real and personal property taxes. In many instances upon purchase of a hotel, the hotel is reassessed for tax purposes resulting in increased property tax expenses.

     Interest expense increased as a percentage of total revenue from 8% in 1995 to 10% in 1996. This relative increase is attributed to the increased use of debt to finance acquisitions, the extensive renovations in 1996 and the assumption of capital leases, for hotels purchased in late 1995 and during 1996.


     In the third quarter of 1996, FelCor recorded an extraordinary charge for the write off of deferred financing fees of $2.4 million. This extraordinary write off resulted from the early retirement of debt.


    Comparison of the Year Ended December 31, 1995 and the Period from July 28, 1994 (Inception of Operations) through December 31, 1994

     Percentage Lease revenue increased from $6.0 million in 1994 to $23.8 million in 1995, primarily because of the partial year of operations in 1994 and the increase in the number of hotels in which the Company owned an interest (from seven to 20). Income before minority interest as a percent of total revenues increased from 54.7% in 1994 to 59.0% in 1995, primarily as a result of the decline in depreciation, as a percentage of total revenues, from 23.8% in 1994 to 20.1% in 1995. The decrease in depreciation, as a percentage of total revenues, resulted primarily from the relative increase in Percentage Lease revenue to depreciation with respect to the seven hotels acquired in 1994 and a decrease in the percentage of long lived fixed assets relative to total fixed assets.

  FUNDS FROM OPERATIONS

     The Company considers funds from operations to be a key measure of a REIT's performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's operating performance and liquidity.


     The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after comparable adjustments for the Company's portion of these items related to unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of any equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. Funds from Operations may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions, and other commitments and uncertainties.

     The computation of Funds from Operations for FelCor LP and FelCor yields the same results. The following is a reconciliation between net income and Funds from Operations.

                                                                                     PERIOD FROM
                                                                                    JULY 28, 1994
                                                                                    (INCEPTION OF
                                            NINE MONTHS ENDED      YEAR ENDED        OPERATIONS)
                                              SEPTEMBER 30,       DECEMBER 31,         THROUGH
                                            -----------------   -----------------   DECEMBER 31,
                                             1997      1996      1996      1995         1994
                                            -------   -------   -------   -------   -------------
                                                               (IN THOUSANDS)
Funds From Operations (FFO):
Net income................................  $48,057   $32,752   $40,937   $12,191       $2,511
Less preferred dividends..................    8,848     4,784     7,734        --           --
                                            -------   -------   -------   -------       ------
Net income available for common shares....   39,209    27,968    33,203    12,191        2,511
Add back:
  Extraordinary charge from write off of
     deferred financing fees..............       --     2,354     2,354        --           --
  Minority interest.......................    4,584     4,619     5,590     3,131          907
  Depreciation............................   35,969    17,833    26,544     5,232        1,487
  Depreciation for unconsolidated
     partnerships.........................    6,904     1,070     1,716       153           --
                                            -------   -------   -------   -------       ------
FFO available to common shares and
  units...................................   86,666    53,844    69,407    20,707        4,905
Add preferred dividends...................    8,848     4,784     7,734        --           --
                                            -------   -------   -------   -------       ------
FFO assuming conversion of preferred
  stock...................................  $95,514   $58,628   $77,141   $20,707       $4,905
                                            =======   =======   =======   =======       ======
Weighted average common shares
  outstanding.............................   29,570    22,933    23,076     7,165        4,690
Weighted average units outstanding........    2,842     3,020     2,961     1,791        1,695
                                            -------   -------   -------   -------       ------
Weighted average common shares and units
  outstanding.............................   32,412    25,953    26,037     8,956        6,385
                                            =======   =======   =======   =======       ======
Weighted average common shares and units
  outstanding, assuming conversion of
  preferred stock.........................   37,102    28,555    29,164     8,956        6,385
                                            =======   =======   =======   =======       ======

     Included in the Funds From Operations described above is the Company's share of FFO from its interest in 14 unconsolidated partnerships. The FFO contribution from these unconsolidated partnerships was as follows:

                                                 NINE MONTHS ENDED    FOR THE YEARS ENDED
                                                   SEPTEMBER 30,          DECEMBER 31,
                                                 -----------------    --------------------
                                                  1997       1996       1996        1995
                                                 -------    ------    --------    --------
                                                              (IN THOUSANDS)
STATEMENT OF OPERATIONS INFORMATION
  Percentage Lease revenue.....................  $35,551    $6,011      $9,985      $1,561
  Other income.................................    4,316        --          --          --
  Depreciation.................................   11,431     2,037       3,086         282
  Taxes, insurance and other...................    6,314       358         895         229
  Interest expense.............................    8,216       689       1,638          --
  Net income...................................   13,906     2,927       4,366       1,050
  50% of net income attributable to the
     Company...................................    6,953     1,464       2,183         525
  Amortization of cost in excess of book
     value.....................................   (1,188)      (52)       (173)        (12)
                                                 -------    ------      ------      ------
  Income from unconsolidated partnerships......    5,765     1,412       2,010         513
  Add back: Depreciation.......................    5,715     1,018       1,543         141
             Amortization of excess cost.......    1,188        52         173          12
                                                 -------    ------      ------      ------
  FFO contribution of unconsolidated
     partnerships..............................  $12,668    $2,482      $3,726      $  666
                                                 =======    ======      ======      ======

  THE HOTELS -- ACTUAL

     Comparison of Hotels' Suite Revenue for the Nine Months Ended September 30, 1997 and 1996

     The following table sets forth historical suite revenue and percentage changes therein between the periods presented for the 71 hotels which the Lessee operated at September 30, 1997. The following table also presents comparative information with respect to occupancy, ADR and RevPAR for the 13 Original Hotels, the 18 CSS Hotels, the 12 1996 Acquisitions and the 28 1997 Acquisitions, regardless of ownership, through September 30, 1997. Except as otherwise noted below, each of such hotels is operated as an Embassy Suites hotel.

                                                        NINE MONTHS ENDED
                                                          SEPTEMBER 30,
                                                       --------------------
                                                         1997        1996      VARIANCE
                                                       --------    --------    --------
SUITE REVENUE (IN THOUSANDS):
  Original Hotels(13)................................  $ 64,876    $ 59,354       9.3%
  CSS Hotels(18).....................................   108,379      89,287      21.4
  1996 Acquisitions(12)..............................    69,493      64,782       7.3
  1997 Acquisitions(28)..............................   157,331     155,134       1.4
                                                       --------    --------
          Totals(71).................................  $400,079    $368,557       8.6%
OCCUPANCY:
  Original Hotels....................................      77.4%       77.7%     (0.3)pts.
  CCS Hotels.........................................      74.5        68.4       6.1
  1996 Acquisitions..................................      76.2        74.6       1.6
  1997 Acquisitions..................................      72.9        75.2      (2.3)
          Totals.....................................      74.6%       73.7%      0.9pts.
ADR:
  Original Hotels....................................  $ 109.29    $ 102.11       7.0%
  CSS Hotels.........................................    115.67      103.21      12.1
  1996 Acquisitions..................................    118.69      112.74       5.3
  1997 Acquisitions..................................    110.25      105.18       4.8
          Totals.....................................  $ 112.92    $ 105.42       7.1%
REVPAR:
  Original Hotels....................................  $  84.61    $  79.39       6.6%
  CSS Hotels.........................................     86.16       70.60      22.0
  1996 Acquisitions..................................     90.44       84.07       7.6
  1997 Acquisitions..................................     80.42       79.13       1.6
          Totals.....................................  $  84.24    $  77.70       8.4%

ORIGINAL HOTELS:    Boston -- Marlborough, MA; Brunswick, GA;
                    Chicago -- Lombard, IL; Corpus Christi, TX; Dallas (Love
                    Field), TX; Dallas (Park Central), TX; Flagstaff, AZ;
                    Jacksonville, FL; Nashville, TN; New Orleans, LA; Orlando
                    (North), FL; Orlando (South), FL; Tulsa, OK.

CSS HOTELS:         Anaheim, CA; Baton Rouge, LA; Birmingham, AL; Boca Raton
                    (Doubletree), FL; Deerfield Beach, FL; Ft. Lauderdale, FL;
                    El Segundo (LAX (Airport) South), CA; Miami (Airport), FL;
                    Milpitas, CA; Minneapolis (Airport), MN; Minneapolis
                    (Downtown), MN; Napa, CA; Oxnard (Mandalay Beach), CA;
                    Phoenix (Camelback), AZ; South San Francisco (Airport
                    North), CA; Burlingame (S.F. Airport So.), CA; St. Paul, MN;
                    Tampa (Busch Gardens), FL(1).

1996 ACQUISITIONS:  Atlanta (Buckhead), GA; Avon (Beaver Creek Resort), CO; Boca
                    Raton (Embassy), FL; Charlotte, NC; Cleveland, OH; Deerfield, IL; Indianapolis (North), IN; Myrtle Beach (Kingston Plantation), SC(3); Lexington, KY(2); Parsippany, NJ; Piscataway, NJ; San Rafael (Marin Co.), CA.

1997 ACQUISITIONS:  Atlanta (Airport), GA; Atlanta Galleria, GA(4); Atlanta
                    Gateway, GA(4); Austin (Airport North), TX; Austin (Downtown), TX(1); Bloomington, MN(1); BWI Airport, MD(1); Chicago O'Hare, IL(4); Covina, CA; Dallas Market Center, TX; Dallas Park Central, TX(4); Dana Point, CA(1); Kansas City, MO; Lake Buena Vista, FL(1); LAX North, CA; Nashville (Airport), TN; Omaha, NE(1); Overland Park, KS; Phoenix Crescent, AZ(4); Raleigh, NC; Raleigh/ Durham, NC(1); San Antonio (NW), TX; San Antonio (Airport), TX; Secaucus, NJ; Society Hill, PA(4); Syracuse, NY; Tampa Rocky Point, FL(1); Troy, MI(1).
---------------

(1) Operating as a Doubletree Guest Suites hotel.

(2) Operating as a Hilton Suites hotel.

(3) In the process of conversion to Embassy Suites hotels.

(4) Operating as a Sheraton Hotel.

     Suite revenue from the 71 Hotels, included without regard to ownership, increased 8.6% for the nine months ended September 30, 1997 from the same period of 1996. The Original Hotels increased 9.3%, the CSS Hotels increased 21.4%, the 1996 Acquisition Hotels increased 7.3% and the 1997 Acquisition Hotels increased 1.4% for the nine months ended September 30, 1997 as compared to the same period of 1996.

     The Original Hotels were owned by the Company throughout all of the first nine months of both 1997 and 1996. Suite revenue for these hotels increased $5.5 million over the same period in 1996. This improvement in suite revenue resulted from increased ADR of 7.0%. The hotels in this group recorded increases in ADR ranging from 2.5% to 12.5%. The increases in ADR at these hotels are attributed to the strength of the markets that these hotels are in as well as aggressive rate management.

     For the first nine months of 1997 compared to the first nine months of 1996 the CSS Hotels experienced an increase in ADR of 12.1% to $115.67 and a 6.1 percentage point increase in occupancy to 74.5%. The strength of the improvement in the CSS Hotels is partially reflective of the $54 million suite renovation program that was completed in the first quarter of 1997. This program made substantial upgrades and improvements to these former CSS Hotels. This group of hotels were also converted to the Embassy Suites (16) or Doubletree Guest Suites
(2) brand during 1996. The increase in both occupancy and ADR is also attributable in part, to the stronger marketing presence of the Embassy Suites and Doubletree Guest Suites brands.

     The 1996 Acquisition hotels increased ADR by 5.3% to $118.69 and occupancy increased 1.6 percentage points which resulted in suite revenue increases for these hotels of $4.7 million in the first nine months of 1997 compared to the same period in 1996. Some of the 1996 Acquisition Hotels benefitted from suite renovations completed in 1996 or during the first quarter of 1997. The Company has committed to reserving 4% of suite revenue for ongoing capital replacements and improvements for all of its hotels, in addition to making repair and maintenance expenditures and any necessary renovations for hotels acquired. Typically, the Lessee spends 5% to 6% of suite revenue for repair and maintenance expenditures annually.

     The 1997 Acquisition hotels collectively, increased ADR by 4.8% for the nine months ended September 30, 1997 compared to the same period of 1996. Certain of the individual 1997 Acquisition hotels, however, had decreases in ADR and/or occupancy for such comparable periods. These decreases are primarily the result of temporary declines attributed to disruptions from the rebranding, repositioning and/or renovation of certain hotels and, in the case of those hotels located in Atlanta, Georgia, decreased demand in 1997 compared to 1996 due to the 1996 Summer Olympics which were held in Atlanta.

     Comparison of the Hotels' Suite Revenue for the Years Ended December 31, 1996 and 1995

     The following table presents comparative information with respect to suite revenue, occupancy, ADR and revenue per available suite for the six Initial Hotels, the seven Pre-CSS Hotels, the 18 CSS Hotels and the 12 1996 Acquisitions, regardless of ownership. The following figures reflect the adverse impact of the loss of nearly 173,000 available suite nights (approximately 5.5% of total available suite nights for the year) as a result of the temporary removal of suites from service for renovation and upgrading during 1996. The variance for suite revenue and RevPAR for the Hotels, as set forth above, do not agree primarily because the leap year in 1996 added one additional day.

                                                       YEAR ENDED DECEMBER 31,
                                                       ------------------------
                                                          1996          1995       VARIANCE
                                                       ----------    ----------    --------
SUITE REVENUE (IN THOUSANDS):
  Initial Hotels(6)..................................    $ 43,540      $ 39,961       9.0%
  Pre-CSS Hotels(7)..................................      35,083        31,766      10.4
                                                         --------      --------      ----
  Original Hotels(13)................................      78,623        71,727       9.6
  CSS Hotels(18).....................................     118,300       114,408       3.4
  1996 Acquisitions(12)..............................      83,921        80,699       4.0
                                                         --------      --------      ----
          Totals(43).................................    $280,844      $266,834       5.3%
                                                         ========      ========      ====
OCCUPANCY:
  Initial Hotels.....................................        77.5%         76.1%      1.4pts
  Pre-CSS Hotels.....................................        75.3          74.1       1.2
  Original Hotels....................................        76.5          75.2       1.3
  CSS Hotels.........................................        67.8          69.6      (1.8)
  1996 Acquisitions..................................        73.0          75.2      (2.2)
          Totals.....................................        71.6%         72.6%     (1.0)pts
ADR:
  Initial Hotels.....................................    $ 103.73      $  97.27       6.6%
  Pre-CSS Hotels.....................................      101.71         94.40       7.7
  Original Hotels....................................      102.82         95.98       7.1
  CSS Hotels.........................................      103.31         97.75       5.7
  1996 Acquisitions..................................      111.54        104.51       6.7
          Totals.....................................    $ 105.50      $  99.20       6.3%
  REVENUE PER AVAILABLE SUITE (REVPAR):
  Initial Hotels.....................................    $  80.43      $  74.02       8.7%
  Pre-CSS Hotels.....................................       76.55         69.96       9.4
  Original Hotels....................................       78.65         72.17       9.0
  CSS Hotels.........................................       70.05         68.01       3.0
  1996 Acquisitions..................................       81.46         78.56       3.7
          Totals.....................................    $  75.52      $  72.05       4.8%

INITIAL HOTELS:     Dallas (Park Central), TX; Jacksonville, FL; Nashville, TN;
                    Orlando (North), FL; Orlando (South), FL; Tulsa, OK.

PRE-CSS HOTELS:     Boston -- Marlborough, MA; Brunswick, GA;
                    Chicago -- Lombard, IL; Corpus Christi, TX; Dallas (Love
                    Field), TX; Flagstaff, AZ; New Orleans, LA.

ORIGINAL HOTELS:    Initial Hotels and Pre-CSS Hotels combined.

CSS HOTELS:         Anaheim, CA; Baton Rouge, LA; Birmingham, AL; Boca Raton
                    (Doubletree), FL; Deerfield Beach, FL; Ft. Lauderdale, FL;
                    El Segundo (LAX (Airport) South), CA; Oxnard (Mandalay
                    Beach), CA; Miami (Airport), FL; Milpitas, CA; Minneapolis
                    (Airport), MN; Minneapolis (Downtown), MN; Napa, CA; Phoenix
                    (Camelback), AZ; South San Francisco (Airport North), CA;
                    Burlingame (S.F. Airport So.), CA; St. Paul, MN; Tampa
                    (Busch Gardens), FL(1).

1996 ACQUISITIONS:  Avon (Beaver Creek Resort), CO; Boca Raton (Embassy), FL;
                    Charlotte, NC; Deerfield, IL; Cleveland, OH; Indianapolis (North), IN; Lexington, KY(2); San Rafael (Marin Co.), CA; Parsippany, NJ; Piscataway, NJ; Atlanta (Buckhead), GA; Myrtle Beach (Kingston Plantation), SC(3).
---------------

(1) Operating as a Doubletree Guest Suites hotel.

(2) Operating as a Hilton Suites hotel.

(3) In the process of conversion to an Embassy Suites hotel.

     Pro forma revenues for the 43 hotels that the Company owned at December 31, 1996, increased 5.3% over 1995. The majority of the increase came from the Pre-CSS Hotels (10.4%) and the Initial Hotels (9.0%). The CSS Hotels had only a slight increase in suite revenue (3.4%) as did the 1996 Acquisitions (4.0%) primarily as a result of the commencement of major renovations in the CSS Hotels and some of the 1996 Acquisitions. As a result of these renovations, the Company lost nearly 173,000 available suite nights, or 5.5% of the total available suite nights for the year.

     The Initial Hotels and the Pre-CSS Hotels experienced increases in both occupied suites, as a percentage of available suites (including those temporarily out of service for renovation) and ADR over the prior year. The CSS Hotels increased ADR by 5.7% but dropped in occupancy by 1.8 percentage points. Similarly the 1996 Acquisitions increased ADR by 6.7% but dropped in occupancy by 2.2 percentage points.

     The CSS Hotels revenues were adversely affected by the suites taken out of service during 1996 for renovation. During 1996 the Company took more than 153,000 suite nights out of service in the CSS Hotels for renovation, this represents more than 9% of the total available suite nights for these hotels. This renovation adversely impacted the ADR at the hotels because of the disruptions caused by the renovation and the occupancy was adversely impacted by reducing the number of suites actually available. During the fourth quarter of 1996, the 10 CSS Hotels where renovations had been substantially completed by early in the fourth quarter experienced an increase in suite revenue in excess of 15% compared to the same period in 1995. Management believes that similar increases in suite revenue should occur in 1997 for the CSS Hotels as the renovations had been substantially completed by year end 1996.

     The Company expects that the Initial Hotels and the Pre-CSS Hotels should continue increased suite revenue growth in 1997. The CSS Hotels should start to benefit from the extensive renovation that was substantially completed in 1996, and show solid revenue growth in 1997. The 1996 Acquisitions should also start to benefit from renovations (many of which began in 1996) and show improving suite revenue during 1997.

  THE LESSEE -- ACTUAL

     Comparison of the Nine Months Ended September 30, 1997 and 1996

     Total revenues increased from $194.4 million in the first nine months of 1996 to $380.7 million for the same period of 1997. The primary reasons for this increase are the number of hotels operated by the Lessee which increased from 41 hotels at September 30, 1996 to 71 hotels at September 30, 1997 and the increases in revenues at the hotels owned in both the first nine months of 1997 and 1996. Percentage Lease expense, property operating costs, and other hotel expenses increased in the first nine months of 1997 compared to the same period of 1996 and relate primarily to the increased number of hotels operated by the Lessee. The increase in percentage lease expense is also attributable in part to the increase in the suite revenues. The Lessee had net losses of $1.6 and $2.9 million for the nine months ended September 30, 1997 and 1996, respectively. Except as otherwise noted, each of such hotels is operated as an Embassy Suites hotel.

     Comparison of the Years Ended December 31, 1996 and 1995

     For the years ended December 31, 1996 and 1995, the Lessee had revenues of $269.2 million and $72.6 million respectively, consisting primarily of suite revenues of $234.5 million and $65.6 million.

     The 271% increase in total revenue is primarily attributable to the increase in number of hotels leased, from 20 hotels at December 31, 1995 to 43 hotels at December 31, 1996. There were seven hotels which were leased for all of 1996 and 1995. Suite revenues for these hotels increased 9.0% for the year ended December 31, 1996 over the same period in 1995 (an increase of $4.3 million). All of these hotels experienced increases in suite revenue, ranging from 2.6% to 12.5% over the prior year.

     The Lessee recorded a net loss of $5.4 million for 1996, compared to a net loss of $240,000 for 1995. The increased loss is reflected in the relative increase in Percentage Lease expenses, from 37.1% of total revenue in 1995 to 40.1% of total revenue in 1996. Since Percentage Lease expense is principally computed as a percentage of suite revenue, the losses of suite revenue from the renovation and conversion of the CSS hotels (through suites taken out of service and disruptions from the renovation) resulted in a larger portion of the Percentage Lease expense to be fixed in nature and therefore increased as a percentage of total revenue. The Lessee also incurred approximately $2.2 million in one-time conversion costs related to the CSS Hotels.

     Year Ended December 31, 1995


     For the year ended December 31, 1995, the Lessee had suite revenue of $65.5 million. The Percentage Lease payments, hotel expenses and operating expenses were $26.9 million, $18.5 million and $26.6 million respectively, and net loss was $240,000. The Lessee distributed approximately $200,000 to two of its shareholders in 1995 and these shareholders purchased shares of Common Stock of FelCor in an amount equal to such distributions.


     Period from July 28, 1994 (Inception of Operations) through December 31,
     1994


     For the period July 28, 1994 (inception of operations) through December 31, 1994 the Lessee had suite revenue of $16.1 million. The Percentage Lease payments, hotel expenses and operating expenses were $6.0 million, $4.7 million and $7.3 million, respectively, and net income was $109,000. The Lessee distributed approximately $443,000 to its shareholders in 1994 and these shareholders purchased shares of common stock of FelCor in an amount equal to such distributions.


     Comparison of the Year Ended December 31, 1995 and the Period from July 28, 1994 (Inception of Operations) through December 31, 1994

     Total revenues increased 297% from 1994 to 1995, primarily because of the partial year of operations in 1994 and the increase in the number of hotels leased (from seven to 20). The Lessee recorded a net loss of $240,000 for 1995, compared to net income of $109,000 in 1994, primarily as a result of the relative increase in Percentage Lease payments, as a percentage of total revenues, from 33.0% in 1994 to 37.1% in 1995, offset (in part) by a decline in all other expenses, as a percentage of total revenues, from 66.4% in 1994 to 63.2% in 1995.

RENOVATIONS AND CAPITAL EXPENDITURES

     The Company believes that one factor that differentiates it from many other hotel companies is its commitment to make the necessary capital expenditures on its hotels to maintain them and improve them to the Company's high standards. This is approached in three ways: annual investments of a minimum of 4% of suite revenue for capital improvements; an aggressive renovation and upgrade program for hotels acquired to bring them up to Company standards; and the construction of additional suites, meeting rooms and public areas where market conditions indicate.

  Renovations

     The Company committed approximately $70 million during 1996 to the upgrade and renovation of the CSS Hotels and the wholly owned 1996 Acquisitions. At September 30, 1997, the Company had spent approximately $57 million on the CSS Hotels renovations and upgrades. Additionally, in 1996 the Company spent approximately $3 million on renovations to hotels owned prior to the purchase of the CSS Hotels.

  Room Additions

     In 1996, the Company completed the addition of an aggregate of 48 suites at its hotels in Flagstaff, Arizona and New Orleans, Louisiana at an approximate cost of $5.3 million, and at July 1, 1997, the Company added a net of 129 suites, additional meeting rooms and other public area upgrades at its Boston -- Marlborough, Massachusetts hotel with a completion cost of approximately $15.8 million. Additionally, an aggregate of 224 additional suites are currently in the process of development at three of the Company's existing hotels at an aggregate estimated cost of approximately $20.5 million.

  Capital Improvements

     It is the Company's policy to invest approximately 4% of suite revenue on annual capital improvements at its hotels. These investments are in addition to the previously discussed renovations and room additions. During 1996 the Company spent approximately $9.2 million on these type capital expenditures totaling 4.3% of suite revenue of company owned hotels. These investments also are in addition to the 5% to 6% of suite revenue spent by the Lessee for repair and maintenance expenditures annually.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's principal source of cash to meet its cash requirements, including repayments of Indebtedness, is its cash flow from the Percentage Leases. For the nine months ended September 30, 1997, cash flow provided by operating activities, consisting primarily of Percentage Lease revenue, was $74.6 million and funds from operations assuming the conversion of preferred stock, which is the sum of net income, minority interest, and depreciation of real property (including furniture and equipment), was $95.5 million. The Lessee's obligations under the Percentage Leases are unsecured. The Lessee's ability to make lease payments under the Percentage Leases and the Company's liquidity, including repayments of Indebtedness, are substantially dependent on the ability of the Lessee to generate sufficient cash flow from the operation of the Hotels.

     At September 30, 1997, the Lessee had paid all amounts then due FelCor LP under the Percentage Leases. During the nine months ended September 30, 1997, the Lessee realized a net loss of $1.6 million. The Lessee's accumulated shareholders' deficit of $8.0 million at September 30, 1997 resulted primarily from losses during 1996 as a consequence of the one-time costs of converting the CSS Hotels to the Embassy Suites and Doubletree Guest Suites brands and the substantial number of suite nights lost during 1996 due to renovation. It is anticipated that a substantial portion of any future profits of the Lessee will be retained until a positive shareholders' equity is restored. Although it is currently anticipated that the Lessee will sustain a loss during 1997, it is anticipated that its future earnings will be sufficient to enable it to continue to make its lease payments under the Percentage Leases when due.

     Minority equity interest in two of DJONT's consolidated subsidiaries, relating to an aggregate of 15 Hotels, are held by unrelated third parties that also own an equity interest in such Hotels. Messrs. Feldman and Corcoran, such unrelated third party owners, and the managers of certain of the Hotels have agreed, directly or through their affiliates, to make loans to the Lessee of up to an aggregate of approximately $15.4 million, to the extent necessary to enable the Lessee to pay rent and other obligations due under the respective Percentage Leases relating to a total of 32 of the Hotels. Amounts so borrowed by the Lessee, if any, will be subordinate in right of repayment to the prior payment in full of rent and other obligations due under the Percentage Leases to such Hotels. No loans were outstanding under such agreements at September 30, 1997.

     The Company intends to acquire additional hotels and may incur indebtedness to make such acquisitions, or to meet distribution requirements imposed on a REIT under the Internal Revenue Code, to the extent that working capital and cash flow from the Company's investments are insufficient to make such distributions.


     At September 30, 1997, the Company had $18.9 million of cash and cash equivalents and had utilized $296 million of the amount available under the Company's $550 million unsecured revolving Line of Credit. On October 1, 1997, FelCor LP placed $300 million in long term senior unsecured private placement debt.

This senior unsecured private placement debt, bears interest at 7 3/8% for the notes due 2004, and 7 5/8% for notes due 2007.


     To manage the relative mix of its debt between fixed and variable rate instruments, the Company has entered into two separate interest rate swap agreements. These interest rate swap agreements modify a portion of the interest characteristics of the Company's outstanding debt without an exchange of the underlying principal amount and effectively convert variable rate debt to a fixed rate. The fixed rates to be paid, the effective fixed rate, and the initial variable rate to be received by the Company at September 30, 1997 are summarized in the following table:

                                                                SWAP RATE
                                                                RECEIVED
           NOTIONAL              SWAP RATE      EFFECTIVE     (VARIABLE) AT
            AMOUNT              PAID (FIXED)    FIXED RATE       9/30/97         MATURITY
           --------             ------------    ----------    -------------    -------------
50 million....................    6.11125%       7.61125%        6.47625%      October 1999
25 million....................    5.95500%       7.45500%        6.19100%      November 1999

     After application of the $300 million senior unsecured privately placed debt, and taking into consideration the $75 million in interest rate swaps, the Company has reduced its variable rate debt to about 10% of total debt outstanding. The fixed rate debt held by the Company bears interest at a weighted average rate of 7.6%.

     The differences to be paid or received by the Company under the terms of the interest rate swap agreements are accrued as interest rates change and recognized as an adjustment to interest expense by the Company pursuant to the terms of its interest rate agreement and will have a corresponding effect on its future cash flows. Agreements such as these contain a credit risk that the counterparties may be unable to meet the terms of the agreement. The Company minimizes that risk by evaluating the creditworthiness of its counterparties, which are limited to major banks and financial institutions, and does not anticipate nonperformance by the counterparties.


     To provide for additional flexibility, FelCor has registered up to an aggregate of $1.0 billion in common stock, preferred stock, debt securities and/or common stock warrants pursuant to two shelf registration statements. One shelf registration statement, for $500 million, was declared effective by the Securities and Exchange Commission during 1996 and the second shelf registration statement, for $500 million, was declared effective during the second quarter of 1997. The terms and conditions of the stock or debt securities issued thereunder are determined by FelCor based upon market conditions at the time of issuance. A total of 6,050,000 shares of preferred stock at $25.00 per share were issued in the second quarter of 1996 and 3,000,000 shares of common stock at $35.50 were issued during the first quarter of 1997 pursuant to the shelf registration declared effective in 1996 leaving approximately $242.3 million available under that shelf registration. With regard to the shelf registration declared effective in 1997, FelCor issued 11,200,000 shares of common stock at $36.625 leaving approximately $89.8 million available under that shelf registration. On October 22, 1997 a Special Meeting of Shareholders approved an amendment to FelCor's Charter increasing the number of authorized shares of Common Stock from 50 million shares to 100 million shares. The amendment was adopted by the affirmative vote of shareholders owning more than 77% of the shares of common stock outstanding at the close of business on September 8, 1997.


     The Company completed construction and placed into service on July 1, 1997, 129 net additional suites, meeting rooms and other public area upgrades at its Boston -- Marlborough, Massachusetts hotel at a cost of $15.9 million. The Company is constructing an additional 67 suites at its Jacksonville, Florida hotel and 67 additional suites at its Orlando (North), Florida hotel at an aggregate projected cost of $10.2 million with an expected completion in early 1998.

     The Company's cash flow from financing activities of approximately $571.7 million for the nine months ended September 30, 1997 resulted from the following: The sale of an aggregate of 14.2 million shares of common stock with net proceeds of $448.0 million; (3.0 million shares in the first quarter of 1997 at $35.50 per share and 11.2 million shares at September 30, 1997 at $36.625) net of 1.2 million shares of common stock repurchased from Promus; net borrowings under the Company's line of credit of $180.1 million; distributions paid to common shareholders, preferred shareholders and limited partners of $57.0 million; and proceeds from the exercise of stock options by former employees of $592,000.

IMPACT OF THE YEAR 2000 ISSUE

     The Year 2000 issue is the result of computer programs being written using two digits rather than four to the define the applicable year. Any computer program that has date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     The Company has recently assessed its internal computer systems and believes that the current systems used will properly utilize dates beyond December 31, 1999. The Company has been informed that companies that manage the hotels owned by the Company are in the process of studying the Year 2000 issue, including inquiries of their vendors. Upon the completion of the management companies' study, which is expected in late 1998, the Company will determine the extent to which the Company is vulnerable to third parties' failure to remediate their own Year 2000 issues and the costs associated with resolving this issue.

INFLATION

     Operators of hotels, in general, possess the ability to adjust room rates periodically to reflect the effects of inflation. Competitive pressures may, however, limit the Lessee's ability to raise room rates.

SEASONALITY

     The Hotels' operations historically have been seasonal in nature, reflecting higher occupancy rates primarily during the first three quarters of each year. This seasonality can be expected to cause fluctuations in the Company's quarterly lease revenue, particularly during the fourth quarter, to the extent that it receives Percentage Rent. To the extent cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in lease revenue, the Company expects to utilize other cash on hand or borrowings under the Line of Credit to make distributions to its shareholders or to make payments on the Notes.

RECENTLY ISSUED STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

     During 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS 128"), No. 129 "Disclosure of Information About Capital Structure" ("SFAS 129"), No. 130 "Reporting Comprehensive Income" ("SFAS 130"), and No. 131 "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), all of which are effective for fiscal years beginning after December 15, 1997.

     SFAS 128 specifies the computation, presentation and disclosure requirements for earnings per share. SFAS 129 establishes standards for disclosing information about an entity's capital structure such as information about securities, liquidation preference of preferred stock and redeemable stock. SFAS 130 specifies the presentation and disclosure requirements for reporting comprehensive income which includes those items which have been formerly reported as a component of shareholders' equity. SFAS 131 establishes the disclosure requirements for reporting segment information.

     Management believes that, when adopted, SFAS 128, 129, 130 and 131 will not have a significant impact on the Company's financial statements.

                            BUSINESS AND PROPERTIES

THE INDUSTRY

     The United States hotel industry has experienced significant improvement in the past five years. According to Coopers & Lybrand L.L.P. Hospitality Directions, after a period of extended unprofitability in the late 1980's and early 1990's, lodging industry profit has increased every year from 1992 through 1996. The industry downturn in the late 1980's resulted primarily from an increase in the supply of new hotel rooms that significantly outpaced growth in demand. The industry began to turn around in 1991, and the percentage growth in room demand exceeded the percentage growth in room supply from 1992 through 1996. As a result, according to Smith Travel Research, for All Upscale U.S. Hotels (including both Upscale and Upper Upscale Hotels), occupancy increased from 61.7% in 1991 to 68.4% in 1996, and ADR increased from $65.89 in 1991 to $85.54 in 1996.

     Smith Travel Research classifies the hotel industry into six distinct categories: Budget, Economy, Midscale, Midscale with Food & Beverage, Upscale and Upper Upscale. All of the Company's properties are operated under brands that are included in the Upper Upscale category. This category has experienced relatively low levels of new construction.

     The following table contains information with respect to average occupancy, ADR and RevPAR for the Current Hotels, all Embassy Suites hotels, all upscale U.S. hotels and all U.S. hotels for the periods indicated.

                                                    YEAR ENDED DECEMBER 31,
                                 --------------------------------------------------------------
                                  1990     1991     1992     1993     1994     1995      1996
                                 ------   ------   ------   ------   ------   -------   -------
OCCUPANCY:
  Current Hotels(1)............      --       --       --       --     73.9%     72.6%     72.2%
  Embassy Suites Hotels(2).....    69.6%    69.4%    71.8%    73.1%    74.9      74.2      73.6
  All Upscale U.S. Hotels(3)...    61.6     61.7     64.7     66.8     68.1      68.4      68.4
  All U.S. Hotels(4)...........    61.8     60.1     61.9     63.1     64.7      65.1      65.7
ADR
  Current Hotels(1)............      --       --       --       --   $92.87   $ 98.20   $105.23
  Embassy Suites Hotels(2).....  $86.73   $88.19   $90.97   $93.78    97.18    101.90    107.36
  All Upscale U.S. Hotels(3)...   62.16    65.89    73.11    72.05    77.19     81.17     85.54
  All U.S. Hotels(4)...........   58.70    59.12    59.62    61.30    64.24     67.66     71.66
REVPAR(5)
  Current Hotels(1)............      --       --       --       --   $68.63   $ 71.30   $ 75.97
  Embassy Suites Hotels(2).....  $60.36   $61.20   $65.32   $68.55    72.86     75.61     79.02
  All Upscale U.S. Hotels(3)...   38.29    40.65    47.30    48.13    52.57     55.52     58.51
  All U.S. Hotels(4)...........   36.28    35.53    36.90    38.68    41.56     44.05     47.08

---------------

(1) The information for the Current Hotels, for periods prior to their acquisition by the Company, was obtained from the prior owners. Information for certain of the Current Hotels was not available for periods prior to 1994.

(2) Information provided by Promus.

(3) Information obtained from Smith Travel Research. This category includes 49 hotel chains designated by such firm as "upper upscale" (including Embassy Suites hotels, Doubletree Guest Suites hotels and Sheraton hotels) or "upscale."

(4) Information obtained from Smith Travel Research.

(5) RevPAR is determined by dividing room or suite revenues by available rooms or suites.

BACKGROUND

     FelCor was formed as a Delaware corporation on May 16, 1994 and was reincorporated as a Maryland corporation on June 23, 1995. FelCor is a self administered equity REIT formed for the purpose of acquiring and holding interests in hotel properties.

     In connection with the formation of FelCor, FelCor LP acquired the six Initial Hotels through a merger with entities organized in 1991 and controlled by Hervey A. Feldman and Thomas J. Corcoran, Jr. The consideration for the acquisition consisted of (i) 1,695,146 Units, then representing approximately 26.5% of the equity interests in FelCor LP and (ii) the assumption and payment of mortgage indebtedness and other obligations relating to the Initial Hotels of approximately $76.0 million. The Units are exchangeable, subject to certain limitations, for a like number of shares of the Common Stock of FelCor or for cash, at the option of FelCor.


     To enable FelCor to qualify as a REIT, neither FelCor nor FelCor LP can operate the hotels in which they invest. Accordingly, FelCor LP leases all of the hotels owned by it to the Lessee, pursuant to the Percentage Leases. The Lessee is a Delaware limited liability company, 25% of which is beneficially owned by each of Messrs. Feldman and Corcoran, the Chairman of the Board and the President of FelCor, respectively, and 50% of which is owned by RGC Leasing, Inc., a Nevada corporation owned by the children of Charles N. Mathewson, a major initial investor in the Company and a director of FelCor. It is anticipated that additional hotels acquired by the Company will be leased to the Lessee upon similar terms. See "Certain Relationships and Related Transactions" for additional information regarding the interests of affiliates arising out of the acquisition of the Initial Hotels, the Percentage Leases and certain other transactions.


BUSINESS STRATEGY

  Overview

     The Company's primary business objectives are to (i) focus on selection of sound hotel investments, (ii) add value to its hotels through active asset management and the strategic investment of capital, and (iii) build solid working relationships with, and be the "owner-of-choice" for, selected premium, full-service hotel brand owners/managers who are willing to commit to the on-going success of the hotels they license/ manage for the Company. The Company seeks to increase operating cash flow and, enhance its value through both internal growth and acquisitions. The Company's internal growth strategy is to utilize its asset management expertise to improve the quality of its hotels by renovating, upgrading and repositioning, thereby improving the revenue performance of the hotels, and to participate, through the Percentage Leases, in any growth in revenues at its hotels. The Company's acquisition growth strategy remains focused primarily upon the purchase of additional existing and a limited number of newly developed hotels that meet the Company's investment criteria.

  Strategic Relationships

     The Company currently maintains strategic brand owner/manager relationships with Promus, Doubletree and Sheraton. Promus and Doubletree have recently completed the merger of their companies. The combined company will constitute the lodging industry's third largest entity based on annual revenue. The Company believes that this merger will increase the Company's flexibility in branding its all suite hotels to capitalize on local market conditions and brand representation. ITT Corporation, the parent of ITT Sheraton Corporation, has announced that it has entered into a definitive agreement to merge with Starwood Lodging.

     - Promus Hotel Corporation is the largest operator of full-service, all-suite hotels in the United States. Promus is also the owner of the Embassy Suites brand and the manager of 50 of the Company's Current Hotels. In addition, based on the closing price of the Common Stock on the NYSE on September 30, 1997, Promus owned more than $55 million of the aggregate Common Stock of FelCor and Units of FelCor LP. The relationship with Promus has provided the foundation for the Company's historical growth.

     - Doubletree Hotels Corporation is the owner of the nation's second largest full-service, all-suite hotel brand, Doubletree Guest Suites. Doubletree provides hotel owners with management and franchise services under its Doubletree Hotels, Doubletree Guest Suites, Club Hotels by Doubletree, Red Lion Hotels and other brands, as well as management services for other non-Doubletree brand hotels. Doubletree is the manager of all of the 12 Current Hotels operated under the Doubletree Guest Suites brand.

     - ITT Sheraton Corporation is the owner of the Sheraton brand and one of the world's largest hotel companies, with more than 430 hotels in over 60 countries. This newest strategic alliance, coupled with the purchase of six Sheraton hotels this year (including a total of four non-suite hotels), provided the Company with its initial entry into the upscale, full-service, non-suite hotel market and should provide the Company with opportunities for future growth.

     The strength of the Company's strategic relationships with the foregoing brand owners/managers are evidenced by their (i) significant equity investments in 15 of the Company's hotels, (ii) agreements to make subordinated loans to the Lessee (in support of the Lessee's obligations under certain Percentage Leases with respect to certain hotels), (iii) subordination of certain customary fees to the Lessee's obligations under applicable Percentage Leases, (iv) grants of certain performance-based termination rights by the managers to the Lessees, and
(v) in one case, guarantee of a $25 million loan to the Company.

  Internal Growth Strategy


     Beginning with the acquisition of the CSS Hotels, from the fourth quarter of 1995 through September 30, 1997, the Company has acquired interests in 58 hotels containing an aggregate of 14,587 suites/rooms for approximately 1.4 billion, resulting in an increase in its portfolio of suites/rooms by more than 500%. The Company converted the 18 CSS Hotels to Embassy Suites hotels (16 hotels) and Doubletree Guest Suites hotels (two hotels), investing over $50 million in the complete renovation and upgrade of such hotels. As a consequence, RevPAR of the CSS Hotels for the nine months ended September 30, 1997 increased approximately 22.0% over the nine months ended September 30, 1996. Additionally, for the 13 original hotels acquired by the Company prior to the acquisition of the CSS Hotels, the Company achieved a 6.6% increase in RevPAR for the nine months ended September 30, 1997 over the comparable period in 1996, from $79.39 to $84.61.


  Acquisition Growth Strategy

     At present, the Company intends to continue to focus its acquisition strategy with respect to individual hotels primarily upon the purchase of full-service, upscale hotels (both all-suite and non-suite) that will fit within one of the Company's three premium brand/owner/manager alliances with Promus, Doubletree and Sheraton. The Company believes that it has benefitted, and will continue to benefit, from its strong relationships with its brand owner/managers. The Company also may construct additional suites/rooms and/ or meeting space at certain of its hotels if market and other conditions warrant. An aggregate of 224 additional suites are currently in the process of development at three of the Company's existing hotels at an aggregate estimated cost of approximately $20.5 million.

  Capital Strategy


     The Company intends to maintain a conservative capital structure (as evidenced by the current debt limitation policy of the Board of Directors described below) that enhances its access to the capital markets on favorable terms and promotes future earnings growth. Since the IPO, FelCor has completed five public offerings of its capital stock, raising gross proceeds of more than $1 billion, including one public offering of convertible preferred stock that raised $151.3 million in gross proceeds. In addition, FelCor has reduced its payout ratio (distributions as a percentage of Funds From Operations) from 80% for the year ended December 31, 1995 to 68% for the 12 month period ended September 30, 1997.



     The Board of Directors has adopted a policy which limits the Company's indebtedness to not more than 40% of its investment in hotel assets, at cost. This policy may be modified by the Board of Directors at any time. At September 30, 1997, the Company had the $550 million unsecured revolving Line of Credit, under which it had borrowed $296 million, the unsecured Renovation Loan of $25 million (guaranteed by Promus), the proceeds of which were used to finance the cost of renovations to the CSS Hotels, and approximately $1 million of other unsecured indebtedness. The Company also had at September 30, 1997, the $85 million secured Term Loan that was repaid from the proceeds of the Private Placement, and an additional $12 million in secured debt. At September 30, 1997, after giving effect to the Private Placement and the application of the proceeds therefrom, the total Indebtedness of the Company would have been 26% of total assets and its ratio of EBITDA to interest paid for the twelve months ended September 30, 1997 would have been 5.9 to 1. The Company believes that its current debt limitation policy, its preference for unsecured debt and its success in raising equity capital for expansion, demonstrate the Company's commitment to the maintenance of a conservative but flexible capital structure.


HOTEL PORTFOLIO

  Current Hotels

     Subsequent to the Company's formation and the concurrent acquisition of the Initial Hotels, the Company completed the acquisition of interests in 65 additional hotels through September 30, 1997. Of the Current Hotels, the Company owns 100% equity interests in 53 hotels, a 97% interest in the partnership that owns one hotel, a 90% interest in partnerships that own three hotels, and a 50% interest in separate partnerships that own 14 hotels. At September 30, 1997, 51 of the Current Hotels were operated as Embassy Suites hotels, 12 as Doubletree Guest Suites hotels, six as Sheraton hotels, one as a Hilton Suites hotel, and one hotel was in the process of being converted to the Embassy Suites brand. The Current Hotels are located in 26 states. The following table provides certain information regarding the Current Hotels:

                                        NUMBER OF HOTELS                            AGGREGATE
                                            ACQUIRED        NUMBER OF SUITES    ACQUISITION PRICE
                                        ----------------    ----------------    -----------------
                                                             (IN MILLIONS)
1994
  Initial Hotels......................          6                 1,479             $   81.5
  4th Quarter.........................          1                   251                 25.8
1995
  1st Quarter.........................          2                   350                 27.4
  2nd Quarter.........................          1                   100                  9.4
  3rd Quarter.........................          3                   542                 31.3(1)
  4th Quarter.........................          7                 1,657                169.0
1996
  1st Quarter.........................         14                 3,501                383.5
  2nd Quarter.........................          3                   691                 68.1
  3rd Quarter.........................          4                 1,005                 30.8(2)
  4th Quarter.........................          2                   572                 78.1
1997
  1st Quarter.........................         15                 3,446                209.4(3)
  2nd Quarter.........................          9                 2,715                264.9(4)
  3rd Quarter.........................          4                 1,000                122.6
                                               --               -------             --------
  Subtotals...........................         71                17,309             $1,501.8
  Additional suites constructed by the
     Company at its hotels............         --                   177                 21.2
                                               --               -------             --------
          Totals......................         71                17,486             $1,523.0
                                               ==               =======             ========

---------------

(1) Includes the purchase price of the Company's 50% interest in the unconsolidated partnership owning the 262-suite, Chicago-Lombard, Illinois Embassy Suites hotel.

(2) Represents the purchase price of the Company's 50% interest in separate unconsolidated partnerships owning Embassy Suites hotels in Marin County, California; Parsippany, New Jersey; Charlotte, North Carolina; and Indianapolis, Indiana, with an aggregate of 1,005 suites.

(3) Includes the purchase price of the Company's (a) 50% interests in separate unconsolidated partnerships owning eight Embassy Suites hotels, with an aggregate of 1,934 suites, and (b) 90% interests in consolidated partnerships owning three Doubletree Guest Suites hotels, with an aggregate of 691 suites.

(4) Includes the purchase price of the Company's 50% interest in an unconsolidated partnership owning the 261-suite Embassy Suites hotel in San Antonio (Airport), Texas.

     Of the 1997 Acquisitions, nine consist of 50% interests in unconsolidated partnerships owning an aggregate of eight Embassy Suites hotels, bringing to 12 the number of hotels owned by joint ventures with Promus, and three consist of 90% interests in consolidated partnerships, in which Doubletree holds the remaining 10% interest, owning an aggregate of three Doubletree Guest Suites hotels. Of the remaining hotels acquired in 1997, three are Embassy Suites hotels, seven are Doubletree Guest Suites hotels (including three that were converted from other brands), and six are Sheraton hotels.

  Recent Acquisitions

     During the fourth quarter of 1997, the Company acquired two additional hotels with an aggregate of 447 suites and rooms for approximately $42.3 million. One is a traditional 309-room Sheraton Hotel in Burlington, Vermont, which includes a conference center offering more than 30,000 square feet of meeting space. The other is a 138-suite Doubletree Guest Suites hotel in Dayton, Ohio. The addition of these hotels brings the Company's total hotel portfolio to 73 hotels with an aggregate of 17,933 suites and rooms located in 27 states.

  Other Potential Hotel Transactions

     The Company is in various stages of evaluation and negotiation with respect to a number of other available hotel transactions which, if the Company were to elect to pursue all of such transactions, could require an additional investment by the Company of more than $300 million. Due to the preliminary status of such negotiations and evaluations, no assurance can be given that the Company will elect to pursue, or succeed in the completion of, any of such transactions.

  Hotel Renovation and Conversion

     The Company believes that its commitment to make the necessary capital expenditures to upgrade and maintain its hotel properties in accordance with its high standards differentiates it from many other hotel companies. Typically, the Company renovates or upgrades hotels acquired by it and, in many instances, incurs the cost of converting such hotels into national brands, like Embassy Suites, Doubletree Guest Suites or Sheraton. The Company made capital expenditures of approximately $52.2 million during 1996, in the conversion and upgrade of hotels acquired by it through December 31, 1996. The majority of such expenditures were made in connection with the complete renovation and upgrading of the 18 CSS Hotels. The Company has incurred additional conversion and upgrade costs of approximately $17.6 million during the first six months of 1997 with respect to various renovation and upgrade projects. Significant additional conversion and upgrade costs may be incurred by the Company with respect to any additional hotels acquired by it.

     In addition to the conversion and upgrade costs typically incurred by the Company in connection with newly acquired hotels, the Company is required under the Percentage Leases to provide a capital replacement reserve, consisting of 4% of suite revenues (on a cumulative basis), for recurring capital improvements and replacements at its hotels. In addition to the capital expenditures made, as described above, for the conversion and upgrade of newly acquired hotels, the Company spent approximately $9.2 million (approximately 4.3% of suite revenues) during 1996, and approximately $3.9 million (approximately 2.4% of suite revenues) during the six months ended June 30, 1997, on recurring capital replacements. In addition to such capital expenditures by the Company, the Lessee also spent approximately $14.5 million (approximately 6.2% of suite revenues) during 1996, and approximately $11.1 million (approximately 5.5% of suite revenues) during the six months ended June 30, 1997, on routine maintenance and repair of its hotels, for which the Lessee is responsible under the Percentage Leases.

     During 1996 and the first six months of 1997, the Company completed the construction of 17 additional suites at its Flagstaff hotel, 31 additional suites at its New Orleans hotel, and a net of 129 suites, additional meeting rooms and other public area improvements to its Boston-Marlborough hotel at an aggregate cost of approximately $21.2 million. Additionally, an aggregate of 224 additional suites are currently in the process of development at three of the Company's existing hotels, at an estimated cost of approximately $20.5 million.

  Embassy Suites Hotels

     At September 30, 1997, fifty-one of the Current Hotels were, and one was in the process of conversion to, Embassy Suites hotels operating under franchise licenses from Promus. Embassy Suites hotels are upscale, full-service, all-suite hotels designed to attract frequent business travelers, leisure travelers and weekend guests. Embassy Suites consistently achieves one of the highest guest satisfaction ratings in the industry. Among the services and amenities typically offered by Embassy Suites hotels are: two-room suites, with each suite containing two telephones, a mini-refrigerator, coffee maker, microwave oven, wet bar, and two color televisions; complimentary, full, cooked-to-order breakfast every morning; complimentary cocktails during two hours every evening (subject to local laws and regulations) in an atrium environment; fitness center, indoor heated pool, sauna, whirlpool and steam room; guest laundry and valet services; and a 100% satisfaction guarantee. Restaurant, banquet, in-room dining and lounge services are available to guests at customary rates. Embassy Suites hotels are constructed, maintained and operated in accordance with a comprehensive set of building, maintenance, operational, recordkeeping and reservation system guidelines designed to ensure a uniformly high level of service, appearance and quality. The Embassy Suites system was among the first hotel chains to offer guests an unconditional 100% satisfaction guarantee.


     Embassy Suites, the predecessor-in-interest to Promus, was organized in 1983, and the first Embassy Suites hotel was opened in Overland Park, Kansas in 1984. Mr. Feldman, Chairman of the Board of FelCor, served as the founding President and Chief Executive Officer of Embassy Suites from 1983 until 1990, and as its Chairman of the Board from 1990 until January 1992. In March 1984, Embassy Suites, Inc. acquired the 24 hotel Granada Royale Hometel(R) chain, and converted its hotels to the Embassy Suites system during 1985. By the spring of 1986, Embassy Suites hotels were located in 20 states, making it a national upscale all-suite chain and the largest upscale all-suite operator in the United States. The Embassy Suites chain has continued to grow through franchising, new hotel development and the acquisition and conversion of all-suite hotels from other brands. From 30 hotels in 10 states at December 31, 1984, the Embassy Suites chain has grown to 137 hotels in 35 states, the District of Columbia, Canada, Colombia, Puerto Rico, and Thailand at August 31, 1997, making it the largest U.S. full-service, all-suite hotel chain. Of the 137 Embassy Suites hotels in operation at August 31, 1997, a total of 76 were being operated by Promus as owner, lessee or manager.


  Doubletree Guest Suites Hotels

     Twelve of the Current Hotels are Doubletree Guest Suites hotels. The Doubletree Guest Suites all-suite hotels comprise one of the largest all-suite hotel chains in the United States as measured by number of suites and system revenues. Doubletree's all-suite hotels are targeted at business travelers and families who have a need or desire for greater space than typically is provided at most traditional hotels. The total guest room revenue for the year ended December 31, 1996 for Doubletree's all-suite hotels was derived approximately 45% from business travelers, 29% from group meetings and 26% from leisure travelers.

     As of June 30, 1997, Doubletree's all-suite hotels included 42 Doubletree Guest Suites hotels in 18 states and the District of Columbia, with a total of 8,987 guest rooms. The hotels range in size from 55 to 460 guest suites. Suite rates generally range from $60 to $250 per night. Each guest suite has a separate living room and dining/work area, with a color television, refrigerator and wet bar.

     Doubletree is one of the largest full-service hotel operating companies in the United States. As of June 30, 1997, Doubletree and its affiliates managed, leased, or franchised 255 hotels with an aggregate of 58,578 rooms in 40 states, the District of Columbia, Mexico, and the Caribbean. This represents a 6% and 5% increase in number of hotels and aggregate room count, respectively, for the first half of 1997. Doubletree provides hotel owners with management and franchise services under its Doubletree Hotels, Doubletree Guest

Suites, Club Hotels by Doubletree, Red Lion Hotels and other brands. As of June 30, 1997, Doubletree's portfolio of hotels included 101 Doubletree Hotels, 42 Doubletree Guest Suites hotels, 19 Club Hotels by Doubletree, 16 Red Lion Hotels and 77 hotels operated by Doubletree under third party brand names or as independent hotels.

  Sheraton Hotels

     Two of the Current Hotels are Sheraton Suites hotels. Sheraton Suites hotels typically offer two-room suites, each with a wet bar, refrigerator, microwave, coffee maker and two televisions. Restaurant, lounge, swimming pool and fitness center facilities are also typically available to guests. Four of the Current Hotels are full-service upscale Sheraton hotels. While each of these hotels offers some suite accommodations, the substantial percentage of the accommodations are non-suite rooms. Sheraton hotels generally offer numerous amenities and facilities, such as multiple restaurants, banquet and meeting space, recreational facilities (including indoor and/or outdoor pools and fitness centers) and business centers.

     Sheraton Hotels, including Sheraton Suites, are part of Sheraton Hotels & Resorts, the upscale brand segment operated and franchised by ITT Sheraton Corporation, which is a wholly-owned subsidiary of ITT Corporation. ITT Sheraton Corporation owns, leases, manages and/or franchises over 430 luxury, upscale and mid-scale hotels, having over 135,000 guest rooms, in over 60 countries. In the upscale segment, which includes Sheraton hotels, Sheraton owns, leases, manages and franchises approximately 290 properties with approximately 105,000 rooms. Sheraton's origins date back to 1937 and its history includes many firsts in the hospitality industry, including the first hotel chain to be listed on the NYSE, the first chain to centralize and automate the reservations function and the first to develop a toll-free 800-number system for direct consumer access.

  Other All-Suite Hotels

     The Company also owns one Hilton Suites hotel. Hilton Suites is one of the brands operated and franchised by Hilton Hotels Corporation. Hilton Suites hotels provide a private bedroom and separate living room with amenities that include a second television with a video cassette player, wet bar with microwave, mini-refrigerator and coffee maker. In addition, a complimentary prepared-to-order breakfast and evening beverage reception are offered daily.

HOTEL OPERATIONS

     At September 30, 1997, 50 of the Current Hotels were being managed by Promus, 12 were being managed by Doubletree, six were being managed by Sheraton and three were being managed by independent professional management companies.

     During 1996, the ADR at the Current Hotels increased by approximately 7.2% which, when combined with a decline in occupancy of approximately 0.4 percentage points, resulted in an increase in RevPAR of 6.5%. These figures reflect the adverse impact of the loss of nearly 173,000 available suite nights (approximately 2.7% of total available suite nights for the year) as a result of the temporary removal of suites from service for renovation and upgrading during 1996. The performance of the CSS Hotels and certain of the other hotels acquired during 1996, which underwent substantial renovation and upgrading during the year, substantially offset the improved performance of the other Current Hotels, which experienced an increase in RevPAR during 1996 of approximately 8.5% over 1995.

     The following table sets forth historical operating data regarding the Current Hotels for the periods presented, regardless of ownership.

                                                                                                          ADR($)
                                                                                          --------------------------------------
                                                                                           TWELVE
                                                             # OF                          MONTHS      YEAR ENDED DECEMBER 31,
                                                            SUITES/    YEAR      YEAR      ENDED     ---------------------------
          LOCATION                       BRAND               ROOMS    OPENED   ACQUIRED   9/30/97     1996      1995      1994
-----------------------------  --------------------------   -------   ------   --------   --------   -------   -------   -------
CURRENT HOTELS(1):
Birmingham, AL...............  Embassy Suites(3)               242     1987      1996     $111.31    $101.33   $ 94.13   $ 88.49
Flagstaff, AZ................  Embassy Suites(3)               119     1988      1995       94.00      92.04     89.98     89.13
Phoenix (Camelback), AZ......  Embassy Suites(3)               233     1985      1996      147.14     140.12    130.49    121.73
Phoenix (Crescent), AZ.......  Sheraton                        342     1986      1997      112.00     107.71     95.53     72.94
Anaheim, CA..................  Embassy Suites(3)               222     1987      1996      100.59      91.48     85.94     85.04
Burlingame (S.F. Airport
 So.), CA....................  Embassy Suites(2)(3)            339     1986      1995      127.39     114.58    102.42     99.41
Covina, CA...................  Embassy Suites(5)               264     1980      1997       79.63      79.13     75.64     79.91
Dana Point, CA...............  Doubletree Guest Suites         198     1992      1997       93.10      82.12     79.09     68.56
El Segundo (LAX Airport
 South), CA..................  Embassy Suites(3)               350     1985      1996       84.95      80.76     83.55     85.67
Los Angeles (LAX Airport
 North), CA..................  Embassy Suites(2)(3)            215     1990      1997      104.59     102.67    102.72    100.12
Milpitas, CA.................  Embassy Suites(3)               267     1987      1996      126.65     108.11     93.57     88.03
Napa, CA.....................  Embassy Suites(3)               205     1985      1996      127.62     115.84    111.52    112.72
Oxnard (Mandalay Beach),
 CA..........................  Embassy Suites(3)               249     1986      1996      126.81     120.36    117.25    116.73
San Rafael (Marin Co.), CA...  Embassy Suites(5)               235     1990      1996      117.27     111.78    108.49    101.64
South San Francisco (Airport
 North), CA..................  Embassy Suites                  312     1988      1996      124.61     108.33     93.80     92.43
Avon (Beaver Creek Resort),
 CO..........................  Embassy Suites(3)                72     1989      1996      203.91     185.60    150.72    149.21
Boca Raton (Doubletree),
 FL..........................  Doubletree Guest Suites(3)      182     1989      1995       80.10      78.26     79.83     83.02
Boca Raton (Embassy), FL.....  Embassy Suites(3)               263     1989      1996       90.23      85.67     86.26     83.36
Deerfield Beach, FL..........  Embassy Suites(3)               244     1987      1996      126.34     119.06    119.93    122.46
Ft. Lauderdale, FL...........  Embassy Suites(3)               359     1986      1996      112.59     105.92    106.44    105.47
Jacksonville, FL.............  Embassy Suites                  210     1985      1994      110.14     106.17     96.43     84.41
Lake Buena Vista (Disney
 World), FL..................  Doubletree Guest Suites(2)      229     1987      1997      133.70     121.25    113.40    114.91
Miami (Airport), FL..........  Embassy Suites(3)               314     1987      1996      100.72      86.07     88.52     84.99
Orlando (North), FL..........  Embassy Suites                  210     1985      1994      113.29     103.56     97.49     93.47
Orlando (South), FL..........  Embassy Suites                  244     1985      1994      120.98     114.74    109.37    103.61
Tampa (Busch Gardens), FL....  Doubletree Guest Suites(3)      129     1985      1995       90.57      85.08     80.66     79.58
Tampa (Rocky Point), FL......  Doubletree Guest Suites         203     1986      1997      109.37      98.35     90.25     85.63
Atlanta (Airport), GA........  Sheraton                        395     1986      1997       93.54     102.13     82.20     71.01
Atlanta (Buckhead), GA.......  Embassy Suites                  317     1988      1996      133.13     138.39    120.82    107.40
Atlanta (Galleria), GA.......  Sheraton                        278     1990      1997      112.55     118.59    104.06     94.65
Atlanta (Perimeter Center),
 GA..........................  Embassy Suites(5)               241     1985      1997      112.52     117.93    102.40     92.68
Brunswick, GA................  Embassy Suites(3)               130     1988      1995       73.12      71.03     61.22     49.07
Chicago -- Lombard, IL.......  Embassy Suites(5)               262     1990      1995      117.48     109.64    101.28     95.21
Chicago (O'Hare), IL.........  Sheraton                        297     1986      1997      125.59     119.27    108.43    104.41
Deerfield, IL................  Embassy Suites(3)               237     1987      1996      107.58     100.96     96.74     90.90
Indianapolis (North), IN.....  Embassy Suites(5)               222     1985      1996      103.76     100.22     98.60     90.93
Overland Park, KS............  Embassy Suites(5)               199     1984      1997      109.39     102.94     97.93     91.73
Lexington, KY................  Hilton Suites(3)                174     1987      1996       99.50      96.71     88.12     82.70
Baton Rouge, LA..............  Embassy Suites(3)               224     1985      1996       96.15      87.27     81.08     79.57
New Orleans, LA..............  Embassy Suites(3)               282     1984      1994      126.77     119.90    114.48    105.76

                                            REVPAR($)                        OCCUPANCY(%)
                               -----------------------------------   ----------------------------
                               TWELVE       YEAR ENDED DECEMBER      TWELVE        YEAR ENDED
                               MONTHS               31,              MONTHS       DECEMBER 31,
                                ENDED    -------------------------    ENDED    ------------------
          LOCATION             9/30/97    1996      1995     1994    9/30/97   1996   1995   1994
-----------------------------  -------   -------   ------   ------   -------   ----   ----   ----
CURRENT HOTELS(1):
Birmingham, AL...............  $69.98    $ 65.20   $64.30   $60.62    62.9%    64.3%  68.3%  68.5%
Flagstaff, AZ................   63.49      64.23    60.31    61.80    67.5     69.8   67.0   69.3
Phoenix (Camelback), AZ......  111.21      96.70    95.69    90.40    75.6     69.0   73.3   74.3
Phoenix (Crescent), AZ.......   78.93      76.54    69.61    54.24    70.5     71.1   72.9   74.4
Anaheim, CA..................   71.14      60.22    59.27    53.76    70.7     65.8   69.0   63.2
Burlingame (S.F. Airport
 So.), CA....................  106.57      89.06    80.66    75.72    83.7     77.7   78.7   76.2
Covina, CA...................   48.82      42.59    40.56    40.84    61.3     53.8   53.6   51.1
Dana Point, CA...............   53.62      51.53    49.92    44.35    57.6     62.8   63.1   64.7
El Segundo (LAX Airport
 South), CA..................   67.31      58.97    52.91    55.10    79.2     73.0   63.3   64.3
Los Angeles (LAX Airport
 North), CA..................   81.77      79.59    72.32    80.09    78.2     77.5   70.4   80.0
Milpitas, CA.................  103.87      81.47    74.44    64.58    82.0     75.4   79.6   73.4
Napa, CA.....................   84.43      77.78    72.53    76.48    66.2     67.1   65.0   67.8
Oxnard (Mandalay Beach),
 CA..........................   78.32      75.43    73.72    77.91    61.8     62.7   62.9   66.7
San Rafael (Marin Co.), CA...   93.35      86.04    85.46    79.92    79.6     77.0   78.8   78.6
South San Francisco (Airport
 North), CA..................   91.48      72.89    63.52    62.37    73.4     67.3   67.7   67.5
Avon (Beaver Creek Resort),
 CO..........................  101.40      95.26    93.21    85.44    49.7     51.3   61.8   57.3
Boca Raton (Doubletree),
 FL..........................   45.42      41.32    40.19    40.19    56.7     52.8   50.4   48.4
Boca Raton (Embassy), FL.....   67.16      62.68    63.48    59.27    74.4     73.2   73.6   71.1
Deerfield Beach, FL..........   88.73      72.94    78.85    79.42    70.2     61.3   65.7   64.9
Ft. Lauderdale, FL...........   84.40      74.31    70.46    70.14    75.0     70.2   66.2   66.5
Jacksonville, FL.............   85.37      81.40    72.75    64.01    77.5     76.7   75.4   75.8
Lake Buena Vista (Disney
 World), FL..................  112.31     100.77    85.93    85.50    84.0     83.1   75.8   74.4
Miami (Airport), FL..........   77.76      64.02    67.41    65.43    77.2     74.4   76.1   77.0
Orlando (North), FL..........   94.81      86.58    77.97    74.04    83.7     83.6   80.0   79.2
Orlando (South), FL..........  105.89      96.66    86.19    81.83    87.5     84.2   78.8   79.0
Tampa (Busch Gardens), FL....   60.67      63.20    59.05    63.19    67.0     74.3   73.2   79.4
Tampa (Rocky Point), FL......   79.17      74.01    66.62    64.38    72.4     75.2   73.8   75.2
Atlanta (Airport), GA........   58.02      68.13    55.56    51.46    62.0     66.7   67.6   72.5
Atlanta (Buckhead), GA.......  102.83     103.66    98.12    86.95    77.2     74.9   81.2   81.0
Atlanta (Galleria), GA.......   71.54      79.52    71.73    73.07    63.6     67.1   68.9   77.2
Atlanta (Perimeter Center),
 GA..........................   87.32      91.66    79.82    74.74    77.6     77.7   77.9   80.7
Brunswick, GA................   52.12      52.72    45.30    37.07    71.3     74.2   74.0   75.5
Chicago -- Lombard, IL.......   88.58      85.06    77.94    71.68    75.4     77.6   77.0   75.3
Chicago (O'Hare), IL.........   92.87      82.50    71.44    99.12    73.9     69.2   65.9   94.9
Deerfield, IL................   81.77      75.05    74.85    67.53    76.0     74.3   77.4   74.3
Indianapolis (North), IN.....   73.31      70.70    72.14    65.77    70.7     70.6   73.2   72.3
Overland Park, KS............   81.53      77.21    72.81    69.72    74.5     75.0   74.4   76.0
Lexington, KY................   76.63      74.99    70.16    65.38    77.0     77.5   79.6   79.1
Baton Rouge, LA..............   67.29      53.86    56.96    55.12    70.0     61.7   70.2   69.3
New Orleans, LA..............   92.59      90.82    83.42    87.48    73.0     75.7   72.9   82.7

                                                                                                      ADR($)
                                                                                      --------------------------------------
                                                                                       TWELVE
                                                         # OF                          MONTHS      YEAR ENDED DECEMBER 31,
                                                        SUITES/    YEAR      YEAR      ENDED     ---------------------------
       LOCATION                      BRAND               ROOMS    OPENED   ACQUIRED   9/30/97     1996      1995      1994
-----------------------    --------------------------   -------   ------   --------   --------   -------   -------   -------
Boston -- Marlbourgh,
 MA......................  Embassy Suites(3)               229     1988      1995     $112.40    $104.89   $ 89.12   $ 85.26
Baltimore, MD............  Doubletree Guest Suites(4)      251     1987      1997       93.97      89.41     82.03     82.97
Troy, MI.................  Doubletree Guest Suites(4)      251     1987      1997       99.58      93.11     84.25     75.03
Bloomington, MN..........  Doubletree Guest Suites         219     1980      1997      108.41     108.83    104.67     97.86
Minneapolis (Airport),
 MN......................  Embassy Suites(3)               311     1986      1995      123.23     114.54    102.65     99.08
Minneapolis (Downtown),
 MN......................  Embassy Suites(3)               218     1984      1995      103.31      96.37     93.26     93.08
St. Paul, MN.............  Embassy Suites(2)(3)            210     1983      1995       97.24      91.20     82.44     79.81
Kansas City (Cntry Club
 Plaza), MO..............  Embassy Suites(2)(5)            266     1976      1997      107.53     102.41     98.86     93.47
Charlotte, NC............  Embassy Suites(5)               274     1989      1996      118.46     110.83    100.52     90.49
Raleigh/Durham, NC.......  Doubletree Guest Suites         203     1987      1997      106.05      96.60     84.87     79.57
Raleigh, NC..............  Embassy Suites(5)               225     1987      1997      117.46     112.31    103.53     92.74
Omaha, NE................  Doubletree Guest Suites         189     1973      1997       89.49      91.29     89.61     83.35
Parsippany, NJ...........  Embassy Suites(5)               274     1989      1996      133.29     126.09    116.02    109.42
Piscataway, NJ...........  Embassy Suites(3)               225     1988      1996      115.13     102.28    101.98     96.46
Secaucus, NJ.............  Embassy Suites(2)(5)            261     1986      1997      133.00     122.48    111.62    107.92
Syracuse, NY.............  Embassy Suites                  215     1989      1997       98.59      94.98     95.09     91.70
Cleveland, OH............  Embassy Suites(3)               268     1990      1995      103.89     103.85     99.40     86.98
Tulsa, OK................  Embassy Suites                  240     1985      1994       91.30      88.11     82.14     80.16
Philadelphia (Society
 Hill),
 PA......................  Sheraton                        365     1986      1997      134.57     124.92    112.43    107.26
Myrtle Beach (Kingston
 Plantation), SC.........  Embassy Suites(6)               255     1987      1996      124.87     119.33    110.10    106.27
Nashville (Airport),
 TN......................  Doubletree Guest Suites         138     1988      1997       82.53      84.21     79.01     74.77
Nashville, TN............  Embassy Suites                  296     1986      1994      106.99     103.00    100.92     94.27
Austin (Airport North),
 TX......................  Embassy Suites(5)               261     1984      1997      108.53     108.56    107.92     93.82
Austin (Downtown), TX....  Doubletree Guest Suites(4)      189     1987      1997      115.11     107.27    102.50     91.64
Corpus Christi, TX.......  Embassy Suites                  150     1984      1995       90.86      82.95     77.66     77.54
Dallas (Love Field),
 TX......................  Embassy Suites                  248     1986      1995      108.25     104.14     98.95     92.81
Dallas (Market Center),
 TX......................  Embassy Suites                  244     1980      1997      121.62     117.93    109.72    103.43
Dallas (Park Central),
 TX......................  Embassy Suites                  279     1985      1994      107.12     105.13     95.50     86.24
Dallas (Park Central),
 TX......................  Sheraton                        545     1983      1997      105.70      96.01     85.74     77.78
San Antonio (Northwest),
 TX......................  Embassy Suites(5)               217     1979      1997      104.54     100.14    100.29     99.96
San Antonio (Airport),
 TX......................  Embassy Suites(5)               261     1985      1997      104.28      99.66     97.33     99.90
                                                        ------
       Totals............                               17,486                         111.14     105.23     98.20     92.87
                                                        ======

                                        REVPAR($)                        OCCUPANCY(%)
                           -----------------------------------   ----------------------------
                           TWELVE       YEAR ENDED DECEMBER      TWELVE        YEAR ENDED
                           MONTHS               31,              MONTHS       DECEMBER 31,
                            ENDED    -------------------------    ENDED    ------------------
       LOCATION            9/30/97    1996      1995     1994    9/30/97   1996   1995   1994
-----------------------    -------   -------   ------   ------   -------   ----   ----   ----
Boston -- Marlbourgh,
 MA......................  $86.99    $ 80.47   $72.29   $68.08    77.4%    76.7%  81.1%  79.9%
Baltimore, MD............   71.26      67.88    62.09    57.88    75.8     75.9   75.7   69.8
Troy, MI.................   75.34      69.04    61.01    57.85    75.7     74.1   72.4   77.1
Bloomington, MN..........   75.07      79.12    82.29    78.58    69.2     72.7   78.6   80.3
Minneapolis (Airport),
 MN......................   91.22      79.38    75.52    75.27    74.0     69.3   73.6   76.0
Minneapolis (Downtown),
 MN......................   67.51      53.40    62.04    64.78    65.3     55.4   66.5   69.6
St. Paul, MN.............   69.38      59.88    63.56    64.00    71.3     65.7   77.1   80.2
Kansas City (Cntry Club
 Plaza), MO..............   83.01      78.11    64.47    65.90    77.2     76.3   65.2   70.5
Charlotte, NC............   86.23      80.28    74.14    69.46    72.8     72.4   73.8   76.8
Raleigh/Durham, NC.......   81.00      71.70    64.76    57.02    76.4     74.2   76.3   71.7
Raleigh, NC..............   97.43      92.20    83.42    76.73    82.9     82.1   80.6   82.7
Omaha, NE................   61.64      68.98    70.42    63.52    68.9     75.6   78.6   76.2
Parsippany, NJ...........  104.88      96.45    85.89    80.39    78.7     76.5   74.0   73.5
Piscataway, NJ...........   79.73      74.47    73.90    72.89    69.3     72.8   72.5   75.6
Secaucus, NJ.............  108.86     102.76    90.37    87.54    81.9     83.9   81.0   81.1
Syracuse, NY.............   74.05      70.81    68.58    68.72    75.1     74.6   72.1   74.9
Cleveland, OH............   76.92      69.63    70.79    60.54    74.0     67.1   71.2   69.6
Tulsa, OK................   65.50      64.92    59.51    58.18    71.7     73.7   72.4   72.6
Philadelphia (Society
 Hill),
 PA......................   96.62      92.70    83.04    82.89    71.8     74.2   73.9   77.3
Myrtle Beach (Kingston
 Plantation), SC.........   91.55      88.62    83.27    79.52    73.3     74.3   75.6   74.8
Nashville (Airport),
 TN......................   65.69      62.65    60.02    58.14    79.6     74.4   76.0   77.8
Nashville, TN............   80.07      75.35    73.67    71.27    74.8     73.2   73.0   75.6
Austin (Airport North),
 TX......................   84.06      79.06    80.00    71.30    77.5     72.8   74.1   76.0
Austin (Downtown), TX....   90.60      82.34    82.86    71.91    78.7     76.8   80.8   78.5
Corpus Christi, TX.......   67.17      60.80    60.24    64.81    73.9     73.3   77.6   83.6
Dallas (Love Field),
 TX......................   83.07      79.05    69.71    67.64    76.7     75.9   70.4   72.9
Dallas (Market Center),
 TX......................   88.71      86.40    78.96    77.57    72.9     73.3   72.0   75.0
Dallas (Park Central),
 TX......................   81.06      79.63    74.24    68.00    75.7     75.7   77.7   78.8
Dallas (Park Central),
 TX......................   66.23      67.78    63.65    56.48    62.7     70.6   74.2   72.6
San Antonio (Northwest),
 TX......................   73.00      70.69    69.55    71.98    69.8     70.6   69.4   72.0
San Antonio (Airport),
 TX......................   78.56      75.74    73.38    78.28    75.3     76.0   75.4   78.4
       Totals............   81.41      75.97    71.30    68.63    73.3     72.2   72.6   73.9

---------------

(1) The information included in this table for periods prior to the acquisition of a particular hotel by the Company or by FelCor Affiliates was obtained from the prior owners.

(2) These hotels are situated upon parcels of land subject to ground leases.

(3) This hotel underwent substantial renovation, upgrading and expansion during 1996.

(4) The Company owns a 90% equity interest in the entity that owns these hotels.

(5) The Company owns a 50% equity interest in the entity that owns these hotels.

(6) This hotel is in the process of conversion to the Embassy Suites brand.

     Each of the Current Hotels owned by the Company is leased to the Lessee pursuant to a Percentage Lease. Accordingly, the Company derives substantially all of its revenues from rents under the Percentage Leases, which rents are directly affected by changes in suite revenue. See "-- The Percentage Leases." The following table sets forth comparative suite revenue information for each of the Current Hotels on a consolidated basis, with respect to historical suite revenues, as if the hotels had been owned by the Company throughout the periods presented.

                                            SUITE REVENUE(1)                              PERCENTAGE CHANGE
                              --------------------------------------------    ------------------------------------------
                                              YEAR ENDED DECEMBER 31,
                                          --------------------------------     TWELVE
                               TWELVE                                          MONTHS
                               MONTHS                                          ENDED
                               ENDED                                          9/30/97
          LOCATION            9/30/97       1996        1995        1994      VS. 1996    1996 VS. 1995    1995 VS. 1994
          --------            --------    --------    --------    --------    --------    -------------    -------------
                                                       (IN THOUSANDS, EXCEPT PERCENTAGE CHANGE)
CURRENT HOTELS:
Birmingham, AL(2)...........  $  6,181    $  5,790    $  5,680    $  5,371        6.8%          1.9%             5.8%
Flagstaff, AZ(2)............     2,758       2,614       2,245       2,301        5.5          16.4             (2.4)
Phoenix (Camelback), AZ(2)..     9,418       8,239       8,160       7,666       14.3           1.0              6.4
Phoenix (Crescent), AZ......     9,853       9,581       8,690       4,619        2.8          10.3             88.1
Anaheim, CA(2)..............     5,768       4,907       4,802       4,356       17.6           2.2             10.2
Burlingame (S.F. Airport
  So.), CA(2)...............    13,225      11,070       9,948       9,355       19.5          11.3              6.3
Covina, CA..................     4,633       4,053       3,908       3,936       14.3           3.7             (0.7)
Dana Point, CA..............     3,854       3,716       3,571       3,172        3.7           4.1             12.6
El Segundo Airport (LAX
  South), CA(2).............     8,574       7,538       6,760       7,033       13.7          11.5             (3.9)
Los Angeles (LAX Airport
  North), CA(2).............     6,417       6,263       5,675       6,285        2.5          10.4             (9.7)
Milpitas, CA(2).............    10,085       7,953       7,254       6,290       26.8           9.6             15.3
Napa, CA(2).................     6,317       5,846       5,427       5,723        8.1           7.7             (5.2)
Oxnard (Mandalay Beach),
  CA(2).....................     7,118       6,893       6,700       7,081        3.3           2.9             (5.4)
San Rafael (Marin Co. ),
  CA........................     8,007       7,400       7,330       6,857        8.2           1.0              6.9
South San Francisco (Airport
  North), CA................    10,418       8,323       7,234       7,103       25.2          15.1              1.8
Avon (Beaver Creek Resort),
  CO(2).....................     2,673       2,480       2,415       2,214        7.8           2.7              9.1
Boca Raton (Doubletree),
  FL(2).....................     3,017       2,753       2,670       2,670        9.6           3.1              0.0
Boca Raton (Embassy),
  FL(2).....................     6,448       6,033       6,093       5,689        6.9          (1.0)             7.1
Deerfield Beach, FL(2)......     7,902       6,531       7,023       7,073       21.0          (7.0)            (0.7)
Ft. Lauderdale, FL(2).......    11,059       9,788       9,233       9,180       13.0           6.0              0.6
Jacksonville, FL(2).........     6,544       6,256       5,576       4,907        4.6          12.2             13.6
Lake Buena Vista (Disney
  World), FL................     9,387       8,446       7,183       7,146       11.1          17.6              0.5
Miami (Airport), FL(2)......     8,969       7,388       7,726       7,498       21.4          (4.4)             3.0
Orlando (North), FL.........     7,267       6,654       5,976       5,675        9.2          11.3              5.3
Orlando (South), FL.........     9,431       8,632       7,676       7,287        9.3          12.5              5.3
Tampa (Busch Gardens),
  FL(2).....................     2,857       2,984       2,781       2,975       (4.3)          7.3             (6.5)
Tampa (Rocky Point), FL.....     5,866       5,499       4,936       4,771        6.7          11.4              3.5
Atlanta (Airport), GA.......     8,457       9,841       8,011       7,419      (14.1)         22.8              8.0
Atlanta (Buckhead), GA......    11,898      12,026      11,353      10,410       (1.1)          5.9              9.1
Atlanta (Galleria), GA......     7,339       8,091       7,279       7,415       (9.3)         11.2             (1.8)
Atlanta (Perimeter Center),
  GA........................     7,681       8,085       7,021       6,575       (5.0)         15.2              6.8
Brunswick, GA(2)............     2,473       2,508       2,149       1,759       (1.4)         16.7             22.2
Chicago -- Lombard, IL......     8,471       8,156       7,454       6,855        3.9           9.4              8.7
Chicago (O'Hare), IL........    10,177       8,973       7,796       7,457       13.4          15.1              4.5
Deerfield, IL(2)............     7,093       6,510       6,457       5,825        9.0           0.8             10.8
Indianapolis (North), IN....     5,913       5,738       5,845       5,329        3.0          (1.8)             9.7
Overland Park, KS...........     5,922       5,624       5,289       5,064        5.3           6.3              4.4
Lexington, KY(2)............     4,867       4,776       4,456       4,152        1.9           7.2              7.3
Baton Rouge, LA(2)..........     5,484       4,428       4,657       4,507       23.8          (4.9)             3.3

                                            SUITE REVENUE(1)                              PERCENTAGE CHANGE
                              --------------------------------------------    ------------------------------------------
                                              YEAR ENDED DECEMBER 31,
                                          --------------------------------     TWELVE
                               TWELVE                                          MONTHS
                               MONTHS                                          ENDED
                               ENDED                                          9/30/97
          LOCATION            9/30/97       1996        1995        1994      VS. 1996    1996 VS. 1995    1995 VS. 1994
          --------            --------    --------    --------    --------    --------    -------------    -------------
                                                       (IN THOUSANDS, EXCEPT PERCENTAGE CHANGE)
New Orleans(2)..............  $  9,269    $  8,346    $  7,643    $  8,014       11.1%          9.2%            (4.6)%
Boston -- Marlbourgh,
  MA(2).....................     4,093       2,945       2,646       2,485       39.0          11.3              6.5
Baltimore, MD...............     6,529       6,236       5,688       5,303        4.7           9.6              7.3
Troy, MI....................     6,903       6,342       5,589       5,300        8.9          13.5              5.5
Bloomington, MN.............     6,001       6,342       6,578       6,281       (5.4)         (3.6)             4.7
Minneapolis (Airport),
  MN(2).....................    10,321       9,006       8,545       8,531       14.6           5.4              0.2
Minneapolis (Downtown),
  MN(2).....................     5,360       4,260       4,937       5,155       25.8         (13.7)            (4.2)
St. Paul, MN(2).............     5,318       4,602       4,872       4,906       15.5          (5.5)            (0.7)
Kansas City (Country Club
  Plaza), MO................     8,059       7,604       6,259       6,398        6.0          21.5             (2.2)
Charlotte, NC...............     8,624       8,051       7,415       6,947        7.1           8.6              6.7
Raleigh/Durham, NC..........     6,002       5,327       7,498       4,225       12.7          11.0             13.6
Raleigh, NC.................     8,002       7,592       6,851       6,302        5.4          10.8              8.7
Omaha, NE...................     4,230       4,754       4,858       4,382      (11.0)         (2.1)            10.9
Parsippany, NJ..............    10,489       9,673       8,590       8,039        8.4          12.6              6.9
Piscataway, NJ(2)...........     6,528       6,132       6,069       5,986        6.5           1.0              1.4
Secaucus, NJ................    10,371       9,816       8,609       8,340        5.7          14.0              3.0
Syracuse, NY................     5,811       5,572       5,381       5,393        4.3           3.5             (0.2)
Cleveland, OH(2)............     7,525       6,830       6,925       5,922       10.2          (1.4)            16.9
Tulsa, OK...................     5,738       5,703       5,213       5,097        0.6           9.4              2.3
Philadelphia (Society Hill),
  PA........................    13,100      12,384      11,064      11,044        5.8          11.9              0.2
Myrtle Beach (Kingston
  (Plantation), SC..........     8,568       8,270       7,750       7,522        3.6           6.7              3.0
Nashville (Airport), TN.....     3,242       3,164       3,023       2,928        2.5           4.7              3.2
Nashville, TN...............     8,651       8,163       7,960       7,678        6.0           2.6              3.7
Austin (Airport North),
  TX........................     7,977       7,542       7,622       6,792        5.8          (1.0)            12.2
Austin (Downtown), TX.......     6,250       5,696       5,716       4,960        9.7          (0.3)            15.2
Corpus Christi, TX..........     3,677       3,338       3,298       3,548       10.2           1.2             (7.0)
Dallas (Love Field), TX.....     7,520       7,176       6,327       6,106        4.8          13.4              3.6
Dallas (Market Center),
  TX........................     7,901       7,716       7,032       6,908        2.4           9.7              1.8
Dallas (Park Central), TX...     8,255       8,131       7,560       6,925        1.5           7.6              9.2
Dallas (Park Central), TX...    13,174      13,523      12,662      11,236       (2.6)          6.8             12.7
San Antonio (Northwest),
  TX........................     5,782       5,614       5,509       5,701        3.0           1.9             (3.4)
San Antonio (Airport), TX...     7,484       7,235       6,990       7,457        3.4           3.5             (6.3)
                              --------    --------    --------    --------
        Totals..............  $516,575    $481,471    $450,419    $428,811        7.3%          6.9%             5.0%
                              ========    ========    ========    ========

---------------

(1) The information included in this table with respect to suite revenues of the Current Hotels, for periods prior to their acquisition by the Company, was obtained from the prior owners. Suite Revenue, as shown, reflects the Lessee's 100% interest in the Current Hotels, even where the Company owns less than a 100% interest in such hotels.

(2) This hotel underwent substantial renovation, upgrading or expansion during 1996.

THE PERCENTAGE LEASES

  Pro Forma Lease Revenue

     The following table reflects comparative pro forma Percentage Lease Revenue received by the Company pursuant to the Percentage Leases for the 12 months ended September 30, 1997 and for the year ended December 31, 1996, as if the Current Hotels had been subject to the Percentage Leases for the entire periods presented.

                                                                        PERCENTAGE LEASE REVENUE
                                                                      -----------------------------
                                                                      TWELVE MONTHS     YEAR ENDED
                                                                          ENDED        DECEMBER 31,
                LOCATION                            BRAND                9/30/97           1996
                --------                            -----             -------------    ------------
                                                                             (IN THOUSANDS)
CONSOLIDATED HOTELS:
Birmingham, AL...........................  Embassy Suites               $  3,546         $  3,332
Flagstaff, AZ............................  Embassy Suites                  1,201            1,138
Phoenix (Camelback), AZ..................  Embassy Suites                  5,521            4,711
Phoenix (Crescent), AZ...................  Sheraton                        3,615            3,525
Anaheim, CA..............................  Embassy Suites                  2,799            2,250
Burlingame (S.F. Airport So.), CA........  Embassy Suites                  7,486            6,089
Dana Point, CA...........................  Doubletree Guest Suites         1,446            1,395
El Segundo (LAX Airport South), CA.......  Embassy Suites                  3,704            3,057
Los Angeles (LAX Airport North), CA......  Embassy Suites                  2,677            2,591
Milpitas, CA.............................  Embassy Suites                  6,013            4,619
Napa, CA.................................  Embassy Suites                  2,638            2,335
Oxnard (Mandalay Beach), CA..............  Embassy Suites                  3,369            3,258
South San Francisco (Airport North),
  CA.....................................  Embassy Suites                  5,376            4,029
Avon (Beaver Creek Resort), CO...........  Embassy Suites                    742              631
Boca Raton (Doubletree), FL..............  Doubletree Guest Suites         1,290            1,119
Boca Raton (Embassy), FL.................  Embassy Suites                  2,494            2,240
Deerfield Beach, FL......................  Embassy Suites                  4,070            3,214
Ft. Lauderdale, FL.......................  Embassy Suites                  6,393            5,600
Jacksonville, FL.........................  Embassy Suites                  2,597            2,431
Lake Buena Vista (Disney World), FL......  Doubletree Guest Suites         5,068            4,467
Miami (Airport), FL......................  Embassy Suites                  4,526            3,507
Orlando (North), FL......................  Embassy Suites                  3,538            3,163
Orlando (South), FL......................  Embassy Suites                  3,942            3,441
Tampa (Busch Gardens), FL................  Doubletree Guest Suites         1,240            1,326
Tampa (Rocky Point), FL..................  Doubletree Guest Suites         2,930            2,703
Atlanta (Airport), GA....................  Sheraton                        3,355            4,156
Atlanta (Buckhead), GA...................  Embassy Suites                  5,936            6,014
Atlanta (Galleria), GA...................  Sheraton                        3,123            3,533
Brunswick, GA............................  Embassy Suites                    957              982
Chicago (O'Hare), IL.....................  Sheraton                        5,648            4,709
Deerfield, IL............................  Embassy Suites                  3,423            3,066
Lexington, KY............................  Hilton Suites                   2,188            2,158
Baton Rouge, LA..........................  Embassy Suites                  2,507            1,830
New Orleans, LA..........................  Embassy Suites                  4,052            3,470
Boston -- Marlborough, MA................  Embassy Suites                  2,227            1,484
Baltimore, MD............................  Doubletree Guest Suites         3,165            2,943
Troy, MI.................................  Doubletree Guest Suites         3,656            3,250
Bloomington, MN..........................  Doubletree Guest Suites         2,771            3,049
Minneapolis (Airport), MN................  Embassy Suites                  5,883            5,006
Minneapolis (Downtown), MN...............  Embassy Suites                  2,505            1,797
St. Paul, MN.............................  Embassy Suites                  2,010            1,561
Raleigh/Durham, NC.......................  Doubletree Guest Suites         2,881            2,623
Omaha, NE................................  Doubletree Guest Suites         1,948            2,284

                                                                        PERCENTAGE LEASE REVENUE
                                                                      -----------------------------
                                                                      TWELVE MONTHS     YEAR ENDED
                                                                          ENDED        DECEMBER 31,
                LOCATION                            BRAND                9/30/97           1996
                --------                            -----             -------------    ------------
                                                                             (IN THOUSANDS)
Piscataway, NJ...........................  Embassy Suites                  2,588            2,394
Syracuse, NY.............................  Embassy Suites                  2,227            2,130
Cleveland, OH............................  Embassy Suites                  2,564            2,131
Tulsa, OK................................  Embassy Suites                  2,497            2,489
Philadelphia (Society Hill), PA..........  Sheraton                        6,505            5,753
Myrtle Beach (Kingston Plantation), SC...  Embassy Suites                  3,337            2,738
Nashville (Airport), TN..................  Doubletree Guest Suites         1,372            1,320
Nashville, TN............................  Embassy Suites                  3,646            3,360
Austin (Downtown), TX....................  Doubletree Guest Suites         3,218            2,829
Corpus Christi, TX.......................  Embassy Suites                  1,680            1,463
Dallas (Love Field), TX..................  Embassy Suites                  3,446            3,231
Dallas (Market Center), TX...............  Embassy Suites                  3,704            3,583
Dallas (Park Central), TX................  Embassy Suites                  3,670            3,609
Dallas (Park Central), TX................  Sheraton                        5,973            6,031
                                                                        --------         --------
          Total Consolidated Hotels......                               $192,883         $173,147
                                                                        ========         ========
UNCONSOLIDATED HOTELS:
Covina, CA...............................  Embassy Suites               $  1,688         $  1,293
San Rafael (Marin Co.), CA...............  Embassy Suites                  3,994            3,575
Atlanta (Perimeter Center), GA...........  Embassy Suites                  3,623            3,889
Chicago -- Lombard, IL...................  Embassy Suites                  3,956            3,767
Indianapolis (North), IN.................  Embassy Suites                  2,569            2,450
Overland Park, KS........................  Embassy Suites                  2,835            2,641
Kansas City (Country Club Plaza), MO.....  Embassy Suites                  3,890            3,594
Charlotte, NC............................  Embassy Suites                  4,193            3,832
Raleigh, NC..............................  Embassy Suites                  3,949            3,693
Parsippany, NJ...........................  Embassy Suites                  5,006            4,471
Secaucus, NJ.............................  Embassy Suites                  4,444            4,082
Austin (Airport North), TX...............  Embassy Suites                  4,077            3,792
San Antonio (NW), TX.....................  Embassy Suites                  2,597            2,488
San Antonio (Airport), TX................  Embassy Suites                  3,217            3,114
                                                                        --------         --------
          Total Unconsolidated Hotels....                                 50,038           46,681
                                                                        --------         --------
          Total Hotels...................                               $242,921         $219,828
                                                                        ========         ========

  Lease Terms

     Each of the Current Hotels is leased to the Lessee pursuant to a Percentage Lease generally having a term of 10 years and providing for rent equal to the greater of Base Rent or Percentage Rent. The terms of each Percentage Lease are approved by FelCor's Independent Directors, including the Percentage Rent terms that are typically 17% of suite revenue up to a tier amount (the "Suite Revenue Breakpoint") and 65% of suite revenue in excess of the Suite Revenue Breakpoint. Each Percentage Lease also requires the Lessee to pay as rent 5% of the food and beverage revenues from each Current Hotel in which the restaurant and bar operations are conducted directly by the Lessee and 98% of the food and beverage rent revenues from each Current Hotel in which the restaurant and bar operations are subleased by the Lessee to an unrelated third party.

     The amount of Base Rent and of the Suite Revenue Breakpoint in each Percentage Lease formula is subject to adjustment, annually, based upon a formula taking into account changes in the Consumer Price Index over the preceding two years; however, the adjustment in any year may not exceed 7%. An adjustment of 0.73% was effective January 1, 1996 for the 10 hotels acquired by the Company prior to July 1, 1995 and an adjustment of 1.42% will be effective January 1, 1997 for the 37 Current Hotels acquired prior to July 1, 1996.

The adjustment is calculated at the beginning of each calendar year, for those hotels acquired prior to July 1 of the preceding year.

     Maintenance and Modifications. Under the Percentage Leases, the Company is required to maintain the underground utilities and the structural elements of the improvements, including exterior walls (excluding plate glass) and the roof of each leased hotel. In addition, the Percentage Leases obligate the Company to fund periodic improvements (in addition to maintenance of structural elements) to the buildings and grounds comprising the leased hotels, and the periodic repair, replacement and refurbishment of furniture, fixtures and equipment in the leased hotels, when and as required to meet the requirements of the applicable franchise licenses, and to establish and maintain a reserve, which is available to the Lessee for such purposes, in an amount equal to 4% of hotel suite revenues, on a cumulative basis. The Company's obligation is not limited to the amount in such reserve. Otherwise, the Lessee is required, at its expense, to maintain the leased hotels in good order and repair, except for ordinary wear and tear, and to make nonstructural repairs, whether foreseen or unforeseen, ordinary or extraordinary, which may be necessary and appropriate to keep the leased hotels in good order and repair.

     Insurance and Property Taxes. The Company is responsible for paying real estate and personal property taxes and property and casualty insurance premiums on the leased hotels (except to the extent that personal property associated with the leased hotels is owned by the Lessee). The Lessee is required to pay for all liability insurance on the leased hotels, which must include extended coverage, comprehensive general public liability, workers' compensation and other insurance appropriate and customary for properties similar to the leased hotels.

     Indemnification. Under each of the Percentage Leases, the Lessee will indemnify, and will be obligated to hold harmless, the Company from and against all liabilities, costs and expenses (including reasonable attorneys' fees and expenses) incurred by, imposed upon or asserted against the Company on account of, among other things, (i) any accident or injury to person or property on or about the leased hotels, (ii) any misuse by the Lessee or any of its agents of the leased hotels, (iii) any environmental liability resulting from conditions disclosed in the environmental audits received by the Company before it acquired the leased hotels or caused or resulting thereafter from any action or negligence of the Lessee, (iv) taxes and assessments in respect of the leased hotels (other than real estate and personal property taxes and any income taxes of the Company on income attributable to the leased hotels), (v) the sale or consumption of alcoholic beverages on or in the real property or improvements thereon, or (vi) any breach of the Percentage Leases by the Lessee; provided, however, that such indemnification will not be construed to require the Lessee to indemnify the Company against its own grossly negligent acts or omissions or willful misconduct.

     Assignment and Subleasing. The Lessee is not permitted to sublet all or substantially all of any one or more of the leased hotels or to assign its interest under any of the Percentage Leases, other than to an affiliate of the Lessee, without the prior written consent of the Company. The Lessee may, however, sublet space to operators of gift shops, restaurants, lounges or other amenities at the leased hotels. No assignment or subletting will release the Lessee from any of its obligations under the Percentage Leases.

     Damage to Current Hotels. In the event of damage to or destruction of any leased hotel covered by insurance which renders the leased hotel unsuitable for the Lessee's use and occupancy, the Lessee is generally obligated to repair, rebuild, or restore the leased hotel or offer to acquire the leased hotel on the terms set forth in the applicable Percentage Lease. If the Lessee rebuilds the leased hotel, the Company is obligated to disburse to the Lessee, from time to time and upon satisfaction of certain conditions, any insurance proceeds actually received by the Company as a result of such damage or destruction, and any excess costs of repair or restoration will be paid by the Lessee. If the Lessee decides not to rebuild and the Company rejects the Lessee's mandatory offer to purchase the leased hotel on the terms set forth in the Percentage Lease, the Percentage Lease will terminate and the insurance proceeds will be retained by the Company. If the Company accepts the Lessee's offer to purchase the leased hotel, the Percentage Lease will terminate and the Lessee will be entitled to the insurance proceeds. In the event that damage to or destruction of a leased hotel which is covered by insurance does not render the leased hotel wholly unsuitable for the Lessee's use and occupancy, the Lessee generally will be obligated to repair or restore the leased hotel. In the event of material damage to or destruction of any leased hotel which is not covered by insurance, the Lessee is obligated to either repair, rebuild, or restore the leased hotel or offer to purchase the leased hotel on the terms and conditions set forth in the Percentage Lease. The Percentage Lease shall remain in full force and effect during the first three months of any period required for repair or restoration of any damaged or destroyed leased hotel, after which time, rent will be equitably abated.

     Condemnation of Current Hotels. In the event of a total condemnation of a leased hotel, the relevant Percentage Lease will terminate as of the date of taking, and the Company and the Lessee will be entitled to their shares of the condemnation award in accordance with the provisions of the Percentage Lease. In the event of a partial taking which does not render the leased hotel unsuitable for the Lessee's use, the Lessee shall restore the untaken portion of the leased hotel to a complete architectural unit and the Company shall contribute to the cost of such restoration that part of the condemnation award specified for restoration.

     Events of Default. Events of Default under the Percentage Leases include, among others, the following:

          (i) the occurrence of an Event of Default under any other lease between the Company and the Lessee or any affiliate of the Lessee;

          (ii) the failure by the Lessee to pay Base Rent when due and the continuation of such failure for a period of 10 days thereafter;

          (iii) the failure by the Lessee to pay the excess of Percentage Rent over Base Rent within 90 days after the end of the calendar year in which such payment was due;

          (iv) the failure by the Lessee to observe or perform any other term of a Percentage Lease and the continuation of such failure for a period of 30 days after receipt by the Lessee of notice from the Company thereof, unless such failure cannot be cured within such period and the Lessee commences appropriate action to cure such failure within said 30 days and thereafter acts, with diligence, to correct such failure within such time as is necessary;

          (v) if the Lessee shall file a petition in bankruptcy or reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of the Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and the Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within 60 days after the entry of an order in respect thereof, or if a receiver of the Lessee or of the whole or substantially all of the assets of the Lessee shall be appointed in any proceeding brought by the Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against the Lessee and shall not be vacated or set aside or stayed within 60 days after such appointment;

          (vi) if the Lessee voluntarily discontinues operations of a leased hotel for more than 30 days, except as a result of damage, destruction, or condemnation; or

          (vii) if the franchise agreement with respect to a leased hotel is terminated by the franchisor as a result of any action or failure to act by the Lessee or its agents.

     If an Event of Default occurs and continues beyond any curative period, the Company has the option of terminating the Percentage Lease or any or all other Percentage Leases by giving the Lessee 10 days' prior written notice of the date for termination of the Percentage Lease and, unless such Event of Default is cured prior to the termination date set forth in said notice, the specified Percentage Leases shall terminate on the date specified in the Company's notice and the Lessee is required to surrender possession of the affected leased hotels.

     Termination of Percentage Leases on Disposition of the Current Hotels. In the event the Company enters into an agreement to sell or otherwise transfer a leased hotel, the Company has the right to terminate the Percentage Lease with respect to such leased hotel upon 90 days' prior written notice upon either (i) paying the Lessee the fair market value of the Lessee's leasehold interest in the remaining term of the Percentage Lease to be terminated or (ii) offering to lease to the Lessee a substitute hotel on terms that would create a leasehold interest in such hotel with a fair market value equal to or exceeding the fair market value of the Lessee's remaining leasehold interest under the Percentage Lease to be terminated. The Company also is obligated to pay, or reimburse the Lessee for, (x) any assignment fees, termination fees or other liabilities arising under any franchise license agreement solely as a result of the assignment or termination of such franchise license agreement in connection with the Company's sale of a leased hotel and termination of the Percentage Lease with respect thereto and (y) any termination fees payable under any restaurant sublease solely as a result of the termination thereof upon termination of the Percentage Lease with respect thereto.

     Other Lease Covenants. The Lessee has agreed that during the term of the Percentage Leases it will maintain a ratio of total debt to consolidated net worth (as defined in the Percentage Leases) of less than or equal to 50%, exclusive of capitalized leases. In addition, the Lessee has agreed that it will not pay fees to any affiliate of the Lessee.

     Breach by Company. If the Company fails to cure a breach on its part under a Percentage Lease, the Lessee may purchase the relevant leased hotel from the Company for a purchase price equal to the leased hotel's then fair market value. Upon notice from the Lessee that the Company has breached the Lease, the Company has 30 days to cure the breach or proceed to cure the breach, which period may be extended in the event of certain specified, unavoidable delays.

     Inventory. The initial standard inventory of goods and supplies necessary for the operation of the leased hotels has been acquired by the Lessee. The Lessee is required to purchase, at its expense, any and all replacements and additions to such inventory as may be necessary for the continued operation of the leased hotels and, upon the termination of the applicable Percentage Lease, to surrender such leased hotel to the Company.

SEASONALITY


     The Current Hotels' operations historically have been seasonal in nature, reflecting higher occupancy rates primarily during the first three quarters of each year. This seasonality can be expected to cause fluctuations in the Company's quarterly lease revenue, particularly during the fourth quarter, to the extent that it receives Percentage Rent. To the extent cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in lease revenue, the Company expects to utilize other cash on hand or borrowings under the Line of Credit to make distributions to its equity owners.


COMPETITION

     The hotel industry is highly competitive. Each of the Company's hotels is located in a developed area that includes other hotel properties and competes for guests primarily with other upscale hotels in its immediate vicinity and secondarily with other full service hotel properties in its geographic market. An increase in the number of competitive hotel properties in a particular area could have a material adverse effect on the occupancy, ADR and RevPAR of the Company's hotels in that area. The Company believes that brand recognition, location, the quality of the hotel and services provided, and price are the principal competitive factors affecting the Company's hotels.

     The Company competes for investment opportunities with other entities, some of which have substantially greater financial resources than the Company. These larger entities may be able to accept more risk than the Company can prudently manage. An increase in the number of purchasers for upscale hotel properties may reduce the number of suitable investment opportunities offered to the Company and may increase the bargaining power of owners seeking to sell their hotels.

ENVIRONMENTAL MATTERS

     Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous or toxic substances on the property. Furthermore, a person that arranges for the disposal or treatment of, or transports for disposal or treatment, a hazardous or toxic substance at any property may be liable for the costs of removal or remediation of hazardous or toxic substances released into the environment at or from that property. The costs of removal or remediation of such substances may be substantial, and the presence of such substances, or the failure to promptly remediate such substances, may adversely affect the owner's ability to fully utilize such property without restriction, to sell such property or to borrow using such property as collateral. In connection with the ownership and operation of the Company's hotels, FelCor, FelCor LP and the Lessee, as the case may be, may be potentially liable for any such costs.

     Phase I environmental audits, by independent environmental engineers, are customarily obtained with respect to hotels, prior to the acquisition thereof by the Company. The principal purpose of Phase I audits is to identify indications of potential environmental contamination for which such hotels may be responsible and, secondarily, to assess, to a limited extent, the potential for environmental regulatory compliance liabilities. The Phase I audits of the Current Hotels were designed to meet the requirements of the then current industry standards governing Phase I audits, and consistent with those requirements, none of the audits involved testing of groundwater, soil or air. Accordingly, they do not represent evaluations of conditions at the studied sites that would be revealed only through such testing. In addition, their assessment of environmental regulatory compliance issues was general in scope and was not a detailed determination of the Current Hotels' complete compliance status. Similarly, the audits did not involve comprehensive analysis of potential off-site liability. The Phase I audit reports did not reveal any environmental liability that management believes would have a material adverse effect on the Company's business, assets or results of operations, nor is the Company aware of any such liability. Nevertheless, it is possible that these reports do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware.

     No assurances can be given that (i) future or amended laws, ordinances or regulations or more stringent interpretations or enforcement policies of existing environmental requirements, will not impose any material environmental liability or (ii) the environmental condition of the Current Hotels will not be affected by changes (of which the Company is unaware) occurring subsequent to the date of such audits, by the condition of properties in the vicinity of such hotels (such as the presence of leaking underground storage tanks) or by third parties unrelated to the Company.

     The Company believes that its Current Hotels are in compliance, in all material respects, with all federal, state and local ordinances and regulations regarding hazardous or toxic substances and other environmental matters, the violation of which would have a material adverse effect on FelCor, FelCor LP or the Lessee. The Company has not been notified by any governmental authority of any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental matters in connection with any of its present or former properties.

TAX STATUS


     FelCor has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its initial taxable year ending December 31, 1994. As a REIT, FelCor (subject to certain exceptions) will not be subject to federal income taxation, at the corporate level, on its taxable income that is distributed to the shareholders of FelCor. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its taxable income. FelCor may, however, be subject to certain state and local taxes on its income and property. In connection with FelCor's election to be taxed as a REIT, FelCor's Charter imposes restrictions on the transfer of shares of Common Stock. FelCor has adopted the calendar year as its taxable year.


EMPLOYEES


     Messrs. Feldman and Corcoran have each entered into employment agreements with FelCor, pursuant to which they have agreed to devote substantially all of their time to the business of the Company through 1999. In addition, FelCor had 28 other employees at September 30, 1997. All persons employed in the day-to-day operation of the Company's Current Hotels are employees of the management companies engaged by the Lessee to operate such hotels.

PERSONNEL AND OFFICE SHARING ARRANGEMENTS


     The Company shares executive offices with the Lessee and FelCor, Inc., a corporation owned by Messrs. Feldman and Corcoran. Each entity bears an allocated share of the costs thereof, including but not limited to rent, salaries of all personnel (other than Messrs. Feldman and Corcoran, who are compensated solely by FelCor), office supplies and telephones. Such allocations of shared costs are subject to the approval of a majority of the Independent Directors of FelCor. During 1996, approximately $807,000 (approximately 38% of all allocable expenses) was borne by the Company under this arrangement.


LEGAL PROCEEDINGS

     The Company's Current Hotels are subject to various claims arising in the ordinary course of business. These claims, exclusive of potential third party recoveries, are not considered to be material. Furthermore, such claims are substantially covered by insurance. Management does not believe that any claims known to it (individually or in the aggregate) will have a material adverse effect on the Company, without regard to any potential recoveries from insurers or other third parties.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     The Board of Directors currently consists of seven members, four of whom are not officers or employees of FelCor or any subsidiary or lessee thereof ("Independent Directors"). The Board of Directors is divided into three classes who serve staggered three-year terms with the term of each director expiring at the annual meeting of shareholders held three years after his election.



     Set forth below is certain information regarding the directors and executive officers of FelCor. Executive officers of FelCor constitute all of the managers and officers of the Subsidiary Guarantors and serve in such capacities without additional compensation.



                                                                      YEAR
                                                                      FIRST                 TERM
           NAME                            POSITION                  ELECTED     CLASS     EXPIRES
           ----                            --------                  -------   ---------   -------
Hervey A. Feldman..........  Chairman of the Board                    1994     Class I      1998
Thomas J. Corcoran, Jr. ...  President and Chief Executive
                               Officer, Director                      1994     Class II     1999
Richard S. Ellwood.........  Independent Director                     1994     Class III    2000
Richard O. Jacobson........  Independent Director                     1994     Class III    2000
Charles A. Ledsinger,        Independent Director
  Jr. .....................                                           1997     Class II     1999
Charles N. Mathewson.......  Director                                 1994     Class I      1998
Thomas A. McChristy........  Independent Director                     1994     Class III    2000
Randall L. Churchey........  Senior Vice President, Chief
                             Financial Officer and Treasurer          1997     --             --
Lawrence D. Robinson.......  Senior Vice President, General
                               Counsel and Secretary                  1996     --             --
William P. Stadler.........  Senior Vice President, Director of
                               Corporate Acquisitions                 1995     --             --
Jack Eslick................  Vice President, Director of Asset
                               Management                             1996     --             --
June H. McCutchen..........  Vice President, Director of Design
                               and Construction                       1995     --             --

     Hervey A. Feldman (age 60) is the Chairman of the Board of FelCor and has served in such capacity since its formation in May 1994. He is also a co-founder of FelCor, Inc. and has served as its Chairman since its formation in 1991. Prior to that time, he held executive positions with Embassy Suites, Inc., serving as its Chairman of the Board from June 1990 until January 1992, and as its President and Chief Executive Officer from the founding of that company in January 1983 to April 1990. Prior to 1990, Mr. Feldman had spent over 25 years in the hotel industry, including serving in various management positions with Brock Hotel Corporation during a period when that company was one of the largest franchisees of Holiday Inn(R) hotels in the U.S.; as Executive Vice President for North American Development of Holiday Inns, Inc.; and President and Chief Executive Officer of Brock Residence Inns, Inc., which founded the extended-stay, all-suite chain now known as Residence Inns by Marriott(R).



     Thomas J. Corcoran, Jr. (age 49) is the President and Chief Executive Officer of FelCor and has served in such capacity since its formation in May 1994. He is also a co-founder of FelCor, Inc. and has served as its President and Chief Executive Officer since its formation in 1991. From October 1990 to December 1991, he served as the Chairman, President and Chief Executive Officer of Fiesta Foods, Inc., a manufacturer of tortilla chips and taco shells. From 1979 to 1990, Mr. Corcoran held various positions with Integra -- A Hotel and Restaurant Company (formerly Brock Hotel Corporation), including serving as the President and Chief Executive Officer of that company from 1986 to 1990, and with ShowBiz Pizza Time, Inc., an operator and franchisor of family entertainment center/pizza restaurants.


     Richard S. Ellwood (age 66) is the founder and principal owner of R. S. Ellwood & Co., Inc., a real estate investment banking firm which was organized in 1987. Prior to 1987, as an investment banker, Mr. Ellwood was elected successively in 1968 a general partner of White Weld & Co., in 1978 a managing director of Warburg Paribas Becker, Incorporated and in 1984 a managing director and senior banker of Merrill Lynch Capital Markets. Mr. Ellwood has extensive experience in hotel financing. He was a founder of Hotel Investors Trust, a REIT, and served as a Trustee from 1970 until its merger with another REIT in 1987. He is currently a director of two additional REITs, Apartment Investment and Management Company and Corporate Realty Income Trust.

     Richard O. Jacobson (age 61) is the President and Chief Executive Officer of Jacobson Warehouse Company, Inc., a privately-held warehouse company with facilities in 15 locations in seven states, which Mr. Jacobson founded 29 years ago. He is also President and Chief Executive Officer of Jacobson Transportation Company, Inc., a truckload common carrier with authority to operate in 48 states and Canada. Mr. Jacobson is a member of the Boards of Directors of Advanced Oxygen Technology, Inc., AlaTenn Resources, Inc., Allied Group, Inc., Firstar Bank Des Moines, N.A., Firstar Bank of Iowa, N.A. and Heartland Express, Inc.


     Charles A. Ledsinger, Jr. (age 47) was recently elected as a director of FelCor to fill the vacancy created by the resignation of Donald J. McNamara. Since May 1997, Mr. Ledsinger has served as Senior Vice President and Chief Financial Officer of St. Joe Corporation. From June 1995 until May 1997, Mr. Ledsinger was Senior Vice President and Chief Financial Officer of Harrah's Entertainment, Inc. For more than three years prior, Mr. Ledsinger served as Senior Vice President and Chief Financial Officer of The Promus Companies Incorporated, the former parent of Harrah's Entertainment, Inc. Mr. Ledsinger is also a director of TBC Corporation, Perkins Management Company, Inc. and Friendly Ice Cream Corporation. He is a member and a past chairman of the Real Estate Financial Advisory Council of the American Hotel and Motel Association.


     Charles N. Mathewson (age 69) has served, for more than the past five years, in various positions with International Game Technology ("IGT"), a company engaged in the design and manufacture of microprocessor based gaming products and gaming monitoring systems. Since February 1988, he has served as the Chairman of the Board of IGT. He has served as a director of IGT since December 1985, as President from December 1986 to February 1988, and as Chief Executive Officer from December 1986 until June 1993 and from February 1996 until the present. Mr. Mathewson also is a member of the Board of Directors of Baron Asset Fund.

     Thomas A. McChristy (age 71) is the President of T.A. McChristy Co. Inc., a real estate investment company, and has served in that capacity since 1957. Mr. McChristy also served as the President and Chief Operating Officer of Syntech International, Inc., a lottery systems and equipment manufacturing company, from 1986 to 1988 and as its Chief Executive Officer from 1989 to 1992.


     Randall L. Churchey (age 37) became the Senior Vice President, Chief Financial Officer and Treasurer of FelCor on November 1, 1997. For approximately 15 years prior to joining FelCor, Mr. Churchey held various positions with Coopers & Lybrand, L.L.P. Most recently, Mr. Churchey served as the Chairman of the Hospitality and Real Estate Practice for the Southwestern United States.



     Lawrence D. Robinson (age 54) has served as Senior Vice President, General Counsel and Secretary of FelCor since May 1996. From 1972 to 1989, Mr. Robinson was a partner in the Kansas City-based law firm of Stinson, Mag & Fizzell, for which he founded and managed a Dallas, Texas office from 1982 to 1989. From 1989 through April 1996, Mr. Robinson was a partner in the Houston-based law firm of Bracewell & Patterson, L.L.P., where he served as the managing partner of its Dallas office until 1992, as the head of that office's corporate and securities law section and as chairman of its firm-wide hospitality group.



     William P. Stadler (age 42) began his employment with FelCor in July 1995 as Vice President, Director of Acquisition and Development and became Senior Vice President, Director of Corporate Acquisitions in January 1998. Mr. Stadler has over 17 years of experience in hotel acquisition and development, having served as Vice President -- Development for Coastal Hotel Group from 1994 until he joined FelCor in 1995, as Vice President -- Development for Embassy Suites, Inc. from 1992 to 1994, as Senior Vice President -- Development for Landmark Hotels, Inc. from 1989 to 1991 and as Vice President -- Development for Marriott Corporation from 1985 to 1989.



     Jack Eslick (age 45) joined FelCor in April 1996 as its Vice President, Director of Asset Management. Mr. Eslick has over 20 years experience in hotel operations. From April 1991 until he joined FelCor, Mr. Eslick served as Vice President of Operations of Promus, where he had direct responsibility for all operations in a region that grew from 14 hotels to 26 hotels. Prior to April 1991, he served in various capacities with Holiday Inns, Inc., including serving as general manager of various hotels and as a Regional Director of Operations.



     June H. McCutchen (age 42) joined FelCor in October 1995 as Vice President, Director of Design and Construction. Her most recent experience was as Account Executive for Hospitality Restoration & Builders, Inc. since 1994. From 1992 to 1994 she was Project Manager for American General Hospitality, Inc. where she managed all capital improvement work for over 35 properties each year. Prior to 1992, Ms. McCutchen was Project Manager for Hilton Hotels, Inc. from 1987 to 1992, and prior to 1987, she served as design coordinator and purchasing manager for Embassy Suites, Inc.

SECURITY OWNERSHIP OF MANAGEMENT



     The following table sets forth the beneficial ownership of FelCor's Common Stock and Series A Preferred Stock, as of November 1, 1997, by (i) each director and director nominee, (ii) each named executive officer and (iii) all directors and executive officers as a group. Unless otherwise indicated, such shares of Common Stock and Series A Preferred Stock are owned directly and the indicated person has sole voting and investment power.


                                   AMOUNT AND                           AMOUNT AND
                                   NATURE OF                             NATURE OF
                                   BENEFICIAL                           BENEFICIAL
            NAME OF               OWNERSHIP OF        PERCENT OF       OWNERSHIP OF        PERCENT OF
        BENEFICIAL OWNER          COMMON STOCK         CLASS(1)       PREFERRED STOCK       CLASS(1)
        ----------------          ------------        ----------      ---------------      ----------
Hervey A. Feldman...............     464,315(2)(3)        1.3%             3,000(10)             *
Thomas J. Corcoran, Jr..........     464,415(2)(4)        1.3%             3,000                 *
Richard S. Ellwood..............       4,500                *                  0                 0
Richard O. Jacobson.............      21,200                *                  0                 0
Charles A. Ledsinger, Jr........           0                0                  0                 0
Charles N. Mathewson............     609,777(5)           1.6%            90,000(11)           1.5%
Thomas A. McChristy.............      45,900(6)             *                  0                 0
Lawrence D. Robinson............      36,500(7)             *                  0                 0
Randall L. Churchey.............           0                0                  0                 0
William P. Stadler..............      12,577(8)             *                100                 *
Jack Eslick.....................      12,000(9)             *                  0                 0
June H. McCutchen...............       4,000                *                  0                 0
All executive officers and
  directors as a group (12
  persons)......................   1,384,869              3.5%            96,100               1.6%

---------------

  *  Represents less than 1% of the outstanding shares of such class.

 (1) Based upon 36,588,733 shares outstanding as of November 1, 1997.

 (2) Includes 294,915 shares issuable to FelCor, Inc. upon exercise of redemption rights with respect to Units issued to it in connection with the IPO. Messrs. Feldman and Corcoran are the sole shareholders and directors of FelCor, Inc. and each may be deemed to own beneficially all of the Units owned by FelCor, Inc. Also includes (i) an aggregate of 33,000 shares issued pursuant to stock grants (9,000 in February 1995, 9,000 in December 1995, and 15,000 in February 1997), which shares vest over a five-year period from the date of grant at the rate of 20% per year and of which 5,400 shares are fully vested, (ii) 120,000 shares issuable pursuant to currently exercisable stock options, and (iii) 2,325 shares issuable upon the conversion of 3,000 shares of Series A Preferred Stock. Does not include 331,000 shares issuable pursuant to outstanding stock options which are not currently exercisable.

 (3) Includes 200 shares owned of record by Mr. Feldman's minor children.

 (4) Includes 300 shares owned of record by Mr. Corcoran's minor children.

 (5) Includes 540,009 shares issuable to or for the benefit of Mr. Mathewson upon exercise of redemption rights with respect to Units, which represents Mr. Mathewson's pro rata interest in Units issued in connection with the IPO to partnerships in which Mr. Mathewson is a limited partner. Also includes 69,768 shares issuable upon conversion of 90,000 shares of Series A Preferred Stock.

 (6) Includes 38,000 shares owned of record by the T.A. McChristy Living Trust, over which Mr. McChristy has sole investment and voting power, and 3,000 shares owned of record by his spouse's individual retirement account.

 (7) Includes (i) 14,500 shares issued pursuant to stock grants, which shares vest over a five-year period from the date of grant at the rate of 20% per year and of which 2,400 shares are fully vested, and (ii) 20,000 shares issuable pursuant to currently exercisable stock options. Does not include 100,000 shares issuable pursuant to outstanding stock options which are not currently exercisable.

 (8) Represents (i) 2,500 shares issued pursuant to a stock grant, which shares vest over a five-year period from the date of grant at the rate of 20% per year and of which 1,000 shares are fully vested, (ii) 10,000 shares issuable pursuant to currently exercisable stock options and (iii) 77 shares issuable upon the conversion of 100 shares of Series A Preferred Stock. Does not include 30,000 shares issuable pursuant to outstanding stock options which are not currently exercisable.

 (9) Represents (i) 2,000 shares issued pursuant to a stock grant, which shares are fully vested and (ii) 10,000 shares issuable pursuant to currently exercisable stock options. Does not include 55,000 shares issuable pursuant to outstanding stock options which are not currently exercisable.

(10) Includes 1,000 shares owned by Mr. Feldman's spouse and 1,000 shares owned by trust for the benefit of his minor children.

(11) Represents shares owned of record by the Charles N. Mathewson Trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     FelCor and FelCor LP have entered into a number of transactions with the Lessee and certain other affiliates. Mr. Feldman and Mr. Corcoran, who are officers and directors of FelCor, control and are also officers and directors of the Lessee.

THE PERCENTAGE LEASES


     The Company and the Lessee have entered into the Percentage Leases, each with a minimum term of ten years, relating to each hotel owned by the Company. The Company anticipates that similar Percentage Leases will be executed with respect to any additional hotel properties acquired by it in the future. Pursuant to the terms of the Percentage Leases, the Lessee is required to pay the greater of Base Rent or Percentage Rent and certain other additional charges, and is entitled to all profits from the operation of the hotels after the payment of operating, management and other expenses. The terms of the Percentage Leases were not negotiated on an arms-length basis and, accordingly, may not reflect fair market values or terms. Management of the Company believes, however, that the terms of such agreements are fair to the Company and are upon terms as favorable to the Company as could be obtained from a financially responsible unrelated third party. Lease rent paid by the Lessee under the Percentage Leases totaled approximately $108 million for the year ended December 31, 1996 and approximately $158 million for the nine months ended September 30, 1997. The Lessee is a Delaware limited liability company, all of the voting Class A membership interest in which (representing a 50% equity interest) is beneficially owned one half by Mr. Feldman and one half by Mr. Corcoran. All of the non-voting Class B membership interest in the Lessee (representing the remaining 50% equity interest) is owned by RGC Leasing, Inc., a Nevada corporation owned by the children of Charles N. Mathewson. See "Risk
Factors -- Conflicts of Interest -- No Arms-Length Bargaining on Percentage Leases.")


EMPLOYMENT AGREEMENTS


     FelCor has entered into the Employment Agreements with each of Messrs. Feldman and Corcoran that will continue in effect until December 31, 1999 and automatically be renewed for successive one year terms, unless otherwise terminated. Pursuant to such Employment Agreements, Mr. Feldman serves as Chairman of the Board, and Mr. Corcoran serves as President and Chief Executive Officer, of FelCor. Each was paid a base salary of $5,000 per month through 1994, $10,000 per month in 1995 and $10,270 in 1996. Effective January 1, 1997,
Mr. Feldman is entitled to receive $12,500 per month and Mr. Corcoran is entitled to receive $16,667 per month. Messrs. Feldman and Corcoran have agreed to devote substantially all of their time to the business of the Company. The Compensation Committee of the Board of Directors may provide for additional compensation as a bonus should it determine, in its discretion, based on merit, the Company's anticipated financial performance and other criteria, that such additional compensation is appropriate. FelCor maintains a comprehensive medical plan for the benefit of Messrs. Feldman and Corcoran and their dependents.


OPTION AND RIGHT OF FIRST REFUSAL

     In 1994, the Company was granted a two-year option to purchase, at fair market value, and a right of first refusal with respect to an Embassy Suites hotel located in St. Louis, Missouri that was developed by a FelCor

Affiliate and opened for business on December 21, 1994 under the management of Promus. In anticipation of the December 21, 1996 expiration date of such option and right of first refusal, the Independent Directors of FelCor, following an inspection of the hotel and a thorough consideration of all matters deemed relevant by them determined, at a meeting held at such hotel in June 1996, that it would be in the best interests of the Company and its equity owners to allow this option and right of first refusal to expire unexercised. Such decision was based, in part, upon the fact that the Company had other purchase opportunities, that the option was only exercisable at fair market value and that the hotel offered little opportunity for the Company to benefit from additional capital expenditures, or changes in brand or management. Accordingly, this option and right of first refusal was not exercised and expired by its terms on December 21, 1996.


SHARING OF OFFICES AND EMPLOYEES


     The Company shares the executive offices and certain employees with FelCor, Inc. and the Lessee, and each company bears its share of the costs thereof, including an allocated portion of the rent, salaries of certain personnel (other than Messrs. Feldman and Corcoran, whose salaries are borne solely by FelCor), office supplies, telephones and depreciation of office furniture, fixtures and equipment. Any such allocation of shared expenses to the Company must be approved by a majority of the Independent Directors. During 1996, the Company paid approximately $807,000 (approximately 38%) of the allocable expenses under this arrangement.


COMPENSATION OF DIRECTOR FOR SPECIAL SERVICES


     In connection with the Company's acquisition, during February 1997, of interests in 10 hotels at an aggregate cost of approximately $139 million (including the Company's share of certain assumed indebtedness), Mr. Richard S. Ellwood, an Independent Director, was paid a one-time fee in the amount of $200,000 for his services in facilitating this transaction.


                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The Company's indebtedness consists primarily of the outstanding Old Notes, amounts borrowed under the Line of Credit, and the Renovation Loan. In addition, the Company has assumed certain other indebtedness and capitalized lease obligations in connection with the purchase of certain of the Current Hotels. As of September 30, 1997, after giving effect to the Private Placement and the application of the proceeds therefrom, the Company's total Indebtedness would have been approximately $428 million, of which $300 million would have been outstanding under the Notes, $91 million would have been outstanding under the Line of Credit, $25 million would have been outstanding under the Renovation Loan and $12 million would have been outstanding under other Indebtedness.

     Line of Credit. In September 1996, the Company obtained the Line of Credit, originally a $250 million unsecured revolving credit facility from a group of lenders co-arranged by The Chase Manhattan Bank and Wells Fargo Bank, National Association. As subsequently amended and restated, the Line of Credit has been increased to $550 million. The Line of Credit has a term of three years ending October 1, 2000. Borrowings under the Line of Credit bear interest, at the Company's option, (i) at a base rate ("Base Rate") equal to the higher of the base rate announced from time to time by The Chase Manhattan Bank or 0.5% plus the Federal funds rate, in either case plus an applicable margin of 0% to 0.25%, or (ii) at a Eurodollar rate ("Eurodollar Rate") based upon the 30, 60, or 90 day or 6-month LIBOR plus an applicable margin of 1.00% to 1.75%. The applicable margin varies depending upon the Company's long-term senior unsecured implied debt rating or its leverage ratio and, at September 30, 1997, was 0.0% in the case of Base Rate borrowings and 1.4% in the case of Eurodollar Rate borrowings. The weighted average interest rate in effect for borrowings under the Line of Credit was 7.22% at September 30, 1997. Up to 10% of the amount available under the Line of Credit may be used for general corporate or working capital purposes. The total amount available under the Line of Credit is limited to 50% of the aggregate value of the Company's eligible hotels, which generally includes hotels that are unencumbered. The Company's availability under the Line of Credit, as of September 30, 1997, was $550 million, of which $296 million had been borrowed.

     The Line of Credit requires FelCor and FelCor LP to comply with certain financial tests and to maintain certain financial ratios. FelCor and FelCor LP must maintain: (i) a ratio of Adjusted EBITDA to Gross Interest Expense for the four most recent quarters of not less than 2.5 to 1.0; (ii) a ratio of Adjusted EBITDA to Fixed Charges for the four most recent quarters of not less than 2.0 to 1.0; and (iii) Tangible Net Worth of not less than the sum of (a) $825 million plus (b) 50% of the aggregate net proceeds received by the Company after June 30, 1997 in connection with any offering of stock or stock equivalents. FelCor and FelCor LP shall ensure that at the end of each fiscal quarter at least 50% of the aggregate Adjusted NOI generated by all hotels during the preceding four fiscal quarters shall be generated by hotels wholly owned or leased by FelCor or FelCor LP or its wholly owned subsidiaries; provided that, for hotels owned or leased for less than four fiscal quarters only the Adjusted NOI generated by such hotels since the date of acquisition of such hotel shall be included in calculating such aggregate Adjusted NOI. In addition, FelCor and FelCor LP shall not, during each fiscal quarter on a consolidated basis permit
(a) Total Indebtedness to exceed 50% of Total Value or (b) Total Secured Indebtedness to exceed 20% of Total Value.


     For purposes of the financial covenants in the Line of Credit, the following terms have the definitions set forth below:

     "Adjusted EBITDA" means, for any person, EBITDA less the aggregate FF&E Reserves for such period in respect of each hotel owned or leased by such person and its subsidiaries.

     "Adjusted NOI" means, with respect to any hotel, for any period, the net operating income for such hotel for such period less the FF&E Reserve for such hotel.

     "EBITDA" means, for any person for any period, the net income (loss) for such period plus (a) the sum of the following amounts: (i) depreciation expense,
(ii) amortization expense and other non-cash charges, (iii) interest expense,
(iv) income tax expense, (v) extraordinary loses (and other losses on certain asset sales not otherwise included in extraordinary loses determined on a consolidated basis in accordance with generally accepted accounting principles) and (vi) minority interests attributable to FelCor LP's partnership units, less
(b) the sum of the following amounts: (i) extraordinary gains (and in the case of FelCor and FelCor LP, other gains on certain asset sales not otherwise included in extraordinary gains), (ii) the applicable share of net income (loss) of such person's unconsolidated entities; plus (c) such person's pro rata share of EBITDA of such persons unconsolidated entities.

     "FF&E Reserve" means, for any person (or with respect to any hotel) for any period, a reserve equal to 4% of suite revenues from any hotel owned by such person for such period plus (a) for any person, such person's pro rata share of any FF&E Reserve for any hotel owned by such person's unconsolidated entities or
(b) with respect to certain joint venture hotels, the FF&E Reserve for such joint venture hotel multiplied by the applicable joint venture percentage.

     "Fixed Charges" means, for any person for any period, (a) Gross Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments on the Total Indebtedness of such person (excluding optional prepayments and scheduled principal payments in respect of any such Total Indebtedness which is payable in a single installment at final maturity) required to be made during such period.

     "Gross Interest Expense" means, for any person for any period, the sum of
(a) the total interest expense in respect of all Indebtedness (excluding all contingent obligations) of such person and its subsidiaries for such period determined on a consolidated basis in conformity with generally accepted accounting principles, plus capitalized interest of such person and its subsidiaries plus (b) such person's pro rata share of Gross Interest Expense of such person's unconsolidated entities.

     "Indebtedness" of any person means, without duplication, the principal amount of (i) all indebtedness of such person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services (ii) all obligations of such person evidenced by notes, bonds, debentures or similar instruments, (ii) all indebtedness of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person, (iv) all capitalized lease obligations of such person,
(v) all contingent obligations of such person, (vi) all obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any stock or stock equivalents of such person, valued, in the case of mandatorily redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (vii) all Indebtedness referred to in clause (i), (ii), (iii), (iv), (v) or (vi) above secured by any lien upon or in property owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness and (viii) all liabilities of such person under Title IV of ERISA.

     "Tangible Net Worth" means, with respect to FelCor or FelCor LP at any date, (a) the sum of (i) the total shareholders' equity of FelCor and (ii) the value of all partnership interests in FelCor LP owned by persons other than FelCor; minus (b) the sum of all intangible assets of FelCor, each as shown on the consolidated balance sheet of FelCor as of such date.

     "Total Indebtedness" of any person means the sum of the following (without duplication): (a) all Indebtedness of such person and its subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, plus (b) such person's pro rata share of Indebtedness (excluding non-recourse indebtedness) of such person's unconsolidated entities.

     "Total Secured Indebtedness" of any person means any Total Indebtedness of such person for which the obligations thereunder are secured by a pledge of or other encumbrance on any assets of such person or its subsidiaries or unconsolidated entities

     "Total Value" means the sum of: (A) for hotels owned or leased for four quarters or more, Adjusted NOI on a consolidated basis from such hotels for the preceding four quarters divided by ten percent; plus (B) for hotels (x) owned or leased for less than four quarters (including newly acquired hotels and hotels to be immediately acquired using the proceeds of any loans under the Line of Credit) and (y) certain other hotels, but only for the year ending December 31, 1997, FelCor or FelCor LP's investment in such hotels; plus (C) the sum of $15,000,000, being the agreed aggregate sum of FelCor and FelCor LP's investment at cost in certain properties; plus (D) FelCor or FelCor LP's pro rata share of unencumbered cash or cash equivalents held by such person, its subsidiaries or an unconsolidated entity; all as subject to adjustment in certain limited cases.

     Failure to satisfy any of the financial covenants would constitute an Event of Default, notwithstanding the ability of the Company to meet its debt service obligations. An Event of Default also includes without limitation, a cross-default to other indebtedness, bankruptcy and a change of control.

     In addition to the financial covenants, the Line of Credit includes certain other affirmative and negative covenants, including: (a) a requirement that a certain percentage of the rooms/suites be (i) operated as "suite hotels," (ii) maintained under "Embassy Suites," "Doubletree" or "Sheraton" licenses and (iii) managed by Promus, Doubletree or Sheraton; (b) a restriction on the creation or acquisition of any direct or indirect wholly owned subsidiary unless such subsidiary becomes a guarantor under the Line of Credit; (c) restrictions on the declaration or payment of dividends or other distribution of assets, properties, cash, rights, obligations or securities in respect of any stock or stock equivalents; (d) restrictions on the sale of assets or merger of the Company or its subsidiaries and (e) restrictions on construction of new hotels or investments in budget hotels.

     Renovation Loan. The Renovation Loan is a $25 million loan facility which was used by the Company to fund a portion of the renovation cost of the CSS Hotels that were converted to Embassy Suites hotels. The facility is guaranteed by Promus, bears interest at LIBOR plus 45 basis points, requires quarterly principal payments of $1.25 million beginning in June 1999 and matures in June 2000. At September 30, 1997, the Company had drawn the full $25 million under this loan facility and the interest rate in effect was 6.39%.

     Interest Rate Swaps. During the fourth quarter of 1996, the Company entered into two separate interest rate swap agreements to manage the relative mix of its debt between fixed and variable rate instruments. These interest rate swap agreements modify a portion of the interest characteristics of the Company's outstanding debt without an exchange of the underlying principal amount and effectively convert variable rate debt to a fixed rate. The fixed rates to be paid, the effective fixed rate, and the variable rate to be received by the Company at September 30, 1997 are summarized in the following table:

                                                                SWAP RATE
                                                                 RECEIVED
                                                                (VARIABLE)
                                 SWAP RATE       EFFECTIVE          AT            SWAP
       NOTIONAL AMOUNT          PAID (FIXED)     FIXED RATE      9/30/97        MATURITY
       ---------------          ------------     ----------     ----------    -------------
$50 million...................    6.11125%        7.61125%        6.47625%    October 1999
 25 million...................    5.95500         7.45500         6.19100     November 1999

     The differences to be paid or received by the Company under the terms of the interest rate swap agreements are accrued as interest rates change and recognized as an adjustment to interest expense by the Company pursuant to the terms of its interest rate agreement and will have a corresponding effect on its future cash flows. Agreements such as these contain a credit risk that the counterparties may be unable to meet the terms of the agreement. The Company minimizes that risk by evaluating the creditworthiness of its counterparties, which are limited to major banks and financial institutions, and does not anticipate nonperformance by the counterparties.

                    DESCRIPTION OF THE NOTES AND GUARANTEES

     Except as otherwise indicated below, the following summary of the material provisions of the Indenture applies to both the Old Notes and the New Notes. As used herein, the term "Notes" shall mean the Old Notes and the New Notes, unless otherwise indicated.

     The form and terms of the New Notes are substantially identical to the form and terms of the Old Notes, except that the exchange of the New Notes pursuant to the Exchange Offer will be registered under the Securities Act and, therefore, the New Notes will not bear any legends restricting transfer thereof. The New Notes will evidence the same debt as the Old Notes and will be treated as a single class under the Indenture with any Old Notes that remain outstanding. Each series of New Notes will be issued solely in exchange for an equal principal amount of the corresponding series of Old Notes. As of the date hereof, $175 million in aggregate principal amount of Old 7 3/8% Notes and $125 million aggregate principal amount of Old 7 5/8% Notes, is outstanding. See "The Exchange Offer." The following summary of certain provisions of the Indenture, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Whenever particular defined terms of the Indenture not otherwise defined herein are referred to, the definitions ascribed to such terms in the Indenture are incorporated herein by reference. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions."

GENERAL

     The Old Notes are, and the New Notes will be, unsecured senior obligations of FelCor LP. The 7 3/8% Notes will be initially limited to $175 million in aggregate principal amount and will mature on October 1, 2004. The 7 5/8% Notes will be initially limited to $125 million in aggregate principal amount and will mature on October 1, 2007. Each of the 7 3/8% Notes will initially bear interest at 7 3/8% per annum, and each of the 7 5/8% Notes will initially bear interest at 7 5/8% per annum, in each case, from October 1, 1997 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually (to Holders of record at the close of business on the September 15 or the March 15 immediately preceding the Interest Payment Date) on October 1 and April 1 of each year, commencing April 1, 1998.

     Principal of, premium, if any, and interest on the Notes is payable, and the Notes may be exchanged or transferred, at the office or agency of FelCor LP in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Trustee at First Chicago Trust Company of New York, 14 Wall Street, Suite 4607, New York, New York 10005, as agent for the Trustee); provided that, at the option of

FelCor LP, payment of interest may be made by check mailed to the Holders at their addresses as they appear in the Security Register.

     The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple thereof. See "-- Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of Notes, but FelCor LP may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

     Subject to the covenants described below under "Covenants" and applicable law, FelCor LP may issue additional Notes under the Indenture. The Notes offered hereby and any additional notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture.

GUARANTEES AND SUBSIDIARY GUARANTORS


     The Notes will be fully and unconditionally guaranteed on an unsecured senior basis by FelCor and by the Subsidiary Guarantors. At present, the Subsidiary Guarantors consist of FelCor/CSS Hotels, L.L.C., FelCor/LAX Hotels, L.L.C., FelCor Eight Hotels, L.L.C., FelCor/CSS Holdings, L.P., FelCor/St. Paul Holdings, L.P. and FelCor/LAX Holdings, L.P., each of which is a guarantor with respect to the Line of Credit. The guarantees will be unconditional regardless of the enforceability of the Notes and the Indenture. FelCor currently conducts no other business and has no significant assets other than its general partnership interest in FelCor LP. None of the three Subsidiary Guarantors that is a limited liability company owns directly any hotel properties or engages in any business other than the ownership of partnership and membership interests in other entities. The three Subsidiary Guarantors that are limited partnerships own directly an aggregate of 18 of the Current Hotels and own general partner interests in a partnership that owns directly one additional hotel in which the Company has an interest. FelCor LP and certain of the Subsidiary Guarantors have additional subsidiaries, none of which subsidiaries is material to FelCor LP.


     Each future Restricted Subsidiary that subsequently guarantees Indebtedness of FelCor LP or FelCor which is pari passu with or subordinate in right of payment to the Notes will be required to execute a Subsidiary Guarantee. See "Limitation on Issuances of Guarantees by Restricted Subsidiaries."

OPTIONAL REDEMPTION

     Each series of Notes will be redeemable in whole at any time or in part from time to time, at the option of FelCor LP, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of the remaining payments of principal and interest thereon from the redemption date to the applicable maturity date discounted, in each case, to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each case, accrued interest thereon to the date of redemption.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Note to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Note. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with FelCor LP.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite

3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations actually obtained by the Trustee for such redemption date. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

     "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, NationsBanc Capital Markets, Inc. and Salomon Brothers Inc and their respective successors; provided, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), FelCor LP shall substitute therefor another Primary Treasury Dealer.

     Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each holder of Notes to be redeemed.

     Unless FelCor LP defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

SINKING FUND

     There will be no sinking fund payments for the Notes.

REGISTRATION RIGHTS

     In connection with the original issuance and sale of the Old Notes, the Initial Purchasers and their assignees became entitled to the benefits of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, FelCor LP and FelCor have agreed to use their best efforts, at their cost, to file and cause to become effective a registration statement with respect to a registered offer to exchange each series of Notes for an issue of senior notes of FelCor LP ("Exchange Notes") with terms identical to such Notes (including the guarantee by FelCor and the Subsidiary Guarantors), except that the Exchange Notes will not bear legends restricting the transfer thereof. Upon such registration statement being declared effective, FelCor LP shall offer the Exchange Notes in return for surrender of the Notes. Such offer shall remain open for not less than 20 business days after the date notice of the Exchange Offer is mailed to Holders. For each Note surrendered to FelCor LP under the Exchange Offer, the Holder will receive an Exchange Note of equal principal amount. Interest on each Exchange Note shall accrue from the last Interest Payment Date on which interest was paid on the Notes so surrendered or, if no interest has been paid on such Notes, from the Closing Date. In the event that applicable interpretations of the staff of the Commission do not permit FelCor LP and FelCor to effect the Exchange Offer, or under certain other circumstances, FelCor LP and FelCor shall, at their cost, use their best efforts to cause to become effective a shelf registration statement ("Shelf Registration Statement") with respect to resales of the Notes and to keep such Shelf Registration Statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all Notes covered by the Shelf Registration Statement have been sold pursuant thereto. FelCor LP and FelCor shall, in the event of such a shelf registration, provide each Holder copies of the prospectus, notify each Holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit resales of the Notes. A Holder that sells its Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by those provisions of the Registration Rights Agreement that are applicable to such Holder (including certain indemnification obligations).

     In the event that the Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective on or prior to April 1, 1998, the annual interest rate borne by such Notes will be increased by .5% until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective.

RANKING

     The indebtedness evidenced by the Notes will be unsecured senior obligations of FelCor LP, and will rank pari passu in right of payment with other Senior Indebtedness of FelCor LP, including, without limitation, the obligations of FelCor LP under the Line of Credit. The Notes will be effectively subordinated to Secured Indebtedness (as defined herein) of FelCor LP and the Guarantors and to the Indebtedness of the non-guarantor Subsidiaries. As of September 30, 1997, after giving effect to the Private Placement and the application of the proceeds therefrom, the total Indebtedness of FelCor LP and the Guarantors would have been approximately $428 million (including approximately $12 million in Secured Indebtedness). Although FelCor LP and the Guarantors have no immediate plans to incur additional Indebtedness (other than pursuant to the Line of Credit or in connection with hotel acquisitions), it is likely they will do so in the future. The non-guarantor Subsidiaries had no Indebtedness at such date and have no present intention to incur any Indebtedness. There is currently no outstanding indebtedness of FelCor LP or the Guarantors that is subordinated in right of payment to the Notes.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

     "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of FelCor, FelCor LP and their respective Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP plus the minority interest in FelCor LP, if applicable; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than FelCor LP, FelCor or a Restricted Subsidiary), except to the extent of the amount of dividends or other distributions actually paid to FelCor LP, FelCor or any of their respective Restricted Subsidiaries by such Person during such period; (ii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iii) any gains or losses (on an after-tax basis) attributable to Asset Sales; (iv) for so long as the Notes are not rated Investment Grade, any amount paid or accrued as dividends on Preferred Stock of FelCor LP, FelCor or any Restricted Subsidiary owned by Persons other than FelCor or FelCor LP and any of their respective Restricted Subsidiaries; and (v) all extraordinary gains and extraordinary losses.

     "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of FelCor LP, FelCor and their respective Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of FelCor LP, FelCor and their respective Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of FelCor LP or FelCor and their respective Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant.

     "Adjusted Total Assets" means, for any Person, the sum of (i) Total Assets for such Person as of the end of the calendar quarter preceding the Transaction Date as set forth on the most recent quarterly or annual consolidated balance sheet of FelCor LP or FelCor and their respective Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant and (ii) any increase in Total Assets following the end of such quarter including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Asset Acquisition" means (i) an investment by FelCor LP or FelCor or any of their respective Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with FelCor LP or FelCor or any of their respective Restricted Subsidiaries; provided that such Person's primary business is related, ancillary, incidental or complementary to the businesses of FelCor LP or FelCor or any of their respective Restricted Subsidiaries on the date of such investment or (ii) an acquisition by FelCor LP or FelCor or any of their respective Restricted Subsidiaries from any other Person that constitutes substantially all of a division or line of business, or one or more hotel properties, of such Person; provided that the property and assets acquired are related, ancillary, incidental or complementary to the businesses of FelCor LP or FelCor or any of their respective Restricted Subsidiaries on the date of such acquisition.

     "Asset Disposition" means the sale or other disposition by FelCor LP or FelCor or any of their respective Restricted Subsidiaries (other than to FelCor LP, FelCor or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business, or one or more hotel properties, of FelCor LP or FelCor or any of their respective Restricted Subsidiaries.

     "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by FelCor LP or FelCor or any of their Restricted Subsidiaries to any Person other than FelCor LP or FelCor or any of their respective Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary other than sales permitted under clause (iv) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant described below, (ii) all or substantially all of the property and assets of an operating unit or business of FelCor LP or FelCor or any of their respective Restricted Subsidiaries or (iii) any other property and assets of FelCor LP or FelCor or any of their respective Restricted Subsidiaries outside the ordinary course of business of FelCor LP or FelCor or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of FelCor LP and FelCor; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets with a fair market value not in excess of $1 million in any transaction or series of related transactions or (c) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (i)(B) of the second sentence of the "Limitation on Asset Sales" covenant.

     "Average Life" means at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock, Preferred Stock and Units.

     "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

     "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of FelCor or, other than by FelCor, of FelCor LP on a fully diluted basis; or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by FelCor's shareholders was approved by a vote of at least a majority of the members of the Board of Directors then still in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

     "Closing Date" means the date on which the Notes are originally issued under the Indenture.

     "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), which have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for FelCor LP, FelCor and their respective Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by FelCor LP or FelCor or any of their respective Restricted Subsidiaries.

     "Consolidated Interest Expense" means, for any period, without duplication, the aggregate amount of interest expense in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with GAAP; all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of FelCor LP, FelCor or any of their respective Restricted Subsidiaries and all but the principal component of rentals in respect of capitalized lease obligations paid, accrued or scheduled to be paid or to be accrued by FelCor LP, FelCor and their respective Restricted Subsidiaries) during such period, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP; excluding (i) the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (ii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (ii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes or paid in connection with any other Indebtedness outstanding on August 31, 1997, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock, other than Units, at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to FelCor LP's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

     "DJONT" means DJONT Operations, L.L.C., a Delaware limited liability company.

     "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

     "Funds From Operations" for any period means the consolidated net income of FelCor LP, FelCor and their respective Restricted Subsidiaries for such period in conformity with GAAP excluding gains or losses from debt restructurings and sales of property, plus depreciation of real property (including furniture and equipment) and after adjustments for unconsolidated partnerships and joint ventures plus the minority interest in FelCor LP, if applicable; provided that for purposes of the payment of any dividend or distribution by FelCor LP or FelCor, "Funds From Operations" shall be equal to $80 million plus the amount thereof computed for the period commencing with the first day of the fiscal quarter in which the Closing Date occurs and ending on the last day of the last fiscal quarter preceding the payment of such dividend or distribution.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

     "Government Securities" means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment
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

of which obligations or guarantee the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.


     "Guarantors" means FelCor and the Subsidiary Guarantors, collectively.


     "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all Capitalized Lease Obligations, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and
(viii) to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that (A) the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP, and (B) Indebtedness shall not include any liability for federal, state, local or other taxes.

     "Interest Coverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant ("Four Quarter Period") to (ii) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid (other than in connection with an Asset Acquisition or Asset Disposition) during the period ("Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or

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

similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of FelCor LP or FelCor, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period but subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into FelCor LP or FelCor or any of their respective Restricted Subsidiaries during such Reference Period but subsequent to the end of the related Four Quarter Period and that would have constituted Asset Dispositions or Asset Acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more hotel properties, of the Person that is acquired or disposed of to the extent that such financial information is available.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of FelCor LP, FelCor and their respective Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by FelCor LP or FelCor or any of their respective Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to FelCor LP or FelCor or any of their respective Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to FelCor LP or FelCor or any of their respective Restricted Subsidiaries)) of any

Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

     "Investment Grade" means a rating of the Notes by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e. BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided, in each case, such ratings are publicly available; provided, further, that in the event Moody's or S&P is no longer in existence for purposes of determining whether the Notes are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by FelCor LP and FelCor, notice of which shall be given to the Trustee.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

     "Line of Credit" means the credit facility established pursuant to the Third Amended and Restated Revolving Credit Agreement dated as of August 14, 1997 among FelCor LP, FelCor, the lenders party thereto, The Chase Manhattan Bank, as Administrative Agent, Wells Fargo Bank, National Association, as Documentation Agent, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time; provided that, with respect to an agreement providing for the refinancing of Indebtedness under the Line of Credit, such agreement shall be the Line of Credit under the Indenture only if a notice to that effect is delivered by FelCor LP and FelCor to the Trustee and there shall be at any time only one instrument that is (together with the aforementioned related agreements, instruments and documents) the Line of Credit under the Indenture.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to FelCor LP or FelCor or any of their respective Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes actually paid or payable as a result of such Asset Sale by FelCor LP, FelCor and their respective Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) amounts reserved by FelCor LP, FelCor and their respective Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to FelCor LP or FelCor or any of their respective Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants's fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

     "Offer to Purchase" means an offer to purchase Notes by FelCor LP, from the Holders commenced by mailing a notice to the Trustee and each Holder stating:
(i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase
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

price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) ("Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless FelCor LP defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Payment Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, FelCor LP shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; and (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and shall promptly thereafter deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by FelCor LP. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of any Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. FelCor LP will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. FelCor LP will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that FelCor LP is required to repurchase Notes pursuant to an Offer to Purchase.

     "Permitted Investment" means (i) an Investment in FelCor LP or FelCor or any of their Restricted Subsidiaries or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, FelCor LP or FelCor or any of their Restricted Subsidiaries; provided that such person's primary business is related, ancillary, incidental or complementary to the businesses of FelCor LP or FelCor or any of their respective Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments;
(iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordances with GAAP; and (iv) stock, obligations or securities received in satisfaction of judgments.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), which have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

     "Restricted Subsidiary" means any Subsidiary of FelCor LP or FelCor other than an Unrestricted Subsidiary.

     "Secured Indebtedness" means an Indebtedness secured by a Lien upon the property of FelCor LP or FelCor or any of their respective Restricted Subsidiaries.

     "Senior Indebtedness" means the following obligations of FelCor LP or FelCor or any of their respective Restricted Subsidiaries, whether outstanding on the Closing Date or thereafter Incurred: (i) all Indebtedness and all other monetary obligations (including expenses fees and other monetary obligations) of FelCor LP and FelCor under the Line of Credit; (ii) all Indebtedness and all other monetary obligations of FelCor LP or

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

FelCor or any of their respective Restricted Subsidiaries (other than the Notes), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued is expressly subordinated in right of payment to the Notes; and (iii) Subsidiary Debt. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of FelCor LP and FelCor and their respective Restricted Subsidiaries at the rate provided for the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under bankruptcy law.

     "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of FelCor LP and FelCor, accounted for more than 10% of the consolidated revenues of FelCor LP, FelCor and their respective Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of FelCor LP, FelCor and their respective Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements thereof for such fiscal year.

     "S&P" means Standard & Poor's Ratings Services and its successors.

     "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

     "Subsidiary Debt" means all unsecured Indebtedness of which a Restricted Subsidiary is the primary obligor.


     "Subsidiary Guarantee" means a Guarantee by each Subsidiary Guarantor for payment of the Notes by such Subsidiary Guarantor. The Subsidiary Guarantee will be an unsecured senior obligation of each Subsidiary Guarantor and will be unconditional regardless of the enforceability of the Notes and the Indenture. Notwithstanding the foregoing, each Subsidiary Guarantee by a Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of FelCor LP or FelCor, of all of the Capital Stock owned by FelCor LP, FelCor and their respective Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not then prohibited by the Indenture).


     "Subsidiary Guarantor" means each of (i) FelCor/CSS Hotels, L.L.C., a Delaware limited liability company, (ii) FelCor/LAX Hotels, L.L.C., a Delaware limited liability company, (iii) FelCor/CSS Holdings, L.P., a Delaware limited partnership, (iv) FelCor/St. Paul Holdings, L.P., a Delaware limited partnership, (v) FelCor/LAX Holdings, L.P., a Delaware limited partnership and
(vi) FelCor Eight Hotels, L.L.C., a Delaware limited liability company and each other Restricted Subsidiary that executes a Subsidiary Guarantee in compliance with the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant below.

     "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposits accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than
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

30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of FelCor LP or FelCor) organized and in existence under the laws of the United States of America, any state thereof with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

     "Total Assets" means the sum of (i) Undepreciated Real Estate Assets and
(ii) all other assets of FelCor LP, FelCor and their respective Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP (but excluding intangibles and accounts receivables).

     "Total Unencumbered Assets" as of any date means the sum of (i) those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness and (ii) all other assets (but excluding intangibles and accounts receivable) of FelCor LP, FelCor and their respective Restricted Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP.

     "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transaction Date" means, with the respect to the Incurrence of any Indebtedness by FelCor LP or FelCor or any of their respective Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to FelCor LP or FelCor or any of their respective Restricted Subsidiaries plus capital improvements) of real estate assets of FelCor LP, FelCor and their Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

     "Units" means the limited partnership units of FelCor LP, that by their terms are redeemable at the option of the holder thereof and that, if so redeemed, at the election of FelCor are redeemable for cash or Common Stock of FelCor.

     "Unrestricted Subsidiary" means (i) any Subsidiary of FelCor LP or FelCor that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of FelCor LP or FelCor) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, FelCor LP or FelCor or any of their respective Restricted Subsidiaries; provided that
(A) any Guarantee by FelCor LP or FelCor or any of their respective Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by FelCor LP or FelCor or such Restricted Subsidiary (or all, if applicable) at the time of such designation: (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution

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

giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Unsecured Indebtedness" means any Indebtedness of FelCor LP or FelCor or any of their respective Restricted Subsidiaries that is not Secured Indebtedness.

     "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

COVENANTS

     The Indenture contains, among others, the following covenants, provided that the Indenture provides that the "Limitation on Liens," the "Limitation on Sale-Leaseback Transactions," the "Limitation on Restricted Payments," the "Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries," the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries," the "Limitation on Issuances of Guarantees by Restricted Subsidiaries," and the "Limitation on Transactions with Affiliates" will not be applicable in the event, and only for so long as, the Notes are rated Investment Grade.

  Limitation on Indebtedness

     (a)(i) Neither FelCor LP nor FelCor will, and neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries to, Incur any Indebtedness if, immediately after giving effect to the Incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of FelCor LP, FelCor and their respective Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of Adjusted Total Assets.

     (ii) In addition to the foregoing limitations on the Incurrence of Indebtedness, neither FelCor LP nor FelCor will, and neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries to, Incur any Subsidiary Debt or any Secured Indebtedness if, immediately after giving effect to the Incurrence of such additional Subsidiary Debt or Secured Indebtedness, the aggregate principal amount of all outstanding Subsidiary Debt and Secured Indebtedness of FelCor LP, FelCor and their respective Restricted Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

     (b) In addition to the covenants specified in (a) above, neither FelCor LP nor FelCor will, and neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes, the Subsidiary Guarantees and other Indebtedness existing on the Closing
Date); provided that FelCor LP or FelCor or any of their respective Restricted Subsidiaries may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of FelCor LP, FelCor and their respective Restricted Subsidiaries on a consolidated basis would be greater than 2.0 to 1.

     (c) Notwithstanding paragraphs (a) or (b), FelCor LP or FelCor or any of their respective Restricted Subsidiaries (except as specified below) may Incur each and all of the following: (i) Indebtedness outstanding under the Line of Credit at any time in an aggregate principal amount not to exceed $550 million less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below; (ii) Indebtedness owed (A) to FelCor LP or FelCor evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to FelCor LP or FelCor or any other Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, outstanding Indebtedness (other
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

than Indebtedness Incurred under clause (i), (ii), (iv) or (vi) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is pari passu with or is expressly made subordinate in right of payment to the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such New Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of FelCor LP or FelCor that is pari passu with or subordinated in right of payment to the Notes be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect FelCor LP or FelCor or any of their respective Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of FelCor LP or FelCor or any of their respective Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by FelCor LP, FelCor and their respective Restricted Subsidiaries on a consolidated basis in connection with such disposition; (v) Indebtedness of FelCor LP or FelCor, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as described below under "Defeasance"; or (vi) Guarantees of the Notes and Guarantees of Indebtedness of FelCor LP or FelCor by any of their respective Restricted Subsidiaries provided the guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described below.

     (d) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that FelCor LP or FelCor or any of their respective Restricted Subsidiaries may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

     (e) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Indebtedness Incurred under the Line of Credit on or prior to the Closing Date shall be treated as Incurred pursuant to clause (i) of paragraph (c) of this "Limitation on Indebtedness" covenant, (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (3) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more that one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (2) of the preceding sentence), each of FelCor LP and FelCor, in its sole discretion, shall classify such

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

item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that FelCor LP and FelCor must classify such item of Indebtedness in an identical fashion.

  Maintenance of Total Unencumbered Assets

     FelCor LP, FelCor and their respective Restricted Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of FelCor LP, FelCor and their respective Restricted Subsidiaries on a consolidated basis.

  Limitation on Liens

     Neither FelCor LP nor FelCor shall secure any Indebtedness under the Line of Credit by a Lien unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with the Indebtedness under the Line of Credit for so long as the Indebtedness under the Line of Credit is secured by a Lien.

  Limitation on Sale-Leaseback Transactions

     Neither FelCor LP nor FelCor will, and neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby any of them sells or transfers such assets or properties and then or thereafter leases such assets or properties or any substantial part thereof.

     The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between FelCor LP or FelCor and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) FelCor LP or FelCor or any of their respective Restricted Subsidiaries, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.

  Limitation on Restricted Payments

     Neither FelCor LP nor FelCor will, and neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and
(y) pro rata dividends or distributions on Common Stock of FelCor LP or any Restricted Subsidiary held by minority stockholders) held by Persons other than FelCor LP or FelCor or any of their respective Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) FelCor LP, FelCor or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than FelCor LP or FelCor or any of their respective Restricted Subsidiaries unless in connection with such purchase the Unrestricted Subsidiary is designated as a Restricted Subsidiary or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by an Affiliate of FelCor LP or FelCor (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of FelCor LP or FelCor, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of FelCor LP or FelCor that is subordinated in right of payment to the Notes or
(iv) make an Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) FelCor LP or FelCor could not Incur at least $1.00 of Indebtedness under the paragraphs (a) and (b) of the "Limitation on Indebtedness" covenant or (C) the aggregate amount of all Restricted Payments (the

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amount, if other than in cash, to be determined in good faith by the Board of
Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by FelCor LP or FelCor or any of their respective Restricted Subsidiaries to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Closing Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant plus (2) the aggregate Net Cash Proceeds received by FelCor LP or FelCor after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of FelCor LP or FelCor, including an issuance or sale permitted by the Indenture of Indebtedness of FelCor LP or FelCor for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of FelCor LP or FelCor, or from the issuance to a Person who is not a Subsidiary of FelCor LP or FelCor of any options, warrants or other rights to acquire Capital Stock of FelCor LP or FelCor (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to FelCor LP or FelCor or any of their respective Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments") not to exceed, in each case, the amount of Investments previously made by FelCor LP, FelCor and their respective Restricted Subsidiaries in such Person or Unrestricted Subsidiary, plus (4) the purchase price of noncash tangible assets acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock) of FelCor LP or FelCor; provided that in any event FelCor LP or FelCor may declare or pay any dividend or make any distribution that is necessary to maintain FelCor's status as a REIT under the Code if (1) the aggregate principal amount of all outstanding Indebtedness of FelCor LP or FelCor on a consolidated basis at such time is less than 60% of Adjusted Total Assets and (2) no Default or Event of Default shall have occurred and be continuing.

     The provisions of the foregoing paragraph shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of paragraph (c) of the "Limitation on Indebtedness" covenant;
(iii) the repurchase, redemption or other acquisition of Capital Stock of FelCor LP or FelCor or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent issuance of, shares of Capital Stock (other than Disqualified Stock) of FelCor LP or FelCor (or options, warrants or other rights to acquire such Capital Stock); (iv) the making of any principal payment on, or the repurchase, redemption, retirement, defeasance or other acquisition for value of, Indebtedness of FelCor LP or FelCor which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent issuance of, shares of the Capital Stock (other than Disqualified Stock) of FelCor LP or FelCor (or options, warrants or other rights to acquire such Capital Stock); (v) payments or distributions, to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of FelCor LP or FelCor; (vi) Investments in any Person or Persons in an aggregate amount not to exceed $150 million; or (vii) the payment of any dividend or distribution on the Capital Stock of FelCor LP or FelCor declared prior to the Closing Date, provided that, except in the case of clauses (i), (iii) and (vii), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.

     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof, an Investment referred to in clause (vi) thereof or the dividends or distributions referred to in clause (vii) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses
(iii) and (iv), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments.

  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     Neither FelCor LP nor FelCor will, and neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by FelCor LP or FelCor or any of their respective Restricted Subsidiaries, (ii) pay any Indebtedness owed to FelCor LP, FelCor or any other Restricted Subsidiary, (iii) make loans or advances to FelCor LP, FelCor or any other Restricted Subsidiary or (iv) transfer its property or assets to FelCor LP, FelCor or any other Restricted Subsidiary.

     The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in the Indenture or in the Line of Credit, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
(ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by FelCor LP, FelCor or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of FelCor LP, FelCor or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of FelCor LP, FelCor or any Restricted Subsidiary in any manner material to FelCor LP, FelCor and their respective Restricted Subsidiaries taken as a whole; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by FelCor LP and FelCor) and (C) each of FelCor LP and FelCor determines that any such encumbrance or restriction will not materially affect such Persons' ability to make principal or interest payments on the Notes. Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent FelCor LP, FelCor or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of FelCor LP or FelCor or any of their respective Restricted Subsidiaries that secure Indebtedness of FelCor LP, FelCor or any of their respective Restricted Subsidiaries.

  Limitation on the Issuance and Sale of Capital Stock of Restricted
Subsidiaries

     Neither FelCor LP nor FelCor will sell, and neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to FelCor LP, FelCor or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to individuals of shares of Restricted Subsidiaries, to the extent required by applicable law or to the extent necessary to obtain local liquor licenses; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale or (iv) sales of not greater than 20% of the Capital Stock of a newly-created Restricted Subsidiary made in connection with, or in contemplation of, the acquisition or development by such Restricted Subsidiary of one or more properties to any Person that is, or is an Affiliate of, the entity that provides, franchise management or other services, as the case may be, to one or more properties owned by such Restricted Subsidiary.

  Limitation on Issuances of Guarantees by Restricted Subsidiaries

     Neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries, directly or indirectly, to Guarantee any Indebtedness of FelCor LP or FelCor which is pari passu with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against FelCor LP, FelCor or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guarantee Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

     Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of FelCor LP or FelCor, of all of Capital Stock held by FelCor LP, FelCor and their respective Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

  Limitation on Transactions with Affiliates

     Neither FelCor LP nor FelCor will, and neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including, without limitations, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of FelCor LP or FelCor or with any Affiliate of FelCor LP or FelCor or any of their respective Restricted Subsidiaries, except upon fair and reasonable terms no less favorable to FelCor LP, FelCor or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

     The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the independent directors of FelCor or (B) for which FelCor LP, FelCor or any Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to FelCor LP, FelCor or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between FelCor LP or FelCor and any of their respective Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary fees and expenses to directors of FelCor who are not employees of FelCor; (iv) any payments or other transactions pursuant to any tax-sharing agreement between FelCor LP or FelCor and any other Person with which FelCor LP or FelCor files a consolidated tax return or with which FelCor LP or FelCor is part of a consolidated group for tax purposes; or (v) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant. Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Affiliates" covenant and not covered by clauses (ii) through (v) of this paragraph, (a) the aggregate amount of which exceeds $2 million in value or relates to the leasing of one or more hotel properties to DJONT, must be approved or determined to be fair in the manner provided for in clause (i)(A) or
(B) above and (b) the aggregate amount of which exceeds $5 million in value, must be determined to be fair in the manner provided for in clause (i)(B) above.

  Limitation on Asset Sales

     Neither FelCor LP nor FelCor will, and neither FelCor LP or FelCor will permit any of their respective Restricted Subsidiaries to, consummate any Asset Sale, unless (i) the consideration received by FelCor LP, FelCor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments; provided, with respect to the sale of one or more hotel properties that up to 75% of the consideration may consist of indebtedness of the purchaser of such hotel properties; provided, further, that such indebtedness is secured by a first priority Lien on the hotel property or properties sold. In the event and to the extent that the Net Cash Proceeds received by FelCor LP, FelCor or such Restricted Subsidiary from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of FelCor LP, FelCor and their respective Restricted Subsidiaries has been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant), then FelCor LP or FelCor shall or shall cause the relevant Restricted Subsidiary to (i) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently reduce Senior Indebtedness of FelCor LP, FelCor, or any Restricted Subsidiary or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than FelCor LP, FelCor or any of their respective Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a Restricted Subsidiary having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, FelCor LP or FelCor or any of their respective Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10 million, FelCor LP must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case, accrued interest (if any) to the Payment Date.

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

     FelCor LP must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date.

     There can be no assurance that FelCor LP will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as any covenant that may be contained in other securities of FelCor LP or FelCor which might be outstanding at the time). The above covenant requiring FelCor LP to repurchase the Notes will, unless consents are obtained, require FelCor LP to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

COMMISSION REPORTS AND REPORTS TO HOLDERS

     Whether or not FelCor LP or FelCor is then required to file reports with the Commission, FelCor LP and FelCor shall file with the Commission all such reports and other information as they would be required to file with Commission by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if they were subject thereto; provided that, if filing such documents by FelCor LP or FelCor with the Commission is not permitted under Exchange Act, FelCor LP or FelCor shall provide such documents to the Trustee and upon written request supply copies of such documents to any prospective Holder; provided, further, that if the rules and regulations of the Commission permit FelCor LP and FelCor to file combined reports or information pursuant to the Securities Exchange Act of 1934, FelCor LP and FelCor may file combined reports and information. FelCor LP and FelCor shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

EVENTS OF DEFAULT

     The following events are defined as "Events of Default" in the Indenture:
(a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of FelCor LP and FelCor or the failure by FelCor LP to make or consummate an Offer to Purchase in accordance with the "Limitations on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenants; (d) FelCor LP or FelCor defaults in the performance of or breaches any other covenant or agreement of FelCor LP or FelCor in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of FelCor LP or FelCor or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance) shall be rendered against FelCor LP or FelCor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of FelCor LP or FelCor or any

Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of FelCor LP or FelCor or any Significant Subsidiary or for all or substantially all of the property and assets of FelCor LP or FelCor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of FelCor LP or FelCor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) FelCor LP or FelCor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of FelCor LP or FelCor or Significant Subsidiary or for all or substantially all of the property and assets of FelCor LP or FelCor or any Significant Subsidiary or (C) effects any general assignment for the benefit of its creditors.

     If an Event of Default (other than an Event of Default specified in clause
(g) or (h) above that occurs with respect to FelCor LP or FelCor) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to FelCor LP and FelCor (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by FelCor LP, FelCor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event or Default specified in clause (g) or (h) above occurs with respect to FelCor LP or FelCor, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to FelCor LP, FelCor and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and
(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. As to the waiver of defaults, see "-- Modification and Waiver."

     The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless; (i) the Holder gives the Trustee written notice of a continuing Event of Default;
(ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

     The Indenture will require certain officers of FelCor LP and FelCor to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of FelCor LP and FelCor and their respective Restricted Subsidiaries and of their performance under the Indenture and that FelCor LP and FelCor have fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. FelCor LP and FelCor will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Neither FelCor LP nor FelCor will merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into FelCor LP or FelCor unless: (i) FelCor LP or FelCor shall be the continuing Person, or the Person (if other than FelCor LP or FelCor) formed by such consolidation or into which FelCor LP or FelCor is merged or that acquired or leased such property and assets of FelCor LP or FelCor shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of FelCor LP or FelCor on the Notes and under the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis FelCor LP or FelCor, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under paragraphs (a) and (b) of the "Limitation on Indebtedness" covenant; provided that this clause (iii) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Disqualified Stock) in the surviving Person or FelCor LP or FelCor) shall be issued or distributed to the holders of Capital Stock of FelCor LP or FelCor; and (iv) FelCor LP or FelCor delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided that clause (iii) above does not apply if, in the good faith determination of the Board of Directors of FelCor LP or FelCor, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of FelCor LP or FelCor; and provided, further, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

DEFEASANCE

     Defeasance and Discharge. The Indenture provides that FelCor LP, FelCor and the Subsidiary Guarantors will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes or any Subsidiary Guarantee on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) FelCor LP has have deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, (B) FelCor LP has have delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of FelCor LP's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which FelCor LP, FelCor or any of their respective Restricted Subsidiaries is a party or by which FelCor LP, FelCor or any of their respective Restricted Subsidiaries are bound and (D) if at such time the Notes are listed on a national securities exchange, FelCor LP has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

     Defeasance of Certain Covenants and Certain Events of Default. The Indenture further provides that the provisions of the Indenture will no longer be in effect with respect to clause (iii) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause (c) under "Events of Default" with respect to such clause (iii) under "Consolidation, Merger and Sale of Assets," clause (d) under "Events of Default" with respect to such other covenants and clauses (e) and (f) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses (B)(ii), (C) and (D) of the preceding paragraph and the delivery by FelCor LP to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

     Defeasance and Certain Other Events of Default. In the event FelCor LP exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, FelCor LP, FelCor and the Subsidiary Guarantors will remain liable for such payments.

MODIFICATION AND WAIVER

     Subject to certain limited exceptions, modifications and amendments of the Indenture may be made by FelCor LP, FelCor and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the principal amount of, or premium, if any, or interest on, any Note, (iii) change the place of payment of principal of, or premium, if any, or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note, (v) reduce the above-stated percentages of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture, (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes, (vii) voluntarily release a Guarantor of the Notes or (viii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

NO PERSONAL LIABILITY OF INCORPORATORS, PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS, OR EMPLOYEES

     The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of FelCor LP or FelCor in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling person of FelCor LP, FelCor or the Subsidiary Guarantors or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

     The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of FelCor LP or FelCor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

BOOK ENTRY; DELIVERY AND FORM

     The certificates representing the New Notes will be issued in fully registered form without interest coupons. Old Notes sold in reliance on Rule 144A are represented by the Global Old Notes. New Notes issued in exchange for the Global Old Notes will be issued in the form of one or more Global New Notes and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

     Old Notes originally purchased by or transferred to Institutional Accredited Investors who are not qualified institutional buyers ("Non-Global Purchasers") were in registered form without interest coupons and represented by the Certificated Old Notes. New Notes issued in exchange for the Certificated Old Notes will be issued in the form of one or more Certificated New Notes.

     Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a Global Note directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

     Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither FelCor LP, FelCor, any Subsidiary Guarantor, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     FelCor LP expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. FelCor LP also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     FelCor LP expects that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants and which, in the case of a Global Old Note, may be legended with respect to the restrictions on transfer thereof.

     FelCor LP understands that: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither FelCor LP, FelCor, any Subsidiary Guarantor, nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing its operations.

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by FelCor LP within 90 days, FelCor LP will issue Certificated Notes, which, in the case of a Global Old Note, may bear a legend with respect to the restrictions on transfer thereof, in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes, which, in the case of a Global Old Note, may bear a legend with respect to the restrictions on transfer thereof, in accordance with the DTC's rules and procedures in addition to those provided for under the Indenture.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of Jenkens & Gilchrist, a Professional Corporation, the following are the material U.S. federal income tax consequences of exchanging Old Notes for New Notes pursuant to the Exchange Offer. The following opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, reports of congressional committees, judicial decisions and current administrative rulings and practice, all as in effect on the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect the tax consequences described below.

     This opinion applies only to Notes held as "capital assets" within the meaning of section 1221 of the Code (generally property held for investment and not for sale to customers in the ordinary course of a trade or business) by holders who or which are (i) citizens or residents of the United States, (ii) domestic corporations, partnerships or other entities or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of income and gain from the Notes. This opinion does not address aspects of U.S. federal income taxation that may be applicable to holders that are subject to special tax rules, such as certain financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign corporations and nonresident alien individuals. Moreover, this summary does not address any of the U.S. federal income tax consequences of holders that do not acquire New Notes pursuant to the Exchange Offer, nor does it address the applicability or effect of any state, local or foreign tax laws.

     The Company has not sought and will not seek any rulings from the IRS with respect to the position of the Company discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of exchanging Old Notes for New Notes.

EXCHANGE OFFER

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an "exchange" for U.S. federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. New Notes received by a holder of Old Notes will be treated as a continuation of the Old Notes in the hands of such holder. Accordingly, there will not be any U.S. federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer. A holder's holding period of New Notes will include the holding period of the Old Notes exchanged therefor.

     EACH HOLDER SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED ABOVE TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION


     Except as described below, (i) a broker-dealer may not participate in the Exchange Offer in connection with a distribution of the New Notes, (ii) such broker-dealer would be deemed an underwriter in connection with such distribution and (iii) such broker-dealer would be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. A broker-dealer may, however, receive New Notes for its own account pursuant to the Exchange Offer in exchange for Old Notes when such Old Notes were acquired as a result of market-making activities or other trading activities. Each such broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes. FelCor LP has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale.


     The Company will not receive any proceeds from any sales of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


     For a period of 180 days after the Expiration Date, FelCor LP will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. FelCor LP has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and transfer taxes and will indemnify the holders of Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.



     The New Notes will constitute a new issue of securities with no established trading market. FelCor LP does not intend to list the New Notes on any national securities exchange or to seek approval for quotation through any automated quotation system. The Company has been advised by the Initial Purchasers that following completion of the Exchange Offer, the Initial Purchasers intend to make a market in the New Notes. However, the Initial Purchasers are not obligated to do so and any market-making activities with respect to the New Notes may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of or the trading market for the New Notes. If a trading market does not develop or is not maintained, the holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may cease to continue at any time. If a public trading market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities and other factors, including the financial condition of the Company.


                                 LEGAL MATTERS

     Certain legal matters with respect to the legality of the Notes will be passed upon for FelCor and FelCor LP by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas.

                                    EXPERTS

     The consolidated financial statements of FelCor Suite Hotels, Inc., FelCor Suites Limited Partnership, and DJONT Operations, L.L.C. as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995 and for the period July 28, 1994 (inception of operations) through December 31, 1994, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                           FELCOR SUITE HOTELS, INC.

Unaudited Pro Forma Financial Information:
  Pro Forma Consolidated Statements of Operations for the
     year ended December 31, 1996 and the nine months ended
     September 30, 1997.....................................    F-3
  Notes to Pro Forma Consolidated Statements of
     Operations.............................................    F-5
  Pro Forma Consolidated Balance Sheet as of September 30,
     1997...................................................   F-13
  Notes to Pro Forma Consolidated Balance Sheet.............   F-14
Unaudited Consolidated Financial Statements:
  Consolidated Balance Sheet at September 30, 1997..........   F-15
  Consolidated Statements of Operations for the nine months
     ended September 30, 1997
     and 1996...............................................   F-16
  Consolidated Statements of Cash Flows for the nine months
     ended September 30, 1997
     and 1996...............................................   F-17
  Notes to Consolidated Financial Statements................   F-18
Report of Independent Accountants...........................   F-27
Consolidated Balance Sheets -- December 31, 1996 and 1995...   F-28
Consolidated Statements of Operations for the years ended
  December 31, 1996 and 1995 and the period from July 28,
  1994 (inception of operations) through December 31,
  1994......................................................   F-29
Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1996 and 1995 and the period from
  May 16, 1994 through December 31, 1994....................   F-30
Consolidated Statements of Cash Flows for the years ended
  December 31, 1996 and 1995 and the period from July 28,
  1994 (inception of operations) through December 31,
  1994......................................................   F-31
Notes to Consolidated Financial Statements..................   F-32
Schedule III -- Real Estate and Accumulated Depreciation as
  of December 31, 1996......................................   F-49

                 FELCOR SUITES LIMITED PARTNERSHIP
Unaudited Pro Forma Financial Information:
  Pro Forma Consolidated Statements of Operations for the
     year ended December 31, 1996 and the nine months ended
     September 30, 1997.....................................   F-50
  Notes to Pro Forma Consolidated Statements of
     Operations.............................................   F-52
  Pro Forma Consolidated Balance Sheet as of September 30,
     1997...................................................   F-60
  Notes to Pro Forma Consolidated Balance Sheet.............   F-61
Unaudited Consolidated Financial Statements:
  Consolidated Balance Sheet at September 30, 1997..........   F-62
  Consolidated Statements of Operations for the nine months
     ended September 30, 1997
     and 1996...............................................   F-63
  Consolidated Statements of Cash Flows for the nine months
     ended September 30, 1997
     and 1996...............................................   F-64
  Notes to Consolidated Financial Statements................   F-65
Report of Independent Accountants...........................   F-75
Consolidated Balance Sheets -- December 31, 1996 and 1995...   F-76
Consolidated Statements of Operations for the years ended
  December 31, 1996 and 1995 and the period from July 28,
  1994 (inception of operations) through December 31,
  1994......................................................   F-77
Consolidated Statements of Partners' Capital for the years
  ended December 31, 1996 and 1995 and the period from May
  16, 1994 through December 31, 1994........................   F-78
Consolidated Statements of Cash Flows for the years ended
  December 31, 1996 and 1995 and the period from July 28,
  1994 (inception of operations) through December 31,
  1994......................................................   F-79
Notes to Consolidated Financial Statements..................   F-80
Schedule III -- Real Estate and Accumulated Depreciation as
  of December 31, 1996......................................   F-98

                     DJONT OPERATIONS, L.L.C.
Unaudited Pro Forma Financial Information:
  Pro Forma Consolidated Statements of Operations for the
     year ended December 31, 1996 and the nine months ended
     September 30, 1997.....................................   F-99
  Notes to Pro Forma Consolidated Statements of
     Operations.............................................  F-101
Unaudited Consolidated Financial Statements:
  Consolidated Balance Sheet at September 30, 1997..........  F-104
  Consolidated Statements of Operations for the nine months
     ended September 30, 1997
     and 1996...............................................  F-105
  Consolidated Statements of Cash Flows for the nine months
     ended September 30, 1997
     and 1996...............................................  F-106
  Notes to Consolidated Financial Statements................  F-107
Report of Independent Accountants...........................  F-110
Consolidated Balance Sheets -- December 31, 1996 and 1995... F-111 Consolidated Statements of Operations for the years ended
  December 31, 1996 and 1995 and the period from July 28,
  1994 (inception of operations) through December 31,
  1994......................................................  F-112
Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1996 and 1995 and the period from
  July 28, 1994 (inception of operations) through December
  31, 1994..................................................  F-113
Consolidated Statements of Cash Flows for the years ended
  December 31, 1996 and 1995 and the period from July 28,
  1994 (inception of operations) through December 31,
  1994......................................................  F-114
Notes to Consolidated Financial Statements..................  F-115

                           FELCOR SUITE HOTELS, INC.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE NINE MONTHS ENDED
                              SEPTEMBER 30, 1997
          (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)

     The following unaudited Pro Forma Consolidated Statements of Operations of FelCor Suite Hotels, Inc. (the "Company") are presented as if the acquisitions of all hotels owned by the Company at December 31, 1996, those hotels acquired in 1997 through September 30, 1997 (collectively the "Hotels"), the 1997 placement of the $300 million senior unsecured debt, the preferred stock offering consummated during 1996 and the common stock offerings consummated during 1997, and related transactions had occurred as of January 1, 1996 and the Hotels had all been leased to DJONT Operations, L.L.C. or its consolidated subsidiaries (the "Lessee") pursuant to Percentage Leases. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Company, Pro Forma Statements of Operations of DJONT Operations, L.L.C. and the historical statements of operations of the acquired hotels. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed on January 1, 1996, nor does it purport to represent the results of operations for future periods.

                                                       YEAR ENDED DECEMBER 31, 1996
                                     -----------------------------------------------------------------
                                                          PRO FORMA ADJUSTMENTS
                                                ------------------------------------------
                                                1996 ACQUISITIONS     1997 ACQUISITIONS,
                                                  AND PREFERRED     COMMON STOCK OFFERINGS
                                      ACTUAL    STOCK OFFERING(A)   AND DEBT PLACEMENT(B)    PRO FORMA
                                     --------   -----------------   ----------------------   ---------
Statement of Operations Data:
  Revenues:
     Percentage lease revenue(C)...  $ 97,950        $12,127                $63,070           $173,147
     Income from unconsolidated
       partnerships(D).............     2,010            805                    308              3,123
     Other income(E)...............       984           (984)
                                     --------        -------                -------           --------
          Total revenues...........   100,944         11,948                 63,378            176,270
                                     --------        -------                -------           --------
  Expenses:
     General and
       administrative(F)...........     1,819             76                  1,408              3,303
     Depreciation(G)...............    26,544          4,559                 16,419             47,522
     Taxes, insurance and
       other(H)....................    13,897          1,292                  9,600             24,789
     Interest expense(I)...........     9,803          6,100                 16,926             32,829
     Minority interest in Operating
       Partnership(J)..............     5,590           (417)                  (205)             4,968
     Minority interest in other
       partnerships(K).............                                             236                236
                                     --------        -------                -------           --------
          Total expenses...........    57,653         11,610                 44,384            113,647
                                     --------        -------                -------           --------
Net income.........................    43,291            338                 18,994             62,623
Preferred dividends(L).............     7,734          4,064                                    11,798
                                     --------        -------                -------           --------
Net income applicable to common
  shareholders(M)..................  $ 35,557        $(3,726)               $18,994           $ 50,825
                                     ========        =======                =======           ========
Net income per common share(M).....  $   1.54                                                 $   1.40
                                     ========                                                 ========
Weighted average number of common
  shares outstanding...............    23,076                                                   36,237
                                     ========                                                 ========

                           FELCOR SUITE HOTELS, INC.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
  FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE NINE MONTHS ENDED SEPTEMBER 30,
                                      1997
          (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                         NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                    -----------------------------------------------
                                                                PRO FORMA ADJUSTMENTS
                                                                  1997 ACQUISITIONS
                                                                   COMMON STOCK AND
                                                     ACTUAL       DEBT OFFERINGS(B)       PRO FORMA
                                                    --------    ----------------------    ---------
Statement of Operations Data:
  Revenues:
     Percentage lease revenue(C)..................  $122,651           $29,476            $152,127
     Income from unconsolidated partnerships(D)...     5,765               (84)              5,681
     Other income(E)..............................       283              (283)                 --
                                                    --------           -------            --------
          Total revenues..........................   128,699            29,109             157,808
                                                    --------           -------            --------
  Expenses:
     General and administrative...................     2,743                --               2,743
     Depreciation(G)..............................    35,969             7,274              43,243
     Taxes, insurance and other(H)................    16,912             4,133              21,045
     Interest expense(I)..........................    20,097             8,147              28,244
     Minority interest in Operating
       Partnership(J).............................     4,584                (7)              4,577
     Minority interest in other partnerships(K)...       337                90                 427
                                                    --------           -------            --------
          Total expenses..........................    80,642            19,637             100,279
                                                    --------           -------            --------
Net income........................................    48,057             9,472              57,529
Preferred dividends(L)............................     8,848                --               8,848
                                                    --------           -------            --------
Net income applicable to common shareholders(M)...  $ 39,209           $ 9,472            $ 48,681
                                                    ========           =======            ========
Net income per common share(M)....................  $   1.33                              $   1.33
                                                    ========                              ========
Weighted average number of common shares
  outstanding.....................................    29,570                                36,570
                                                    ========                              ========

                           FELCOR SUITE HOTELS, INC.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(A) Represents pro forma adjustments to reflect the historical results of operations prior to the acquisition by the Company for those hotels acquired by the Company in 1996 as adjusted to give effect to the provisions of the Percentage Leases; the effect of the preferred stock offering prior to the date issued in May 1996; and other pro forma adjustments reflecting additional overhead expenses and interest expenses. Those hotels acquired during 1996 and the dates of acquisition are as follows:

     Anaheim, California, Embassy Suites.........................  January 3, 1996
     Baton Rouge, Louisiana, Embassy Suites......................  January 3, 1996
     Birmingham, Alabama, Embassy Suites.........................  January 3, 1996
     Deerfield Beach, Florida, Embassy Suites....................  January 3, 1996
     Ft. Lauderdale, Florida, Embassy Suites.....................  January 3, 1996
     Miami (Airport), Florida, Embassy Suites....................  January 3, 1996
     Milpitas, California, Embassy Suites........................  January 3, 1996
     Phoenix (Camelback), Arizona, Embassy Suites................  January 3, 1996
     Burlingame (S.F. Airport So.), California, Embassy Suites...  January 3, 1996
     Lexington, Kentucky, Hilton Suites..........................  January 10, 1996
     Piscataway, New Jersey, Embassy Suites......................  January 10, 1996
     Avon (Beaver Creek Resort), Colorado, Embassy Suites........  February 20, 1996
     Boca Raton, Florida, Embassy Suites.........................  February 28, 1996
     El Segundo (LAX South), California, Embassy Suites..........  March 27, 1996
     Oxnard (Mandalay Beach), California, Embassy Suites.........  May 8, 1996
     Napa, California, Embassy Suites............................  May 8, 1996
     Deerfield, Illinois, Embassy Suites.........................  June 20, 1996
     San Rafael (Marin Co.), California, Embassy Suites..........  July 18, 1996
     Parsippany, New Jersey, Embassy Suites......................  August 1, 1996
     Charlotte, North Carolina, Embassy Suites...................  August 1, 1996
     Indianapolis (North), Indiana, Embassy Suites...............  August 1, 1996
     Atlanta (Buckhead), Georgia, Embassy Suites.................  October 17, 1996
     Myrtle Beach (Kingston Plantation), South Carolina, Embassy
       Suites....................................................  December 5, 1996

                           FELCOR SUITE HOTELS, INC.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(B) Represents pro forma adjustments to reflect the historical results of operations prior to the acquisition by the Company for those hotels acquired by the Company in 1997 through September 30, 1997, as adjusted to give effect to the provisions of the Percentage Leases; the effect of the Company's common stock offering in the first quarter of 1997; the common stock offering in June 1997; the placement of the $300 million senior unsecured debt and other pro forma adjustments reflecting additional overhead expenses and interest expense. Those hotels acquired during 1997 and dates of acquisition are as follows:

     Omaha, Nebraska, Doubletree Guest Suites....................  February 1, 1997
     Bloomington, Minnesota, Doubletree Guest Suites.............  February 1, 1997
     Atlanta (Perimeter Center), Georgia, Embassy Suites.........  February 1, 1997
     Kansas City (Country Club Plaza), Missouri, Embassy
       Suites....................................................  February 1, 1997
     Overland Park, Kansas, Embassy Suites.......................  February 1, 1997
     Raleigh, North Carolina, Embassy Suites.....................  February 1, 1997
     San Antonio (Northwest), Texas, Embassy Suites..............  February 1, 1997
     Austin (Airport North), Texas, Embassy Suites...............  February 1, 1997
     Covina, California, Embassy Suites..........................  February 1, 1997
     Secaucus, New Jersey, Embassy Suites........................  February 1, 1997
     Los Angeles (LAX Airport North), California, Embassy
       Suites....................................................  February 18, 1997
     Dana Point, California, Doubletree Guest Suites.............  February 21, 1997
     Troy, Michigan, Doubletree Guest Suites.....................  March 20, 1997
     Austin (Downtown), Texas, Doubletree Guest Suites...........  March 20, 1997
     Baltimore, Maryland, Doubletree Guest Suites................  March 20, 1997
     San Antonio (Airport), Texas, Embassy Suites................  May 16, 1997
     Nashville (Airport), Tennessee, Doubletree Guest Suites.....  June 5, 1997
     Dallas (Market Center), Texas, Embassy Suites...............  June 30, 1997
     Syracuse, New York, Embassy Suites..........................  June 30, 1997
     Atlanta (Airport), Georgia, Sheraton Gateway................  June 30, 1997
     Atlanta (Galleria), Georgia, Sheraton Suites................  June 30, 1997
     Chicago (O'Hare), Illinois, Sheraton Gateway Suites.........  June 30, 1997
     Dallas (Park Central), Texas, Sheraton......................  June 30, 1997
     Phoenix (Crescent), Arizona, Sheraton.......................  June 30, 1997
     Lake Buena Vista (Disney World), Florida, Doubletree Guest
       Suites....................................................  July 28, 1997
     Raleigh/Durham, North Carolina, Doubletree Guest Suites.....  July 28, 1997
     Tampa (Rocky Point), Florida, Doubletree Guest Suites.......  July 28, 1997
     Philadelphia (Society Hill), Pennsylvania, Sheraton.........  September 29, 1997

                           FELCOR SUITE HOTELS, INC.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(C) Represents historical or pro forma lease revenue from the Lessee to the Company calculated by applying the contractual or anticipated rent provisions of the Percentage Leases to the historical suite revenues, food and beverage rents and food and beverage revenues of all the Hotels which are consolidated for financial reporting purposes. The income from unconsolidated partnerships is included as a separate line item in the accompanying Pro Forma Statement of Operations as described in Note D. Historical suite revenues for the time period prior to the acquisition by the Company, the date of acquisition, the contractual or anticipated pro forma Percentage Lease revenue for the time period prior to acquisition by the Company and a summary of contractual or anticipated Percentage Lease terms follows (in thousands):

                                                                   SUITE REVENUE FOR THE PERIOD
                                                                       PRIOR TO ACQUISITION
                                                                          BY THE COMPANY
                                                              --------------------------------------
                                                                 NINE MONTHS
                                               DATE OF              ENDED             YEAR ENDED
        DESCRIPTION OF PROPERTY              ACQUISITION      SEPTEMBER 30, 1997   DECEMBER 31, 1996
        -----------------------           ------------------  ------------------   -----------------
Consolidated Hotels:
  Bloomington, MN, Doubletree Guest
    Suites..............................   February 1, 1997        $   379             $  6,342
  Omaha, NE, Doubletree Guest Suites....   February 1, 1997            336                4,754
  Los Angeles (LAX Airport North),
    Embassy Suites......................  February 18, 1997            826                6,263
  Dana Point, CA, Doubletree Guest
    Suites..............................  February 21, 1997            485                3,716
  Troy, MI, Doubletree Guest Suites.....    March 20, 1997           1,489                6,342
  Austin (Downtown), TX, Doubletree
    Guest Suites........................    March 20, 1997           1,366                5,696
  Baltimore, MD, Doubletree Guest
    Suites..............................    March 20, 1997           1,167                6,236
  Nashville, TN, Doubletree Guest
    Suites..............................     June 5, 1997            1,341                3,164
  Dallas (Market Center), TX, Embassy
    Suites..............................    June 30, 1997            3,938                7,716
  Syracuse, NY, Embassy Suites..........    June 30, 1997            2,909                5,572
  Dallas (Park Central), TX, Sheraton...    June 30, 1997            6,920               13,520
  Phoenix (Crescent), AZ, Sheraton......    June 30, 1997            5,738                9,581
  Chicago (O'Hare), IL, Sheraton Gateway
    Suites..............................    June 30, 1997            4,803                8,973
  Atlanta (Airport), GA, Sheraton
    Gateway.............................    June 30, 1997            4,351                9,841
  Atlanta (Galleria), GA, Sheraton
    Suites..............................    June 30, 1997            3,700                8,091
  Lake Buena Vista (Disney World), FL,
    Doubletree Guest Suites.............    July 28, 1997            5,993                8,446
  Raleigh/Durham, NC, Doubletree Guest
    Suites..............................    July 28, 1997            3,497                5,327
  Tampa (Rocky Point), FL, Doubletree
    Guest Suites........................    July 28, 1997            3,779                5,499
  Philadelphia (Society Hill), PA,
    Sheraton............................  September 29, 1997         9,464               12,384
                                                                   -------             --------
        Total consolidated hotels.......                           $62,481             $137,463
                                                                   =======             ========
Unconsolidated Partnership Hotels:
  Atlanta (Perimeter Center), GA,
    Embassy Suites......................   February 1, 1997        $   600             $  8,084
  Austin (Airport North), TX, Embassy
    Suites..............................   February 1, 1997            528                7,542
  Covina, CA, Embassy Suites............   February 1, 1997            417                4,053
  Overland Park, KS, Embassy Suites.....   February 1, 1997            403                5,624
  Kansas City (Country Club Plaza), MO,
    Embassy Suites......................   February 1, 1997            548                7,604
  Raleigh, NC, Embassy Suites...........   February 1, 1997            624                7,592
  San Antonio (Northwest), TX, Embassy
    Suites..............................   February 1, 1997            337                5,614
  Secaucus, NJ, Embassy Suites..........   February 1, 1997            722                9,816
  San Antonio (Airport), TX, Embassy
    Suites..............................     May 16, 1997            2,874                7,235
                                                                   -------             --------
        Total unconsolidated hotel
          partnerships..................                           $ 7,053             $ 63,164
                                                                   =======             ========

                                                 PERCENTAGE LEASE REVENUE
                                                      FOR THE PERIOD
                                                   PRIOR TO ACQUISITION                 ANNUAL PERCENTAGE
                                                      BY THE COMPANY                       LEASE TERMS
                                          --------------------------------------   ---------------------------
                                             NINE MONTHS                                              SUITE
                                                ENDED             YEAR ENDED       FIRST   SECOND    REVENUE
        DESCRIPTION OF PROPERTY           SEPTEMBER 30, 1997   DECEMBER 31, 1996   TIER     TIER    BREAKPOINT
        -----------------------           ------------------   -----------------   -----   ------   ----------
Consolidated Hotels:
  Bloomington, MN, Doubletree Guest
    Suites..............................       $   152              $ 3,049         17%      65%      $2,468
  Omaha, NE, Doubletree Guest Suites....           150                2,285         17       65        1,703
  Los Angeles (LAX Airport North),
    Embassy Suites......................           339                2,590         17       65        3,176
  Dana Point, CA, Doubletree Guest
    Suites..............................           144                1,395         17       65        2,211
  Troy, MI, Doubletree Guest Suites.....           800                3,316         17       65        1,935
  Austin (Downtown), TX, Doubletree
    Guest Suites........................           700                2,829         17       65        1,961
  Baltimore, MD, Doubletree Guest
    Suites..............................           538                2,943         17       65        2,536
  Nashville, TN, Doubletree Guest
    Suites..............................           560                1,320         17       65        1,585
  Dallas (Market Center), TX, Embassy
    Suites..............................         1,848                3,583         17       65        3,069
  Syracuse, NY, Embassy Suites..........         1,123                2,130         17       65        3,227
  Dallas (Park Central), TX, Sheraton...         3,127                6,031         17       65        6,490
  Phoenix (Crescent), AZ, Sheraton......         2,405                3,525         17       65        6,218
  Chicago (O'Hare), IL, Sheraton Gateway
    Suites..............................         2,577                4,709         17       65        2,760
  Atlanta (Airport), GA, Sheraton
    Gateway.............................         1,725                4,156         17       65        5,033
  Atlanta (Galleria), GA, Sheraton
    Suites..............................         1,540                3,533         17       65        3,777
  Lake Buena Vista (Disney World), FL,
    Doubletree Guest Suites.............         3,305                4,467         17       65        2,272
  Raleigh/Durham, NC, Doubletree Guest
    Suites..............................         1,612                2,623         17       65        1,900
  Tampa (Rocky Point), FL, Doubletree
    Guest Suites........................         1,951                2,703         17       65        1,939
  Philadelphia (Society Hill), PA,
    Sheraton............................         4,880                5,883         17       65        5,143
                                               -------              -------
        Total consolidated hotels.......       $29,476              $63,070
                                               =======              =======
Unconsolidated Partnership Hotels:
  Atlanta (Perimeter Center), GA,
    Embassy Suites......................       $   274              $ 3,889         17%      65%      $2,949
  Austin (Airport North), TX, Embassy
    Suites..............................           249                3,792         17       65        2,378
  Covina, CA, Embassy Suites............           158                1,293         17       65        3,066
  Overland Park, KS, Embassy Suites.....           176                2,641         17       65        2,114
  Kansas City (Country Club Plaza), MO,
    Embassy Suites......................           240                3,594         17       65        2,976
  Raleigh, NC, Embassy Suites...........           300                3,693         17       65        2,711
  San Antonio (Northwest), TX, Embassy
    Suites..............................           120                2,487         17       65        2,474
  Secaucus, NJ, Embassy Suites..........           274                4,082         17       65        4,788
  San Antonio (Airport), TX, Embassy
    Suites..............................         1,280                3,113         17       65        3,311
                                               -------              -------
        Total unconsolidated hotel
          partnerships..................       $ 3,071              $28,584
                                               =======              =======

                           FELCOR SUITE HOTELS, INC.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(D) Represents historical or pro forma income from unconsolidated partnerships to the Company calculated by applying the Company's pro rata ownership percentage to the net income of the unconsolidated partnerships, computed using the contractual or anticipated rent provisions of the Percentage Leases to the historical suite revenues, food and beverage rents and food and beverage revenues of all the hotels; historical taxes, insurance and other; historical depreciation expense; and historical interest expenses. The amortization of the Company's cost in excess of net book value of the partnership assets is deducted to arrive at income from unconsolidated partnerships. This computation is as follows:

                                                       NINE MONTHS
                                                          ENDED             YEAR ENDED
                                                    SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                                    ------------------   -----------------
Statements of operations information:
  Percentage lease revenue........................        $3,071              $28,584
  Depreciation....................................         1,262               12,536
  Taxes, insurance and other......................           509                3,166
  Interest expense................................         1,116                9,725
                                                         -------              -------
  Net income (loss)...............................           184                3,157
  50% of income (loss) attributable to the
     Company......................................            92                1,579
  Amortization of cost in excess of net book
     value........................................          (176)              (1,271)
                                                         -------              -------
  Income (loss) from unconsolidated
     partnerships.................................        $  (84)             $   308
                                                         =======              =======

(E)  Represents elimination of historical interest income earned on excess cash.

(F) Pro forma general and administrative expenses represent executive compensation, legal, audit and other expenses. These amounts are based on historical general and administrative expenses as well as probable 1997 expenses.

                           FELCOR SUITE HOTELS, INC.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(G) Represents depreciation on the Hotels. Depreciation is computed based on estimated useful lives of 40 years for buildings and improvements and five years for furniture, fixtures and equipment. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general. The pro forma depreciation adjustment for the hotels acquired in 1997 and for the year ended December 31, 1996 is as follows:

                           FELCOR SUITE HOTELS, INC.

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                                                              ASSET COST
                                                                           ------------------------------------------------
                                                            DATE OF                  BUILDING AND    FURNITURE
               DESCRIPTION OF PROPERTY                    ACQUISITION       LAND     IMPROVEMENTS   AND FIXTURES    TOTAL
               -----------------------                 ------------------  -------   ------------   ------------   --------
Consolidated Hotels:
  Bloomington, MN, Doubletree Guest Suites...........   February 1, 1997   $ 2,038     $ 17,731       $   612      $ 20,381
  Omaha, NE, Doubletree Guest Suites.................   February 1, 1997     1,876       16,328           563        18,767
  Los Angeles (LAX Airport North), Embassy Suites....  February 18, 1997     2,208       19,205           662        22,075
  Dana Point, CA, Doubletree Guest Suites............  February 21, 1997     1,787       15,545           536        17,868
  Troy, MI, Doubletree Guest Suites..................    March 20, 1997      2,957       25,794           887        29,638
  Austin (Downtown), TX, Doubletree Guest Suites.....    March 20, 1997      2,506       21,858           752        25,116
  Baltimore, MD, Doubletree Guest Suites.............    March 20, 1997      2,566       22,381           770        25,717
  Nashville, TN, Doubletree Guest Suites.............     June 5, 1997       1,071        9,332           322        10,725
  Dallas (Market Center), TX, Embassy Suites.........    June 30, 1997       2,619       24,299         2,182        29,100
  Syracuse, NY, Embassy Suites.......................    June 30, 1997       1,597       14,812         1,330        17,739
  Atlanta (Airport), GA, Sheraton Gateway............    June 30, 1997       5,110       22,845         2,104        30,059
  Atlanta (Galleria), GA, Sheraton Suites............    June 30, 1997       5,049       28,490         2,525        36,064
  Chicago (O'Hare), IL, Sheraton Gateway Suites......    June 30, 1997       8,174       37,022         2,885        48,081
  Dallas (Park Central), TX, Sheraton................    June 30, 1997       4,511       43,101         2,506        50,118
  Phoenix (Crescent), AZ, Sheraton...................    June 30, 1997       3,606       29,567         2,885        36,058
  Lake Buena Vista (Disney World), FL, Doubletree
    Guest Suites.....................................    July 28, 1997       2,896       25,196           869        28,961
  Raleigh/Durham, NC, Doubletree Guest Suites........    July 28, 1997       2,124       18,476           637        21,237
  Tampa (Rocky Point), FL, Doubletree Guest Suites...    July 28, 1997       2,142       18,640           643        21,425
  Philadelphia (Society Hill), PA, Sheraton hotel....  September 29, 1997    5,120       44,541         1,536        51,197
                                                                           -------     --------       -------      --------
        Total consolidated hotels....................                      $59,957     $455,163       $25,206      $540,326
                                                                           =======     ========       =======      ========

                                                            ANNUAL DEPRECIATION EXPENSE
                                                       -------------------------------------
                                                       BUILDING AND    FURNITURE
               DESCRIPTION OF PROPERTY                 IMPROVEMENTS   AND FIXTURES    TOTAL
               -----------------------                 ------------   ------------   -------
Consolidated Hotels:
  Bloomington, MN, Doubletree Guest Suites...........    $   443         $  122      $   565
  Omaha, NE, Doubletree Guest Suites.................        408            113          521
  Los Angeles (LAX Airport North), Embassy Suites....        480            132          612
  Dana Point, CA, Doubletree Guest Suites............        389            107          496
  Troy, MI, Doubletree Guest Suites..................        645            177          822
  Austin (Downtown), TX, Doubletree Guest Suites.....        546            150          696
  Baltimore, MD, Doubletree Guest Suites.............        560            154          714
  Nashville, TN, Doubletree Guest Suites.............        233             64          297
  Dallas (Market Center), TX, Embassy Suites.........        607            436        1,043
  Syracuse, NY, Embassy Suites.......................        370            266          636
  Atlanta (Airport), GA, Sheraton Gateway............        571            421          992
  Atlanta (Galleria), GA, Sheraton Suites............        712            505        1,217
  Chicago (O'Hare), IL, Sheraton Gateway Suites......        926            577        1,503
  Dallas (Park Central), TX, Sheraton................      1,078            501        1,579
  Phoenix (Crescent), AZ, Sheraton...................        739            577        1,316
  Lake Buena Vista (Disney World), FL, Doubletree
    Guest Suites.....................................        630            174          804
  Raleigh/Durham, NC, Doubletree Guest Suites........        462            127          589
  Tampa (Rocky Point), FL, Doubletree Guest Suites...        466            130          596
  Philadelphia (Society Hill), PA, Sheraton hotel....      1,114            307        1,421
                                                         -------         ------      -------
        Total consolidated hotels....................    $11,379         $5,040      $16,419
                                                         =======         ======      =======

                                                                                            ACQUISITION COST         ANNUAL
                                                            DATE OF          ACQUISITION    IN EXCESS OF NET      AMORTIZATION
                                                          ACQUISITION           COST           BOOK VALUE        OF EXCESS COST
                                                       ------------------    -----------    -----------------    --------------
Unconsolidated Partnership Hotels:
  Atlanta (Perimeter Center), GA, Embassy Suites.....   February 1, 1997       $ 9,620           $ 9,199             $  230
  Austin (Airport North), TX, Embassy Suites.........   February 1, 1997         8,965             6,486                162
  Covina, CA, Embassy Suites.........................   February 1, 1997         2,229            (3,329)               (83)
  Overland Park, KS, Embassy Suites..................   February 1, 1997         5,673             4,928                123
  Kansas City (Country Club Plaza), MO, Embassy
    Suites...........................................   February 1, 1997         8,224             7,161                179
  Raleigh, NC, Embassy Suites........................   February 1, 1997         9,739             8,764                219
  San Antonio (Northwest), TX, Embassy Suites........   February 1, 1997         4,768             3,445                 86
  Secaucus, NJ, Embassy Suites.......................   February 1, 1997         9,001             7,103                178
  San Antonio (Airport), TX, Embassy Suites..........     May 16, 1997           6,916             7,315                177
                                                                               -------           -------             ------
        Total unconsolidated hotel partnerships......                          $65,135           $51,072             $1,271
                                                                               =======           =======             ======

                           FELCOR SUITE HOTELS, INC.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(H) Pro forma real estate, personal property tax, franchise taxes, property insurance, ground lease and other expenses for the year ended December 31, 1996 represent expenses to be paid by the Partnership. Such amounts were primarily derived from historical amounts paid with respect to the Hotels. The nine months ended September 30, 1997 real estate, personal property tax, franchise taxes, property insurance, and ground lease expenses are computed in a similar manner as the year ended December 31, 1996 pro forma adjustments.

     A schedule of property taxes and insurance derived from the historical amounts paid for the hotels acquired in 1997 follows:

                                                        PROPERTY TAXES                PROPERTY INSURANCE
                                                 -----------------------------   -----------------------------
                                                  NINE MONTHS    TWELVE MONTHS    NINE MONTHS    TWELVE MONTHS
                                                     ENDED           ENDED           ENDED           ENDED
                                                 SEPTEMBER 30,   DECEMBER 31,    SEPTEMBER 30,   DECEMBER 31,
              DESCRIPTION OF PROPERTY                1997            1996            1997            1996
              -----------------------            -------------   -------------   -------------   -------------
                                                                        (IN THOUSANDS)
     Consolidated Hotels:
       Bloomington, MN, Doubletree Guest
          Suites...............................      $   59         $  707            $  1           $ 17
       Omaha, NE, Doubletree Guest Suites......          15            170               1             13
       Los Angeles (LAX Airport North), CA,
          Embassy Suites.......................          44            320              20             91
       Dana Point, CA, Doubletree Guest
          Suites...............................          16             62               3             13
       Troy, MI, Doubletree Guest Suites.......          91            354               5             21
       Austin (Downtown), TX,
          Doubletree Guest Suites..............          97            466               3             13
       Baltimore, MD, Doubletree Guest
          Suites...............................          38            223               2              7
       Lake Buena Vista (Disney World), FL,
          Doubletree Guest Suites..............         228            399               9             16
       Raleigh, NC, Doubletree Guest Suites....          90            149               7             14
       Tampa (Rocky Point), FL,
          Doubletree Guest Suites..............         135            237              21             39
       Nashville, TN, Doubletree Guest
          Suites...............................          34             75               3              8
       Dallas (Market Center), TX,
          Embassy Suites.......................         260            505              11             19
       Syracuse, NY, Embassy Suites............         167            329               9             16
       Dallas (Park Central), TX, Sheraton.....         310            595              30             70
       Phoenix (Crescent), AZ, Sheraton........         404            748              12             24
       Chicago (O'Hare), IL, Sheraton Gateway
          Suites...............................         646          1,366              10             20
       Atlanta (Airport), GA, Sheraton
          Gateway..............................         216            443              12             25
       Atlanta (Galleria), GA, Sheraton
          Suites...............................         191            369               7             16
       Philadelphia (Society Hill), PA,
          Sheraton.............................         443            609              17             24
                                                     ------         ------            ----           ----
               Total consolidated hotels.......      $3,484         $8,126            $183           $466
                                                     ======         ======            ====           ====

                           FELCOR SUITE HOTELS, INC.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        PROPERTY TAXES                PROPERTY INSURANCE
                                                 -----------------------------   -----------------------------
                                                  NINE MONTHS    TWELVE MONTHS    NINE MONTHS    TWELVE MONTHS
                                                     ENDED           ENDED           ENDED           ENDED
                                                 SEPTEMBER 30,   DECEMBER 31,    SEPTEMBER 30,   DECEMBER 31,
              DESCRIPTION OF PROPERTY                1997            1996            1997            1996
              -----------------------            -------------   -------------   -------------   -------------
                                                                        (IN THOUSANDS)
     Unconsolidated Partnership Hotels:
       Atlanta (Perimeter Center), GA, Embassy
          Suites...............................      $   22         $  172            $  2           $ 17
       Austin (Airport North), TX,
          Embassy Suites.......................          41            435               2             17
       Covina, CA, Embassy Suites..............          14           (810)              8             96
       Overland Park, KS, Embassy Suites.......          34            370               1             14
       Kansas City (Country Club Plaza), MO,
          Embassy Suites.......................          35            359               3             29
       Raleigh, NC, Embassy Suites.............          17            171               1             16
       San Antonio (Northwest), TX,
          Embassy Suites.......................          35            385               1             15
       Secaucus, NJ, Embassy Suites............          47            560               2             22
       San Antonio (Airport), TX,
          Embassy Suites.......................         174            418               8             18
                                                     ------         ------            ----           ----
               Total unconsolidated hotel
                 partnerships..................      $  419         $2,060            $ 28           $244
                                                     ======         ======            ====           ====

(I) Represents both historical and pro forma interest expense computed based on borrowings outstanding for the respective periods multiplied by the applicable fixed or variable interest rate as stated in the applicable debt instruments. The pro forma adjustment assumes (i) additional borrowings against the Line of Credit in the amount of $89.9 million were required in order to finance the hotels acquired in 1997 through September 30, 1997, and includes additional interest expense incurred prior to the acquisition date by the Company, (ii) the placement of the $300 million senior unsecured debt at the weighted average interest rate of 7.85% per annum and
     (iii) repayment of the $85 million term loan. The variable interest rates used to calculate the pro forma adjustment to interest expense were the same as the historical rates used to calculate the outstanding borrowings on the Line of Credit for the same respective periods ended December 31, 1996 and September 30, 1997. The period end pro forma debt balances, average interest rates and pro forma interest expense for the year end December 31, 1996 and September 30, 1997 follow:

                                                                       DECEMBER 31, 1996
                                                               ----------------------------------
                                                                 DEBT      INTEREST     INTEREST
                                                               BALANCE       RATE      EXPENSE(1)
                                                               --------    --------    ----------
                                                                     (DOLLARS IN THOUSANDS)
     Line of Credit..........................................  $ 82,557      7.30%      $ 3,206(2)
     Debt offering...........................................   300,000      7.85        23,545(2)
     Renovation loan.........................................    25,000      7.27           852
     Other debt payable......................................     1,550      6.75         3,520
     Capital leases..........................................    12,875     12.50         1,706
                                                               --------                 -------
                                                               $421,982                 $32,829
                                                               ========                 =======

                           FELCOR SUITE HOTELS, INC.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       SEPTEMBER 30, 1997
                                                               ----------------------------------
                                                                 DEBT      INTEREST     INTEREST
                                                               BALANCE       RATE      EXPENSE(1)
                                                               --------    --------    ----------
                                                                     (DOLLARS IN THOUSANDS)
     Line of Credit..........................................  $ 89,861      7.55%      $ 8,259
     Debt offering...........................................   300,000      7.85        17,659
     Renovation loan.........................................    25,000      6.24         1,197
     Other debt payable......................................       650      7.47            40
     Capital leases..........................................    11,527     12.50         1,089
                                                               --------                 -------
                                                               $427,038                 $28,244
                                                               ========                 =======

---------------

     (1) Pro forma interest expense represents interest expense applicable to the pro forma weighted average borrowings outstanding during the periods presented which at times exceeds the pro forma borrowings outstanding at the end of the periods.

     (2) Pro forma weighted average borrowings under the Notes exceeded historical weighted average borrowings under the Line of Credit for much of 1996, resulting in additional interest expense relating to the excess amount borrowed that could not be used to repay borrowings under the Line of Credit. The pro forma statements of operations do not include a pro forma adjustment to recognize interest income on such excess cash and cash equivalents.

(J) Calculated as approximately 7.35% and 7.42% of income before minority interest for pro forma results of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

(K) Represents historical and pro forma minority interest expense related to 3 hotels in which the Company has a 90% general partnership interest. Minority interest is calculated as 10% of net income computed using the rent provisions of the Percentage Leases to the historical suite revenues; historical taxes, insurance and other; historical depreciation expense; and historical interest expenses. This computation is as follows:

                                                                NINE MONTHS
                                                                   ENDED
                                                               SEPTEMBER 30,         YEAR ENDED
                                                                    1997          DECEMBER 31, 1996
                                                              ----------------    -----------------
     Statement of operations information:
       Percentage lease revenue.............................       $2,040              $9,087
       Depreciation.........................................          671               3,521
       Taxes, insurance and other...........................          251               1,123
       Interest expense.....................................          217               2,081
                                                                  -------             -------
       Net income (loss) before minority interest...........       $  901              $2,362
                                                                  =======             =======
       Minority interest expense -- 10% of net income.......       $   90              $  236
                                                                  =======             =======

(L) The 1996 pro forma adjustment to preferred dividends assumes the Series A Preferred Stock was issued on January 1, 1996. The adjustment reflects the additional dividends that would have been paid in 1996 prior to May 6, 1996, the actual date of issuance.

(M) Pro forma income applicable to common shareholders excludes the extraordinary charge from write-off of deferred financing fees in the amount of approximately $2,354,000 from the "Actual" for the year ended December 31, 1996.

                           FELCOR SUITE HOTELS, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                       (UNAUDITED, AMOUNTS IN THOUSANDS)

     The following unaudited Pro Forma Consolidated Balance Sheet of FelCor Suite Hotels, Inc. (the "Company") is presented as if the placement of the $300 million senior unsecured debt and related transactions had occurred on September 30, 1997. Such pro forma information is based in part upon the consolidated balance sheet of the Company. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position of the Company would have been assuming such transactions had been completed as of September 30, 1997, nor does it purport to represent the future financial position of the Company.

                                                                       PRO FORMA
                                                         HISTORICAL   ADJUSTMENTS     PRO FORMA
                                                         ----------   -----------     ----------
                                             ASSETS
Investment in hotels...................................  $1,447,340    $              $1,447,340
Investment in unconsolidated partnerships..............     127,606                      127,606
Cash and cash equivalents..............................      18,942                       18,942
Deposits...............................................       1,616                        1,616
Due from Lessee........................................      13,419                       13,419
Deferred expenses......................................       3,793       8,861(A)        12,654
Other assets...........................................       3,771                        3,771
                                                         ----------    --------       ----------
          Total assets.................................  $1,616,487    $  8,861       $1,625,348
                                                         ==========    ========       ==========

                              LIABILITIES AND SHAREHOLDERS' EQUITY

Distributions payable..................................  $   24,171                   $   24,171
Accrued expenses and other liabilities.................       5,766                        5,766
Debt...................................................     406,650    $  8,861(A)       415,511
Capital lease obligations..............................      11,527                       11,527
Minority interest in Operating Partnership.............      74,175         (31)(B)       74,144
Minority interest in other partnerships................       8,358                        8,358
                                                         ----------    --------       ----------
          Total liabilities............................     530,647       8,830          539,477
                                                         ----------    --------       ----------
Shareholders' Equity:
Preferred stock........................................     151,250                      151,250
Common stock...........................................         377                          377
Treasury stock.........................................     (41,106)                     (41,106)
Additional paid in capital.............................   1,003,049          31(B)     1,003,080
Unearned officers' and directors' compensation.........      (1,942)                      (1,942)
Distributions in excess of earnings....................     (25,788)                     (25,788)
                                                         ----------    --------       ----------
          Total shareholders' equity...................   1,085,840          31        1,085,871
                                                         ----------    --------       ----------
          Total liabilities and shareholders' equity...  $1,616,487    $  8,861       $1,625,348
                                                         ==========    ========       ==========

                           FELCOR SUITE HOTELS, INC.

                        NOTES TO PRO FORMA BALANCE SHEET

(A) Increase represents deferred loan costs associated with the placement of the $300 million senior unsecured debt.

(B) Increase represents the adjustment necessary to reflect a pro forma 7.35% minority interest in the Operating Partnership at September 30, 1997.

                           FELCOR SUITE HOTELS, INC.

                           CONSOLIDATED BALANCE SHEET
                           (UNAUDITED, IN THOUSANDS)

                                     ASSETS

                                                              SEPTEMBER 30,
                                                                  1997
                                                              -------------
Investment in hotels, net of accumulated depreciation of
  $72,607 at September 30, 1997.............................     $1,447,340
Investment in unconsolidated partnerships...................        127,606
Cash and cash equivalents...................................         18,942
Deposits....................................................          1,616
Due from Lessee.............................................         13,419
Deferred expenses, net of accumulated amortization of $1,375
  at September 30, 1997.....................................          3,793
Other assets................................................          3,771
                                                                 ----------
          Total assets......................................     $1,616,487
                                                                 ==========

                   LIABILITIES AND SHAREHOLDERS' EQUITY

Distributions payable.......................................     $   24,171
Accrued expenses and other liabilities......................          5,766
Debt........................................................        406,650
Capital lease obligations...................................         11,527
Minority interest in Operating Partnership, 2,904 units
  issued and outstanding at September 30, 1997..............         74,175
Minority interest in other partnerships.....................          8,358
                                                                 ----------
          Total liabilities.................................        530,647
                                                                 ----------
Commitments and contingencies (Note 2)
Shareholders' equity:
  Preferred stock, $.01 par value, 10,000 shares authorized,
     6,050 shares issued and outstanding at September 30,
     1997...................................................        151,250
  Common stock, $.01 par value, 50,000 shares authorized,
     36,595 shares issued, including shares in treasury, at
     September 30 1997......................................            377
  Additional paid in capital................................      1,003,049
  Unearned officers' and directors' compensation............         (1,942)
  Distributions in excess of earnings.......................        (25,788)
                                                                 ----------
                                                                  1,126,946
  Less common stock in treasury at cost, 1,200 shares at
     September 30, 1997.....................................        (41,106)
                                                                 ----------
          Total shareholders' equity........................      1,085,840
                                                                 ----------
          Total liabilities and shareholders' equity........     $1,616,487
                                                                 ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                           FELCOR SUITE HOTELS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
              (UNAUDITED, IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1997       1996
                                                              --------    -------
Revenues:
  Percentage lease revenue..................................  $122,651    $72,648
  Income from unconsolidated partnerships...................     5,765      1,412
  Other income..............................................       283        937
                                                              --------    -------
          Total revenue.....................................   128,699     74,997
                                                              --------    -------
Expenses:
  General and administrative................................     2,743      1,307
  Depreciation..............................................    35,969     17,833
  Taxes, insurance and other................................    16,912      9,859
  Interest expense..........................................    20,097      6,273
  Minority interest in Operating Partnership................     4,584      4,619
  Minority interest in other partnerships...................       337
                                                              --------    -------
          Total expenses....................................    80,642     39,891
                                                              --------    -------
Net income before extraordinary charge......................    48,057     35,106
Extraordinary charge from writeoff of deferred financing
  fees......................................................                2,354
                                                              --------    -------
Net income..................................................    48,057     32,752
Preferred dividends.........................................     8,848      4,784
                                                              --------    -------
Net income applicable to common shareholders................  $ 39,209    $27,968
                                                              ========    =======
Per common share information:
Net income applicable to common shareholders before
  extraordinary charge......................................  $   1.33    $  1.32
Extraordinary charge........................................                (0.10)
                                                              --------    -------
  Net income................................................  $   1.33    $  1.22
                                                              ========    =======
  Weighted average number of common shares outstanding......    29,570     22,933
                                                              ========    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                           FELCOR SUITE HOTELS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                           (UNAUDITED, IN THOUSANDS)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ----------------------
                                                                1997         1996
                                                              ---------    ---------
Cash flows from operating activities:
  Net income................................................  $  48,057    $  32,752
  Adjustments to reconcile net income to net cash provided
     by operating activities, net of effects of
     acquisitions:
     Depreciation...........................................     35,969       17,833
     Amortization of deferred financing fees and
      organization costs....................................      1,011          269
     Amortization of unearned officers' and directors'
      compensation..........................................        737          315
     Income from unconsolidated partnerships................     (5,765)      (1,412)
     Cash distributions from unconsolidated partnerships....      2,849          896
     Extraordinary charge for writeoff of deferred financing
      fees..................................................                   2,354
     Minority interest in Operating Partnership.............      4,584        4,619
     Minority interest in other partnerships................        337
  Changes in assets and liabilities:
     Due from Lessee........................................     (7,893)      (1,359)
     Deferred expenses and other assets.....................     (4,362)      (3,979)
     Accrued expenses and other liabilities.................       (966)      (3,142)
                                                              ---------    ---------
          Net cash flow provided by operating activities....     74,558       49,146
                                                              ---------    ---------
Cash flows from investing activities:
  Acquisition of hotels.....................................   (537,100)    (287,715)
  Acquisition of interests in unconsolidated partnerships...    (59,571)     (28,204)
  Improvements and additions to hotels......................    (38,413)     (44,960)
                                                              ---------    ---------
          Net cash flow used in investing activities........   (635,084)    (360,879)
                                                              ---------    ---------
Cash flows from financing activities:
  Proceeds from borrowings..................................    332,000      185,350
  Repayment of borrowings...................................   (151,900)    (190,954)
  Proceeds from sale of common stock........................    516,700       44,978
  Proceeds from sale of preferred stock.....................                 144,251
  Costs associated with public offerings....................    (27,600)
  Purchase of treasury stock................................    (41,106)
  Proceeds from exercise of stock options...................        592
  Distributions paid to limited partners....................     (4,432)      (3,960)
  Distributions paid to preferred shareholders..............     (8,848)      (1,835)
  Distributions paid to common shareholders.................    (43,731)     (24,835)
                                                              ---------    ---------
          Net cash flow provided by financing activities....    571,675      152,995
                                                              ---------    ---------
Net change in cash and cash equivalents.....................     11,149     (158,738)
Cash and cash equivalents at beginning of periods...........      7,793      166,821
                                                              ---------    ---------
Cash and cash equivalents at end of periods.................  $  18,942    $   8,083
                                                              =========    =========
Supplemental cash flow information --
  Interest paid.............................................  $  19,907    $   6,971
                                                              =========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                           FELCOR SUITE HOTELS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND ACQUISITIONS

     FelCor Suite Hotels, Inc., is a self-administered real estate investment trust ("REIT"), which commenced operations on July 28, 1994. At the commencement of operations, FelCor Suite Hotels, Inc. ("FelCor") acquired an equity interest of approximately 75% in FelCor Suites Limited Partnership (the "Operating Partnership"), which owned six Embassy Suites(R) hotels (the "Initial Hotels") with an aggregate of 1,479 suites. The Operating Partnership had acquired the Initial Hotels through a merger with entities, originally formed in 1991, controlled by Hervey A. Feldman and Thomas J. Corcoran, Jr., the Chairman of the Board of Directors and Chief Executive Officer of the Company, respectively.

     At September 30, 1997, FelCor owned interests in 71 hotels with an aggregate of 17,486 suites/rooms (collectively the "Hotels") through its 92.7% aggregate ownership of the Operating Partnership and its subsidiaries (collectively, the "Company"). FelCor also is the sole general partner of the Operating Partnership. The Company owns 100% equity interests in 53 of the Hotels (12,983 suites), a 90% or greater interest in partnerships owning four hotels (1,041 suites), and 50% interests in separate partnerships that own 14 hotels (3,462 suites). At September 30, 1997, 51 of the Hotels were operated as Embassy Suites hotels, 12 as Doubletree Guest Suites(R) hotels, one as a Hilton Suites(R)hotel, one hotel was in the process of conversion to an Embassy Suites hotel, four hotels were operated as Sheraton(R) hotels and two were operated as Sheraton Suites(R) hotels. The Hotels are located in 26 states, with 31 hotels in California, Florida and Texas. The following table provides certain information regarding the Hotels through September 30, 1997:

                                                     NUMBER OF HOTELS
                                                         ACQUIRED          NUMBER OF SUITES
                                                     ----------------      ----------------
1994...............................................          7                   1,730
1995...............................................         13                   2,649
1996...............................................         23                   5,769
1st Quarter 1997...................................         15                   3,446
2nd Quarter 1997...................................          9                   2,715
3rd Quarter 1997...................................          4                   1,000
                                                            --                 -------
                                                            71                  17,309
                                                            ==
Additional suites constructed by the Company.........................              177
                                                                               -------
                                                                                17,486
                                                                               =======

---------------

     The Company completed construction and placed into service on July 1, 1997, 129 net additional suites, meeting rooms and other public area upgrades at its Boston-Marlborough, Massachusetts hotel at an approximate cost of $15.9 million. The Company is constructing 67 additional suites at its Jacksonville, Florida hotel and 67 additional suites at its Orlando (North), Florida hotel at an aggregate projected cost of $10.2 million with an expected completion in early 1998.

     The Company leases all of the Hotels to DJONT Operations, L.L.C. ("DJONT"), or a consolidated subsidiary thereof (collectively, the "Lessee"), under operating leases providing for the payment of percentage rent (the "Percentage Leases"). Hervey A. Feldman and Thomas J. Corcoran, Jr., the Chairman of the Board and President of the Company, respectively, beneficially own a 50% voting equity interest in DJONT. The remaining 50% non-voting equity interest in DJONT is beneficially owned by the children of Charles N. Mathewson, a director of the Company and shareholder of the predecessor company. The Company's partners in partnerships owning 12 of the Hotels hold special purpose non-voting equity interests in the consolidated subsidiary of DJONT which leases such Hotels, which interests entitle them to 50% of such subsidiary's net income before overhead with respect to such Hotels. In addition, the Company's partner in a partnership owning three of the Hotels holds a 50% non-voting equity interest in the consolidated subsidiary of DJONT leasing those Hotels. See Note 2 Commitments and Related Party Transactions for additional discussion

                           FELCOR SUITE HOTELS, INC.

regarding Lessee consolidated subsidiaries. The Lessee has entered into management agreements pursuant to which 50 of the Hotels are managed by Promus Hotels, Inc. ("Promus"), 12 of the Hotels are managed by a subsidiary of Doubletree Hotel Corporation ("Doubletree"), six of the hotels are managed directly by, or by a subsidiary of, ITT Sheraton Corporation ("Sheraton"), the three remaining Hotels are managed by two other management companies.

     A brief discussion of the hotels acquired and other significant transactions occurring in the nine months ended September 30, 1997 follows:

     - On February 3, 1997, the Company sold three million shares of Common Stock to the public, at $35.50 per share, pursuant to the Company's omnibus shelf registration statement ("Shelf Registration"), which provides for offerings by the Company from time to time of up to an aggregate of $500 million in securities, which may include its debt securities, preferred stock, common stock and/or common stock warrants. The Company received net proceeds of approximately $100.7 million from this transaction. The proceeds from this offering were used to immediately fund the acquisition of 10 hotels acquired on February 4, 1997.

     - On February 4, 1997, the Company acquired 50% joint venture interests in eight existing Embassy Suites hotels located in Atlanta, Georgia; Kansas City, Missouri; Overland Park, Kansas; Raleigh, North Carolina; San Antonio, Texas; Austin, Texas; Covina, California; and Secaucus, New Jersey with a total of 1,934 suites for approximately $58 million, subject to a 50% share of approximately $86 million in existing non-recourse debt. Promus holds the remaining 50% joint venture interests in these properties. The Company also acquired 100% ownership in two Embassy Suites hotels located in Bloomington, Minnesota and Omaha, Nebraska with a total of 408 suites for approximately $39 million. These two hotels were subsequently converted to Doubletree Guest Suites hotels on May 1, 1997.

     - On February 19, 1997, the Company acquired the 215 suite Embassy Suites -- Los Angeles Airport (LAX North) hotel for approximately $22 million from a Japanese-owned limited partnership which had filed for bankruptcy. The hotel will remain an Embassy Suites hotel managed by Promus.

     - On February 21, 1997, the Company acquired the 198 suite Hilton Inn hotel in Dana Point, California for approximately $17.2 million. The Dana Point hotel was converted to a Doubletree Guest Suites hotel in May 1997 and is managed by Doubletree.

     - On March 10, 1997, the Company increased its unsecured revolving line of credit ("Line of Credit") from $250 million to $400 million, under substantially the same terms as the original Line of Credit, and agreed upon a reduction in unused commitment fees from 35 basis points to 25 basis points. At the end of the first quarter of 1997, the Company had drawn $243 million under the Line of Credit.

     - On March 24, 1997, the Company acquired, through a 90% owned joint venture, interests in three Doubletree Guest Suites hotels, totaling 691 suites, located in Troy, Michigan; Austin, Texas; and near the Baltimore Washington International (BWI) Airport for approximately $80 million. The Company paid approximately $72 million for its 90% ownership interest and Doubletree paid approximately $8 million for its 10% limited partnership interest. Doubletree will continue to manage these hotels.

     - On May 15, 1997 the Company acquired a 50% partnership interest in the 261-suite Embassy Suites -- San Antonio Airport hotel for $1.7 million cash and 139,286 Partnership Units, subject to the Company's share of $12.4 million in existing non-recourse partnership debt. The remaining 50% interest in the hotel is owned by Promus, bringing to 12 the number of hotels jointly owned with Promus. The hotel is managed by Promus.

     - On June 5, 1997 the Company acquired the 138-suite Doubletree Guest Suites hotel -- Nashville for $10.7 million in cash. This three story hotel opened in 1988 and is the second hotel acquired by the

                           FELCOR SUITE HOTELS, INC.

       Company in Nashville, the other being the Embassy Suites -- Nashville Airport hotel acquired by the Company in 1994. The hotel is managed by Doubletree.

     - On June 30, 1997 the Company issued a net of 9 million shares of its common stock, after giving effect to the 1.2 million shares it repurchased from Promus, at an offering price of $36.625 per share, providing net proceeds to the Company of approximately $312.8 million. The proceeds of this offering were used to fund the acquisition of the two Embassy Suites hotels and five Sheraton hotels which were acquired on June 30, 1997 and were used to reduce debt outstanding under its Line of Credit.

     - On June 30, 1997 the Company acquired the 244-suite Embassy
       Suites -- Dallas Market Center and the 215-suite Embassy
       Suites -- Syracuse hotels from Promus for an aggregate cash purchase price of $46.7 million. These acquisitions were the Company's first hotel in New York and third hotel in Dallas, Texas. Both hotels are managed by Promus.

     - On June 30, 1997 the Company acquired five Sheraton hotels with a total of 1,857 rooms and suites and approximately 85,000 square feet of meeting space from Sheraton for an aggregate cash purchase price of $200.0 million. This portfolio of hotels included the Sheraton Suites hotels at Chicago O'Hare Airport and at the Galleria in Atlanta, Georgia. Also included in this portfolio were three traditional upscale full service Sheraton hotels located at the Atlanta Airport, Dallas Park Central and Phoenix Crescent. These three hotels represent the Company's first acquisition of non-suite hotels. All of these hotels are managed by Sheraton.

     - The Company and Promus announced the execution of a letter of intent whereby Promus would develop five to ten Embassy Suites hotels in key markets and the Company would acquire these hotels upon completion at a price agreed upon prior to the commencement of construction.

     - The Company completed the public space renovations at the Embassy Suites hotels in Mandalay Beach and Napa, California.

     - On July 28, 1997 the Company acquired three Doubletree Guest suites hotels for an aggregate purchase price of $71.2 million in cash. The hotels total 635 suites and are located in Lake Buena Vista, Florida; Raleigh/Durham, North Carolina and Tampa (Rocky Point), Florida. These hotels are managed by a subsidiary of Doubletree.

     - On September 30, 1997 the Company acquired the partnership which owns the 365 room Sheraton Society Hill hotel in Philadelphia, Pennsylvania for $51 million in cash. This hotel is managed by Sheraton.

     - On September 30, 1997 the Company declared a third quarter dividend of $0.55 per common share and $0.4875 per share on its $1.95 Series A Cumulative Preferred Stock to shareholders of record on October 15, 1997. This dividend is payable on October 31, 1997.

     - On August 14, 1997 the Company announced that it had increased its unsecured revolving line of credit from $400 million to $550 million, extended the maturity for an additional year to September 30, 2000 and reduced the effective interest rate.

     - Following the end of the third quarter, the Company announced the completion of a private placement of $300 million of long term senior unsecured notes. The notes were issued in two maturities, consisting of $175 million of 7 3/8% notes due 2004 and $125 million of 7 5/8% notes due 2007. The proceeds were used to pay off the Company's $85 million collateralized term loan and to pay down the Line of Credit. The Company has filed a registration statement with the SEC, which has not yet been declared effective, to exchange this privately placed debt for registered debt with identical terms.

                           FELCOR SUITE HOTELS, INC.

     These unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and should be read in conjunction with the financial statements and notes thereto of the Company and the Lessee included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "10-K"). The notes to the financial statements included herein highlight significant changes to the notes included in the 10-K and present interim disclosures required by the SEC. The statements for the nine months ended September 30, 1997 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position of the Company for the unaudited periods.

2. SUPPLEMENTAL CASH FLOW INFORMATION

     In the first nine months of 1997 the Company purchased certain assets and assumed certain liabilities of hotels. These purchases were recorded under the purchase method of accounting. The fair value of the acquired assets and liabilities recorded at the date of acquisition are as follows:

Assets acquired...................................  $545,122
Minority interest contribution to other
  partnerships....................................    (8,022)
                                                    --------
          Net cash paid by the Company............  $537,100
                                                    ========

     In the first nine months of 1997 the Company purchased interests in nine unconsolidated partnerships that hold hotel properties. The hotels associated with these unconsolidated subsidiaries are located in Atlanta (Perimeter), GA; Austin, TX; Covina, CA; Kansas City (Plaza), MO; Overland Park, KS; Raleigh, NC; San Antonio, TX; San Antonio (Airport), TX; and Secaucus, NJ.

     These purchases were recorded under the equity method of accounting. The value of the assets recorded at the date of acquisition are as follows:

Assets acquired....................................  $64,672
Operating partnership units issued.................   (5,101)
                                                     -------
          Net cash paid by the Company.............  $59,571
                                                     =======

3. COMMITMENTS AND RELATED PARTY TRANSACTIONS

     Upon final completion of the conversion of one hotel, the Hotels will operate as Embassy Suites (52), Doubletree Guest Suites (12), Sheraton Suites
(2), Sheraton (4) and Hilton Suites (1) hotels. The Embassy Suites hotels and Hilton Suites hotel will operate pursuant to franchise license agreements which require the payment of fees based on a percentage of suite revenue. These fees are paid by the Lessee. There are no separate franchise license agreements with respect to the Doubletree Guest Suites hotels, Sheraton hotels or Sheraton Suites hotels, which rights are included in the management agreement.

     The Lessee generally pays the managers a base management fee based on a percentage of total revenue and an incentive management fee based on the Lessee's net income before overhead expenses. In certain instances the hotel managers have subordinated fees and committed to make subordinated loans to the Lessee, if needed, to meet its rental and other obligations under the leases.

                           FELCOR SUITE HOTELS, INC.

     The Company is to receive rental income from the Lessee under the Percentage Leases which expire in 2004 (7 hotels), 2005 (12 hotels), 2006 (19 hotels) and 2007 (19 hotels). The rental income under the Percentage Leases between the 14 unconsolidated partnerships, of which the Company owns 50%, and the Lessee are payable to the respective partnerships and as such is not included in the following schedule of future lease commitments to the Company. Minimum future rental income (i.e., base rents) to the Company under these noncancellable operating leases at September 30, 1997 is as follows (in thousands):

                            YEAR
                            ----
Remainder of 1997...........................................  $ 26,150
1998........................................................   104,600
1999........................................................   104,600
2000........................................................   104,600
2001........................................................   104,600
2002 and thereafter.........................................   493,961
                                                              --------
                                                              $938,511
                                                              ========

     Minority equity interests in two of DJONT's consolidated subsidiaries, which relate to a total of 15 of the Hotels, are held by unrelated third parties that also own an equity interest in such Hotels. Messrs. Feldman and Corcoran, such unrelated third party owners, and the managers of certain of the Hotels have agreed, directly or through their affiliates, to make loans to the Lessee of up to an aggregate of approximately $15.4 million, to the extent necessary to enable the Lessee to pay rent and other obligations due under the respective Percentage Leases relating to a total of 32 of the Hotels. Amounts so borrowed by the Lessee, if any, will be subordinate in right of repayment to the prior payment in full of rent and other obligations due under the Percentage Leases relating to such Hotels. No loans were outstanding under such agreements at September 30, 1997.

4. DEBT AND CAPITAL LEASE OBLIGATIONS

     Debt and capital lease obligations at September 30, 1997 consist of the following (in thousands):

                                                  SEPTEMBER 30,
                                                      1997
                                                  -------------
Line of Credit..................................    $296,000
Term loan.......................................      85,000
Renovation loan.................................      25,000
Other debt payable..............................         650
                                                    --------
                                                    $406,650
                                                    ========

     In March 1997, the Company increased its unsecured Line of Credit from $250 million to $400 million under substantially the same terms as the original Line of Credit obtained in September 1996. As of August 14, 1997, the Company amended its existing unsecured Line of Credit to increase availability to $550 million, extend the term by one year to September 30, 2000 and to reduce the effective interest rate. Interest payable on borrowings under the Line of Credit is variable, determined from a ratings-based pricing matrix, and at September 30, 1997, was set at LIBOR plus 140 basis points.

     The Company had an $85 million collateralized term loan outstanding at September 30, 1997. This term loan which bore interest at LIBOR plus 150 basis points. The $85 million collateralized term loan was repaid in full on October 1, 1997 from the proceeds of the long term senior unsecured private placement debt. This senior unsecured private placement debt, which the Company placed on October 1, 1997, bears interest at 7 3/8% for the seven year notes and 7 5/8% for the ten year notes. The Company has filed a registration statement

                           FELCOR SUITE HOTELS, INC.

with the SEC, which has not yet been declared effective, to exchange privately placed debt for registered debt with identical terms. Also outstanding at September 30, 1997 was a renovation loan of $25 million that bears interest at LIBOR plus 45 basis points. At September 30, 1997, 30 day LIBOR was 5.6563%.

     Under its loan agreements the Company is required to satisfy various affirmative and negative covenants. The Company was in compliance with these covenants at September 30, 1997.

     Capital lease obligations at September 30, 1997 consist of the following (in thousands):

                                                  SEPTEMBER 30,
                                                      1997
                                                  -------------
Capital land and building lease obligations.....     $ 9,419
Capital equipment lease obligations.............       2,108
                                                     -------
                                                     $11,527
                                                     =======

     Included in investment in hotels at September 30, 1997, are assets under capital leases with a net book value of approximately $11 million.

     The Company leases office space and equipment under operating leases. Minimum future lease payments under operating leases at September 30, 1997 are as follows (in thousands):

                        YEAR
                        ----
1997................................................  $   64
1998................................................     261
1999................................................     273
2000................................................     284
2001................................................     118
                                                      ------
                                                      $1,000
                                                      ======

     For the nine months ended September 30, 1997 and 1996 the Company recorded expenses related to operating leases of approximately $175,000 and $116,000 respectively.

5. INVESTMENT IN UNCONSOLIDATED PARTNERSHIPS

     At September 30, 1997, the Company owned 50% interests in separate partnerships, including accounting for the acquisition by the Company owning 14 hotels, a parcel of undeveloped land and a condominium management company. The Company is accounting for its investments in these unconsolidated partnerships under the equity method.

                           FELCOR SUITE HOTELS, INC.

     Summarized combined financial information for unconsolidated partnerships, of which the Company owns 50%, is as follows (in thousands):

                                                    SEPTEMBER 30,
                                                        1997
                                                    -------------
Balance sheet information:
  Partnership assets (primarily hotel assets).....       $390,302
  Non-recourse mortgage debt......................       $158,455
  Equity..........................................       $255,212

                                                    NINE MONTHS ENDED
                                                      SEPTEMBER 30,
                                                    -----------------
                                                     1997       1996
                                                    -------    ------
Statement of operations information:
  Percentage lease revenue........................  $35,551    $6,011
  Other income....................................    4,316
                                                    -------    ------
          Total revenue...........................  $39,867    $6,011
                                                    -------    ------
  Expenses:
     Depreciation.................................   11,431     2,037
     Taxes, insurance and other...................    6,314       358
     Interest expense.............................    8,216       689
                                                    -------    ------
          Total expenses..........................   25,961     3,084
                                                    -------    ------
  Net income......................................  $13,906    $2,927
                                                    =======    ======
  50% of net income attributable to the Company...  $ 6,953    $1,464
  Amortization of cost in excess of book value....    1,188        52
                                                    -------    ------
  Income from unconsolidated partnerships.........  $ 5,765    $1,412
                                                    =======    ======

6. TREASURY STOCK

     In conjunction with the June 30, 1997 common stock offering of 11.2 million shares, the Company purchased, at the offering price of $36.625, 1.2 million shares of its common stock from Promus. The stock was purchased at an aggregate cost of $41.1 million (after allocation of offering expenses) and is recorded using the cost method of accounting. All of the acquired shares are held as common stock in treasury.

7. TAXES, INSURANCE AND OTHER

     Taxes, insurance and other is comprised of the following for the nine months ended September 30, 1997 and 1996 (in thousands):

                                                    NINE MONTHS ENDED
                                                      SEPTEMBER 30,
                                                    -----------------
                                                     1997       1996
                                                    -------    ------
Real estate and personal property taxes...........  $13,848    $7,649
Property insurance................................    1,347       966
Land lease expense................................    1,119       869
State franchise taxes.............................      498       333
Other.............................................      100        42
                                                    -------    ------
          Total taxes, insurance and other........  $16,912    $9,859
                                                    =======    ======

                           FELCOR SUITE HOTELS, INC.

8. PRO FORMA INFORMATION (UNAUDITED)

     The following unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1997 and 1996 are presented as if the acquisitions of all hotels owned by the Company at September 30, 1997, the equity offerings consummated during 1996 and 1997 and the placement of $300 million in senior unsecured notes had occurred as of January 1, 1996 and the Hotels had all been leased to the Lessee pursuant to Percentage Leases. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Company and pro forma Statements of Operations of the Lessee included elsewhere in these financial statements. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed on January 1, 1996, nor does it purport to represent the results of operations for future periods.

                           FELCOR SUITE HOTELS, INC.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
              (UNAUDITED, IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
Revenues:
  Percentage lease revenue..................................  $152,127    $132,487
  Income from unconsolidated partnerships...................     5,681       2,859
                                                              --------    --------
          Total revenue.....................................   157,808     135,346
                                                              --------    --------
Expenses:
  General and administrative................................     2,743       2,707
  Depreciation..............................................    43,243      30,147
  Taxes, insurance and other................................    21,045      18,450
  Interest expense..........................................    28,244      25,642
  Minority interest in Operating Partnership................     4,577       3,870
  Minority interest in other partnerships...................       427         242
                                                              --------    --------
          Total expenses....................................   100,279      81,058
                                                              --------    --------
Net income..................................................    57,529      54,288
Preferred dividends.........................................     8,848       8,848
                                                              --------    --------
Net income applicable to common shareholders................  $ 48,681    $ 45,440
                                                              ========    ========
Per common share information:
  Net income................................................  $   1.33    $   1.26
                                                              ========    ========
  Weighted average number of common shares outstanding......    36,570      36,135
                                                              ========    ========

     Depreciation and interest expense increased from 1996 to 1997 due to approximately $71 million in capital expenditures made in 1996 and placed in service in late 1996 or early 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of FelCor Suite Hotels, Inc.

     We have audited the accompanying consolidated financial statements and the financial statement schedule of FelCor Suite Hotels, Inc. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FelCor Suite Hotels, Inc. as of December 31, 1996 and 1995 and the consolidated results of their operations and their cash flows for the years ended December 31, 1996 and 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

COOPERS & LYBRAND L.L.P.

Dallas, Texas
January 22, 1997
  except as to the information
  presented in the second paragraph
  of Note 5, the first paragraph of
  Note 6 and Note 17 for which the
  date is March 10, 1997

                           FELCOR SUITE HOTELS, INC.

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995
                                 (IN THOUSANDS)

                                     ASSETS

                                                                1996        1995
                                                              --------    --------
Investment in hotels, net of accumulated depreciation of
  $36,718 in 1996 and $10,244 in 1995.......................  $899,691    $325,155
Investment in unconsolidated partnerships...................    59,867      13,819
Cash and cash equivalents...................................     7,793     166,821
Deposits and prepayments....................................     1,616      35,317
Due from Lessee.............................................     5,526       2,396
Deferred expenses, net of accumulated amortization of $364
  in 1996 and $252 in 1995..................................     3,235       1,713
Other assets................................................     1,060       3,138
                                                              --------    --------
          Total assets......................................  $978,788    $548,359
                                                              ========    ========

                       LIABILITIES AND SHAREHOLDERS' EQUITY

Distributions payable.......................................  $ 16,090    $  4,918
Accrued expenses and other liabilities......................     5,235       3,552
Debt........................................................   226,550       8,410
Capital lease obligations...................................    12,875      11,256
Minority interest in Partnership, 2,786 and 2,695 units
  issued and outstanding at December 31, 1996 and 1995,
  respectively..............................................    76,112      58,837
                                                              --------    --------
          Total liabilities.................................   336,862      86,973
                                                              --------    --------
Commitments and contingencies (Notes 5 and 9)
Shareholders' equity:
Preferred stock, $.01 par value, 10,000 shares authorized,
  6,050 shares issued and outstanding at December 31,
  1996......................................................   151,250
Common stock, $.01 par value, 50,000 shares authorized,
  23,502 and 21,135 shares issued and outstanding at
  December 31, 1996 and 1995, respectively..................       235         211
Additional paid in capital..................................   505,082     463,524
Unearned officers' and directors' compensation..............    (1,454)       (473)
Distributions in excess of earnings.........................   (13,187)     (1,876)
                                                              --------    --------
          Total shareholders' equity........................   641,926     461,386
                                                              --------    --------
          Total liabilities and shareholders' equity........  $978,788    $548,359
                                                              ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                           FELCOR SUITE HOTELS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
          AND THE PERIOD FROM JULY 28, 1994 (INCEPTION OF OPERATIONS)
                           THROUGH DECEMBER 31, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                1996      1995      1994
                                                              --------   -------   ------
Revenues:
  Percentage lease revenue..................................  $ 97,950   $23,787   $6,043
  Income from unconsolidated partnerships...................     2,010       513
  Other income..............................................       984     1,691      207
                                                              --------   -------   ------
          Total revenues....................................   100,944    25,991    6,250
                                                              --------   -------   ------
Expenses:
  General and administrative................................     1,819       870      355
  Depreciation..............................................    26,544     5,232    1,487
  Taxes, insurance and other................................    13,897     2,563      881
  Interest expense..........................................     9,803     2,004      109
  Minority interest.........................................     5,590     3,131      907
                                                              --------   -------   ------
          Total expenses....................................    57,653    13,800    3,739
                                                              --------   -------   ------
Income before extraordinary charge..........................    43,291    12,191    2,511
Extraordinary charge from write off of deferred financing
  fees......................................................     2,354
                                                              --------   -------   ------
Net income..................................................    40,937    12,191    2,511
Preferred dividends.........................................     7,734
                                                              --------   -------   ------
Net income applicable to common shareholders................  $ 33,203   $12,191   $2,511
                                                              ========   =======   ======
Per common share information:
  Net income applicable to common shareholders before
     extraordinary charge...................................  $   1.54   $  1.70   $ 0.54
  Extraordinary charge......................................      0.10
                                                              --------   -------   ------
  Net income................................................  $   1.44   $  1.70   $ 0.54
                                                              ========   =======   ======
  Weighted average number of common shares outstanding......    23,076     7,165    4,690
                                                              ========   =======   ======

  The accompanying notes are an integral part of these consolidated financial statements.

                           FELCOR SUITE HOTELS, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
           AND THE PERIOD FROM MAY 16, 1994 THROUGH DECEMBER 31, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     COMMON STOCK                     UNEARNED
                                                   ----------------                  OFFICERS'
                                                   NUMBER             ADDITIONAL        AND         DISTRIBUTIONS       TOTAL
                                       PREFERRED     OF                PAID-IN       DIRECTORS'     IN EXCESS OF    SHAREHOLDERS'
                                         STOCK     SHARES    AMOUNT    CAPITAL      COMPENSATION      EARNINGS         EQUITY
                                       ---------   -------   ------   ----------   --------------   -------------   -------------
Issuance of common shares, net of
  offering expenses and allocation to
  minority interest..................               4,686     $ 47     $ 69,691                                       $ 69,738
Issuance of directors' shares........                   4                    85       $   (85)
Distributions declared:
  $0.657 per common share............                                                                 $ (3,079)         (3,079)
Amortization of unearned directors'
  compensation.......................                                                      85                               85
Net income...........................                                                                    2,511           2,511
                                       --------    ------     ----     --------       -------         --------        --------
Balance at December 31, 1994.........               4,690       47       69,776                           (568)         69,255
Issuance of common shares, net
  of offering expenses...............              16,411      164      402,124                                        402,288
Allocation to minority interest......                                    (9,115)                                        (9,115)
Issuance of officers' and directors'
  shares.............................                  34                   739          (631)                             108
Distributions declared:
  $1.84 per common share.............                                                                  (13,499)        (13,499)
Amortization of unearned officers'
  and directors' compensation........                                                     158                              158
Net income...........................                                                                   12,191          12,191
                                       --------    ------     ----     --------       -------         --------        --------
Balance at December 31, 1995.........              21,135      211      463,524          (473)          (1,876)        461,386
Issuance of common shares............               1,913       19       50,952                                         50,971
Issuance of officers' and directors'
  shares.............................                  53        1        1,486        (1,487)
Conversion of Partnership units to
  common shares......................                 401        4                                                           4
Issuance of preferred stock, net of
  offering
  expenses...........................  $151,250                          (6,998)                                       144,252
Distributions/dividends declared:
  $1.92 per common share.............                                                                  (44,514)        (44,514)
  $1.2783 per preferred share........                                                                   (7,734)         (7,734)
Allocation to minority interest......                                    (3,882)                                        (3,882)
Amortization of unearned officers'
  and directors' compensation........                                                     506                              506
Net income...........................                                                                   40,937          40,937
                                       --------    ------     ----     --------       -------         --------        --------
Balance at December 31, 1996.........  $151,250    23,502     $235     $505,082       $(1,454)        $(13,187)       $641,926
                                       ========    ======     ====     ========       =======         ========        ========

  The accompanying notes are an integral part of these consolidated financial statements.

                           FELCOR SUITE HOTELS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
     AND THE PERIOD FROM JULY 28, 1994 (INCEPTION OF OPERATIONS) THROUGH
                              DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                                              1996        1995        1994
                                                            ---------   ---------   ---------
Cash flows from operating activities:
  Net income..............................................  $  40,937   $  12,191   $   2,511
  Adjustments to reconcile net income to net cash provided
     by operating activities, net of effects of
     acquisitions:
     Depreciation.........................................     26,544       5,385       1,487
     Amortization of deferred financing fees and
       organization
       costs..............................................        554         228          24
     Amortization of unearned officers' and directors'
       compensation.......................................        506         158          85
     Income from unconsolidated partnerships..............     (2,010)       (513)
     Cash distributions from unconsolidated
       partnerships.......................................      1,954
     Extraordinary charge for write off of deferred
       financing fees.....................................      2,354
     Fully vested officer stock grant.....................                    108
     Minority interest....................................      5,590       3,131         907
  Changes in assets and liabilities:
     Due from Lessee......................................     (3,130)     (1,137)     (1,259)
     Deferred costs and other assets......................        353      (2,217)       (407)
     Accrued expenses and other liabilities...............        280         741         611
                                                            ---------   ---------   ---------
          Net cash flow provided by operating
            activities....................................     73,932      18,075       3,959
                                                            ---------   ---------   ---------
Cash flows from investing activities:
  Acquisition of hotels...................................   (365,907)   (219,164)    (23,550)
  Prepayments under purchase agreements...................                (21,701)
  Acquisition of unconsolidated partnerships..............    (43,424)    (13,166)
  Improvements and additions to hotels....................    (71,051)     (5,166)    (77,243)
                                                            ---------   ---------   ---------
          Net cash flow used in investing activities......   (480,382)   (259,197)   (100,793)
                                                            ---------   ---------   ---------
Cash flows from financing activities:
  Proceeds from borrowings................................    303,350     128,600       8,800
  Repayment of borrowings.................................   (193,954)   (129,850)
  Deferred financing fees.................................     (4,484)     (1,072)       (721)
  Proceeds from sale of common stock......................     44,978     426,502      99,583
  Proceeds from sale of preferred stock...................    151,250
  Costs associated with public offerings..................     (6,998)    (27,874)     (7,973)
  Proceeds from sale of partnership units.................                 25,000
  Distributions paid to limited partners..................     (5,353)     (2,993)       (462)
  Distributions paid to common shareholders...............    (36,583)    (11,488)     (1,275)
  Dividends paid to preferred shareholders................     (4,784)
                                                            ---------   ---------   ---------
          Net cash flow provided by financing
            activities....................................    247,422     406,825      97,952
                                                            ---------   ---------   ---------
Net change in cash and cash equivalents...................   (159,028)    165,703       1,118
Cash and cash equivalents at beginning of periods.........    166,821       1,118
                                                            ---------   ---------   ---------
Cash and cash equivalents at end of years.................  $   7,793   $ 166,821   $   1,118
                                                            =========   =========   =========
Supplemental cash flow information -- interest paid.......  $   9,168   $   1,467
                                                            =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                           FELCOR SUITE HOTELS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

     FelCor Suite Hotels, Inc., formed as a self-administered real estate investment trust ("REIT"), was incorporated on May 16, 1994 and commenced operations on July 28, 1994. At the commencement of operations, FelCor Suite Hotels, Inc. ("FelCor") acquired an equity interest of approximately 75% in FelCor Suites Limited Partnership (the "Partnership"), which owned six Embassy Suites(R) hotels (the "Initial Hotels") with an aggregate of 1,479 suites. The Partnership had acquired the Initial Hotels through a merger with entities, originally formed in 1991, controlled by Hervey A. Feldman and Thomas J. Corcoran, Jr., the Chairman of the Board of Directors and Chief Executive Officer of the Company, respectively.

     At December 31, 1996, FelCor owned interests in 43 hotels with an aggregate of 10,196 suites (collectively the "Hotels") through its 89.4% aggregate ownership of the Partnership and its consolidated subsidiaries (collectively, the "Company"). FelCor also acts as the sole general partner in the Partnership. The Company owns 100% equity interests in 37 of the Hotels, a 97% interest in the partnership that owns the Los Angeles International Airport hotel and 50% interests in separate partnerships that own five hotels. At December 31, 1996, 39 of the Hotels are operated as Embassy Suites hotels, two as Doubletree Guest Suites(R) hotels, one as a Hilton Suites(R) hotel and one hotel is in the process of being converted to an Embassy Suites hotel. The Hotels are located in 16 states, with 17 hotels in California and Florida. The following table provides certain information regarding the Company's Hotels acquired through December 31, 1996:

                                               NUMBER          NUMBER
                                             OF HOTELS           OF             AGGREGATE
                                              ACQUIRED         SUITES       ACQUISITION PRICE
                                          ----------------    --------    ---------------------
                                                                          (DOLLARS IN MILLIONS)
1994
Initial Hotels..........................          6             1,479            $ 81.5
4th Quarter.............................          1               251              25.8
1995
1st Quarter.............................          2               350              27.4
2nd Quarter.............................          1               100               9.4
3rd Quarter.............................          3               542              31.3*
4th Quarter.............................          7             1,657             169.0
1996
1st Quarter.............................         14             3,501             383.5
2nd Quarter.............................          3               691              68.1
3rd Quarter.............................          4             1,005              30.8**
4th Quarter.............................          2               572              78.1
                                                 --            ------           -------
                                                 43            10,148             904.9
                                                 ==
Additional suites constructed by the
  Company at Hotels.....................                           48               5.3
                                                               ------           -------
                                                               10,196            $910.2
                                                               ======           =======

---------------

 * Includes the purchase price of the Company's 50% interest in the unconsolidated partnership owning the 262 suite, Chicago-Lombard, Illinois hotel.

** Represents the purchase price of the Company's 50% interest in separate unconsolidated partnerships owning hotels in Marin County, California; Parsippany, New Jersey; Charlotte, North Carolina; and Indianapolis, Indiana, with an aggregate 1,005 suites.

     In addition, the Company has started construction on 129 net additional suites, meeting rooms and other public area upgrades at one of the Hotels, at an estimated cost of $15.8 million.

                           FELCOR SUITE HOTELS, INC.

     The Company leased all of the Hotels to DJONT Operations, L.L.C. or a consolidated subsidiary (collectively the "Lessee") under operating leases providing for the payment of percentage rent (the "Percentage Leases"). Messrs. Feldman and Corcoran beneficially own 50% of the common equity interest in the Lessee. The remaining 50% of the Lessee is beneficially owned by the children of Charles N. Mathewson, a director of the Company. The Lessee has entered into management agreements pursuant to which 38 of the Hotels are managed by Promus Hotels, Inc. ("Promus"), two of the Hotels are managed by a subsidiary of Doubletree Hotel Corporation ("Doubletree"), two of the Hotels are managed by American General Hospitality, Inc. ("AGHI") and one is managed by Coastal Hotel Group, Inc. ("Coastal").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation -- The consolidated financial statements include the accounts of FelCor, the Partnership and the Holdings Partnerships as described in Note 8. All significant intercompany balances and transactions have been eliminated.

     Investment in Hotels -- Hotels are stated at cost and are depreciated using the straight-line method over estimated useful lives ranging from 31-40 years for buildings and improvements and 5 to 7 years for furniture, fixtures and equipment.

     The Company reviews the carrying value of each hotel to determine if circumstances exist indicating an impairment in the carrying value of the investment in the hotel or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the Company will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel based on discounted future cash flows. The Company does not believe that there are any factors or circumstances indicating impairment of any of its investment in hotels.

     Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from the accounts, and the related gain or loss is included in operations.

     Investment in Unconsolidated Partnerships -- The Company owns a 50% interest in various partnerships in which the partners jointly make all material decisions concerning the business, affairs and operation of the partnerships. Accordingly, the Company does not control the partnerships and carries its investment in unconsolidated partnerships at cost, plus its equity in net earnings, less distributions received since the date of acquisition. Equity in net earnings is being adjusted for the straight-line amortization, over a 40 year period, of the difference between the Company's cost and its proportionate share of the underlying net assets at date of acquisition.

     Cash and Cash Equivalents -- All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

     Deposits and Prepayments -- Deposits and prepayments at December 31, 1996 consist of deposits associated with the capitalized land and building lease further described in Note 5. At December 31, 1995 the deposits and prepayments consisted of the aforementioned deposits and prepayments associated with hotel purchases.

                           FELCOR SUITE HOTELS, INC.

     Deferred Expenses -- Deferred expenses at December 31, 1996 and 1995 consist of the following (in thousands):

                                                      1996      1995
                                                     ------    ------
Organization costs.................................  $  349    $  172
Deferred financing fees............................   3,250     1,793
                                                     ------    ------
                                                      3,599     1,965
Accumulated amortization...........................    (364)     (252)
                                                     ------    ------
                                                     $3,235    $1,713
                                                     ======    ======

     Amortization of organization costs is computed using the straight-line method over three to five years. Amortization of deferred financing fees is computed using the interest method over the maturity of the loans.

     Revenue Recognition -- Percentage lease revenue is recognized when earned from the Lessee under the Percentage Lease agreements (Note 9). The Lessee is in compliance with its obligations under the Percentage Leases.

     Net Income Per Common Share -- Net income per common share has been computed by dividing net income applicable to common shareholders by the weighted average number of common shares and equivalents outstanding. Common share equivalents that have an immaterial dilutive effect include convertible preferred stock and outstanding common stock options.

     Distributions and Dividends -- The Company pays regular quarterly distributions on its common stock which are dependent on receipt of distributions from the Partnership. Additionally, the Company pays regular quarterly dividends on preferred stock in accordance with its preferred stock dividend requirements.

     Minority Interest -- Minority interest in the Partnership represents the limited partners' proportionate share of the equity in the Partnership. Income is allocated to minority interest based on the weighted average percentage ownership throughout the year.

     Stock Based Compensation Plans -- The Company applies APB Opinion No. 25 and related interpretations in its accounting for stock based compensation plans. Accordingly the Company has adopted the disclosure only provisions of SFAS No. 123, "Accounting for Stock Based Compensation."

     Income Taxes -- The Company is qualified as a REIT under Sections 856 to 860 of the Internal Revenue Code. Accordingly, no provision for federal income taxes has been reflected in the financial statements.

     Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from income reported for financial reporting purposes primarily due to the differences for federal income tax purposes in the estimated useful lives used to compute depreciation. Distributions made in 1996 and 1995 represent approximately a 11.5% and 8.7% return of capital, respectively, for federal income tax purposes.

                           FELCOR SUITE HOTELS, INC.

3. INVESTMENT IN HOTELS

     Investment in hotels at December 31, 1996 and 1995 consist of the following (in thousands):

                                                   1996        1995
                                                 --------    --------
Land...........................................  $ 89,106    $ 31,123
Building and improvements......................   744,758     279,349
Furniture, fixtures and equipment..............    77,526      19,704
Construction in progress.......................    25,019       5,223
                                                 --------    --------
                                                  936,409     335,399
Accumulated depreciation.......................   (36,718)    (10,244)
                                                 --------    --------
                                                 $899,691    $325,155
                                                 ========    ========

4. INVESTMENT IN UNCONSOLIDATED PARTNERSHIPS

     The Company owned 50% interests in separate partnerships owning five hotels, a parcel of undeveloped land and a condominium management company at December 31, 1996 and one hotel at December 31, 1995. The Company is accounting for its investments in these unconsolidated partnerships under the equity method.

     Summarized combined financial information for unconsolidated partnerships, of which the Company owns 50%, is as follows (in thousands):

                                                     DECEMBER 31,
                                                 --------------------
                                                   1996        1995
                                                 --------    --------
Balance sheet information:
  Investment in hotels.........................  $110,394    $ 23,385
  Non-recourse mortgage debt...................  $ 49,402
  Equity.......................................  $ 91,156    $ 24,609
Statement of operations information:
  Percentage lease revenue.....................  $  9,974    $  1,420
  Net income...................................  $  4,366    $  1,050

5. DEBT AND CAPITAL LEASE OBLIGATIONS

     Debt at December 31, 1996 and 1995 consists of the following (in thousands):

                                                      DECEMBER 31,
                                                   ------------------
                                                     1996       1995
                                                   --------    ------
Line of Credit...................................  $115,000
Term loan........................................    85,000
Renovation Loan..................................    25,000
Promus note related to CSS purchase..............              $7,500
Other debt payable...............................     1,550       910
                                                   --------    ------
                                                   $226,550    $8,410
                                                   ========    ======

     On September 30, 1996 the Company obtained a $250 million unsecured revolving credit facility ("Line of Credit"). Under this facility, the Company has the right to borrow up to $250 million based upon its ownership of qualifying unencumbered hotel assets until October 1, 1999, at which time the principal amount then outstanding will be due and payable. Interest payable on borrowings is variable, determined from a ratings based pricing matrix, initially set at LIBOR plus 175 basis points and is paid current throughout the

                           FELCOR SUITE HOTELS, INC.

year. Additionally, the Company is required to pay an unused commitment fee which is variable, determined from a ratings based pricing matrix, initially set at 35 basis points. The Company paid unused commitment fees of approximately $164,000 during 1996. At December 31, 1996, the line of credit interest rate was 7.25%.

     On March 10, 1997 the Company announced that it increased its Line of Credit from $250 million to $400 million which included a reduction in unused commitment fees from 35 basis points to 25 basis points, under substantially the same terms as the original Line of Credit.

     Simultaneous with the closing of the Line of Credit in September, 1996, the Company retired a $65 million collateralized term loan and replaced an existing $100 million collateralized revolving credit facility with an $85 million four-year collateralized term loan. This term loan bears interest at LIBOR plus 150 basis points, interest is paid current throughout the year, and the note is collateralized by interests in nine of the Company's hotels. Principal payments commence on October 1, 1997 and are based on a 15 year amortization schedule, adjusted annually for the then current interest rates. All outstanding principal and accrued interest is due and payable on September 30, 2000. At December 31, 1996 the term loan interest rate was 7.125%.

     The Company has a $25 million loan facility ("Renovation Loan") which has been used to fund a portion of the renovation cost of the CSS Hotels (Note 8) converted to Embassy Suites hotels. The facility is guaranteed by Promus, bears interest at LIBOR plus 45 basis points (6.08% at December 31, 1996), requires monthly interest payments, and quarterly principal payments of $1.25 million beginning June 1999 and matures in June 2000.

     Under its loan agreements, the Company is required to satisfy various affirmative and negative covenants. The Company was in compliance with these covenants at December 31, 1996.

     During the fourth quarter of 1996, the Company entered into two separate interest rate swap agreements to manage the relative mix of its debt between fixed and variable rate instruments. These interest rate swap agreements modify a portion of the interest characteristics of FelCor's outstanding debt without an exchange of the underlying principal amount and effectively convert variable rate debt to a fixed rate. The fixed rates to be paid, the effective fixed rate, and the variable rate to be received by FelCor at December 31, 1996 are summarized in the following table:

                                                SWAP RATE
                                                RECEIVED
                   SWAP RATE     EFFECTIVE    (VARIABLE) AT       SWAP
NOTIONAL AMOUNT   PAID (FIXED)   FIXED RATE     12/31/96        MATURITY
---------------   ------------   ----------   -------------     --------
  $50 million       6.11125%      7.61125%      5.53516%      October 1999
  $25 million       5.95500%      7.45500%       5.5000%      November 1999

     The differences to be paid or received by the Company under the terms of the interest rate swap agreements are accrued as interest rates change and recognized as an adjustment to interest expense by the Company pursuant to the terms of its interest rate agreement and will have a corresponding effect on its future cash flows. Agreements such as these contain a credit risk that the counterparties may be unable to meet the terms of the agreement. The Company minimizes that risk by evaluating the creditworthiness of its counterparties, which is limited to major banks and financial institutions, and does not anticipate nonperformance by the counterparties.

                           FELCOR SUITE HOTELS, INC.

     Capital lease obligations at December 31, 1996 and 1995 consists of the following (in thousands):

                                                      DECEMBER 31,
                                                   ------------------
                                                    1996       1995
                                                   -------    -------
Capital land and building lease obligations......  $ 9,675    $10,043
Capital equipment lease obligations..............    3,200      1,213
                                                   -------    -------
                                                   $12,875    $11,256
                                                   =======    =======

     The Company assumed the obligation for a capital industrial revenue bond lease for land and building associated with the purchase of the Embassy Suites hotel -- St. Paul in November 1995. The term of the lease is through August 31, 2011 and contains a provision that allows the Company to purchase the property at the termination of the lease, under certain conditions, for a nominal amount.

     The Company assumed various capital equipment leases associated with hotels purchased in 1995 and 1996. These capital leases are generally for telephones and televisions and vary in remaining terms from one year to four years.

     Minimum future lease payments under capital leases at December 31, 1996 are as follows (in thousands):

                       YEAR
                       ----
1997...............................................  $ 3,297
1998...............................................    2,731
1999...............................................    1,464
2000...............................................    1,300
2001...............................................    1,217
2002 and thereafter................................   11,770
                                                     -------
                                                      21,779
Executory costs....................................     (846)
Imputed interest...................................   (8,058)
                                                     -------
Present value of net minimum lease payments........  $12,875
                                                     =======

     Included in investment in hotels at December 31, 1996 and 1995 are assets under capital leases with a net book value of approximately $12.5 million and $11.3 million respectively.

     The Company leases office space and equipment under operating leases. Minimum future lease payments under operating leases at December 31, 1996 are as follows (in thousands):

                            YEAR
                            ----
1997........................................................    $  239
1998........................................................       261
1999........................................................       273
2000........................................................       284
2001........................................................       118
                                                                ------
                                                                $1,175
                                                                ======

     For the twelve months ended December 31, 1996 and 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994 the Company recorded expenses related to operating leases of approximately $153,000, $58,000 and $31,000 respectively.

                           FELCOR SUITE HOTELS, INC.

     The Company's charter limits consolidated indebtedness to 40% of the Company's investment in hotels, at cost, on a consolidated basis, after giving effect to the Company's use of proceeds from any indebtedness. For purposes of this limitation, the Company's consolidated indebtedness includes borrowings and capital lease obligations and consolidated investment in hotels, at cost, is its investment, at cost, in hotels, as reflected in its consolidated financial statements plus (to the extent not otherwise reflected) the value (as determined by the Board of Directors at the time of issuance) of any equity securities issued, otherwise than for cash, by the Company or any of its subsidiaries in connection with the acquisition of hotels. Under this definition as of December 31, 1996, the Company's investment in hotels at cost was $1.0 billion. Accordingly, the Company's maximum permitted indebtedness would have been approximately $400 million (of which $239 million was borrowed at December 31, 1996). Assuming all of this additional debt capacity, and the Company's available cash and cash equivalents were used for the acquisition of additional hotels, the Company's investment in hotels would increase to approximately $1.3 billion and the maximum permitted indebtedness would increase to approximately $525 million.

6. CAPITAL STOCK

     At December 31, 1996 the Company had completed the following public offerings:

                                                  OFFERING PRICE
          SECURITY              DATE COMPLETED      PER SHARE      SHARES SOLD    NET PROCEEDS
          --------              --------------    --------------   -----------   --------------
Common Stock (Initial Public
  Offering)..................  July 28, 1994         $ 21.25        4,686,250    $ 91.6 million
Common Stock.................  May 30, 1995          $ 25.00        3,450,000    $ 81.0 million
Common Stock.................  December 20, 1995     $ 26.50       12,650,000    $312.6 million
Preferred Stock..............  May 6, 1996           $ 25.00        6,050,000    $144.3 million

     On April 25, 1996, the SEC declared effective the Company's omnibus shelf registration statement ("Shelf Registration"), which provides for offerings by the Company from time to time of up to an aggregate of $500 million in securities, which may include its debt securities, preferred stock, common stock and/or common stock warrants. The Company had issued approximately $151 million under the Shelf Registration at December 31, 1996 leaving approximately $349 million available. In February 1997, the Company issued approximately $107 million in common stock under the Shelf Registration.

  Preferred Stock

     The Board of Directors is authorized to provide for the issuance of up to 10,000,000 shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers preferences, and rights of each such series and the qualifications, limitations or restrictions thereof. On May 6, 1996, the Company completed an offering, pursuant to the Shelf Registration of six million shares of its $1.95 Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") at $25 per share. An additional fifty thousand shares of Series A Preferred Stock were issued at $25 per share pursuant to the exercise of the underwriters' over-allotment option. The Series A Preferred Stock bears an annual dividend equal to the greater of $1.95 per share (yielding 7.8% based on the $25 purchase price) or the cash distributions declared or paid for the corresponding period on the number of shares of common stock into which the Series A Preferred Stock is then convertible and is cumulative from May 6, 1996. Each share of the Series A Preferred Stock is convertible at the shareholder's option to 0.7752 shares of common stock, subject to certain adjustments, and may not be redeemed by the Company before April 30, 2001. At December 31, 1996, all dividends then payable on the Preferred Stock had been paid.

                           FELCOR SUITE HOTELS, INC.

  Common Stock

     In addition to the aforementioned public offerings of Common Stock, Promus purchased an aggregate of approximately 1.9 million shares of Common Stock, pursuant to subscription agreements, during 1995 and 1996 at a subscription price of $26.50 per share for an aggregate cost of $50 million. Promus has satisfied its commitment to purchase Common Stock under the aforementioned subscription agreements.

  Partnership Units

     The outstanding units of limited partnership interests in the Partnership ("Units") are redeemable at the option of the holder for a like number of shares of Common Stock or, at the option of the Company, for the cash equivalent thereof.

     Pursuant to a subscription agreement with Promus, the Partnership issued an aggregate 1.0 million Units to Promus in November and December 1995, at the subscription price of $25.00 per Unit. An aggregate of 491,703 additional Partnership Units were issued to sellers in conjunction with the purchase of two hotels and the acquisition of partnership interests in two additional hotels in 1996. Promus has satisfied its commitment to purchase Units under the aforementioned subscription agreement.

7. TAXES, INSURANCE AND OTHER

     Taxes, insurance and other is comprised of the following for the years ended December 31, 1996 and 1995 and for the period from July 28, 1994 (inception of operations) through December 31, 1994 (in thousands):

                                                       1996      1995    1994
                                                      -------   ------   ----
Real estate and personal property taxes.............  $11,110   $2,233   $620
Property insurance..................................    1,312      155     69
Land lease expense..................................      952
State franchise taxes...............................      472      175    192
Other...............................................       51
                                                      -------   ------   ----
          Total taxes, insurance and other..........  $13,897   $2,563   $881
                                                      =======   ======   ====

8. BUSINESS COMBINATION

     On December 29, 1995 the Partnership acquired approximate 99% limited partnership interests in entities ("Holdings Partnerships") formed to facilitate the acquisition and financing of up to 18 Crown Sterling Suites(R) hotels ("CSS Hotels") and certain other hotels pending the completion of a common stock offering. Such common stock offering was completed on December 20, 1995 and at that date the Holdings Partnerships had acquired six of the CSS Hotels and one additional hotel.

                           FELCOR SUITE HOTELS, INC.

     A summary of the fair values of the acquired assets and liabilities of the Holdings Partnerships recorded at the date of acquisition, at December 29, 1995, is as follows (in thousands):

Investment in hotels..............................  $166,307
Prepayments under Purchase Agreements.............    13,616
Due from Lessee...................................       908
Other assets......................................       715
                                                    --------
                                                     181,546
                                                    --------
Debt and capital lease obligations................    11,266
Accrued expenses and other liabilities............     1,657
                                                    --------
                                                      12,923
                                                    --------
Total purchase price..............................  $168,623
                                                    ========

     The acquisition has been accounted for as a purchase and, accordingly, the results of operations of the Holdings Partnerships since acquisition have been included in the Company's consolidated statements of operations.

9. COMMITMENTS AND RELATED PARTY TRANSACTIONS

     After conversion of the Myrtle Beach hotel acquired in December 1996, the Company will own interests in 40 Embassy Suites hotels, 2 Doubletree Guest Suites hotels and one Hilton Suites hotel. The Embassy Suites hotels and the Hilton Suites hotel operate pursuant to franchise license agreements, which require the payment of fees based on a percentage of suite revenue. These fees are paid by the Lessee. There are no separate franchise license agreements for the Doubletree Guest Suites hotels.

     The Hotels are managed by Promus, Doubletree, AGHI or Coastal on behalf of the Lessee. The Lessee pays the managers a base management fee based on a percentage of suite revenue and an incentive management fee based on the Lessee's income before overhead expenses for each hotel.

     The Company is to receive rental income from the Lessee under the Percentage Leases which expire in 2004 (7 hotels), 2005 (12 hotels) and 2006 (19 hotels). The rental income under the Percentage Leases between the partnerships owning five hotels, of which the Company owns 50%, and the Lessee is payable to the respective partnerships and as such is not included in the following schedule of future lease commitments to the Company. Minimum future rental income (base rents) under these noncancellable operating leases (excluding hotels owned by the previously noted partnerships) at December 31, 1996 is as follows (in thousands):

                       YEAR
                       ----
1997..............................................  $ 61,996
1998..............................................    61,996
1999..............................................    61,996
2000..............................................    61,996
2001..............................................    61,996
2002 and thereafter...............................   240,386
                                                    --------
                                                    $550,366
                                                    ========

     At December 31, 1996 and 1995, the Lessee owed the Company approximately $5.5 million and $2.4 million, respectively, for such Percentage Lease rent to be paid in March of the subsequent year.

                           FELCOR SUITE HOTELS, INC.

     The Percentage Lease revenue is based on a percentage of suite revenues, food and beverage revenues, and food and beverage rents of the Hotels. Both the base rent and the threshold suite revenue in each lease computation are subject to adjustments for changes in the Consumer Price Index ("CPI"). The adjustment is calculated at the beginning of each calendar year, for the hotels acquired prior to July of the previous year. The adjustment in any lease year may not exceed 7%. The CPI adjustments made in January 1997 and 1996 are 1.42% and 0.73% respectively.

     Under the Percentage Leases, the Partnership is obligated to pay the costs of real estate and personal property taxes, property insurance, maintenance of underground utilities and structural elements of the Hotels, and to set aside 4% of suite revenues per month, on a cumulative basis, to fund therefrom (or from other sources) capital expenditures for the periodic replacement or refurbishment of furniture, fixtures and equipment required for the retention of the franchise licenses with respect to the Hotels. In addition, the Company will incur certain additional capital expenditures in connection with the conversion and upgrade of acquired hotels, which may be funded from cash on hand or borrowings under its line of credit.

     At December 31, 1996 the Company is committed to fund capital improvements to certain of its hotels of approximately $22 million pursuant to product improvements plans as required by the franchisors. These capital improvements are expected to be funded in 1997.

     The Company has entered into employment contracts with Messrs. Feldman and Corcoran, that will continue in effect until December 31, 1999 and, unless terminated, will be automatically renewed for successive one year terms. Pursuant to such agreements, Messrs. Feldman and Corcoran each received $5,000 per month during 1994, $10,000 per month during 1995 and $10,270 per month in 1996. Effective January 1, 1997, Mr. Feldman is entitled to receive $12,500 per month and Mr. Corcoran is entitled to receive $16,667 per month. In addition, the Company is required to maintain a comprehensive medical plan for such persons.

     The Company shares the executive offices and certain employees with FelCor, Inc. and the Lessee, and each company bears its share of the costs thereof, including an allocated portion of the rent, compensation of certain personnel (other than Messrs. Feldman and Corcoran, whose compensation is borne solely by the Company), office supplies, telephones and depreciation of office furniture, fixtures and equipment. Any such allocation of shared expenses to the Company must be approved by a majority of the independent directors. During 1996 and 1995, the Company paid approximately $807,000 (approximately 38%) and $316,000 (approximately 31%), respectively, of the allocable expenses under this agreement.

10. SUPPLEMENTAL CASH FLOW DISCLOSURE

     The Company purchased certain assets and assumed certain liabilities in connection with the acquisition of hotels. These purchases were recorded under the purchase method of accounting. The fair values of the acquired assets and liabilities recorded at the date of acquisition are as follows (in thousands):

                                               1996         1995       1994
                                             ---------    --------    -------
Assets acquired............................  $ 494,354    $221,213    $25,750
Prepayments assumed........................                 13,616
Liabilities assumed........................   (108,744)       (910)    (2,200)
Capital land lease assumed.................                (10,045)
Capital equipment leases assumed...........     (2,823)     (1,211)
Common stock issued........................     (6,000)     (3,499)
Partnership units issued...................    (10,880)
                                             ---------    --------    -------
          Net cash paid....................  $ 365,907    $219,164    $23,550
                                             =========    ========    =======

                           FELCOR SUITE HOTELS, INC.

     The Company purchased interests in unconsolidated partnerships during 1996 and 1995. These unconsolidated partnerships separately own five hotels located in Chicago-Lombard, Illinois; Marin County, California; Parsippany, New Jersey; Charlotte, North Carolina; and Indianapolis, Indiana, a parcel of undeveloped land in Myrtle Beach, South Carolina and a condominium management company in Myrtle Beach, South Carolina. These purchases were recorded under the equity method of accounting. The value of the assets recorded at the date of acquisition is as follows (in thousands):

                                                    1996       1995
                                                   -------    -------
Acquisition of interests in unconsolidated
  partnerships...................................  $45,992    $13,166
Partnership units issued.........................   (2,568)
                                                   -------    -------
          Net cash paid..........................  $43,424    $13,166
                                                   =======    =======

     In 1994, limited partnership Units in the Partnership with a net book value of $25,237 were issued in exchange for the Initial Hotels. In exchange for the limited partnership Units, the Partnership acquired hotels for approximately $79,439 (recorded on an historical cost basis) and assumed debt of approximately $75,992 resulting in a net surplus of approximately $3,447.

     Approximately $16,090, $3,813 and $1,804 of aggregate preferred stock dividends and common stock distributions had been declared as of December 31, 1996, 1995 and 1994, respectively. These amounts were paid in January following each such year.

11. STOCK BASED COMPENSATION PLANS

     The Company sponsors the FelCor Suite Hotels, Inc. 1994 Restricted Stock and Stock Option Plan ("1994 Plan"), and the FelCor Suite Hotels, Inc. 1995 Restricted Stock and Stock Option Plan (the "1995 Plan" and collectively, the "Plan"), which are stock based incentive compensation plans as described below. The Company applies APB Opinion 25 and related interpretations in accounting for the Plan. In 1995, the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 123 Accounting for Stock-Based Compensation ("SFAS 123") which, if fully adopted by the Company, would change the methods the Company applies in recognizing the cost of the Plan. Adoption of the cost recognition provisions of SFAS 123 is optional and the Company has decided not to adopt these provisions of SFAS 123. However, pro forma disclosures as if the Company adopted the cost recognition provisions of SFAS 123 in 1995 are required by SFAS 123 and are presented below.

  Stock Options

     The Company is authorized to issue 450,000 shares of common stock under the 1994 Plan and 1,200,000 shares of common stock under the 1995 Plan pursuant to awards granted in the form of incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options and restricted stock. All options have 10 year contractual terms and vest over five years, (20% per year), beginning in the year following the date of grant. Awards may be made to key executives and other key employees of the Company, including officers of the Company and its subsidiaries.

     A total of 50,000 shares of stock may be issued as restricted stock under the 1994 Plan and a total of 133,333 shares of stock may be issued as restricted stock under the 1995 Plan.

     Under the Plan, the Company granted a total of 345,000 nonqualified stock options in 1995 and 327,500 nonqualified stock options in 1996.

                           FELCOR SUITE HOTELS, INC.

     A summary of the status of the Company's nonqualified stock options as of December 31, 1996 and the changes during the year ended on that date is presented below:

                                                     1996                      1995
                                            -----------------------   -----------------------
                                                           WEIGHTED                  WEIGHTED
                                            # SHARES OF    AVERAGE    # SHARES OF    AVERAGE
                                            UNDERLYING     EXERCISE   UNDERLYING     EXERCISE
                                              OPTIONS       PRICES      OPTIONS       PRICES
                                            -----------    --------   -----------    --------
Outstanding at beginning of the year......    515,000       $24.72      170,000       $20.81
Granted...................................    327,500       $30.08      345,000       $26.64
Exercised.................................          0        n/a              0        n/a
Forfeited.................................      5,000       $30.00            0        n/a
Expired...................................          0        n/a              0        n/a
Outstanding at end of year................    837,500       $26.78      515,000       $24.72
Exercisable at end of year................    155,000       $23.17       38,000       $20.59

                             OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
                  ------------------------------------------   ----------------------------
                    NUMBER      WGTD. AVG.                       NUMBER
    RANGE OF      OUTSTANDING    REMAINING      WGTD. AVG.     EXERCISABLE     WGTD. AVG.
EXERCISE PRICES   AT 12/31/96   CONTR. LIFE   EXERCISE PRICE   AT 12/31/96   EXERCISE PRICE
----------------  -----------   -----------   --------------   -----------   --------------
$18.75 to $22.00    170,000         6.76          $20.81          86,000         $20.38
$22.00 to $31.37    667,500         9.12          $28.30          69,000         $26.64
----------------    -------         ----          ------         -------         ------
$18.75 to $31.37    837,500         8.64          $26.78         155,000         $23.17

     The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of 8.00%; risk free interest rates are different for each grant and range from 5.57% to 6.47%; the expected lives of options are 6 years; and volatility of 24.42% for all grants. The weighted average fair value of options granted during 1996 was $3.76 per share and the weighted average fair value of options granted during 1995 was $3.13 per share.

  Restricted Stock

     The Company may grant restricted (i.e., nonvested) shares of common stock under the 1994 Plan and 1995 Plan. Under the 1994 Plan, the Company may grant to employees (including officers and directors who also are employees and independent directors), as restricted common stock all or a portion of the 50,000 shares of common stock reserved under the 1994 Plan. Under the 1995 Plan, the Company may grant to employees (including officers and directors who also are employees and independent directors), as restricted common stock all or a portion of the 133,333 shares of common stock reserved under the 1995 Plan.

     In 1995, the Company issued 46,500 shares of restricted common stock under the Plan. A total of 42,500 shares vest over a five year period (20% per year, beginning in the year following the date of grant), and the remaining 4,000 shares, granted to independent directors in lieu of cash compensation, vested immediately on the date of grant.

     In 1996, the Company issued 33,000 shares of restricted common stock under the Plan. A total of 26,500 of the shares vest over a five year period (20% per year, beginning in the year following the first anniversary date of the grant), 4,000 shares granted to independent directors in lieu of cash compensation, vested immediately on the date of grant, and the remaining 2,500 shares vest 100% on January 1, 1997.

     In accordance with APB 25, upon the issuance of restricted shares of common stock under the Plan, the Company recognized a compensation cost for the restricted common stock in the amount of $1.5 million for 1996 and $631,000 for 1995. This cost is charged to shareholders' equity and recognized as amortization expense ratably over the applicable vesting period, in the amount of $507,000 for 1996 and $158,000 for 1995.

                           FELCOR SUITE HOTELS, INC.

The weighted average share price at the date of grant for 33,000 restricted shares of common stock issued in 1996 is $29.99. The weighted average share price at the date of grant for 46,500 restricted shares of common stock issued in 1995 is $24.09.

     A summary of the status of the Company's restricted stock grants as of December 31, 1996 and the changes during the year ended on that date is presented below:

                                                   1996                        1995
                                         -------------------------   -------------------------
                                                       WEIGHTED                    WEIGHTED
                                                       AVERAGE                     AVERAGE
                                                     FAIR MARKET                 FAIR MARKET
                                         # SHARES   VALUE AT GRANT   # SHARES   VALUE AT GRANT
                                         --------   --------------   --------   --------------
Outstanding at beginning of the year...   46,500        $24.09             0           n/a
Granted:
  With 5 year graded vesting...........   26,500        $29.94        42,500        $24.32
  Vest 100% at grant date..............    4,000        $30.00         4,000        $21.63
  Vest 100% within 12 months of
     grant.............................    2,500        $30.50             0           n/a
Total granted..........................   33,000        $29.99        46,500        $24.09
Outstanding at end of year.............   79,500        $26.54        46,500        $24.09
Vested at end of year..................   16,500        $25.05         4,000        $21.63

  Pro Forma Net Income and Net Income Per Common Share

     Had the compensation cost for the Company's stock based compensation plans been determined in accordance with SFAS 123, the Company's net income and net income per common share for 1996 and 1995 would approximate the pro forma amounts below (in thousands, except per share data):

                                           AS REPORTED    PRO FORMA    AS REPORTED    PRO FORMA
                                            12/31/96      12/31/96      12/31/95      12/31/95
                                           -----------    ---------    -----------    ---------
SFAS 123 charge.........................                   $   882                     $   176
APB 25 charge...........................     $   507                     $   158
Net income..............................     $33,203       $32,828       $12,191       $12,173
Net income per common share.............     $  1.44       $  1.42       $  1.70       $  1.70

     The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995, and the Company anticipates making awards in the future under its stock based compensation plans.

                           FELCOR SUITE HOTELS, INC.

12. LESSEE

     All of the Company's percentage lease revenues is derived from the Percentage Leases with the Lessee. Certain information related to the Lessee's financial statements is as follows (in thousands):

                                             DECEMBER 31,
                                           -----------------
                                            1996       1995
                                           -------    ------
Balance Sheet Information:
  Cash and cash equivalents.............   $ 5,208    $5,345
  Total assets..........................   $18,471    $9,599
  Due to FelCor Suite Hotels, Inc. .....   $ 5,526    $2,396
  Shareholders' deficit.................   $(6,403)   $ (773)

                                           YEAR ENDED DECEMBER 31
                                       ------------------------------
                                         1996       1995       1994
                                       --------    -------    -------
Statement of Operations Information:
  Suite revenue.....................   $234,451    $65,649    $16,094
  Percentage lease expenses.........   $107,935    $26,945    $ 6,043
  Net income (loss).................   $ (5,430)   $  (240)   $   109

13. PREDECESSOR COMPANY

     The Initial Hotels have been determined to be the Predecessor of the Company and represent the hotels acquired upon the completion of the initial public offering of Common Stock. Certain information related to the Initial Hotels financial statements for the period from January 1, 1994 through July 27, 1994 (before the Company's initial public offering) is as follows (in thousands):

Suite revenue...........................   $21,884
Net income..............................   $ 1,562
Cash flows provided by operating
  activities............................   $ 3,995
Cash flows used in investing
  activities............................   $(1,327)
Cash flows used in financing
  activities............................   $(1,640)

14. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards ("SFAS") 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the Company reports the carrying amount of cash and cash equivalents, amounts due from the Lessee, accounts payable and accrued expenses at cost which approximates fair value due to the short maturity of these instruments. The carrying amount of the Company's borrowings approximates fair value due to the Company's ability to obtain such borrowings at comparable interest rates.

15. PRO FORMA INFORMATION (UNAUDITED)

     Due to the impact of the acquisition of hotels in 1996 and 1995, the historical results of operations may not be indicative of future results of operations and net income per common share.

     The following unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 1996 and 1995 are presented as if the acquisition of all 43 hotels owned at December 31, 1996, and the consummation of the public offerings and the application of the net proceeds therefrom had occurred by January 1, 1995, and all of the hotels had been leased to the Lessee pursuant to the Percentage Leases.

                           FELCOR SUITE HOTELS, INC.

     The pro forma consolidated statements of operations do not purport to present what actual results of operations would have been if the acquisition of all 43 hotels owned at December 31, 1996 and the consummation of the public offerings had occurred on such date or to project results for any future period. For instance, in accordance with SEC regulations, the following unaudited Pro Forma Consolidated Statements of Operations do not include pro forma earnings associated with the Company's pro forma cash and short-term investments.

                                              1996           1995
                                           -----------    -----------
                                           (IN THOUSANDS, EXCEPT PER
                                                  SHARE DATA)
Revenues:
  Percentage lease revenue..............      $110,077       $102,878
  Income from unconsolidated
     partnerships.......................         2,815          2,160
                                              --------       --------
  Total income..........................       112,892        105,038
Expenses:
  General and administrative............         1,895          1,783
  Depreciation..........................        31,103         26,617
  Taxes, insurance and other............        15,189         13,617
  Interest expense......................        15,903         15,004
  Minority interest.....................         5,173          5,090
                                              --------       --------
Net income..............................        43,629         42,927
Preferred dividends.....................        11,798         11,798
                                              --------       --------
Net income applicable to common
  shareholders..........................      $ 31,831       $ 31,129
                                              ========       ========
Net income per common share.............      $   1.36       $   1.33
                                              ========       ========
Weighted average number of common shares
  outstanding...........................        23,482         23,443
                                              ========       ========

16. RECENTLY ISSUED STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

     SFAS No. 128, "Earnings Per Share" ("EPS"), was issued in October 1996. This statement specifies the computation, presentation, and disclosure requirements for EPS and is effective for financial statements issued for periods ending after December 15, 1997. The statement requires restatement of all prior period EPS data presented, including interim financial statement, summaries of earnings, and selected financial data, after the effective date. The Company has determined the effect of adoption will have an immaterial impact on previously reported EPS numbers.

17. SUBSEQUENT EVENTS

     On February 3, 1997 the Company announced the closing of a common stock offering pursuant to the Company's $500 million Shelf Registration, covering a variety of debt and equity securities. The offering was for 3 million shares of common stock to the public at $35.50 per share, providing the Company with net proceeds of approximately $100.7 million.

     The Company used the majority of the proceeds of this common stock offering to purchase 50% joint venture interests in eight existing Embassy Suite hotels and to acquire full ownership of two additional hotels. Promus continues to own the remaining 50% interest in the eight joint venture hotels, which will continue to operate as Embassy Suites under management by Promus. The two wholly-owned hotels will be converted to Doubletree Guest Suites hotels by the end of the second quarter of 1997 and are being managed by a subsidiary of Doubletree Hotels Corporation. The aggregate purchase price for the Company's interest in

                           FELCOR SUITE HOTELS, INC.

these 10 hotels was approximately $139 million, including the Company's pro rata share of approximately $86 million in non-recourse debt held by the joint ventures.

     On February 18, 1997 the Company purchased the 215-suite Embassy Suites Los Angeles Airport (LAX) North hotel for approximately $22 million cash. Promus will continue to manage the hotel as an Embassy Suites hotel.

     On February 20, 1997 the Company purchased a 198-suite hotel in Dana Point, CA for approximately $17.2 million cash. The Dana Point hotel will be converted to a Doubletree Guest Suites hotel and will be managed by a subsidiary of Doubletree Hotels Corporation.

18. QUARTERLY OPERATING RESULTS (UNAUDITED)

     The Company's unaudited consolidated quarterly operating data for the years ended December 31, 1996 and 1995 follows (in thousands, except per share data). In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of quarterly results have been reflected in the data. It is also management's opinion, however, that quarterly operating data for hotel enterprises are not indicative of results to be achieved in succeeding quarters or years. In order to obtain a more accurate indication of performance, there should be a review of operating results, changes in shareholders' equity and cash flows for a period of several years. The data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere herein.

                           FELCOR SUITE HOTELS, INC.

                                                           FIRST    SECOND     THIRD    FOURTH
                          1996                            QUARTER   QUARTER   QUARTER   QUARTER
                          ----                            -------   -------   -------   -------
Revenues:
  Percentage lease revenue..............................  $23,976   $23,409   $25,263   $25,302
  Income from unconsolidated partnerships...............      320       165       927       598
  Other income..........................................      146       628       163        47
                                                          -------   -------   -------   -------
          Total revenues................................   24,442    24,202    26,353    25,947
                                                          -------   -------   -------   -------
Expenses:
  General and administrative............................      382       466       458       513
  Depreciation..........................................    4,516     5,788     7,529     8,711
  Taxes, insurance and other............................    3,529     3,070     3,260     4,038
  Interest expense......................................    2,424     2,089     1,760     3,530
  Minority interest.....................................    1,620     1,523     1,477       970
                                                          -------   -------   -------   -------
          Total expenses................................   12,471    12,936    14,484    17,762
                                                          -------   -------   -------   -------
Income before extraordinary charge......................   11,971    11,266    11,869     8,185
Extraordinary charge from write off of deferred
  financing fees........................................                        2,354
                                                          -------   -------   -------   -------
Net income..............................................   11,971    11,266     9,515     8,185
Preferred dividends.....................................              1,835     2,949     2,950
                                                          -------   -------   -------   -------
Net income applicable to common shareholders............  $11,971   $ 9,431   $ 6,566   $ 5,235
                                                          =======   =======   =======   =======
Per common share information:
  Net income applicable to common shareholders before
     extraordinary charge...............................  $  0.53   $  0.41   $  0.38   $  0.22
  Extraordinary charge..................................                        (0.10)
                                                          -------   -------   -------   -------
  Net income............................................  $  0.53   $  0.41   $  0.28   $  0.22
                                                          =======   =======   =======   =======
  Weighted average number of common shares
     outstanding........................................   22,614    22,905    23,276    23,502
                                                          =======   =======   =======   =======

                                                           FIRST    SECOND     THIRD    FOURTH
                          1995                            QUARTER   QUARTER   QUARTER   QUARTER
                          ----                            -------   -------   -------   -------
Revenues:
  Percentage lease revenue..............................  $ 5,372   $ 5,977   $ 6,138   $ 6,300
  Income from unconsolidated partnerships...............                          290       223
  Other income..........................................        8       209       215     1,259
                                                          -------   -------   -------   -------
          Total revenues................................    5,380     6,186     6,643     7,782
                                                          -------   -------   -------   -------
Expenses:
  General and administrative............................      184       240       215       231
  Depreciation..........................................    1,058     1,178     1,455     1,541
  Taxes, insurance and other............................      559       580       616       808
  Interest expense......................................      353       566       143       942
  Minority interest.....................................      854       814       724       739
                                                          -------   -------   -------   -------
          Total expenses................................    3,008     3,378     3,153     4,261
                                                          -------   -------   -------   -------
Net income applicable to common shareholders............  $ 2,372   $ 2,808   $ 3,490   $ 3,521
                                                          =======   =======   =======   =======
Per common share information:
  Net income............................................  $  0.50   $  0.48   $  0.43   $  0.36
                                                          =======   =======   =======   =======
  Weighted average number of common shares
     outstanding........................................    4,707     5,850     8,170     9,867
                                                          =======   =======   =======   =======

                           FELCOR SUITE HOTELS, INC.

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                                      COST CAPITALIZED
                                                     INITIAL COST                 SUBSEQUENT TO ACQUISITION
                                          ----------------------------------   -------------------------------
                                                     BUILDINGS     FURNITURE           BUILDINGS     FURNITURE
                                                        AND           AND                 AND           AND
        DESCRIPTION OF PROPERTY            LAND     IMPROVEMENTS   FIXTURES    LAND   IMPROVEMENTS   FIXTURES
        -----------------------           -------   ------------   ---------   ----   ------------   ---------
Dallas (Park Central), TX...............  $ 1,497     $ 12,722      $   647             $    28         1,091
Nashville, TN...........................    1,118        9,506          961                  28         1,093
Jacksonville, FL........................    1,130        9,608          456                  28           627
Orlando (North), FL.....................    1,673       14,218          684                  28           664
Orlando (South), FL.....................    1,632       13,870          799                  28           967
Tulsa, OK...............................      525        7,344        3,117                 139         1,523
New Orleans, LA.........................    2,570       22,300          895                 523           890
Flagstaff, AZ...........................      900        6,825          268               1,523           993
Dallas (Love Field), TX.................    1,934       16,674          757                 167           899
Boston-Marlborough, MA..................      948        8,143          325    $761                       721
Brunswick, GA...........................      705        6,067          247                               431
Corpus Christi, TX......................    1,113        9,618          390      51                     1,268
Burlingame (SF Airport So.), CA.........                39,929          818                  55         2,041
Minneapolis (Airport), MN...............    5,417       36,508          602                  62         2,052
Boca Raton (Doubletree), FL.............    5,427        3,066          304                  29           503
Minneapolis (Downtown), MN..............      818       16,820          505                  56         2,462
St. Paul, MN............................    1,156       17,315          849                  27         2,210
Tampa (Busch Gardens), FL...............      672       12,387          226                                 5
Cleveland, OH...........................    1,755       15,329          527                 129           236
Anaheim, CA.............................    2,548       14,832          607                 491         2,517
Baton Rouge, LA.........................    2,350       19,092          525                 497         2,140
Birmingham, AL..........................    2,843       29,286          160                 706         2,140
Deerfield Beach, FL.....................    4,523       29,443          917                 849         2,088
Ft. Lauderdale, FL......................    5,329       47,850          903               1,142         2,558
Miami (Airport), FL.....................    4,135       24,950        1,171                 684         2,658
Milpitas, CA............................    4,021       23,677          562                 912         2,920
Phoenix (Camelback), AZ.................                39,003          612                 810         2,604
So. San Francisco (Airport N.), CA......    3,418       31,737          527                 769         3,378
Lexington, KY...........................    1,955       13,604          587                                79
Piscataway, NJ..........................    1,755       17,563          527                  12           168
Avon (Beaver Creek Resort), CO..........    1,134        9,864          340                 162           568
Boca Raton (Embassy), FL................    1,868       16,253          560                             1,604
El Segundo (LAX South), CA..............    2,660       17,997          798                 179         2,595
Oxnard (Mandalay Beach), CA.............    2,930       22,125          879                 529           441
Napa, CA................................    3,287       14,205          494                 398           245
Deerfield, IL...........................    2,305       20,054          692                                 2
Atlanta (Buckhead), GA..................    7,303       38,996        2,437
Kingston Plantation, SC.................    2,940       24,988        1,470
                                          -------     --------      -------    ----     -------       -------
        Total...........................  $88,294     $733,768      $28,145    $812     $10,990       $49,381
                                          =======     ========      =======    ====     =======       =======

                                                GROSS AMOUNTS AT WHICH                     ACCUMULATED      NET BOOK
                                              CARRIED AT CLOSE OF PERIOD                  DEPRECIATION        VALUE
                                          ----------------------------------              BUILDINGS AND   BUILDINGS AND
                                                     BUILDINGS     FURNITURE              IMPROVEMENTS;   IMPROVEMENTS;
                                                        AND           AND                  FURNITURE &    FURNITURE AND
        DESCRIPTION OF PROPERTY            LAND     IMPROVEMENTS   FIXTURES     TOTAL       FIXTURES        FIXTURES
        -----------------------           -------   ------------   ---------   --------   -------------   -------------
Dallas (Park Central), TX...............    1,497     $ 12,750      $ 1,738    $ 15,985      $ 1,840        $ 14,145
Nashville, TN...........................    1,118        9,534        2,054      12,706        2,230          10,476
Jacksonville, FL........................    1,130        9,636        1,083      11,849        1,171          10,678
Orlando (North), FL.....................    1,673       14,246        1,348      17,267        1,916          15,351
Orlando (South), FL.....................    1,632       13,898        1,766      17,296        1,823          15,473
Tulsa, OK...............................      525        7,483        4,640      12,648        3,485           9,163
New Orleans, LA.........................    2,570       22,823        1,785      27,178        1,699          25,479
Flagstaff, AZ...........................      900        8,348        1,261      10,509          687           9,822
Dallas (Love Field), TX.................    1,934       16,841        1,656      20,431        1,118          19,313
Boston-Marlborough, MA..................    1,709        8,143        1,046      10,898          495          10,403
Brunswick, GA...........................      705        6,067          678       7,450          317           7,133
Corpus Christi, TX......................    1,164        9,618        1,658      12,440          628          11,812
Burlingame (SF Airport So.), CA.........                39,984        2,859      42,843        1,514          41,329
Minneapolis (Airport), MN...............    5,417       36,570        2,654      44,641        1,378          43,263
Boca Raton (Doubletree), FL.............    5,427        3,095          807       9,329          234           9,095
Minneapolis (Downtown), MN..............      818       16,876        2,967      20,661          845          19,816
St. Paul, MN............................    1,156       17,342        3,059      21,557          895          20,662
Tampa (Busch Gardens), FL...............      672       12,387          231      13,290          383          12,907
Cleveland, OH...........................    1,755       15,458          763      17,976          511          17,465
Anaheim, CA.............................    2,548       15,323        3,124      20,995          813          20,182
Baton Rouge, LA.........................    2,350       19,589        2,665      24,604          681          23,923
Birmingham, AL..........................    2,843       29,992        2,300      35,135          804          34,331
Deerfield Beach, FL.....................    4,523       30,292        3,005      37,820          981          36,839
Ft. Lauderdale, FL......................    5,329       48,992        3,461      57,782        1,629          56,153
Miami (Airport), FL.....................    4,135       25,634        3,829      33,598        1,031          32,567
Milpitas, CA............................    4,021       24,589        3,482      32,092          991          31,101
Phoenix (Camelback), AZ.................                39,813        3,216      43,029        1,208          41,821
So. San Francisco (Airport N.), CA......    3,418       32,506        3,905      39,829        1,085          38,744
Lexington, KY...........................    1,955       13,604          666      16,225          403          15,822
Piscataway, NJ..........................    1,755       17,575          695      20,025          484          19,541
Avon (Beaver Creek Resort), CO..........    1,134       10,026          908      12,068          291          11,777
Boca Raton (Embassy), FL................    1,868       16,253        2,164      20,285          481          19,804
El Segundo (LAX South), CA..............    2,660       18,176        3,393      24,229        1,394          22,835
Oxnard (Mandalay Beach), CA.............    2,930       22,654        1,320      26,904          512          26,392
Napa, CA................................    3,287       14,603          739      18,629          318          18,311
Deerfield, IL...........................    2,305       20,054          694      23,053          321          22,732
Atlanta (Buckhead), GA..................    7,303       38,996        2,437      48,736          122          48,614
Kingston Plantation, SC.................    2,940       24,988        1,470      29,398                       29,398
                                          -------     --------      -------    --------      -------        --------
        Total...........................  $89,106     $744,758      $77,526    $911,390      $36,718        $874,672
                                          =======     ========      =======    ========      =======        ========


                                                          LIFE UPON
                                                            WHICH
                                                         DEPRECIATION
                                            DATE OF      IN STATEMENT
        DESCRIPTION OF PROPERTY           CONSTRUCTION   IS COMPUTED
        -----------------------           ------------   ------------
Dallas (Park Central), TX...............      1985         5-40 Yrs
Nashville, TN...........................      1986         5-40 Yrs
Jacksonville, FL........................      1985         5-40 Yrs
Orlando (North), FL.....................      1985         5-40 Yrs
Orlando (South), FL.....................      1985         5-40 Yrs
Tulsa, OK...............................      1985         5-40 Yrs
New Orleans, LA.........................      1984         5-40 Yrs
Flagstaff, AZ...........................      1988         5-40 Yrs
Dallas (Love Field), TX.................      1986         5-40 Yrs
Boston-Marlborough, MA..................      1988         5-40 Yrs
Brunswick, GA...........................      1988         5-40 Yrs
Corpus Christi, TX......................      1984         5-40 Yrs
Burlingame (SF Airport So.), CA.........      1986         5-40 Yrs
Minneapolis (Airport), MN...............      1986         5-40 Yrs
Boca Raton (Doubletree), FL.............      1989         5-40 Yrs
Minneapolis (Downtown), MN..............      1984         5-40 Yrs
St. Paul, MN............................      1983         5-40 Yrs
Tampa (Busch Gardens), FL...............      1985         5-40 Yrs
Cleveland, OH...........................      1990         5-40 Yrs
Anaheim, CA.............................      1987         5-40 Yrs
Baton Rouge, LA.........................      1985         5-40 Yrs
Birmingham, AL..........................      1987         5-40 Yrs
Deerfield Beach, FL.....................      1987         5-40 Yrs
Ft. Lauderdale, FL......................      1986         5-40 Yrs
Miami (Airport), FL.....................      1987         5-40 Yrs
Milpitas, CA............................      1987         5-40 Yrs
Phoenix (Camelback), AZ.................      1985         5-40 Yrs
So. San Francisco (Airport N.), CA......      1988         5-40 Yrs
Lexington, KY...........................      1987         5-40 Yrs
Piscataway, NJ..........................      1988         5-40 Yrs
Avon (Beaver Creek Resort), CO..........      1990         5-40 Yrs
Boca Raton (Embassy), FL................      1989         5-40 Yrs
El Segundo (LAX South), CA..............      1985         5-40 Yrs
Oxnard (Mandalay Beach), CA.............      1986         5-40 Yrs
Napa, CA................................      1985         5-40 Yrs
Deerfield, IL...........................      1987         5-40 Yrs
Atlanta (Buckhead), GA..................      1988         5-40 Yrs
Kingston Plantation, SC.................      1987         5-40 Yrs

        Total...........................

(a)  Reconciliation of Real Estate:
       Balance at July 28, 1994..................................  $ 82,979
       Additions during the period...............................    26,847
                                                                   --------
       Balance at December 31, 1994..............................   109,826
       Additions during the period...............................   233,572
                                                                   --------
       Balance at December 31, 1995..............................   343,398
       Additions during the period...............................   568,073
       Dispositions during the period............................       (81)
                                                                   --------
       Balance at December 31, 1996..............................  $911,390
                                                                   ========
(b)  Reconciliation of Accumulated Depreciation:
       Balance at July 28, 1994
       Accumulated depreciation assumed with predecessor
         historical cost basis...................................  $  3,540
       Depreciation expense during the period....................     1,486
                                                                   --------
       Balance at December 31, 1994..............................     5,026
       Depreciation expense during the period....................     5,371
                                                                   --------
       Balance at December 31, 1995..............................    10,397
       Depreciation expense during the period....................    26,321
                                                                   --------
       Balance at December 31, 1996..............................  $ 36,718
                                                                   ========

                       FELCOR SUITES LIMITED PARTNERSHIP

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE NINE MONTHS ENDED
                              SEPTEMBER 30, 1997
          (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)

     The following unaudited Pro Forma Consolidated Statements of Operations of FelCor Suites Limited Partnership (the "Partnership") are presented as if the acquisitions of all hotels owned by FelCor Suite Hotels, Inc. and its consolidated subsidiaries (collectively the "Company") at December 31, 1996, those hotels acquired in 1997 through September 30, 1997 (collectively the "Hotels"), the 1997 placement of the $300 million senior unsecured debt, the preferred stock offering consummated during 1996 and the common stock offerings consummated during 1997, and related transactions had occurred as of January 1, 1996 and the Hotels had all been leased to DJONT Operations, L.L.C. or its consolidated subsidiaries (the "Lessee") pursuant to Percentage Leases. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Partnership, Pro Forma Statements of Operations of DJONT Operations, L.L.C. and the historical Statements of Operations of the acquired hotels. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Partnership would have been assuming such transactions had been completed on January 1, 1996, nor does it purport to represent the results of operations for future periods.

                                                              YEAR ENDED DECEMBER 31, 1996
                                             --------------------------------------------------------------
                                                                 PRO FORMA ADJUSTMENTS
                                             --------------------------------------------------------------
                                                                                     1997
                                                                                 ACQUISITIONS,
                                                                                 COMMON STOCK
                                                           1996 ACQUISITIONS     OFFERINGS AND
                                             HISTORICAL      AND PREFERRED           DEBT
                                             PARTNERSHIP   STOCK OFFERING(A)     PLACEMENT(B)       TOTAL
                                             -----------   -----------------     -------------     --------
Statement of Operations Data:
  Revenues:
     Percentage lease revenue(C)...........   $ 97,950          $12,127             $63,070        $173,147
     Income from unconsolidated
       partnerships(D).....................      2,010              805                 308           3,123
     Other income(E).......................        984             (984)
                                              --------          -------             -------        --------
          Total revenues...................    100,944           11,948              63,378         176,270
                                              --------          -------             -------        --------
  Expenses:
     General and administrative(F).........      1,819               76               1,408           3,303
     Depreciation(G).......................     26,544            4,559              16,419          47,522
     Taxes, insurance and other(H).........     13,897            1,292               9,600          24,789
     Interest expense(I)...................      9,803            6,100              16,926          32,829
     Minority interest in other
       partnerships(J).....................                                             236             236
                                              --------          -------             -------        --------
          Total expenses...................     52,063           12,027              44,589         108,679
                                              --------          -------             -------        --------
Net income.................................     48,881              (79)             18,789          67,591
Preferred distributions(K).................      7,734            4,064                              11,798
                                              --------          -------             -------        --------
Net income applicable to unitholders(L)....   $ 41,147          $(4,143)            $18,789        $ 55,793
                                              ========          =======             =======        ========
Net income per unit(L).....................   $   1.58                                             $   1.42
                                              ========                                             ========
Weighted average number of units
  outstanding..............................     26,037                                               39,407
                                              ========                                             ========

                       FELCOR SUITES LIMITED PARTNERSHIP

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE NINE MONTHS ENDED
                              SEPTEMBER 30, 1997
          (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                               NINE MONTHS ENDED
                                                               SEPTEMBER 30, 1997
                                                        --------------------------------
                                                                           PRO FORMA
                                                                       ADJUSTMENTS: 1997
                                                                         ACQUISITIONS,
                                                                         COMMON STOCK
                                                                         OFFERINGS AND
                                                        HISTORICAL           DEBT
                                                        PARTNERSHIP      PLACEMENT(B)        TOTAL
                                                        -----------    -----------------    --------
Statement of Operations Data:
  Revenues:
     Percentage lease revenue(C)......................   $122,651           $29,476         $152,127
     Income from unconsolidated partnerships(D).......      5,765               (84)           5,681
     Other income(E)..................................        283              (283)
                                                         --------           -------         --------
          Total revenues..............................    128,699            29,109          157,808
                                                         --------           -------         --------
  Expenses:
     General and administrative.......................      2,743                              2,743
     Depreciation(G)..................................     35,969             7,274           43,243
     Taxes, insurance and other(H)....................     16,912             4,133           21,045
     Interest expense(I)..............................     20,097             8,147           28,244
     Minority interest in other partnerships(J).......        337                90              427
                                                         --------           -------         --------
          Total expenses..............................     76,058            19,644           95,702
                                                         --------           -------         --------
Net income............................................     52,641             9,465           62,106
                                                                            -------
Preferred distributions(K)............................      8,848                              8,848
                                                         --------           -------         --------
Net income applicable to unitholders(L)...............   $ 43,793           $ 9,465         $ 53,258
                                                         ========           =======         ========
Net income per unit(L)................................   $   1.35                           $   1.35
                                                         ========                           ========
Weighted average number of units outstanding..........     32,412                             39,481
                                                         ========                           ========

                       FELCOR SUITES LIMITED PARTNERSHIP

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(A) Represents pro forma adjustments to reflect the historical results of operations prior to the acquisition by the Company for those hotels acquired by the Company in 1996 as adjusted to give effect to the provisions of the Percentage Leases; the effect of the preferred stock offering prior to the date issued in May 1996; and other pro forma adjustments reflecting additional overhead expenses and interest expenses. Those hotels acquired during 1996 and the dates of acquisition are as follows:

Anaheim, California, Embassy Suites.........................  January 3, 1996
Baton Rouge, Louisiana, Embassy Suites......................  January 3, 1996
Birmingham, Alabama, Embassy Suites.........................  January 3, 1996
Deerfield Beach, Florida, Embassy Suites....................  January 3, 1996
Ft. Lauderdale, Florida, Embassy Suites.....................  January 3, 1996
Miami (Airport), Florida, Embassy Suites....................  January 3, 1996
Milpitas, California, Embassy Suites........................  January 3, 1996
Phoenix (Camelback), Arizona, Embassy Suites................  January 3, 1996
Burlingame (S.F. Airport So.), California, Embassy Suites...  January 3, 1996
Lexington, Kentucky, Hilton Suites..........................  January 10, 1996
Piscataway, New Jersey, Embassy Suites......................  January 10, 1996
Avon (Beaver Creek Resort), Colorado, Embassy Suites........  February 20, 1996
Boca Raton, Florida, Embassy Suites.........................  February 28, 1996
El Segundo (LAX South), California, Embassy Suites..........  March 27, 1996
Oxnard (Mandalay Beach), California, Embassy Suites.........  May 8, 1996
Napa, California, Embassy Suites............................  May 8, 1996
Deerfield, Illinois, Embassy Suites.........................  June 20, 1996
San Rafael (Marin Co.), California, Embassy Suites..........  July 18, 1996
Parsippany, New Jersey, Embassy Suites......................  August 1, 1996
Charlotte, North Carolina, Embassy Suites...................  August 1, 1996
Indianapolis (North), Indiana, Embassy Suites...............  August 1, 1996
Atlanta (Buckhead), Georgia, Embassy Suites.................  October 17, 1996
Myrtle Beach (Kingston Plantation), South Carolina, Embassy
  Suites....................................................  December 5, 1996

                       FELCOR SUITES LIMITED PARTNERSHIP

(B) Represents pro forma adjustments to reflect the historical results of operations prior to the acquisition by the Company for those hotels acquired by the Company in 1997 through September 30, 1997 as adjusted, to give effect to the provisions of the Percentage Leases; the effect of the Company's common stock offering in the first quarter of 1997; the common stock offering in June 1997; the placement of the $300 million senior unsecured debt; and other pro forma adjustments reflecting additional overhead expenses and interest expense. Those hotels acquired during 1997 and dates of acquisition are as follows:

Omaha, Nebraska, Doubletree Guest Suites....................  February 1, 1997
Bloomington, Minnesota, Doubletree Guest Suites.............  February 1, 1997
Atlanta (Perimeter Center), Georgia, Embassy Suites.........  February 1, 1997
Kansas City (Country Club Plaza), Missouri, Embassy
  Suites....................................................  February 1, 1997
Overland Park, Kansas, Embassy Suites.......................  February 1, 1997
Raleigh, North Carolina, Embassy Suites.....................  February 1, 1997
San Antonio (Northwest), Texas, Embassy Suites..............  February 1, 1997
Austin (Airport North), Texas, Embassy Suites...............  February 1, 1997
Covina, California, Embassy Suites..........................  February 1, 1997
Secaucus, New Jersey, Embassy Suites........................  February 1, 1997
Los Angeles (LAX Airport North), California, Embassy
  Suites....................................................  February 18, 1997
Dana Point, California, Doubletree Guest Suites.............  February 21, 1997
Troy, Michigan, Doubletree Guest Suites.....................  March 20, 1997
Austin (Downtown), Texas, Doubletree Guest Suites...........  March 20, 1997
Baltimore, Maryland, Doubletree Guest Suites................  March 20, 1997
San Antonio (Airport), Texas, Embassy Suites................  May 16, 1997
Nashville (Airport), Tennessee, Doubletree Guest Suites.....  June 5, 1997
Dallas (Market Center), Texas, Embassy Suites...............  June 30, 1997
Syracuse, New York, Embassy Suites..........................  June 30, 1997
Atlanta (Airport), Georgia, Sheraton Gateway................  June 30, 1997
Atlanta (Galleria), Georgia, Sheraton Suites................  June 30, 1997
Chicago (O'Hare), Illinois, Sheraton Gateway Suites.........  June 30, 1997
Dallas (Park Central), Texas, Sheraton......................  June 30, 1997
Phoenix (Crescent), Arizona, Sheraton.......................  June 30, 1997
Lake Buena Vista (Disney World), Florida, Doubletree Guest
  Suites....................................................  July 28, 1997
Raleigh/Durham, North Carolina, Doubletree Guest Suites.....  July 28, 1997
Tampa (Rocky Point), Florida, Doubletree Guest Suites.......  July 28, 1997
Philadelphia (Society Hill), Pennsylvania, Sheraton.........  September 29, 1997

                       FELCOR SUITES LIMITED PARTNERSHIP

(C) Represents historical or pro forma lease revenue from the Lessee to the Company calculated by applying the contractual or anticipated rent provisions of the Percentage Leases to the historical suite revenues, food and beverage rents and food and beverage revenues of all the Hotels which are consolidated for financial reporting purposes. The income from unconsolidated partnerships is included as a separate line item in the accompanying Pro Forma Statements of Operations as described in Note D. Historical suite revenues for the time period prior to the acquisition by the Company, the date of acquisition, the contractual or anticipated pro forma Percentage Lease revenue for the time period prior to acquisition by the Company and a summary of contractual or anticipated Percentage Lease terms follows (in thousands):

                                                                           SUITE REVENUE FOR THE PERIOD
                                                                               PRIOR TO ACQUISITION
                                                                                  BY THE COMPANY
                                                                           ----------------------------
                                                                            NINE MONTHS
                                                                               ENDED        YEAR ENDED
                                                           DATE OF         SEPTEMBER 30,   DECEMBER 31,
              DESCRIPTION OF PROPERTY                    ACQUISITION           1997            1996
              -----------------------                 ------------------   -------------   ------------
Consolidated Hotels:
  Bloomington, MN, Doubletree Guest Suites..........   February 1, 1997       $   379        $  6,342
  Omaha, NE, Doubletree Guest Suites................   February 1, 1997           336           4,754
  Los Angeles (LAX North), Embassy Suites...........  February 18, 1997           826           6,263
  Dana Point, CA, Doubletree Guest Suites...........  February 21, 1997           485           3,716
  Troy, MI, Doubletree Guest Suites.................    March 20, 1997          1,489           6,342
  Austin (Downtown), TX, Doubletree Guest Suites....    March 20, 1997          1,366           5,696
  Baltimore (BWI), MD, Doubletree Guest Suites......    March 20, 1997          1,167           6,236
  Nashville, TN, Doubletree Guest Suites............     June 5, 1997           1,341           3,164
  Dallas Market Center, TX, Embassy Suites..........    June 30, 1997           3,938           7,716
  Syracuse, NY, Embassy Suites......................    June 30, 1997           2,909           5,572
  Dallas (Park Central), TX, Sheraton...............    June 30, 1997           6,920          13,520
  Phoenix (Crescent), AZ, Sheraton..................    June 30, 1997           5,738           9,581
  Chicago (O'Hare), IL, Sheraton Gateway Suites.....    June 30, 1997           4,803           8,973
  Atlanta (Airport), GA, Sheraton Gateway...........    June 30, 1997           4,351           9,841
  Atlanta (Galleria), GA, Sheraton Suites...........    June 30, 1997           3,700           8,091
  Lake Buena Vista, FL, Doubletree Guest Suites.....    July 28, 1997           5,993           8,446
  Raleigh, NC, Doubletree Guest Suites..............    July 28, 1997           3,497           5,327
  Tampa (Rocky Point), FL, Doubletree Guest
    Suites..........................................    July 28, 1997           3,779           5,499
  Philadelphia (Society Hill), PA, Sheraton.........  September 29, 1997        9,464          12.384
                                                                              -------        --------
        Total consolidated hotels...................                          $62,481        $137,463
                                                                              =======        ========
Unconsolidated Partnership Hotels:
  Atlanta (Perimeter Center), GA, Embassy Suites....   February 1, 1997       $   600        $  8,084
  Austin (Airport North), TX, Embassy Suites........   February 1, 1997           528           7,542
  Covina, CA, Embassy Suites........................   February 1, 1997           417           4,053
  Overland Park, KS, Embassy Suites.................   February 1, 1997           403           5,624
  Kansas City (Plaza), MO, Embassy Suites...........   February 1, 1997           548           7,604
  Raleigh, NC, Embassy Suites.......................   February 1, 1997           624           7,592
  San Antonio (NW I-10), TX, Embassy Suites.........   February 1, 1997           337           5,614
  Secaucus, NJ, Embassy Suites......................   February 1, 1997           722           9,816
  San Antonio (Airport), TX, Embassy Suites.........     May 16, 1997           2,874           7,235
                                                                              -------        --------
        Total unconsolidated hotel partnerships.....                          $ 7,053        $ 63,164
                                                                              =======        ========

                                                        PERCENTAGE LEASE REVENUE
                                                             FOR THE PERIOD
                                                          PRIOR TO ACQUISITION
                                                             BY THE COMPANY               ANNUAL PERCENTAGE
                                                      ----------------------------           LEASE TERMS
                                                       NINE MONTHS                   ---------------------------
                                                          ENDED        YEAR ENDED                       SUITE
                                                      SEPTEMBER 30,   DECEMBER 31,   FIRST   SECOND    REVENUE
              DESCRIPTION OF PROPERTY                     1997            1996       TIER     TIER    BREAKPOINT
              -----------------------                 -------------   ------------   -----   ------   ----------
Consolidated Hotels:
  Bloomington, MN, Doubletree Guest Suites..........     $   152        $ 3,049       17%      65%      $2,468
  Omaha, NE, Doubletree Guest Suites................         150          2,285       17       65        1,703
  Los Angeles (LAX North), Embassy Suites...........         339          2,590       17       65        3,176
  Dana Point, CA, Doubletree Guest Suites...........         144          1,395       17       65        2,211
  Troy, MI, Doubletree Guest Suites.................         800          3,316       17       65        1,935
  Austin (Downtown), TX, Doubletree Guest Suites....         700          2,829       17       65        1,961
  Baltimore (BWI), MD, Doubletree Guest Suites......         538          2,943       17       65        2,536
  Nashville, TN, Doubletree Guest Suites............         560          1,320       17       65        1,585
  Dallas Market Center, TX, Embassy Suites..........       1,848          3,583       17       65        3,069
  Syracuse, NY, Embassy Suites......................       1,123          2,130       17       65        3,227
  Dallas (Park Central), TX, Sheraton...............       3,127          6,031       17       65        4,997
  Phoenix (Crescent), AZ, Sheraton..................       2,405          3,525       17       65        5,175
  Chicago (O'Hare), IL, Sheraton Gateway Suites.....       2,577          4,709       17       65        1,602
  Atlanta (Airport), GA, Sheraton Gateway...........       1,725          4,156       17       65        4,215
  Atlanta (Galleria), GA, Sheraton Suites...........       1,540          3,533       17       65        3,185
  Lake Buena Vista, FL, Doubletree Guest Suites.....       3,305          4,467       17       65        2,272
  Raleigh, NC, Doubletree Guest Suites..............       1,612          2,623       17       65        1,900
  Tampa (Rocky Point), FL, Doubletree Guest
    Suites..........................................       1,951          2,703       17       65        1,939
  Philadelphia (Society Hill), PA, Sheraton.........       4,880          5,883       17       65        5,143
                                                         -------        -------
        Total consolidated hotels...................     $29,476        $63,070
                                                         =======        =======
Unconsolidated Partnership Hotels:
  Atlanta (Perimeter Center), GA, Embassy Suites....     $   274        $ 3,889       17%      65%      $2,949
  Austin (Airport North), TX, Embassy Suites........         249          3,792       17       65        2,378
  Covina, CA, Embassy Suites........................         158          1,293       17       65        3,066
  Overland Park, KS, Embassy Suites.................         176          2,641       17       65        2,114
  Kansas City (Plaza), MO, Embassy Suites...........         240          3,594       17       65        2,976
  Raleigh, NC, Embassy Suites.......................         300          3,693       17       65        2,711
  San Antonio (NW I-10), TX, Embassy Suites.........         120          2,487       17       65        2,474
  Secaucus, NJ, Embassy Suites......................         274          4,082       17       65        4,788
  San Antonio (Airport), TX, Embassy Suites.........       1,280          3,113       17       65        3,311
                                                         -------        -------
        Total unconsolidated hotel partnerships.....     $ 3,071        $28,584
                                                         =======        =======

                       FELCOR SUITES LIMITED PARTNERSHIP

(D) Represents historical or pro forma income from unconsolidated partnerships to the Company calculated by applying the Company's pro rata ownership percentage to the net income of the unconsolidated partnerships, computed using the contractual or anticipated rent provisions of the Percentage Leases to the historical suite revenues, food and beverage rents and food and beverage revenues of all the hotels; historical taxes, insurance and other; historical depreciation expense; and historical interest expenses. The Company's cost in excess of net book value of the partnership assets is deducted to arrive at income from unconsolidated partnerships. This computation is as follows:

                                                      NINE MONTHS
                                                         ENDED              YEAR ENDED
                                                   SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                   ------------------    -----------------
Statements of operations information:
  Percentage lease revenue.......................        $3,071               $28,584
  Depreciation...................................         1,262                12,536
  Taxes, insurance and other.....................           509                 3,166
  Interest expense...............................         1,116                 9,725
                                                        -------               -------
  Net income (loss)..............................           184                 3,157
  50% of income (loss) attributable to the
     Company.....................................            92                 1,579
  Amortization of cost in excess of net book
     value.......................................          (176)               (1,271)
                                                        -------               -------
  Income (loss) from unconsolidated
     partnerships................................        $  (84)              $   308
                                                        =======               =======

(E)  Represents elimination of historical interest income earned on excess cash.

(F) Pro forma general and administrative expenses represent executive compensation, legal, audit and other expenses. These amounts are based on historical general and administrative expenses as well as probable 1997 expenses.

(G) Represents depreciation on the Hotels. Depreciation is computed based on estimated useful lives of 40 years for buildings and improvements and five years for furniture, fixtures and equipment. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.

                       FELCOR SUITES LIMITED PARTNERSHIP

     The pro forma depreciation adjustment for the hotels acquired in 1997 and for the year ended December 31, 1996 is as follows:

                       FELCOR SUITES LIMITED PARTNERSHIP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                                                ASSET COST
                                                              -----------------------------------------------
                                               DATE OF                 BUILDING AND    FURNITURE
        DESCRIPTION OF PROPERTY              ACQUISITION       LAND    IMPROVEMENTS   AND FIXTURES    TOTAL
        -----------------------           ------------------  -------  ------------   ------------   --------
Consolidated Hotels:
  Bloomington, MN, Doubletree Guest
    Suites..............................   February 1, 1997   $ 2,038    $ 17,731       $   612      $ 20,381
  Omaha, NE, Doubletree Guest Suites....   February 1, 1997     1,876      16,328           563        18,767
  Los Angeles (LAX North), Embassy
    Suites..............................  February 18, 1997     2,208      19,205           662        22,075
  Dana Point, CA, Doubletree Guest
    Suites..............................  February 21, 1997     1,787      15,545           536        17,868
  Troy, MI, Doubletree Guest Suites.....    March 20, 1997      2,957      25,794           887        29,638
  Austin (Downtown), TX, Doubletree
    Guest Suites........................    March 20, 1997      2,506      21,858           752        25,116
  Baltimore (BWI), MD, Doubletree Guest
    Suites..............................    March 20, 1997      2,566      22,381           770        25,717
  Nashville, TN Doubletree Guest
    Suites..............................     June 5, 1997       1,071       9,332           322        10,725
  Dallas (Market Center), TX Embassy
    Suites..............................    June 30, 1997       2,619      24,299         2,182        29,100
  Syracuse, NY Embassy Suites...........    June 30, 1997       1,597      14,812         1,330        17,739
  Atlanta (Airport), GA Sheraton
    Gateway.............................    June 30, 1997       5,110      22,845         2,104        30,059
  Atlanta (Galleria), GA Sheraton
    Suites..............................    June 30, 1997       5,049      28,490         2,525        36,064
  Chicago (O'Hare), IL Sheraton Gateway
    Suite...............................    June 30, 1997       8,174      37,022         2,885        48,081
  Dallas (Park Central), TX Sheraton....    June 30, 1997       4,511      43,101         2,506        50,118
  Phoenix (Crescent), AZ Sheraton.......    June 30, 1997       3,606      29,567         2,885        36,058
  Lake Buena Vista, FL, Doubletree Guest
    Suites..............................    July 28, 1997       2,896      25,196           869        28,961
  Raleigh, NC, Doubletree Guest
    Suites..............................    July 28, 1997       2,124      18,476           637        21,237
  Tampa (Rocky Point), FL, Doubletree
    Guest Suites........................    July 28, 1997       2,142      18,640           643        21,425
  Philadelphia (Society Hill), PA,
    Sheraton hotel......................  September 29, 1997    5,120      44,541         1,536        51,197
                                                              -------    --------       -------      --------
        Total consolidated hotels.......                      $59,957    $455,163       $25,206      $540,326
                                                              =======    ========       =======      ========

                                               ANNUAL DEPRECIATION EXPENSE
                                          -------------------------------------
                                          BUILDING AND    FURNITURE
        DESCRIPTION OF PROPERTY           IMPROVEMENTS   AND FIXTURES    TOTAL
        -----------------------           ------------   ------------   -------
Consolidated Hotels:
  Bloomington, MN, Doubletree Guest
    Suites..............................    $   443         $  122      $   565
  Omaha, NE, Doubletree Guest Suites....        408            113          521
  Los Angeles (LAX North), Embassy
    Suites..............................        480            132          612
  Dana Point, CA, Doubletree Guest
    Suites..............................        389            107          496
  Troy, MI, Doubletree Guest Suites.....        645            177          822
  Austin (Downtown), TX, Doubletree
    Guest Suites........................        546            150          696
  Baltimore (BWI), MD, Doubletree Guest
    Suites..............................        560            154          714
  Nashville, TN Doubletree Guest
    Suites..............................        233             64          297
  Dallas (Market Center), TX Embassy
    Suites..............................        607            436        1,043
  Syracuse, NY Embassy Suites...........        370            266          636
  Atlanta (Airport), GA Sheraton
    Gateway.............................        571            421          992
  Atlanta (Galleria), GA Sheraton
    Suites..............................        712            505        1,217
  Chicago (O'Hare), IL Sheraton Gateway
    Suite...............................        926            577        1,503
  Dallas (Park Central), TX Sheraton....      1,078            501        1,579
  Phoenix (Crescent), AZ Sheraton.......        739            577        1,316
  Lake Buena Vista, FL, Doubletree Guest
    Suites..............................        630            174          804
  Raleigh, NC, Doubletree Guest
    Suites..............................        462            127          589
  Tampa (Rocky Point), FL, Doubletree
    Guest Suites........................        466            130          596
  Philadelphia (Society Hill), PA,
    Sheraton hotel......................      1,114            307        1,421
                                            -------         ------      -------
        Total consolidated hotels.......    $11,379         $5,040      $16,419
                                            =======         ======      =======

                                                                                               ACQUISITION COST       ANNUAL
                                                                  DATE OF        ACQUISITION   IN EXCESS OF NET    AMORTIZATION
                                                                ACQUISITION         COST          BOOK VALUE      OF EXCESS COST
                                                              ----------------   -----------   ----------------   --------------
Unconsolidated Partnership Hotels:
  Atlanta (Perimeter Center), GA, Embassy Suites............  February 1, 1997     $ 9,620         $ 9,199           $   230
  Austin (Airport North), TX, Embassy Suites................  February 1, 1997       8,965           6,486               162
  Covina, CA, Embassy Suites................................  February 1, 1997       2,229          (3,329)              (83)
  Overland Park, KS, Embassy Suites.........................  February 1, 1997       5,673           4,928               123
  Kansas City (Plaza), MO, Embassy Suites...................  February 1, 1997       8,224           7,161               179
  Raleigh, NC, Embassy Suites...............................  February 1, 1997       9,739           8,764               219
  San Antonio (NW I-10), TX, Embassy Suites.................  February 1, 1997       4,768           3,445                86
  Secaucus, NJ, Embassy Suites..............................  February 1, 1997       9,001           7,103               178
  San Antonio (Airport), TX, Embassy Suites.................    May 16, 1997         6,916           7,315               177
                                                                                   -------         -------           -------
        Total unconsolidated hotel partnerships.............                       $65,135         $51,072           $ 1,271
                                                                                   =======         =======           =======

---------------

(1) Pending acquisition

                       FELCOR SUITES LIMITED PARTNERSHIP

(H) Pro forma real estate, personal property tax, franchise taxes, property insurance, ground lease and other expenses for the year ended December 31, 1996 represent expenses to be paid by the Partnership. Such amounts were primarily derived from historical amounts paid with respect to the Hotels. The nine months ended September 30, 1997 real estate, personal property tax, franchise taxes, property insurance, and ground lease expenses are computed in a similar manner as the year ended December 31, 1996 pro forma adjustments.

    A schedule of property taxes and insurance derived from the historical amounts paid for the hotels acquired in 1997 follows:

                                                         PROPERTY TAXES               PROPERTY INSURANCE
                                                  ----------------------------   ----------------------------
                                                                     TWELVE                         TWELVE
                                                   NINE MONTHS       MONTHS       NINE MONTHS       MONTHS
                                                      ENDED          ENDED           ENDED          ENDED
                                                  SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
               DESCRIPTION OF PROPERTY                1997            1996           1997            1996
               -----------------------            -------------   ------------   -------------   ------------
                                                                        (IN THOUSANDS)
     Consolidated Hotels:
       Bloomington, MN, Doubletree Guest
          Suites.................................    $   59          $  707          $  1            $ 17
       Omaha, NE, Doubletree Guest Suites........        15             170             1              13
       Los Angeles (LAX North), CA, Embassy
          Suites.................................        44             320            20              91
       Dana Point, CA, Doubletree Guest Suites...        16              62             3              13
       Troy, MI, Doubletree Guest Suites.........        91             354             5              21
       Austin (Downtown), TX, Doubletree Guest
          Suites.................................        97             466             3              13
       Baltimore (BWI), MD, Doubletree Guest
          Suites.................................        38             223             2               7
       Lake Buena Vista, FL, Doubletree Guest
          Suites.................................       228             399             9              16
       Raleigh, NC, Doubletree Guest Suites......        90             149             7              14
       Tampa (Rocky Point), FL, Doubletree Guest
          Suites.................................       135             237            21              39
       Nashville, TN, Doubletree Guest Suites....        34              75             3               8
       Dallas Market Center, TX, Embassy
          Suites.................................       260             505            11              19
       Syracuse, NY, Embassy Suites..............       167             329             9              16
       Dallas (Park Central), TX, Sheraton.......       310             595            30              70
       Phoenix Crescent, AZ, Sheraton............       404             748            12              24
       Chicago (O'Hare), IL, Sheraton Gateway
          Suites.................................       646           1,366            10              20
       Atlanta (Airport), GA, Sheraton Gateway...       216             443            12              25
       Atlanta (Galleria), GA, Sheraton Suites...       191             369             7              16
       Philadelphia (Society Hill), PA,
          Sheraton...............................       443             609            17              24
                                                     ------          ------          ----            ----
               Total consolidated hotels.........    $3,484          $8,126          $183            $466
                                                     ======          ======          ====            ====
     Unconsolidated Partnership Hotels:
       Atlanta (Perimeter Center), GA, Embassy
          Suites.................................    $   22          $  172          $  2            $ 17
       Austin (Airport North), TX, Embassy
          Suites.................................        41             435             2              17
       Covina, CA, Embassy Suites................        14            (810)            8              96
       Overland Park, KS, Embassy Suites.........        34             370             1              14
       Kansas City (Plaza), MO, Embassy Suites...        35             359             3              29
       Raleigh, NC, Embassy Suites...............        17             171             1              16
       San Antonio (NW I-10), TX, Embassy
          Suites.................................        35             385             1              15
       Secaucus, NJ, Embassy Suites..............        47             560             2              22
       San Antonio (Airport), TX, Embassy
          Suites.................................       174             418             8              18
                                                     ------          ------          ----            ----
               Total unconsolidated hotel
                 partnerships....................    $  419          $2,060          $ 28            $244
                                                     ======          ======          ====            ====

                       FELCOR SUITES LIMITED PARTNERSHIP

(I) Represents both historical and pro forma interest expense computed based on borrowings outstanding for the respective periods multiplied by the applicable fixed or variable interest rate as stated in the applicable debt instruments. The pro forma adjustment assumes (i) additional borrowings against the Line of Credit in the amount of $89.9 million were required in order to finance the hotels purchased in 1997 through September 30, 1997, and includes additional interest expense incurred prior to the acquisition date by the Partnership, (ii) the placement of the $300 million senior unsecured debt at the weighted average interest rate of 7.85% per annum and
     (iii) repayment of the $85 million term loan. The variable interest rates used to calculate the pro forma adjustment to interest expense were the same as the historical rates used to calculate the outstanding borrowings on the Line of Credit for the same respective periods ended December 31, 1996 and September 30, 1997. The period end pro forma debt balances, average interest rates and pro forma interest expense for the year end December 31, 1996 and September 30, 1997 follow:

                                                              DECEMBER 31, 1996
                                                       --------------------------------
                                                         DEBT     INTEREST    INTEREST
                                                       BALANCE      RATE     EXPENSE(1)
                                                       --------   --------   ----------
                                                            (DOLLARS IN THOUSANDS)
Line of Credit.......................................  $ 82,557     7.30%     $ 3,206(2)
Debt offering........................................   300,000     7.85       23,545(2)
Renovation loan......................................    25,000     7.27          852
Other debt payable...................................     1,550     6.75        3,520
Capital leases.......................................    12,875    12.50        1,706
                                                       --------               -------
                                                       $421,982               $32,829
                                                       ========               =======

                                                              SEPTEMBER 30, 1997
                                                       --------------------------------
                                                         DEBT     INTEREST    INTEREST
                                                       BALANCE      RATE     EXPENSE(1)
                                                       --------   --------   ----------
                                                            (DOLLARS IN THOUSANDS)
Line of Credit.......................................  $ 89,861     7.55%     $ 8,259
Debt Offering........................................   300,000     7.85       17,659
Renovation loan......................................    25,000     6.24        1,197
Other debt payable...................................       650     7.47           40
Capital leases.......................................    11,527    12.50        1,089
                                                       --------               -------
                                                       $427,038               $28,244
                                                       ========               =======

---------------

     (1) Pro forma interest expense represents interest expense applicable to the pro forma weighted average borrowings outstanding during the periods presented which at times exceeds the pro forma borrowings outstanding at the end of the periods.

     (2) Pro forma weighted average borrowings under the Notes exceeded historical weighted average borrowings under the Line of Credit for much of 1996, resulting in additional interest expense relating to the excess amount borrowed that could not be used to repay borrowings under the Line of Credit. The pro forma statements of operations do not include a pro forma adjustment to recognize interest income on such excess cash and cash equivalents.

                       FELCOR SUITES LIMITED PARTNERSHIP

(J) Represents historical and pro forma minority interest expense related to 3 hotels in which the Company has a 90% general partnership interest. Minority interest is calculated as 10% of net income computed using the rent provisions of the Percentage Leases to the historical suite revenues; historical taxes, insurance and other; historical depreciation expense; and historical interest expenses. This computation is as follows:

                                                       NINE MONTHS
                                                          ENDED             YEAR ENDED
                                                    SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                                    ------------------   -----------------
Statement of operations information:
  Percentage lease revenue........................        $2,040              $9,087
  Depreciation....................................           671               3,521
  Taxes, insurance and other......................           251               1,123
  Interest expense................................           217               2,081
                                                         -------             -------
  Net income (loss) before minority interest......        $  901              $2,362
                                                         =======             =======
  Minority interest expense -- 10% of net
     income.......................................        $   90              $  236
                                                         =======             =======

(K) The 1996 pro forma adjustment to preferred distributions assumes the Series A Preferred Stock was issued on January 1, 1996. The adjustment reflects the additional distributions that would have been paid in 1996 prior to May 6, 1996, the actual date of issuance.

(L) Pro forma income applicable to unitholders excludes the extraordinary charge from write-off of deferred financing fees in the amount of approximately $2,354,000 from the "Historical Partnership" for the year ended December 31, 1996.

                       FELCOR SUITES LIMITED PARTNERSHIP

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                       (UNAUDITED, AMOUNTS IN THOUSANDS)

     The following unaudited Pro Forma Consolidated Balance Sheet of FelCor Suites Limited Partnership (the "Partnership") is presented as if the placement of the $300 million senior unsecured debt and related transactions had occurred on September 30, 1997. Such pro forma information is based in part upon the consolidated balance sheet of the Partnership. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position of the Partnership would have been assuming such transactions had been completed as of September 30, 1997, nor does it purport to represent the future financial position of the Partnership.

                                                                       PRO FORMA
                                                        HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                        ----------    -----------     ----------

    Investment in hotels............................    $1,447,340                    $1,447,340
    Investment in unconsolidated partnerships.......       127,606                       127,606
    Cash and cash equivalents.......................        18,942                        18,942
    Deposits........................................         1,616                         1,616
    Due from Lessee.................................        13,419                        13,419
    Deferred expenses...............................         3,793     $    8,861(A)      12,654
    Other assets....................................         3,771                         3,771
                                                        ----------     ----------     ----------
              Total assets..........................    $1,616,487     $    8,861     $1,625,348
                                                        ==========     ==========     ==========

                                 LIABILITIES AND PARTNERS' CAPITAL

    Distributions payable...........................    $   24,171                    $   24,171
    Accrued expenses and other liabilities..........         5,766                         5,766
    Debt............................................       406,650     $    8,861(A)     415,511
    Capital lease obligations.......................        11,527                        11,527
    Minority interest in other partnerships.........         8,358                         8,358
                                                        ----------     ----------     ----------
              Total liabilities.....................       456,472          8,861        465,333
                                                        ----------     ----------     ----------
    Redeemable units, at redemption value...........       119,266                       119,266
    Preferred units.................................       151,250                       151,250
    Partners' capital...............................       889,499                       889,499
                                                        ----------     ----------     ----------
              Total liabilities and partners'
                capital.............................    $1,616,487     $    8,861     $1,625,348
                                                        ==========     ==========     ==========

                       FELCOR SUITES LIMITED PARTNERSHIP

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(A) Increase represents deferred loan costs associated with the placement of the $300 million senior unsecured debt.

                       FELCOR SUITES LIMITED PARTNERSHIP

                          CONSOLIDATED BALANCE SHEETS
                           (UNAUDITED, IN THOUSANDS)

                                     ASSETS

                                                              SEPTEMBER 30,
                                                                  1997
                                                              -------------
                                                               (UNAUDITED)
Investment in hotels, net of accumulated depreciation of
  $72,607 at September 30, 1997.............................   $1,447,340
Investment in unconsolidated partnerships...................      127,606
Cash and cash equivalents...................................       18,942
Deposits....................................................        1,616
Due from Lessee.............................................       13,419
Deferred expenses, net of accumulated amortization of $1,375
  at September 30, 1997.....................................        3,793
Other assets................................................        3,771
                                                               ----------
          Total assets......................................   $1,616,487
                                                               ==========

                     LIABILITIES AND PARTNERS' CAPITAL

Distributions payable.......................................   $   24,171
Accrued expenses and other liabilities......................        5,766
Debt........................................................      406,650
Capital lease obligations...................................       11,527
Minority interest in other partnerships.....................        8,358
                                                               ----------
          Total liabilities.................................      456,472
                                                               ----------
Commitments and contingencies (Note 2)
Redeemable units, at redemption value.......................      119,266
Preferred units.............................................      151,250
Partners' capital...........................................      889,499
                                                               ----------
          Total liabilities and partners' capital...........   $1,616,487
                                                               ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR SUITES LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
              (UNAUDITED, IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                1997         1996
                                                              --------      -------
Revenues:
  Percentage lease revenue..................................  $122,651      $72,648
  Income from unconsolidated partnerships...................     5,765        1,412
  Other income..............................................       283          937
                                                              --------      -------
          Total revenue.....................................   128,699       74,997
                                                              --------      -------
Expenses:
  General and administrative................................     2,743        1,307
  Depreciation..............................................    35,969       17,833
  Taxes, insurance and other................................    16,912        9,859
  Interest expense..........................................    20,097        6,273
  Minority interest in other partnerships...................       337
                                                              --------      -------
          Total expenses....................................    76,058       35,272
                                                              --------      -------
  Net income before extraordinary charge....................    52,641       39,725
  Extraordinary charge from writeoff of deferred financing
     fees...................................................                  2,354
                                                              --------      -------
Net income..................................................    52,641       37,371
Preferred distributions.....................................     8,848        4,784
                                                              --------      -------
Net income applicable to unitholders........................  $ 43,793      $32,587
                                                              ========      =======
Per unit information:
  Net income applicable to unitholders before extraordinary
     charge.................................................      1.35         1.35
  Extraordinary charge......................................                  (0.09)
                                                              --------      -------
  Net income................................................  $   1.35      $  1.26
                                                              ========      =======
  Weighted average number of units outstanding..............    32,412       25,953
                                                              ========      =======

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR SUITES LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                           (UNAUDITED, IN THOUSANDS)

                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                              ------------------------
                                                                1997           1996
                                                              ---------      ---------
Cash flows from operating activities:
  Net income................................................  $  52,641      $  37,371
  Adjustments to reconcile net income to net cash provided
     by
  operating activities, net of effects of acquisitions:
     Depreciation...........................................     35,969         17,833
     Amortization of deferred financing fees and
      organization costs....................................      1,011            269
     Amortization of unearned officers' and directors'
      compensation..........................................        737            315
     Income from unconsolidated partnerships................     (5,765)        (1,412)
     Cash distributions from unconsolidated partnerships....      2,849            896
     Extraordinary charge from writeoff of deferred
      financing fees........................................                     2,354
     Minority interest in other partnerships................        337
  Changes in assets and liabilities:
     Due from Lessee........................................     (7,893)        (1,359)
     Deferred expenses and other assets.....................     (4,362)        (3,979)
     Accrued expenses and other liabilities.................       (966)        (3,142)
                                                              ---------      ---------
          Net cash flow provided by operating activities....     74,558         49,146
                                                              ---------      ---------
Cash flows from investing activities:
  Acquisition of hotels.....................................   (537,100)      (287,715)
  Acquisition of interests in unconsolidated partnerships...    (59,571)       (28,204)
  Improvements and additions to hotels......................    (38,413)       (44,960)
                                                              ---------      ---------
          Net cash flow used in investing activities........   (635,084)      (360,879)
                                                              ---------      ---------
Cash flows from financing activities:
  Proceeds from borrowings..................................    332,000        185,350
  Repayment of borrowings...................................   (151,900)      (190,954)
  Contributions.............................................    448,586         44,978
  Contributions from preferred units........................                   144,251
  Distributions paid........................................    (48,163)       (28,795)
  Distributions paid to preferred unitholders...............     (8,848)        (1,835)
                                                              ---------      ---------
          Net cash flow provided by financing activities....    571,675        152,995
                                                              ---------      ---------
Net change in cash and cash equivalents.....................     11,149       (158,738)
Cash and cash equivalents at beginning of periods...........      7,793        166,821
                                                              ---------      ---------
Cash and cash equivalents at end of periods.................     18,942          8,083
                                                              =========      =========
Supplemental cash flow information --
  Interest paid.............................................  $  19,907      $   6,971
                                                              =========      =========

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR SUITES LIMITED PARTNERSHIP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND ACQUISITIONS

     FelCor Suites Limited Partnership (the "Partnership"), a Delaware limited partnership, commenced operations on July 28, 1994. Simultaneously with the closing of the initial public offering (the "IPO") of FelCor Suite Hotels, Inc. ("FelCor"), which is the sole general partner of the Partnership, contributed the net proceeds of the IPO to the Partnership in exchange for an approximate 75% general partnership interest.

     The Partnership owned six Embassy Suites(R) hotels (the "Initial Hotels") with an aggregate of 1,479 suites, which it had acquired through a merger with entities, originally formed in 1991, controlled by Hervey A. Feldman and Thomas
J. Corcoran, Jr., the Chairman of the Board of Directors and Chief Executive Officer of the Company, respectively.

     At September 30, 1997, the Partnership owned interests in 71 hotels with an aggregate of 17,486 suites/ rooms (collectively the "Hotels") through its consolidated subsidiaries (collectively, the "Company"). The Company owns 100% equity interests in 53 of the Hotels (12,983 suites), a 90% or greater interest in partnerships owning four hotels (1,041 suites), and 50% interests in separate partnerships that own 14 hotels (3,462 suites). At September 30, 1997, 51 of the Hotels were operated as Embassy Suites hotels, 12 as Doubletree Guest Suites(R) hotels, one as a Hilton Suites(R)hotel, one hotel was in the process of conversion to an Embassy Suites hotel, four hotels were operated as Sheraton(R) hotels and two were operated as Sheraton Suites(R) hotels. The Hotels are located in 26 states, with 31 hotels in California, Florida and Texas. The following table provides certain information regarding the Hotels through September 30, 1997:

                                                       NUMBER OF HOTELS
                                                           ACQUIRED        NUMBER OF SUITES
                                                       ----------------    ----------------
1994.................................................          7                 1,730
1995.................................................         13                 2,649
1996.................................................         23                 5,769
1st Quarter 1997.....................................         15                 3,446
2nd Quarter 1997.....................................          9                 2,715
3rd Quarter 1997.....................................          4                 1,000
                                                              --               -------
                                                              71                17,309
                                                              ==
Additional suites constructed by the Company.........                              177
                                                                               -------
                                                                                17,486
                                                                               =======

     The Company completed construction and placed into service on July 1, 1997, 129 net additional suites, meeting rooms and other public area upgrades at its Boston-Marlborough, Massachusetts hotel at an approximate cost of $15.9 million. The Company is constructing 67 additional suites at its Jacksonville, Florida hotel and 67 additional suites at its Orlando (North), Florida hotel at an aggregate projected cost of $10.2 million with an expected completion in early 1998.

     The Company leases all of the Hotels to DJONT Operations, L.L.C. ("DJONT"), or a consolidated subsidiary thereof (collectively, the "Lessee"), under operating leases providing for the payment of percentage rent (the "Percentage Leases"). Hervey A. Feldman and Thomas J. Corcoran, Jr., the Chairman of the Board and President of the Company, respectively, beneficially own a 50% voting equity interest in DJONT. The remaining 50% non-voting equity interest in DJONT is beneficially owned by the children of Charles N. Mathewson, a director of the Company and shareholder of the predecessor company. The Company's partners in partnerships owning 12 of the Hotels hold special purpose non-voting equity interests in the consolidated subsidiary of DJONT which leases such Hotels, which interests entitle them to 50% of such subsidiary's net income before overhead with respect to such Hotels. In addition, the Company's partner in a partnership owning three of the Hotels holds a 50% non-voting equity interest in the consolidated subsidiary of DJONT leasing those Hotels. See Note 2 Commitments and Related Party Transactions for additional discussion

                       FELCOR SUITES LIMITED PARTNERSHIP
regarding Lessee consolidated subsidiaries. The Lessee has entered into management agreements pursuant to which 50 of the Hotels are managed by Promus Hotels, Inc. ("Promus"), 12 of the Hotels are managed by a subsidiary of Doubletree Hotel Corporation ("Doubletree"), six of the hotels are managed directly by, or by a subsidiary of, ITT Sheraton Corporation ("Sheraton"), the three remaining Hotels are managed by two other management companies.

     A brief discussion of the hotels acquired and other significant transactions occurring in the nine months ended September 30, 1997 follows:

     - On February 3, 1997, FelCor sold three million shares of Common Stock to the public, at $35.50 per share, pursuant to their omnibus shelf registration statement ("Shelf Registration"), which provides for offerings from time to time of up to an aggregate of $500 million in securities, which may include its debt securities, preferred stock, common stock and/or common stock warrants. FelCor received net proceeds of approximately $100.7 million from this transaction and contributed the proceeds to the Partnership. The proceeds from this offering were used to immediately fund the acquisition of 10 hotels acquired on February 4, 1997.

     - On February 4, 1997, the Company acquired 50% joint venture interests in eight existing Embassy Suites hotels located in Atlanta, Georgia; Kansas City, Missouri; Overland Park, Kansas; Raleigh, North Carolina; San Antonio, Texas; Austin, Texas; Covina, California; and Secaucus, New Jersey with a total of 1,934 suites for approximately $58 million, subject to a 50% share of approximately $86 million in existing non-recourse debt. Promus holds the remaining 50% joint venture interests in these properties. The Company also acquired 100% ownership in two Embassy Suites hotels located in Bloomington, Minnesota and Omaha, Nebraska with a total of 408 suites for approximately $39 million. These two hotels were subsequently converted to Doubletree Guest Suites hotels on May 1, 1997.

     - On February 19, 1997, the Company acquired the 215 suite Embassy Suites -- Los Angeles Airport (LAX North) hotel for approximately $22 million from a Japanese-owned limited partnership which had filed for bankruptcy. The hotel will remain an Embassy Suites hotel managed by Promus.

     - On February 21, 1997, the Company acquired the 198 suite Hilton Inn hotel in Dana Point, California for approximately $17.2 million. The Dana Point hotel will be converted to a Doubletree Guest Suites hotel by May 1997 and is managed by Doubletree.

     - On March 10, 1997, the Company increased its unsecured revolving line of credit ("Line of Credit") from $250 million to $400 million, under substantially the same terms as the original Line of Credit, and agreed upon a reduction in unused commitment fees from 35 basis points to 25 basis points. At the end of the first quarter of 1997, the Company had drawn $243 million under the Line of Credit.

     - On March 24, 1997, the Company acquired, through a 90% owned joint venture, interests in three Doubletree Guest Suites hotels, totaling 691 suites, located in Troy, Michigan; Austin, Texas; and near the Baltimore Washington International (BWI) Airport for approximately $80 million. The Company paid approximately $72 million for its 90% ownership interest and Doubletree paid approximately $8 million for its 10% limited partnership interest. Doubletree will continue to manage the capitalized hotels.

     - On May 15, 1997 the Company acquired a 50% partnership interest in the 261-suite Embassy Suites -- San Antonio Airport hotel for $1.7 million cash and 139,286 Partnership Units, subject to the Company's share of $12.4 million in existing non-recourse partnership debt. The remaining 50% interest in the hotel is owned by Promus, bringing to 12 the number of hotels jointly owned with Promus. The hotel is managed by Promus.

     - On June 5, 1997 the Company acquired the 138-suite Doubletree Guest Suites hotel -- Nashville for $10.7 million in cash. This three story hotel opened in 1988 and is the second hotel acquired by the

                       FELCOR SUITES LIMITED PARTNERSHIP

       Company in Nashville, the other being the Embassy Suites -- Nashville Airport hotel acquired by the Company in 1994. The hotel is managed by a subsidiary of Doubletree.

     - On June 30, 1997 FelCor issued a net of 9 million shares of its common stock, after giving effect to the 1.2 million shares it repurchased from Promus, at an offering price of $36.625 per share, providing net proceeds of approximately $312.8 million which were contributed to the Company. The proceeds of this offering were used to fund the acquisition of the two Embassy Suites hotels and five Sheraton hotels which were acquired on June 30, 1997 and were used to reduce debt outstanding under its Line of Credit.

     - On June 30, 1997 the Company acquired the 244-suite Embassy
       Suites -- Dallas Market Center and the 215-suite Embassy
       Suites -- Syracuse hotels from Promus for an aggregate cash purchase price of $46.7 million. These acquisitions were the Company's first hotel in New York and third hotel in Dallas, Texas. Both hotels are managed by Promus.

     - On June 30, 1997 the Company acquired five Sheraton hotels with a total of 1,857 rooms and suites and approximately 85,000 square feet of meeting space from Sheraton for an aggregate cash purchase price of $200.0 million. This portfolio of hotels included the Sheraton Suites hotels at Chicago O'Hare Airport and at the Galleria in Atlanta, Georgia. Also included in this portfolio were three traditional upscale full service Sheraton hotels located at the Atlanta Airport, Dallas Park Central and Phoenix Crescent. These three hotels represent the Company's first acquisition of non-suite hotels. All of these hotels are managed by Sheraton.

     - The Company and Promus announced the execution of a letter of intent whereby Promus would develop five to ten Embassy Suites hotels in key markets and the Company would acquire these hotels upon completion at a price agreed upon prior to the commencement of construction.

     - The Company completed the public space renovations at the Embassy Suites hotels in Mandalay Beach and Napa, California.

     - On July 28, 1997 the Company acquired three Doubletree Guest Suites hotels for an aggregate cash purchase price of $71.2 million in cash. The hotels total 635 suites and are located in Lake Buena Vista, Florida; Raleigh/Durham, North Carolina and Tampa (Rocky Point), Florida. These hotels are managed by a subsidiary of Doubletree.

     - On September 30, 1997 the Company acquired the partnership which owns the 365 room Sheraton Society Hill hotel in Philadelphia, Pennsylvania for $51 million in cash. This hotel is managed by Sheraton.

     - On September 30, 1997 the Company declared a third quarter dividend of $0.55 per common share and $0.4875 per share on its $1.95 Series A Cumulative Preferred Stock to shareholders of record on October 15, 1997. This dividend is payable on October 31, 1997.

     - On August 14, 1997 the Company announced that it had increased its unsecured revolving line of credit from $400 million to $550 million, extended the maturity for an additional year to September 30, 2000 and reduced the effective interest rate.

     - Following the end of the third quarter, the Company announced the completion of a private placement of $300 million of long term senior unsecured notes. The notes were issued in two maturities, consisting of $175 million of 7 3/8% notes due 2004 and $125 million of 7 5/8% notes due 2007. The proceeds were used to pay off the Company's $85 million collateralized term loan and to pay down the Line of Credit. The Company has filed a registration statement with the SEC, which has not yet been declared effective, to exchange this privately placed debt for registered debt with identical terms.

                       FELCOR SUITES LIMITED PARTNERSHIP

     These unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and should be read in conjunction with the audited financial statements and notes thereto of the Company and the Lessee included herein. The notes to the financial statements included herein highlight significant changes to the notes included in the audited financial statements and present interim disclosures required by the SEC. The statement for the nine months ended September 30, 1997 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position of the Partnership for the unaudited periods.

2. SUPPLEMENTAL CASH FLOW INFORMATION

     In the first nine months of 1997 the Company purchased certain assets and assumed certain liabilities of hotels. These purchases were recorded under the purchase method of accounting. The fair value of the acquired assets and liabilities recorded at the date of acquisition are as follows:

Assets acquired...................................  $545,122
Minority interest contribution to other
  partnerships....................................    (8,022)
                                                    --------
          Net cash paid by the Partnership........  $537,100
                                                    ========

     In the first nine months of 1997 the Company purchased interests in nine unconsolidated partnerships that hold hotel properties. The hotels associated with these unconsolidated subsidiaries are located in Atlanta (Perimeter), GA; Austin, TX; Covina, CA; Kansas City (Plaza), MO; Overland Park, KS; Raleigh, NC; San Antonio, TX; San Antonio (Airport), TX; and Secaucus, NJ.

     These purchases were recorded under the equity method of accounting. The value of the assets recorded at the date of acquisition are as follows:

Assets acquired....................................  $64,672
Operating partnership units issued.................   (5,101)
                                                     -------
          Net cash paid by the Partnership.........  $59,571
                                                     =======

3. COMMITMENTS AND RELATED PARTY TRANSACTIONS

     Upon final completion of the conversion of one hotel, the Hotels will operate as Embassy Suites (52), Doubletree Guest Suites (12), Sheraton Suites
(2), Sheraton (4) and Hilton Suites (1) hotels. The Embassy Suites hotels and Hilton Suites hotel will operate pursuant to franchise license agreements which require the payment of fees based on a percentage of suite revenue. These fees are paid by the Lessee. There are no separate franchise license agreements with respect to the Doubletree Guest Suites hotels, Sheraton hotels or Sheraton Suites hotels, which rights are included in the management agreement.

     The Lessee generally pays the managers a base management fee based on a percentage of total revenue and an incentive management fee based on the Lessee's net income before overhead expenses. In certain instances, the hotel managers have subordinated fees and committed to make subordinated loans to the Lessee, if needed, to meet its rental and other obligations under the leases.

     The Company is to receive rental income from the Lessee under the Percentage Leases which expire in 2004 (7 hotels), 2005 (12 hotels), 2006 (19 hotels) and 2007 (19 hotels). The rental income under the Percentage Leases between the 14 unconsolidated partnerships, of which the Company owns 50%, and the Lessee are payable to the respective partnerships and as such is not included in the following schedule of

                       FELCOR SUITES LIMITED PARTNERSHIP
future lease commitments to the Company. Minimum future rental income (i.e., base rents) to the Company under these noncancellable operating leases at September 30, 1997 is as follows (in thousands):

                       YEAR
                       ----
Remainder of 1997.................................  $ 26,150
1998..............................................   104,600
1999..............................................   104,600
2000..............................................   104,600
2001..............................................   104,600
2002 and thereafter...............................   493,961
                                                    --------
                                                    $938,511
                                                    ========

     Minority equity interests in two of DJONT's consolidated subsidiaries, which relate to a total of 15 of the Hotels, are held by unrelated third parties. Messrs. Feldman and Corcoran, such unrelated third party owners, and the managers of certain of the Hotels have agreed, directly or through their affiliates, to make loans to the Lessee of up to an aggregate of approximately $15.4 million, to the extent necessary to enable the Lessee to pay rent and other obligations due under the respective Percentage Leases relating to a total of 32 of the Hotels. Amounts so borrowed by the Lessee, if any, will be subordinate in right of repayment to the prior payment in full of rent and other obligations due under the Percentage Leases relating to such Hotels. No loans were outstanding under such agreements at September 30, 1997.

4. DEBT AND CAPITAL LEASE OBLIGATIONS

     Debt and capital lease obligations at September 30, 1997 consist of the following (in thousands):

                                                  SEPTEMBER 30,
                                                      1997
                                                  -------------
Line of Credit..................................    $296,000
Term loan.......................................      85,000
Renovation loan.................................      25,000
Other debt payable..............................         650
                                                    --------
                                                    $406,650
                                                    ========

     In March 1997, the Company increased its unsecured Line of Credit from $250 million to $400 million under substantially the same terms as the original Line of Credit obtained in September 1996. As of August 14, 1997, the Company amended its existing unsecured Line of Credit to increase availability to $550 million, extend the term by one year to September 30, 2000 and to reduce the effective interest rate. Interest payable on borrowings under the Line of Credit is variable, determined from a ratings-based pricing matrix, and at June 30, 1997, was at LIBOR plus 140 basis points.

     The Company had an $85 million collateralized term loan outstanding at September 30, 1997. This term loan bore interest at LIBOR plus 150 basis points. The $85 million collateralized term loan was repaid in full on October 1, 1997 from the proceeds of the long term senior unsecured private placement debt. This senior unsecured private placement debt, which the Company placed on October 1, 1997, bears interest at 7 3/8% for the notes due 2004 and 7 5/8% for the notes due 2007. The Company has filed a registration statement with the SEC, which has not yet been declared effective, to exchange privately placed debt for registered debt with identical terms. Also outstanding at June 30, 1997 was a renovation loan of $25 million that bears interest at LIBOR plus 45 basis points. At September 30, 1997, 30 day LIBOR was 5.6563%.

                       FELCOR SUITES LIMITED PARTNERSHIP

     Under its loan agreements the Company is required to satisfy various affirmative and negative covenants. The Company was in compliance with these covenants at September 30, 1997.

     Capital lease obligations at September 30, 1997 consist of the following (in thousands):

                                                  SEPTEMBER 30,
                                                      1997
                                                  -------------
Capital land and building lease obligations.....     $ 9,419
Capital equipment lease obligations.............       2,108
                                                     -------
                                                     $11,527
                                                     =======

     Included in investment in hotels at September 30, 1997, are assets under capital leases with a net book value of approximately $11 million.

     The Company leases office space and equipment under operating leases. Minimum future lease payments under operating leases at September 30, 1997 are as follows (in thousands):

                        YEAR
                        ----
1997................................................  $   64
1998................................................     261
1999................................................     273
2000................................................     284
2001................................................     118
                                                      ------
                                                      $1,000
                                                      ======

     For the nine months ended September 30, 1997 and 1996 the Company recorded expenses related to operating leases of approximately $175,000 and $116,000 respectively.

5. INVESTMENT IN UNCONSOLIDATED PARTNERSHIPS

     At September 30, 1997, the Company owned 50% interests in separate partnerships, including accounting for the acquisition by the Company owning 14 hotels, a parcel of undeveloped land and a condominium management company. The Company is accounting for its investments in these unconsolidated partnerships under the equity method.

     Summarized combined financial information for unconsolidated partnerships, of which the Company owns 50%, is as follows (in thousands):

                                                  SEPTEMBER 30,
                                                      1997
                                                  -------------
Balance sheet information:
  Partnership assets (primarily hotel assets)...    $390,302
  Non-recourse mortgage debt....................    $158,455
  Equity........................................    $255,212

                       FELCOR SUITES LIMITED PARTNERSHIP

                                                    NINE MONTHS ENDED
                                                      SEPTEMBER 30,
                                                    -----------------
                                                     1997       1996
                                                    -------    ------
Statement of operations information:
  Percentage lease revenue........................  $35,551    $6,011
  Other income....................................    4,316
                                                    -------    ------
          Total revenue...........................   39,867     6,011
  Expenses:
     Depreciation.................................   11,431     2,037
     Taxes, insurance and other...................    6,314       358
     Interest expense.............................    8,216       689
                                                    -------    ------
          Total expenses..........................   25,961     3,084
                                                    -------    ------
  Net income......................................  $13,906    $2,927
                                                    =======    ======
  50% of net income attributable to the Company...  $ 6,953    $1,464
  Amortization of cost in excess of book value....    1,188        52
                                                    -------    ------
  Income from unconsolidated partnerships.........  $ 5,765    $1,412
                                                    =======    ======

6. TAXES, INSURANCE AND OTHER

     Taxes, insurance and other is comprised of the following for the nine months ended September 30, 1997 and 1996 (in thousands):

                                                    NINE MONTHS ENDED
                                                      SEPTEMBER 30,
                                                    -----------------
                                                     1997       1996
                                                    -------    ------
Real estate and personal property taxes...........  $13,848    $7,649
Property insurance................................    1,347       966
Land lease expense................................    1,119       869
State franchise taxes.............................      498       333
Other.............................................      100        42
                                                    -------    ------
          Total taxes, insurance and other........  $16,912    $9,859
                                                    =======    ======

                       FELCOR SUITES LIMITED PARTNERSHIP

7. PRO FORMA INFORMATION (UNAUDITED)

     The following unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1997 and 1996 are presented as if the acquisitions of all hotels owned by the Company at September 30, 1997, the equity offerings (and subsequent contribution of proceeds to the Company) consummated during 1996 and 1997 and the placement of $300 million of senior unsecured notes had occurred as of January 1, 1996 and the Hotels had all been leased to the Lessee pursuant to Percentage Leases. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Company and pro forma Statements of Operations of the Lessee included elsewhere in these financial statements. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed on January 1, 1996, nor does it purport to represent the results of operations for future periods.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
              (UNAUDITED, IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1997       1996
                                                              --------   --------
Revenues:
  Percentage lease revenue..................................  $152,127   $132,487
  Income from unconsolidated partnerships...................     5,681      2,859
                                                              --------   --------
          Total revenue.....................................   157,808    135,346
                                                              --------   --------
Expenses:
  General and administrative................................     2,743      2,707
  Depreciation..............................................    43,243     30,147
  Taxes, insurance and other................................    21,045     18,450
  Interest expense..........................................    28,244     25,642
  Minority interest in other partnerships...................       427        242
                                                              --------   --------
          Total expenses....................................    95,702     77,188
                                                              --------   --------
Net income..................................................    62,106     58,158
Preferred distributions.....................................     8,848      8,848
                                                              --------   --------
Net income applicable to unitholders........................  $ 53,258   $ 49,310
                                                              ========   ========
Per unit information:
  Net income................................................  $   1.35   $   1.26
                                                              ========   ========
  Weighted average number of units outstanding..............    39,481     39,179
                                                              ========   ========

     Depreciation and interest expense increased from 1996 to 1997 due to approximately $71 million in capital expenditures made in 1996 and placed in service in late 1996 or early 1997.

                       FELCOR SUITES LIMITED PARTNERSHIP

8. CONSOLIDATING FINANCIAL INFORMATION

     FelCor/CSS Holdings, L.P.; FelCor/CSS Hotels L.L.C.; FelCor/LAX Hotels L.L.C.; FelCor Eight Hotels L.L.C.; FelCor/St. Paul Holdings, L.P.; and FelCor/LAX Holdings, L.P. (collectively "Subsidiary Guarantors") are wholly-owned subsidiaries of the Partnership that are guarantors of the proposed debt offering. The following tables present consolidating information for the Subsidiary Guarantors.

                       FELCOR SUITES LIMITED PARTNERSHIP

                          CONSOLIDATING BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                     ASSETS

                                                  SUBSIDIARY   NON-GUARANTOR                     TOTAL
                                    FELCOR L.P.   GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    -----------   ----------   -------------   ------------   ------------
Net investment in hotel
  properties......................   $  809,449    $558,059       $79,832                      $1,447,340
Equity investment in consolidated
  subsidiaries....................      641,359                                 $(641,359)
Investment in unconsolidated
  partnerships....................      127,606                                                   127,606
Cash and cash equivalents.........       18,942                                                    18,942
Prepayments.......................                    1,616                                         1,616
Due (to)/from Lessee..............       (7,715)      4,868           836                          13,419
Due (to)/from subsidiary..........      (40,944)     37,427         3,517
Other assets......................        3,771                                                     3,771
Deferred assets...................        3,793                                                     3,793
                                     ----------    --------       -------       ---------      ----------
          Total assets............   $1,571,691    $601,970       $84,185       $(641,359)     $1,616,487
                                     ==========    ========       =======       =========      ==========

                                     LIABILITIES & PARTNERS' CAPITAL

Distributions payable.............   $   24,171                                                $   24,171
Accrued expenses and other
  liabilities.....................        5,766                                                     5,766
Debt..............................      381,650    $ 25,000                                       406,650
Capitalized leases................           89      11,438                                        11,527
Minority interest -- other
  partnerships....................                                $ 8,358                           8,358
                                     ----------    --------       -------       ---------      ----------
          Total liabilities.......      411,676      36,438         8,358                         456,472
Redeemable units, at redemption
  value...........................      119,266                                                   119,266
Preferred units...................      151,250                                                   151,250
Partner's capital.................      889,499     565,532       $75,827       $(641,359)        889,499
                                     ----------    --------       -------       ---------      ----------
          Total liabilities and
            partners' capital.....   $1,571,691    $601,970       $84,185       $(641,359)     $1,616,487
                                     ==========    ========       =======       =========      ==========

                       FELCOR SUITES LIMITED PARTNERSHIP

                       FELCOR SUITES LIMITED PARTNERSHIP

                     CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                              SUBSIDIARY   NON-GUARANTOR      TOTAL
                                                FELCOR L.P.   GUARANTORS   SUBSIDIARIES    CONSOLIDATED
                                                -----------   ----------   -------------   ------------
Revenues:
Percent rent..................................    $57,857      $58,937        $5,857         $122,651
Income from unconsolidated partnerships.......      5,765                                       5,765
Other revenue.................................        200           82                            282
                                                  -------      -------        ------         --------
          Total revenue.......................     63,822       59,019         5,857          128,698
                                                  -------      -------        ------         --------
Expenses:
General and administrative....................      1,294        1,319           131            2,744
Depreciation..................................     15,005       19,647         1,316           35,968
Taxes, insurance and other....................      8,097        8,304           510           16,911
Interest expense..............................     17,875        2,222                         20,097
Minority interest other partnerships..........                                   337              337
                                                  -------      -------        ------         --------
          Total expenses......................     42,271       31,492         2,294           76,057
                                                  -------      -------        ------         --------
          Net income..........................     21,551       27,527         3,563           52,641
Preferred distributions.......................      8,848                                       8,848
                                                  -------      -------        ------         --------
Net income applicable to unitholders..........    $12,703      $27,527        $3,563         $ 43,793
                                                  =======      =======        ======         ========

                       FELCOR SUITES LIMITED PARTNERSHIP

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                                 SUBSIDIARY   NON-GUARANTOR      TOTAL
                                                   FELCOR L.P.   GUARANTORS   SUBSIDIARIES    CONSOLIDATED
                                                   -----------   ----------   -------------   ------------
Cash flows from operating activities.............   $  52,972     $ 20,723      $    863       $  74,558
Cash flows from investing activities.............    (542,674)     (19,284)      (73,126)       (635,084)
Cash flows from financing activities.............     500,851       (1,439)       72,263         571,675
                                                    ---------     --------      --------       ---------
Change in cash and cash equivalents..............      11,149                                     11,149
Cash and cash equivalents at beginning of
  period.........................................       7,793                                      7,793
                                                    ---------     --------      --------       ---------
Cash and cash equivalents at end of period.......   $  18,942     $             $              $  18,942
                                                    =========     ========      ========       =========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of FelCor Suite Hotels, Inc.

     We have audited the accompanying consolidated financial statements and the financial statement schedule of FelCor Suites Limited Partnership. These financial statements and financial statement schedule are the responsibility of FelCor Suite Hotels, Inc.'s (the "Company") management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FelCor Suites Limited Partnership as of December 31, 1996 and 1995 and the consolidated results of their operations and their cash flows for the years ended December 31, 1996 and 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

COOPERS & LYBRAND L.L.P.

Dallas, Texas
January 22, 1997
  except as to the information
  presented in the second paragraph
  of Note 5, the first paragraph of
  Note 6 and Note 16 for which the
  date is March 10, 1997 and Note 18
  for which the date is October 1, 1997

                       FELCOR SUITES LIMITED PARTNERSHIP

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995
                                 (IN THOUSANDS)

                                     ASSETS

                                                                 1996        1995
                                                               --------    --------
Investment in hotels, net of accumulated depreciation of
  $36,718 in 1996 and $10,244 in 1995.......................   $899,691    $325,155
Investment in unconsolidated partnerships...................     59,867      13,819
Cash and cash equivalents...................................      7,793     166,821
Deposits and prepayments....................................      1,616      35,317
Due from Lessee.............................................      5,526       2,396
Deferred expenses, net of accumulated amortization of $364
  in 1996 and $252 in 1995..................................      3,235       1,713
Other assets................................................      1,060       3,138
                                                               --------    --------
          Total assets......................................   $978,788    $548,359
                                                               ========    ========
                         LIABILITIES AND PARTNERS' CAPITAL
Distributions payable.......................................   $ 16,090    $  4,918
Accrued expenses and other liabilities......................      5,234       3,552
Debt........................................................    226,550       8,410
Capital lease obligations...................................     12,875      11,256
                                                               --------    --------
          Total liabilities.................................    260,749      28,136
                                                               --------    --------
Commitments and contingencies (Notes 5 and 9)
Redeemable units, at redemption value.......................     98,542      74,790
Preferred units.............................................    151,250
Partners' capital...........................................    468,247     445,433
                                                               --------    --------
          Total liabilities and partners' capital...........   $978,788    $548,359
                                                               ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR SUITES LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
          AND THE PERIOD FROM JULY 28, 1994 (INCEPTION OF OPERATIONS)
                           THROUGH DECEMBER 31, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  1996       1995       1994
                                                                --------    -------    ------
    Revenues:
      Percentage lease revenue..............................    $ 97,950    $23,787    $6,043
      Income from unconsolidated partnerships...............       2,010        513
      Other income..........................................         984      1,691       207
                                                                --------    -------    ------
              Total revenues................................     100,944     25,991     6,250
                                                                --------    -------    ------
    Expenses:
      General and administrative............................       1,819        870       355
      Depreciation..........................................      26,544      5,232     1,487
      Taxes, insurance and other............................      13,897      2,563       881
      Interest expense......................................       9,803      2,004       109
                                                                --------    -------    ------
              Total expenses................................      52,063     10,669     2,832
                                                                --------    -------    ------
    Income before extraordinary charge......................      48,881     15,322     3,418
    Extraordinary charge from write off of deferred
      financing
      fees..................................................       2,354
                                                                --------    -------    ------
    Net income..............................................      46,527     15,322     3,418
    Preferred distributions.................................       7,734
                                                                --------    -------    ------
    Net income applicable to unitholders....................    $ 38,793    $15,322    $3,418
                                                                ========    =======    ======
    Per unit information:
      Net income applicable to unit holders before
         extraordinary charge...............................    $   1.58    $  1.70    $ 0.54
      Extraordinary charge..................................        0.09
                                                                --------    -------    ------
      Net income............................................    $   1.49    $  1.70    $ 0.54
                                                                ========    =======    ======
      Weighted average number of units outstanding..........      26,037      8,956     6,385
                                                                ========    =======    ======

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR SUITES LIMITED PARTNERSHIP

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
           AND THE PERIOD FROM MAY 16, 1994 THROUGH DECEMBER 31, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               PARTNERS' CAPITAL
                                                               -----------------
Contributions...............................................       $ 59,694
Distributions declared......................................         (4,194)
Allocations to redeemable units.............................          2,967
Net income..................................................          3,418
                                                                   --------
Balance, December 31, 1994..................................         61,885
Contributions...............................................        402,554
Distributions declared......................................        (17,593)
Allocation to redeemable units..............................        (16,735)
Net income..................................................         15,322
                                                                   --------
Balance at December 31, 1995................................        445,433
Contributions...............................................         44,483
Distributions declared......................................        (57,892)
Allocation to redeemable units..............................        (10,304)
Net income..................................................         46,527
                                                                   --------
Balance, December 31, 1996..................................       $468,247
                                                                   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR SUITES LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
         AND THE PERIOD FROM JULY 28, 1994 (INCEPTION OF OPERATIONS)
                          THROUGH DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                                            1996         1995         1994
                                                          ---------    ---------    ---------
Cash flows from operating activities:
  Net income...........................................   $  46,527    $  15,322    $   3,418
  Adjustments to reconcile net income to net cash
     provided by operating activities, net of effects
     of acquisitions:
     Depreciation......................................      26,544        5,385        1,487
     Amortization of deferred financing fees and
       organization costs..............................         554          228           24
     Amortization of unearned officers' and directors'
       compensation....................................         506          158           85
     Income from unconsolidated partnerships...........      (2,010)        (513)
     Cash distributions from unconsolidated
       partnerships....................................       1,954
     Extraordinary charge for write off of deferred
       financing fees..................................       2,354
     Fully vested officer stock grant..................                      108
  Changes in assets and liabilities:
     Due from Lessee...................................      (3,130)      (1,137)      (1,259)
     Deferred costs and other assets...................         353       (2,217)        (407)
     Accrued expenses and other liabilities............         280          741          611
                                                          ---------    ---------    ---------
          Net cash flow provided by operating
            activities.................................      73,932       18,075        3,959
                                                          ---------    ---------    ---------
Cash flows from investing activities:
  Acquisition of hotels................................    (365,907)    (219,164)     (23,550)
  Prepayments under purchase agreements................                  (21,701)
  Acquisition of unconsolidated partnerships...........     (43,424)     (13,166)
  Improvements and additions to hotels.................     (71,051)      (5,166)     (77,243)
                                                          ---------    ---------    ---------
          Net cash flow used in investing activities...    (480,382)    (259,197)    (100,793)
                                                          ---------    ---------    ---------
Cash flows from financing activities:
  Proceeds from borrowings.............................     303,350      128,600        8,800
  Repayment of borrowings..............................    (193,954)    (129,850)
  Deferred financing fees..............................      (4,484)      (1,072)        (721)
  Contributions........................................      37,980      423,628       91,610
  Proceeds from sale of preferred units................     151,250
  Distributions paid to unitholders....................     (41,936)     (14,481)      (1,737)
  Distributions paid to preferred unitholders..........      (4,784)
                                                          ---------    ---------    ---------
          Net cash flow provided by financing
            activities.................................     247,422      406,825       97,952
                                                          ---------    ---------    ---------
Net change in cash and cash equivalents................    (159,028)     165,703        1,118
Cash and cash equivalents at beginning of periods......     166,821        1,118
                                                          ---------    ---------    ---------
Cash and cash equivalents at end of years..............   $   7,793    $ 166,821    $   1,118
                                                          =========    =========    =========
Supplemental cash flow information -- interest paid....   $   9,168    $   1,467
                                                          =========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR SUITES LIMITED PARTNERSHIP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

     FelCor Suites Limited Partnership (the "Partnership"), a Delaware limited partnership, commenced operations on July 28, 1994. Simultaneously with the closing of the initial public offering (the "IPO") of FelCor Suite Hotels, Inc. ("FelCor"), which is the sole general partner of the Partnership, contributed the net proceeds of the IPO to the Partnership in exchange for an approximate 75% general partnership interest.

     The Partnership owned six Embassy Suites(R) hotels (the "Initial Hotels") with an aggregate of 1,479 suites, which it had acquired through a merger with entities, originally formed in 1991, controlled by Hervey A. Feldman and Thomas
J. Corcoran, Jr., the Chairman of the Board of Directors and Chief Executive Officer of the Company, respectively.

     At December 31, 1996, FelCor Suite Hotels, Inc. and its consolidated subsidiaries (collectively the "Company") owned interests in 43 hotels with an aggregate of 10,196 suites (collectively the "Hotels"). The Company owns 100% equity interests in 37 of the Hotels, a 97% interest in the partnership that owns the Los Angeles International Airport hotel and 50% interests in separate partnerships that own five hotels. At December 31, 1996, 39 of the Hotels are operated as Embassy Suites hotels, two as Doubletree Guest Suites(R) hotels, one as a Hilton Suites(R) hotel and one hotel is in the process of being converted to an Embassy Suites hotel. The Hotels are located in 16 states, with 17 hotels in California and Florida. The following table provides certain information regarding the Company's Hotels acquired through December 31, 1996:

                                               NUMBER OF        NUMBER            AGGREGATE
                                            HOTELS ACQUIRED    OF SUITES      ACQUISITION PRICE
                                            ---------------    ---------    ---------------------
                                                                            (DOLLARS IN MILLIONS)
1994
Initial Hotels............................         6             1,479             $ 81.5
4th Quarter...............................         1               251               25.8
1995
1st Quarter...............................         2               350               27.4
2nd Quarter...............................         1               100                9.4
3rd Quarter...............................         3               542               31.3*
4th Quarter...............................         7             1,657              169.0
1996
1st Quarter...............................        14             3,501              383.5
2nd Quarter...............................         3               691               68.1
3rd Quarter...............................         4             1,005               30.8**
4th Quarter...............................         2               572               78.1
                                                  --            ------            -------
                                                  43            10,148              904.9
                                                  ==
Additional suites constructed by the
  Company at Hotels.......................                          48                5.3
                                                                ------            -------
                                                                10,196             $910.2
                                                                ======            =======

---------------

 * Includes the purchase price of the Company's 50% interest in the unconsolidated partnership owning the 262 suite, Chicago-Lombard, Illinois hotel.

** Represents the purchase price of the Company's 50% interest in separate unconsolidated partnerships owning hotels in Marin County, California; Parsippany, New Jersey; Charlotte, North Carolina; and Indianapolis, Indiana, with an aggregate 1,005 suites.

     In addition, the Company has started construction on 129 net additional suites, meeting rooms and other public area upgrades at one of the Hotels, at an estimated cost of $15.8 million.

                       FELCOR SUITES LIMITED PARTNERSHIP

     The Company leased all of the Hotels to DJONT Operations, L.L.C. or a consolidated subsidiary (collectively the "Lessee") under operating leases providing for the payment of percentage rent (the "Percentage Leases"). Messrs. Feldman and Corcoran beneficially own 50% of the common equity interest in the Lessee. The remaining 50% of the Lessee is beneficially owned by the children of Charles N. Mathewson, a director of the Company. The Lessee has entered into management agreements pursuant to which 38 of the Hotels are managed by Promus Hotels, Inc. ("Promus"), two of the Hotels are managed by a subsidiary of Doubletree Hotel Corporation ("Doubletree"), two of the Hotels are managed by American General Hospitality, Inc. ("AGHI") and one is managed by Coastal Hotel Group, Inc. ("Coastal").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation -- The consolidated financial statements include the accounts of the Partnership and the Holdings Partnerships as described in Note 8. All significant intercompany balances and transactions have been eliminated.

     Investment in Hotels -- Hotels are stated at cost and are depreciated using the straight-line method over estimated useful lives ranging from 31-40 years for buildings and improvements and 5 to 7 years for furniture, fixtures and equipment.

     The Company reviews the carrying value of each hotel to determine if circumstances exist indicating an impairment in the carrying value of the investment in the hotel or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the Company will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel based on discounted future cash flows. The Company does not believe that there are any factors or circumstances indicating impairment of any of its investment in hotels.

     Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from the accounts, and the related gain or loss is included in operations.

     Investment in Unconsolidated Partnerships -- The Company owns a 50% interest in various partnerships in which the partners jointly make all material decisions concerning the business, affairs and operations of the partnerships. Accordingly, the Company does not control the partnerships and carries its investment in unconsolidated partnerships at cost, plus its equity in net earnings, less distributions received since the date of acquisition. Equity in net earnings is being adjusted for the straight-line amortization, over a 40 year period, of the difference between the Company's cost and its proportionate share of the underlying net assets at date of acquisition.

     Cash and Cash Equivalents -- All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

     Deposits and Prepayments -- Deposits and prepayments at December 31, 1996 consist of deposits associated with the capitalized land and building lease further described in Note 5. At December 31, 1995 the deposits and prepayments consisted of the aforementioned deposits and prepayments associated with hotel purchases.

                       FELCOR SUITES LIMITED PARTNERSHIP

     Deferred Expenses -- Deferred expenses at December 31, 1996 and 1995 consist of the following (in thousands):

                                                      1996      1995
                                                     ------    ------
Organization costs.................................  $  349    $  172
Deferred financing fees............................   3,250     1,793
                                                     ------    ------
                                                      3,599     1,965
Accumulated amortization...........................    (364)     (252)
                                                     ------    ------
                                                     $3,235    $1,713
                                                     ======    ======

     Amortization of organization costs is computed using the straight-line method over three to five years. Amortization of deferred financing fees is computed using the interest method over the maturity of the loans.

     Revenue Recognition -- Percentage lease revenue is recognized when earned from the Lessee under the Percentage Lease agreements (Note 9). The Lessee is in compliance with its obligations under the Percentage Leases.

     Net Income Per Unit -- Net income per unit has been computed by dividing net income applicable to unitholders by the weighted average number of units outstanding.

     Distributions -- The Partnership pays regular quarterly distributions on its units. Additionally, the Partnership pays regular quarterly dividends on preferred units in accordance with its preferred unit dividend requirements.

     Income Taxes -- No provision for income taxes is provided since all taxable income or loss or tax credits are passed through to the partners.

     FelCor qualifies as a real estate investment trust ("REIT") and generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to shareholders. REITs are subject to a number of organizational and operational requirements. If FelCor fails to qualify as a REIT in any taxable year, FelCor will be subject to federal income tax on its taxable income at regular corporate rates.

3. INVESTMENT IN HOTELS

     Investment in hotels at December 31, 1996 and 1995 consist of the following (in thousands):

                                                   1996        1995
                                                 --------    --------
Land...........................................  $ 89,106    $ 31,123
Building and improvements......................   744,758     279,349
Furniture, fixtures and equipment..............    77,526      19,704
Construction in progress.......................    25,019       5,223
                                                 --------    --------
                                                  936,409     335,399
Accumulated depreciation.......................   (36,718)    (10,244)
                                                 --------    --------
                                                 $899,691    $325,155
                                                 ========    ========

4. INVESTMENT IN UNCONSOLIDATED PARTNERSHIPS

     The Company owned 50% interests in separate partnerships owning five hotels, a parcel of undeveloped land and a condominium management company at December 31, 1996 and one hotel at December 31, 1995. The Company is accounting for its investments in these unconsolidated partnerships under the equity method.

                       FELCOR SUITES LIMITED PARTNERSHIP

     Summarized combined financial information for unconsolidated partnerships, of which the Company owns 50%, is as follows (in thousands):

                                                     DECEMBER 31,
                                                  -------------------
                                                    1996       1995
                                                  --------    -------
Balance sheet information:
  Investment in hotels..........................  $110,394    $23,385
  Non-recourse mortgage debt....................  $ 49,402
  Equity........................................  $ 91,156    $24,609
Statement of operations information:
  Percentage lease revenue......................  $  9,974    $ 1,420
  Net income....................................  $  4,366    $ 1,050

5. DEBT AND CAPITAL LEASE OBLIGATIONS

     Debt at December 31, 1996 and 1995 consists of the following (in thousands):

                                                      DECEMBER 31,
                                                   ------------------
                                                     1996       1995
                                                   --------    ------
Line of Credit...................................  $115,000
Term loan........................................    85,000
Renovation Loan..................................    25,000
Promus note related to CSS purchase..............              $7,500
Other debt payable...............................     1,550       910
                                                   --------    ------
                                                   $226,550    $8,410
                                                   ========    ======

     On September 30, 1996 the Company obtained a $250 million unsecured revolving credit facility ("Line of Credit"). Under this facility, the Company has the right to borrow up to $250 million based upon its ownership of qualifying unencumbered hotel assets until October 1, 1999, at which time the principal amount then outstanding will be due and payable. Interest payable on borrowings is variable, determined from a ratings based pricing matrix, initially set at LIBOR plus 175 basis points and is paid current throughout the year. Additionally, the Company is required to pay an unused commitment fee which is variable, determined from a ratings based pricing matrix, initially set at 35 basis points. The Company paid unused commitment fees of approximately $164,000 during 1996. At December 31, 1996, the line of credit interest rate was 7.25%.

     On March 10, 1997 the Company announced that it increased its Line of Credit from $250 million to $400 million which included a reduction in unused commitment fees from 35 basis points to 25 basis points, under substantially the same terms as the original Line of Credit.

     Simultaneous with the closing of the Line of Credit in September, 1996, the Company retired a $65 million collateralized term loan and replaced an existing $100 million collateralized revolving credit facility with an $85 million four-year collateralized term loan. This term loan bears interest at LIBOR plus 150 basis points, interest is paid current throughout the year, and the note is collateralized by interests in nine of the Company's hotels. Principal payments commence on October 1, 1997 and are based on a 15 year amortization schedule, adjusted annually for the then current interest rates. All outstanding principal and accrued interest is due and payable on September 30, 2000. At December 31, 1996 the term loan interest rate was 7.125%.

     The Company has a $25 million loan facility ("Renovation Loan") which has been used to fund a portion of the renovation cost of the CSS Hotels (Note 8) converted to Embassy Suites hotels. The facility is guaranteed by Promus, bears interest at LIBOR plus 45 basis points (6.08% at December 31, 1996), requires

                       FELCOR SUITES LIMITED PARTNERSHIP
monthly interest payments, and quarterly principal payments of $1.25 million beginning June 1999 and matures in June 2000.

     Under its loan agreements, the Company is required to satisfy various affirmative and negative covenants. The Company was in compliance with these covenants at December 31, 1996.

     During the fourth quarter of 1996, the Company entered into two separate interest rate swap agreements to manage the relative mix of its debt between fixed and variable rate instruments. These interest rate swap agreements modify a portion of the interest characteristics of the Company's outstanding debt without an exchange of the underlying principal amount and effectively convert variable rate debt to a fixed rate. The fixed rates to be paid, the effective fixed rate, and the variable rate to be received by FelCor at December 31, 1996 are summarized in the following table:

                                                SWAP RATE
                                                RECEIVED
                   SWAP RATE     EFFECTIVE    (VARIABLE) AT       SWAP
NOTIONAL AMOUNT   PAID (FIXED)   FIXED RATE     12/31/96        MATURITY
---------------   ------------   ----------   -------------   -------------
50 million          6.11125%      7.61125%       5.53516%     October 1999
25 million          5.95500%      7.45500%        5.5000%     November 1999

     The differences to be paid or received by the Company under the terms of the interest rate swap agreements are accrued as interest rates change and recognized as an adjustment to interest expense by the Company pursuant to the terms of its interest rate agreement and will have a corresponding effect on its future cash flows. Agreements such as these contain a credit risk that the counterparties may be unable to meet the terms of the agreement. The Company minimizes that risk by evaluating the creditworthiness of its counterparties, which is limited to major banks and financial institutions, and does not anticipate nonperformance by the counterparties.

     Capital lease obligations at December 31, 1996 and 1995 consists of the following (in thousands):

                                                      DECEMBER 31,
                                                   ------------------
                                                    1996       1995
                                                   -------    -------
Capital land and building lease obligations......  $ 9,675    $10,043
Capital equipment lease obligations..............    3,200      1,213
                                                   -------    -------
                                                   $12,875    $11,256
                                                   =======    =======

     The Company assumed the obligation for a capital industrial revenue bond lease for land and building associated with the purchase of the Embassy Suites hotel -- St. Paul in November 1995. The term of the lease is through August 31, 2011 and contains a provision that allows the Company to purchase the property at the termination of the lease, under certain conditions, for a nominal amount.

     The Company assumed various capital equipment leases associated with hotels purchased in 1995 and 1996. These capital leases are generally for telephones and televisions and vary in remaining terms from one year to four years.

                       FELCOR SUITES LIMITED PARTNERSHIP

     Minimum future lease payments under capital leases at December 31, 1996 are as follows (in thousands):

                       YEAR
                       ----
1997...............................................  $ 3,297
1998...............................................    2,731
1999...............................................    1,464
2000...............................................    1,300
2001...............................................    1,217
2002 and thereafter................................   11,770
                                                     -------
                                                      21,779
Executory costs....................................     (846)
Imputed interest...................................   (8,058)
                                                     -------
Present value of net minimum lease payments........  $12,875
                                                     =======

     Included in investment in hotels at December 31, 1996 and 1995, are assets under capital leases with a net book value of approximately $12.5 million and $11.3 million respectively.

     The Company leases office space and equipment under operating leases. Minimum future lease payments under operating leases at December 31, 1996 are as follows (in thousands):

                            YEAR
                            ----
1997........................................................  $  239
1998........................................................     261
1999........................................................     273
2000........................................................     284
2001........................................................     118
                                                              ------
                                                              $1,175
                                                              ======

     For the twelve months ended December 31, 1996 and 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994 the Company recorded expenses related to operating leases of approximately $153,000, $58,000 and $31,000 respectively.

     The Company's charter limits consolidated indebtedness to 40% of the Company's investment in hotels, at cost, on a consolidated basis, after giving effect to the Company's use of proceeds from any indebtedness. For purposes of this limitation, the Company's consolidated indebtedness includes borrowings and capital lease obligations and consolidated investment in hotels, at cost, is its investment, at cost, in hotels, as reflected in its consolidated financial statements plus (to the extent not otherwise reflected) the value (as determined by the Board of Directors of the general partner at the time of issuance) of any equity securities issued, otherwise than for cash, by the Company or any of its subsidiaries in connection with the acquisition of hotels. Under this definition as of December 31, 1996, the Company's investment in hotels at cost was $1.0 billion. Accordingly, the Company's maximum permitted indebtedness would have been approximately $400 million (of which $239 million was borrowed at December 31, 1996). Assuming all of this additional debt capacity, and the Company's available cash and cash equivalents were used for the acquisition of additional hotels, the Company's investment in hotels would increase to approximately $1.3 billion and the maximum permitted indebtedness would increase to approximately $525 million.

                       FELCOR SUITES LIMITED PARTNERSHIP

6. PARTNERS' CAPITAL

     At December 31, 1996 FelCor had completed the following public offerings the proceeds of which were contributed to the Company:

                                                OFFERING PRICE
         SECURITY            DATE COMPLETED       PER SHARE      SHARES SOLD    NET PROCEEDS
         --------           -----------------   --------------   -----------   --------------
Common Stock (Initial
  Public Offering)........  July 28, 1994           $21.25        4,686,250     $91.6 million
Common Stock..............  May 30, 1995            $25.00        3,450,000     $81.0 million
Common Stock..............  December 20, 1995       $26.50       12,650,000    $312.6 million
Preferred Stock...........  May 6, 1996             $25.00        6,050,000    $144.3 million

     On April 25, 1996, the SEC declared effective FelCor's omnibus shelf registration statement ("Shelf Registration"), which provides for offerings by FelCor from time to time of up to an aggregate of $500 million in securities, which may include its debt securities, preferred stock, common stock and/or common stock warrants. FelCor had issued approximately $151 million under the Shelf Registration at December 31, 1996 leaving approximately $349 million available. In February 1997, FelCor issued approximately $107 million in common stock under the Shelf Registration.

  Preferred Units

     FelCor's Board of Directors is authorized to provide for the issuance of up to 10,000,000 shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers preferences, and rights of each such series and the qualifications, limitations or restrictions thereof. On May 6, 1996, FelCor completed an offering, pursuant to the Shelf Registration of six million shares of its $1.95 Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") at $25 per share. An additional fifty thousand shares of Series A Preferred Stock were issued at $25 per share pursuant to the exercise of the underwriters' over-allotment option. The Series A Preferred Stock bears an annual dividend equal to the greater of $1.95 per share (yielding 7.8% based on the $25 purchase price) or the cash distributions declared or paid for the corresponding period on the number of shares of common stock into which the Series A Preferred Stock is then convertible and is cumulative from May 6, 1996. Each share of the Series A Preferred Stock is convertible at the shareholder's option to 0.7752 shares of common stock, subject to certain adjustments, and may not be redeemed by FelCor before April 30, 2001. At December 31, 1996, all dividends then payable on the Preferred Stock had been paid. All preferred stock proceeds have been contributed to the Partnership in exchange for preferred units.

  Common Stock

     In addition to the aforementioned public offerings of Common Stock, Promus purchased an aggregate of approximately 1.9 million shares of Common Stock, pursuant to subscription agreements, during 1995 and 1996 at a subscription price of $26.50 per share for an aggregate cost of $50 million which was then contributed to the Partnership. Promus has satisfied its commitment to purchase Common Stock under the aforementioned subscription agreements. The proceeds of these subscription agreements were contributed to the Partnership.

  Partnership Units

     The outstanding units of limited partnership interests in the Partnership ("Units") are redeemable at the option of the holder for a like number of shares of Common Stock of FelCor Suite Hotels, Inc. or, at the option of FelCor, for the cash equivalent thereof. Due to these redemption rights, these limited partnership

                       FELCOR SUITES LIMITED PARTNERSHIP
units have been excluded from partners' capital included in redeemable units and measured at redemption value as of the end of the periods presented.

     Pursuant to a subscription agreement with Promus, the Partnership issued an aggregate 1.0 million Units to Promus in November and December 1995, at the subscription price of $25.00 per Unit. An aggregate of 491,703 additional Partnership Units were issued to sellers in conjunction with the purchase of two hotels and the acquisition of partnership interests in two additional hotels in 1996. Promus has satisfied its commitment to purchase Units under the aforementioned subscription agreement.

7. TAXES, INSURANCE AND OTHER

     Taxes, insurance and other is comprised of the following for the years ended December 31, 1996 and 1995 and for the period from July 28, 1994 (inception of operations) through December 31, 1994 (in thousands):

                                                       1996      1995    1994
                                                      -------   ------   ----
Real estate and personal property taxes.............  $11,110   $2,233   $620
Property insurance..................................    1,312      155     69
Land lease expense..................................      952
State franchise taxes...............................      472      175    192
Other...............................................       51
                                                      -------   ------   ----
          Total taxes, insurance and other..........  $13,897   $2,563   $881
                                                      =======   ======   ====

8. BUSINESS COMBINATION

     On December 29, 1995 the Partnership acquired approximate 99% limited partnership interests in entities ("Holdings Partnerships") formed to facilitate the acquisition and financing of up to 18 Crown Sterling Suites(R) hotels ("CSS Hotels") and certain other hotels pending the completion of a common stock offering. Such common stock offering was completed on December 20, 1995 and at that date the Holdings Partnerships had acquired six of the CSS Hotels and one additional hotel.

     A summary of the fair values of the acquired assets and liabilities of the Holdings Partnerships recorded at the date of acquisition, at December 29, 1995, is as follows (in thousands):

Investment in hotels..............................  $166,307
Prepayments under Purchase Agreements.............    13,616
Due from Lessee...................................       908
Other assets......................................       715
                                                    --------
                                                     181,546
                                                    --------
Debt and capital lease obligations................    11,266
Accrued expenses and other liabilities............     1,657
                                                    --------
                                                      12,923
                                                    --------
Total purchase price..............................  $168,623
                                                    ========

     The acquisition has been accounted for as a purchase and, accordingly, the results of operations of the Holdings Partnerships since acquisition have been included in the Company's consolidated statements of operations.

                       FELCOR SUITES LIMITED PARTNERSHIP

9. COMMITMENTS AND RELATED PARTY TRANSACTIONS

     After conversion of the Myrtle Beach hotel acquired in December 1996, the Company will own interests in 40 Embassy Suites hotels, 2 Doubletree Guest Suites hotels and one Hilton Suites hotel. The Embassy Suites hotels and the Hilton Suites hotel operate pursuant to franchise license agreements, which require the payment of fees based on a percentage of suite revenue. These fees are paid by the Lessee. There are no separate franchise license agreements for the Doubletree Guest Suites hotels.

     The Hotels are managed by Promus, Doubletree, AGHI or Coastal on behalf of the Lessee. The Lessee pays the managers a base management fee based on a percentage of suite revenue and an incentive management fee based on the Lessee's income before overhead expenses for each hotel.

     The Company is to receive rental income from the Lessee under the Percentage Leases which expire in 2004 (7 hotels), 2005 (12 hotels) and 2006 (19 hotels). The rental income under the Percentage Leases between the partnerships owning five hotels, of which the Company owns 50%, and the Lessee is payable to the respective partnerships and as such is not included in the following schedule of future lease commitments to the Company. Minimum future rental income (base rents) under these noncancellable operating leases (excluding hotels owned by the previously noted partnerships) at December 31, 1996 is as follows (in thousands):

                       YEAR
                       ----
1997..............................................  $ 61,996
1998..............................................    61,996
1999..............................................    61,996
2000..............................................    61,996
2001..............................................    61,996
2002 and thereafter...............................   240,386
                                                    --------
                                                    $550,366
                                                    ========

     At December 31, 1996 and 1995, the Lessee owed the Company approximately $5.5 million and $2.4 million, respectively, for such Percentage Lease rent to be paid in March of the subsequent year.

     The Percentage Lease revenue is based on a percentage of suite revenues, food and beverage revenues, and food and beverage rents of the Hotels. Both the base rent and the threshold suite revenue in each lease computation are subject to adjustments for changes in the Consumer Price Index ("CPI"). The adjustment is calculated at the beginning of each calendar year, for the hotels acquired prior to July of the previous year. The adjustment in any lease year may not exceed 7%. The CPI adjustments made in January 1997 and 1996 are 1.42% and 0.73% respectively.

     Under the Percentage Leases, the Partnership is obligated to pay the costs of real estate and personal property taxes, property insurance, maintenance of underground utilities and structural elements of the Hotels, and to set aside 4% of suite revenues per month, on a cumulative basis, to fund therefrom (or from other sources) capital expenditures for the periodic replacement or refurbishment of furniture, fixtures and equipment required for the retention of the franchise licenses with respect to the Hotels. In addition, the Company will incur certain additional capital expenditures in connection with the conversion and upgrade of acquired hotels, which may be funded from cash on hand or borrowings under its line of credit.

     At December 31, 1996 the Company is committed to fund capital improvements to certain of its hotels of approximately $22 million pursuant to product improvements plans as required by the franchisors. These capital improvements are expected to be funded in 1997.

                       FELCOR SUITES LIMITED PARTNERSHIP

     The Company has entered into employment contracts with Messrs. Feldman and Corcoran, that will continue in effect until December 31, 1999 and, unless terminated, will be automatically renewed for successive one year terms. Pursuant to such agreements, Messrs. Feldman and Corcoran each received $5,000 per month during 1994, $10,000 per month during 1995 and $10,270 per month in 1996. Effective January 1, 1997, Mr. Feldman is entitled to receive $12,500 per month and Mr. Corcoran is entitled to receive $16,667 per month. In addition, the Company is required to maintain a comprehensive medical plan for such persons.

     The Company shares the executive offices and certain employees with FelCor, Inc. and the Lessee, and each company bears its share of the costs thereof, including an allocated portion of the rent, compensation of certain personnel (other than Messrs. Feldman and Corcoran, whose compensation is borne solely by the Company), office supplies, telephones and depreciation of office furniture, fixtures and equipment. Any such allocation of shared expenses to the Company must be approved by a majority of the independent directors of the general partner. During 1996 and 1995, the Company paid approximately $807,000 (approximately 38%) and $316,000 (approximately 31%), respectively, of the allocable expenses under this agreement.

10. SUPPLEMENTAL CASH FLOW DISCLOSURE

     The Company purchased certain assets and assumed certain liabilities in connection with the acquisition of hotels. These purchases were recorded under the purchase method of accounting. The fair values of the acquired assets and liabilities recorded at the date of acquisition are as follows (in thousands):

                                                 1996        1995      1994
                                               ---------   --------   -------
Assets acquired..............................  $ 494,354   $221,213   $25,750
Prepayments assumed..........................                13,616
Liabilities assumed..........................   (108,744)      (910)   (2,200)
Capital land lease assumed...................               (10,045)
Capital equipment leases assumed.............     (2,823)    (1,211)
Units issued.................................     (6,000)    (3,499)
Partnership units issued.....................    (10,880)
                                               ---------   --------   -------
          Net cash paid......................  $ 365,907   $219,164   $23,550
                                               =========   ========   =======

     The Company purchased interests in unconsolidated partnerships during 1996 and 1995. These unconsolidated partnerships separately own five hotels located in Chicago-Lombard, Illinois; Marin County, California; Parsippany, New Jersey; Charlotte, North Carolina; and Indianapolis, Indiana, a parcel of undeveloped land in Myrtle Beach, South Carolina and a condominium management company in Myrtle Beach, South Carolina. These purchases were recorded under the equity method of accounting. The value of the assets recorded at the date of acquisition is as follows (in thousands):

                                                     1996      1995
                                                    -------   -------
Acquisition of interests in unconsolidated
  partnerships....................................  $45,992   $13,166
Partnership units issued..........................   (2,568)
                                                    -------   -------
          Net cash paid...........................  $43,424   $13,166
                                                    =======   =======

     In 1994, limited partnership Units in the Partnership with a net book value of $25,237 were issued in exchange for the Initial Hotels. In exchange for the limited partnership Units, the Partnership acquired hotels for approximately $79,439 (recorded on an historical cost basis) and assumed debt of approximately $75,992 resulting in a net surplus of approximately $3,447.

                       FELCOR SUITES LIMITED PARTNERSHIP

     Approximately $16,090, $3,813 and $1,804 of aggregate preferred unit distributions and unit distributions had been declared as of December 31, 1996, 1995 and 1994, respectively. These amounts were paid in January following each such year.

11. LESSEE

     All of the Company's percentage lease revenues is derived from the Percentage Leases with the Lessee. Certain information related to the Lessee's financial statements is as follows (in thousands):

                                             DECEMBER 31,
                                           -----------------
                                            1996       1995
                                           -------    ------
Balance Sheet Information:
  Cash and cash equivalents.............   $ 5,208    $5,345
  Total assets..........................   $18,471    $9,599
  Due to FelCor Suite Hotels Limited
     Partnership........................   $ 5,526    $2,396
  Shareholders' deficit.................   $(6,403)   $ (773)

                                                   YEAR ENDED DECEMBER 31
                                               ------------------------------
                                                 1996       1995       1994
                                               --------    -------    -------
Statement of Operations Information:
  Suite revenue.............................   $234,451    $65,649    $16,094
  Percentage lease expenses.................   $107,935    $26,945    $ 6,043
  Net income (loss).........................   $ (5,430)   $  (240)   $   109

12. PREDECESSOR COMPANY

     The Initial Hotels have been determined to be the Predecessor of the Company. Certain information related to the Initial Hotels financial statements for the period from January 1, 1994 through July 27, 1994 (before the Company's initial public offering) is as follows (in thousands):

Suite revenue.....................................   $21,884
Net income........................................   $ 1,562
Cash flows provided by operating activities.......   $ 3,995
Cash flows used in investing activities...........   $(1,327)
Cash flows used in financing activities...........   $(1,640)

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards ("SFAS") 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the Company reports the carrying amount of cash and cash equivalents, amounts due from the Lessee, accounts payable and accrued expenses at cost which approximates fair value due to the short maturity of these instruments. The carrying amount of the Company's borrowings approximates fair value due to the Company's ability to obtain such borrowings at comparable interest rates.

14. PRO FORMA INFORMATION (UNAUDITED)

     Due to the impact of the acquisition of hotels in 1996 and 1995, the historical results of operations may not be indicative of future results of operations and net income per unit.

     The following unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 1996 and 1995 are presented as if the acquisition of all 43 hotels owned at December 31, 1996,

                       FELCOR SUITES LIMITED PARTNERSHIP
and the consummation of the public offerings and the application of the net proceeds therefrom had occurred by January 1, 1995, and all of the hotels had been leased to the Lessee pursuant to the Percentage Leases.

     The pro forma consolidated statements of operations do not purport to present what actual results of operations would have been if the acquisition of all 43 hotels owned at December 31, 1996 and the consummation of the public offerings had occurred on such date or to project results for any future period. For instance, in accordance with SEC regulations, the following unaudited Pro Forma Consolidated Statements of Operations do not include pro forma earnings associated with the Company's pro forma cash and short-term investments.

                                              1996           1995
                                           -----------    -----------
                                           (IN THOUSANDS, EXCEPT PER
                                                  SHARE DATA)
Revenues:
  Percentage lease revenue..............      $110,077       $102,878
  Income from unconsolidated
     partnerships.......................         2,815          2,160
                                              --------       --------
  Total income..........................       112,892        105,038
Expenses:
  General and administrative............         1,895          1,783
  Depreciation..........................        31,103         26,617
  Taxes, insurance and other............        15,189         13,617
  Interest expense......................        15,903         15,004
Net income..............................        48,802         48,017
Preferred distributions.................        11,798         11,798
                                              --------       --------
Net income applicable to unitholders....      $ 37,004       $ 36,219
                                              ========       ========
Net income per unit.....................      $   1.41       $   1.38
                                              ========       ========
Weighted average number of units
  outstanding...........................        26,268         26,228
                                              ========       ========

15. RECENTLY ISSUED STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

     SFAS No. 128, "Earnings Per Share" ("EPS"), was issued in October 1996. This statement specifies the computation, presentation, and disclosure requirements for EPS and is effective for financial statements issued for periods ending after December 15, 1997. The statement requires restatement of all prior period EPS data presented, including interim financial statement, summaries of earnings, and selected financial data, after the effective date. The Company has determined the effect of adoption will have an immaterial impact on previously reported EPS numbers.

16. SUBSEQUENT EVENTS

     On February 3, 1997 FelCor announced the closing of a common stock offering pursuant to their $500 million Shelf Registration, covering a variety of debt and equity securities. The offering was for 3 million shares of common stock to the public at $35.50 per share, providing FelCor with net proceeds of approximately $100.7 million which were contributed to the Partnership.

     The Company used the majority of the proceeds of this common stock offering to purchase 50% joint venture interests in eight existing Embassy Suite hotels and to acquire full ownership of two additional hotels. Promus continues to own the remaining 50% interest in the eight joint venture hotels, which will continue to operate as Embassy Suites under management by Promus. The two wholly-owned hotels will be converted to Doubletree Guest Suites hotels by the end of the second quarter of 1997 and are being managed by a subsidiary of Doubletree Hotels Corporation. The aggregate purchase price for the Company's interest in

                       FELCOR SUITES LIMITED PARTNERSHIP
these 10 hotels was approximately $139 million, including the Company's pro rata share of approximately $86 million in non-recourse debt held by the joint ventures.

     On February 18, 1997 the Company purchased the 215-suite Embassy Suites Los Angeles Airport (LAX) North hotel for approximately $22 million cash. Promus will continue to manage the hotel as an Embassy Suites hotel.

     On February 20, 1997 the Company purchased a 198-suite hotel in Dana Point, CA for approximately $17.2 million cash. The Dana Point hotel will be converted to a Doubletree Guest Suites hotel and will be managed by a subsidiary of Doubletree Hotels Corporation.

17. QUARTERLY OPERATING RESULTS (UNAUDITED)

     The Company's unaudited consolidated quarterly operating data for the years ended December 31, 1996 and 1995 follows (in thousands, except per share data). In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of quarterly results have been reflected in the data. It is also management's opinion, however, that quarterly operating data for hotel enterprises are not indicative of results to be achieved in succeeding quarters or years. In order to obtain a more accurate indication of performance, there should be a review of operating results, changes in shareholders' equity and cash flows for a period of several years. The data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere herein.

                                                       FIRST     SECOND      THIRD     FOURTH
                        1996                          QUARTER    QUARTER    QUARTER    QUARTER
                        ----                          -------    -------    -------    -------
Revenues:
  Percentage lease revenue..........................  $23,976    $23,409    $25,263    $25,302
  Income from unconsolidated partnerships...........      320        165        927        598
  Other income......................................      146        628        163         47
                                                      -------    -------    -------    -------
          Total revenues............................   24,442     24,202     26,353     25,947
                                                      -------    -------    -------    -------
Expenses:
  General and administrative........................      382        466        458        513
  Depreciation......................................    4,516      5,788      7,529      8,711
  Taxes, insurance and other........................    3,529      3,070      3,260      4,038
  Interest expense..................................    2,424      2,089      1,760      3,530
                                                      -------    -------    -------    -------
          Total expenses............................   10,851     11,413     13,007     16,792
                                                      -------    -------    -------    -------
Income before extraordinary charge..................   13,591     12,789     13,346      9,155
Extraordinary charge from write off of deferred
  financing fees....................................                          2,354
                                                      -------    -------    -------    -------
Net income..........................................   13,591     12,789     10,992      9,155
Preferred distributions.............................               1,835      2,949      2,950
                                                      -------    -------    -------    -------
Net income applicable to unitholders................  $13,591    $10,954    $ 8,043    $ 6,205
                                                      =======    =======    =======    =======
Per unit information:
  Net income applicable to unitholders before
     extraordinary charge...........................  $  0.53    $  0.42    $  0.40    $  0.24
  Extraordinary charge..............................                          (0.09)
                                                      -------    -------    -------    -------
  Net income........................................  $  0.53    $  0.42    $  0.31    $  0.24
                                                      =======    =======    =======    =======
  Weighted average number of units outstanding......   25,675     26,011     26,172     26,288
                                                      =======    =======    =======    =======

                       FELCOR SUITES LIMITED PARTNERSHIP

                                                       FIRST     SECOND      THIRD     FOURTH
                        1995                          QUARTER    QUARTER    QUARTER    QUARTER
                        ----                          -------    -------    -------    -------
Revenues:
  Percentage lease revenue..........................  $ 5,372    $ 5,977    $ 6,138    $ 6,300
  Income from unconsolidated partnerships...........                            290        223
  Other income......................................        8        209        215      1,259
                                                      -------    -------    -------    -------
          Total revenues............................    5,380      6,186      6,643      7,782
                                                      -------    -------    -------    -------
Expenses:
  General and administrative........................      184        240        215        231
  Depreciation......................................    1,058      1,178      1,455      1,541
  Taxes, insurance and other........................      559        580        616        808
  Interest expense..................................      353        566        143        942
                                                      -------    -------    -------    -------
          Total expenses............................    2,154      2,564      2,429      3,522
                                                      -------    -------    -------    -------
Net income applicable to unitholders................  $ 3,226    $ 3,622    $ 4,214    $ 4,260
                                                      =======    =======    =======    =======
Per unit information:
  Net income........................................  $  0.50    $  0.48    $  0.43    $  0.36
                                                      =======    =======    =======    =======
  Weighted average number of units outstanding......    6,402      7,545      9,866     11,940
                                                      =======    =======    =======    =======

18. CONSOLIDATING FINANCIAL INFORMATION

     On October 1, 1997 the Partnership completed a private placement of $300 million of long term senior unsecured notes. The notes were issued in two maturities, consisting of $175 million of 7 3/8% notes due 2004 and $125 million of 7 5/8% notes due 2007. The proceeds were used to pay off debt. The Partnership has filed a registration statement with the SEC, to exchange this privately placed debt for registered debt with identical terms.

     FelCor and all the wholly-owned consolidated subsidiaries of the Partnership (FelCor/CSS Holdings, L.P.; FelCor/CSS Hotels L.L.C.; FelCor/LAX Hotels L.L.C.; FelCor Eight Hotels L.L.C.; FelCor/St. Paul Holdings, L.P.; and FelCor/LAX Holdings, L.P. collectively "Subsidiary Guarantors") are guarantors of the debt offering. The following table presents consolidating information for the Subsidiary Guarantors.

                       FELCOR SUITES LIMITED PARTNERSHIP

                       FELCOR SUITES LIMITED PARTNERSHIP

                          CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                     ASSETS

                                                             SUBSIDIARY                       TOTAL
                                              FELCOR L.P.    GUARANTORS    ELIMINATIONS    CONSOLIDATED
                                              -----------    ----------    ------------    ------------
Net investment in hotel properties.........    $341,269       $558,422                       $899,691
Equity investment in consolidated
  subsidiaries.............................     538,004                     $(538,004)
Investment in unconsolidated
  partnerships.............................      59,867                                        59,867
Cash and cash equivalents..................       7,793                                         7,793
Prepayments................................                      1,616                          1,616
Due (to)/from Lessee.......................         614          4,912                          5,526
Due to/from subsidiary.....................     (10,929)        10,929
Other assets...............................       1,060                                         1,060
Deferred assets............................       3,235                                         3,235
                                               --------       --------      ---------        --------
          Total assets.....................    $940,913       $575,879      $(538,004)       $978,788
                                               ========       ========      =========        ========

                                    LIABILITIES & PARTNERS' CAPITAL

Distributions payable......................    $ 16,090                                      $ 16,090
Accrued expenses and other liabilities.....       5,234                                         5,234
Debt.......................................     201,550       $ 25,000                        226,550
Capitalized leases.........................                     12,875                         12,875
Minority interest - other partnerships.....
                                               --------       --------      ---------        --------
          Total liabilities................     222,874         37,875                        260,749
Redeemable units, at redemption value......      98,542                                        98,542
Preferred units............................     151,250                                       151,250
Partner's capital..........................     468,247        538,004      $(538,004)        468,247
                                               --------       --------      ---------        --------
          Total liabilities and partners'
            capital........................    $940,913       $575,879      $(538,004)       $978,788
                                               ========       ========      =========        ========

                       FELCOR SUITES LIMITED PARTNERSHIP

                       FELCOR SUITES LIMITED PARTNERSHIP

                     CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                          SUBSIDIARY       TOTAL
                                                           FELCOR L.P.    GUARANTORS    CONSOLIDATED
                                                           -----------    ----------    ------------
Revenues:
Percent rent............................................     $39,489       $58,461        $ 97,950
Income from unconsolidated partnerships.................       2,010                         2,010
Other revenue...........................................         632           352             984
                                                             -------       -------        --------
          Total revenue.................................      42,131        58,813         100,944
                                                             -------       -------        --------
Expenses:
General and administrative..............................         733         1,086           1,819
Depreciation............................................       9,337        17,207          26,544
Taxes, insurance and other..............................       4,645         9,252          13,897
Interest expense........................................       7,369         2,434           9,803
                                                             -------       -------        --------
          Total expenses................................      22,084        29,979          52,063
                                                             -------       -------        --------
  Net income before extraordinary charge................      20,047        28,834          48,881
  Extraordinary charge for write-off of deferred
     financing..........................................       2,354                         2,354
                                                             -------       -------        --------
  Net income............................................      17,693        28,834          46,527
Preferred distributions.................................       7,734                         7,734
                                                             -------       -------        --------
Net income applicable to unitholders....................     $ 9,959       $28,834        $ 38,793
                                                             =======       =======        ========

                       FELCOR SUITES LIMITED PARTNERSHIP

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                         SUBSIDIARY       TOTAL
                                                          FELCOR L.P.    GUARANTORS    CONSOLIDATED
                                                          -----------    ----------    ------------
Cash flows from operating activities...................    $  42,515     $  31,417      $  73,932
Cash flows from investing activities...................      (68,415)     (411,967)      (480,382)
Cash flows from financing activities...................     (133,128)      380,550        247,422
                                                           ---------     ---------      ---------
Change in cash and cash equivalents....................     (159,028)                    (159,028)
Cash and cash equivalents at beginning of period.......      166,821                      166,821
                                                           ---------     ---------      ---------
Cash and cash equivalents at end of year...............    $   7,793     $              $   7,793
                                                           =========     =========      =========

                       FELCOR SUITES LIMITED PARTNERSHIP

                       FELCOR SUITES LIMITED PARTNERSHIP

                          CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                  SUBSIDIARY                     TOTAL
                                                    FELCOR L.P.   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                    -----------   ----------   ------------   ------------
                                                  ASSETS
Net investment in hotel properties................   $164,725      $160,430                     $325,155
Equity investment in consolidated subsidiaries....    152,006                   $(152,006)
Investment in unconsolidated partnerships.........     13,819                                     13,819
Cash and cash equivalents.........................    166,821                                    166,821
Prepayments.......................................     33,701         1,616                       35,317
Due (to)/from Lessee..............................      1,040         1,356                        2,396
Due (to)/from subsidiary..........................        140          (140)
Other assets......................................      3,138                                      3,138
Deferred assets...................................      1,713                                      1,713
                                                     --------      --------     ---------       --------
          Total assets............................   $537,103      $163,262     $(152,006)      $548,359
                                                     ========      ========     =========       ========

                                    LIABILITIES AND PARTNERS' CAPITAL
Distributions payable.............................   $  4,918                                   $  4,918
Accrued expenses and other liabilities............      3,552                                      3,552
Debt..............................................      8,410                                      8,410
Capitalized leases................................                   11,256                       11,256
                                                     --------      --------     ---------       --------
          Total liabilities.......................     16,880        11,256                       28,136
Redeemable units, at redemption value.............     74,790                                     74,790
Preferred units...................................
Partners' capital.................................    445,433       152,006      (152,006)       445,433
                                                     --------      --------     ---------       --------
          Total liabilities and partners'
            capital...............................   $537,103      $163,262     $(152,006)      $548,359
                                                     ========      ========     =========       ========

                       FELCOR SUITES LIMITED PARTNERSHIP

                       FELCOR SUITES LIMITED PARTNERSHIP

                     CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                          SUBSIDIARY       TOTAL
                                                           FELCOR L.P.    GUARANTORS    CONSOLIDATED
                                                           -----------    ----------    ------------
Revenues:
Percent rent.............................................    $22,002        $1,785        $23,787
Income from unconsolidated partnerships..................        513                          513
Other revenue............................................      1,684             7          1,691
                                                             -------        ------        -------
          Total revenue..................................     24,199         1,792         25,991
                                                             -------        ------        -------
Expenses:
General and administrative...............................        799            71            870
Depreciation.............................................      5,232                        5,232
Taxes, insurance and other...............................      2,134           429          2,563
Interest expense.........................................      1,902           102          2,004
                                                             -------        ------        -------
          Total expenses.................................     10,067           602         10,669
                                                             -------        ------        -------
          Net income.....................................    $14,132        $1,190        $15,322
                                                             =======        ======        =======

                       FELCOR SUITES LIMITED PARTNERSHIP

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                          GUARANTOR         TOTAL
                                                          FELCOR L.P.    SUBSIDIARIES    CONSOLIDATED
                                                          -----------    ------------    ------------
Cash flows from operating activities                       $  19,717      $  (1,642)      $  18,075
Cash flows from investing activities                        (110,023)      (149,174)       (259,197)
Cash flows from financing activities                         256,009        150,816         406,825
                                                           ---------      ---------       ---------
Change in cash and cash equivalents.....................     165,703                        165,703
Cash and cash equivalents at beginning of period........       1,118                          1,118
                                                           ---------      ---------       ---------
Cash and cash equivalents at end of year................   $ 166,821      $               $ 166,821
                                                           =========      =========       =========

                       FELCOR SUITES LIMITED PARTNERSHIP

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                                     COST CAPITALIZED
                                                    INITIAL COST                 SUBSEQUENT TO ACQUISITION
                                         ----------------------------------   -------------------------------
                                                    BUILDINGS     FURNITURE           BUILDINGS     FURNITURE
                                                       AND           AND                 AND           AND
        DESCRIPTION OF PROPERTY           LAND     IMPROVEMENTS   FIXTURES    LAND   IMPROVEMENTS   FIXTURES
        -----------------------          -------   ------------   ---------   ----   ------------   ---------
Dallas (Park Central), TX..............  $ 1,497     $ 12,722      $   647             $    28         1,091
Nashville, TN..........................    1,118        9,506          961                  28         1,093
Jacksonville, FL.......................    1,130        9,608          456                  28           627
Orlando (North), FL....................    1,673       14,218          684                  28           664
Orlando (South), FL....................    1,632       13,870          799                  28           967
Tulsa, OK..............................      525        7,344        3,117                 139         1,523
New Orleans, LA........................    2,570       22,300          895                 523           890
Flagstaff, AZ..........................      900        6,825          268               1,523           993
Dallas (Love Field), TX................    1,934       16,674          757                 167           899
Boston-Marlborough, MA.................      948        8,143          325    $761                       721
Brunswick, GA..........................      705        6,067          247                               431
Corpus Christi, TX.....................    1,113        9,618          390      51                     1,268
Burlingame (SF Airport So.), CA........                39,929          818                  55         2,041
Minneapolis (Airport), MN..............    5,417       36,508          602                  62         2,052
Boca Raton (Doubletree), FL............    5,427        3,066          304                  29           503
Minneapolis (Downtown), MN.............      818       16,820          505                  56         2,462
St. Paul, MN...........................    1,156       17,315          849                  27         2,210
Tampa (Busch Gardens), FL..............      672       12,387          226                                 5
Cleveland, OH..........................    1,755       15,329          527                 129           236
Anaheim, CA............................    2,548       14,832          607                 491         2,517
Baton Rouge, LA........................    2,350       19,092          525                 497         2,140
Birmingham, AL.........................    2,843       29,286          160                 706         2,140
Deerfield Beach, FL....................    4,523       29,443          917                 849         2,088
Ft. Lauderdale, FL.....................    5,329       47,850          903               1,142         2,558
Miami (Airport), FL....................    4,135       24,950        1,171                 684         2,658
Milpitas, CA...........................    4,021       23,677          562                 912         2,920
Phoenix (Camelback), AZ................                39,003          612                 810         2,604
So. San Francisco (Airport N.), CA.....    3,418       31,737          527                 769         3,378
Lexington, KY..........................    1,955       13,604          587                                79
Piscataway, NJ.........................    1,755       17,563          527                  12           168
Avon (Beaver Creek Resort), CO.........    1,134        9,864          340                 162           568
Boca Raton (Embassy), FL...............    1,868       16,253          560                             1,604
El Segundo (LAX South), CA.............    2,660       17,997          798                 179         2,595
Oxnard (Mandalay Beach), CA............    2,930       22,125          879                 529           441
Napa, CA...............................    3,287       14,205          494                 398           245
Deerfield, IL..........................    2,305       20,054          692                                 2
Atlanta (Buckhead), GA.................    7,303       38,996        2,437
Kingston Plantation, SC................    2,940       24,988        1,470
                                         -------     --------      -------    ----     -------       -------
Total..................................  $88,294     $733,768      $28,145    $812     $10,990       $49,381
                                         =======     ========      =======    ====     =======       =======

                                               GROSS AMOUNTS AT WHICH                     ACCUMULATED      NET BOOK
                                             CARRIED AT CLOSE OF PERIOD                  DEPRECIATION        VALUE
                                         ----------------------------------              BUILDINGS AND   BUILDINGS AND
                                                    BUILDINGS     FURNITURE              IMPROVEMENTS;   IMPROVEMENTS;
                                                       AND            &                   FURNITURE &    FURNITURE AND
        DESCRIPTION OF PROPERTY           LAND     IMPROVEMENTS   FIXTURES     TOTAL       FIXTURES        FIXTURES
        -----------------------          -------   ------------   ---------   --------   -------------   -------------
Dallas (Park Central), TX..............    1,497     $ 12,750      $ 1,738    $ 15,985      $ 1,840        $ 14,145
Nashville, TN..........................    1,118        9,534        2,054      12,706        2,230          10,476
Jacksonville, FL.......................    1,130        9,636        1,083      11,849        1,171          10,678
Orlando (North), FL....................    1,673       14,246        1,348      17,267        1,916          15,351
Orlando (South), FL....................    1,632       13,898        1,766      17,296        1,823          15,473
Tulsa, OK..............................      525        7,483        4,640      12,648        3,485           9,163
New Orleans, LA........................    2,570       22,823        1,785      27,178        1,699          25,479
Flagstaff, AZ..........................      900        8,348        1,261      10,509          687           9,822
Dallas (Love Field), TX................    1,934       16,841        1,656      20,431        1,118          19,313
Boston-Marlborough, MA.................    1,709        8,143        1,046      10,898          495          10,403
Brunswick, GA..........................      705        6,067          678       7,450          317           7,133
Corpus Christi, TX.....................    1,164        9,618        1,658      12,440          628          11,812
Burlingame (SF Airport So.), CA........                39,984        2,859      42,843        1,514          41,329
Minneapolis (Airport), MN..............    5,417       36,570        2,654      44,641        1,378          43,263
Boca Raton (Doubletree), FL............    5,427        3,095          807       9,329          234           9,095
Minneapolis (Downtown), MN.............      818       16,876        2,967      20,661          845          19,816
St. Paul, MN...........................    1,156       17,342        3,059      21,557          895          20,662
Tampa (Busch Gardens), FL..............      672       12,387          231      13,290          383          12,907
Cleveland, OH..........................    1,755       15,458          763      17,976          511          17,465
Anaheim, CA............................    2,548       15,323        3,124      20,995          813          20,182
Baton Rouge, LA........................    2,350       19,589        2,665      24,604          681          23,923
Birmingham, AL.........................    2,843       29,992        2,300      35,135          804          34,331
Deerfield Beach, FL....................    4,523       30,292        3,005      37,820          981          36,839
Ft. Lauderdale, FL.....................    5,329       48,992        3,461      57,782        1,629          56,153
Miami (Airport), FL....................    4,135       25,634        3,829      33,598        1,031          32,567
Milpitas, CA...........................    4,021       24,589        3,482      32,092          991          31,101
Phoenix (Camelback), AZ................                39,813        3,216      43,029        1,208          41,821
So. San Francisco (Airport N.), CA.....    3,418       32,506        3,905      39,829        1,085          38,744
Lexington, KY..........................    1,955       13,604          666      16,225          403          15,822
Piscataway, NJ.........................    1,755       17,575          695      20,025          484          19,541
Avon (Beaver Creek Resort), CO.........    1,134       10,026          908      12,068          291          11,777
Boca Raton (Embassy), FL...............    1,868       16,253        2,164      20,285          481          19,804
El Segundo (LAX South), CA.............    2,660       18,176        3,393      24,229        1,394          22,835
Oxnard (Mandalay Beach), CA............    2,930       22,654        1,320      26,904          512          26,392
Napa, CA...............................    3,287       14,603          739      18,629          318          18,311
Deerfield, IL..........................    2,305       20,054          694      23,053          321          22,732
Atlanta (Buckhead), GA.................    7,303       38,996        2,437      48,736          122          48,614
Kingston Plantation, SC................    2,940       24,988        1,470      29,398                       29,398
                                         -------     --------      -------    --------      -------        --------
Total..................................  $89,106     $744,758      $77,526    $911,390      $36,718        $874,672
                                         =======     ========      =======    ========      =======        ========


                                                         LIFE UPON
                                                           WHICH
                                                        DEPRECIATION
                                           DATE OF      IN STATEMENT
        DESCRIPTION OF PROPERTY          CONSTRUCTION   IS COMPUTED
        -----------------------          ------------   ------------
Dallas (Park Central), TX..............      1985         5-40 Yrs
Nashville, TN..........................      1986         5-40 Yrs
Jacksonville, FL.......................      1985         5-40 Yrs
Orlando (North), FL....................      1985         5-40 Yrs
Orlando (South), FL....................      1985         5-40 Yrs
Tulsa, OK..............................      1985         5-40 Yrs
New Orleans, LA........................      1984         5-40 Yrs
Flagstaff, AZ..........................      1988         5-40 Yrs
Dallas (Love Field), TX................      1986         5-40 Yrs
Boston-Marlborough, MA.................      1988         5-40 Yrs
Brunswick, GA..........................      1988         5-40 Yrs
Corpus Christi, TX.....................      1984         5-40 Yrs
Burlingame (SF Airport So.), CA........      1986         5-40 Yrs
Minneapolis (Airport), MN..............      1986         5-40 Yrs
Boca Raton (Doubletree), FL............      1989         5-40 Yrs
Minneapolis (Downtown), MN.............      1984         5-40 Yrs
St. Paul, MN...........................      1983         5-40 Yrs
Tampa (Busch Gardens), FL..............      1985         5-40 Yrs
Cleveland, OH..........................      1990         5-40 Yrs
Anaheim, CA............................      1987         5-40 Yrs
Baton Rouge, LA........................      1985         5-40 Yrs
Birmingham, AL.........................      1987         5-40 Yrs
Deerfield Beach, FL....................      1987         5-40 Yrs
Ft. Lauderdale, FL.....................      1986         5-40 Yrs
Miami (Airport), FL....................      1987         5-40 Yrs
Milpitas, CA...........................      1987         5-40 Yrs
Phoenix (Camelback), AZ................      1985         5-40 Yrs
So. San Francisco (Airport N.), CA.....      1988         5-40 Yrs
Lexington, KY..........................      1987         5-40 Yrs
Piscataway, NJ.........................      1988         5-40 Yrs
Avon (Beaver Creek Resort), CO.........      1990         5-40 Yrs
Boca Raton (Embassy), FL...............      1989         5-40 Yrs
El Segundo (LAX South), CA.............      1985         5-40 Yrs
Oxnard (Mandalay Beach), CA............      1986         5-40 Yrs
Napa, CA...............................      1985         5-40 Yrs
Deerfield, IL..........................      1987         5-40 Yrs
Atlanta (Buckhead), GA.................      1988         5-40 Yrs
Kingston Plantation, SC................      1987         5-40 Yrs

Total..................................

(a)  Reconciliation of Real Estate:
       Balance at July 28, 1994..................................  $ 82,979
       Additions during the period...............................    26,847
                                                                   --------
       Balance at December 31, 1994..............................   109,826
       Additions during the period...............................   233,572
                                                                   --------
       Balance at December 31, 1995..............................   343,398
       Additions during the period...............................   568,073
       Dispositions during the period............................       (81)
                                                                   --------
       Balance at December 31, 1996..............................  $911,390
                                                                   ========
(b)  Reconciliation of Accumulated Depreciation:
       Balance at July 28, 1994
       Accumulated depreciation assumed with predecessor
         historical cost basis...................................  $  3,540
       Depreciation expense during the period....................     1,486
                                                                   --------
       Balance at December 31, 1994..............................     5,026
       Depreciation expense during the period....................     5,371
                                                                   --------
       Balance at December 31, 1995..............................    10,397
       Depreciation expense during the period....................    26,321
                                                                   --------
       Balance at December 31, 1996..............................  $ 36,718
                                                                   ========

                            DJONT OPERATIONS, L.L.C.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE NINE MONTHS ENDED
                              SEPTEMBER 30, 1997
                       (UNAUDITED, AMOUNTS IN THOUSANDS)

     The following unaudited Pro Forma Consolidated Statements of Operations of DJONT Operations, L.L.C. (the "Lessee") are presented as if the acquisitions of all hotels owned by FelCor Suite Hotels, Inc. (the "Company") at December 31, 1996 and those hotels acquired in 1997, through September 30, 1997, and related transactions had occurred as of January 1, 1996 and the Hotels had all been leased to the Lessee pursuant to Percentage Leases. Such pro forma information is based in part upon the Pro Forma Consolidated Statements of Operations of the Company, the historical Consolidated Financial Statements of the Lessee and the historical Statements of Operations of the 1997 Acquisitions. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Lessee would have been assuming such transactions had been completed on January 1, 1996, nor does it purport to represent the results of operations for future periods.

                                                    YEAR ENDED DECEMBER 31, 1996
                                        ----------------------------------------------------
                                        1996 ACQUISITIONS   1997 ACQUISITIONS
                                          AND PREFERRED        AND EQUITY         PRO FORMA
                           HISTORICAL   STOCK OFFERING(A)     OFFERINGS(B)       ADJUSTMENTS       TOTAL
                           ----------   -----------------   -----------------    -----------      --------
Revenues:
  Suite revenue..........   $234,451         $46,393            $200,627                          $481,471
  Food and beverage
     revenue.............     15,119           8,194              41,616                            64,929
  Food and beverage
     rent................      2,334             408                 538                             3,280
  Other revenue..........     17,340           2,802              14,382          $   (316)(C)      34,208
                            --------         -------            --------          --------        --------
          Total
            revenues.....    269,244          57,797             257,163              (316)        583,888
                            --------         -------            --------          --------        --------
Expenses:
  Property operating
     costs and
     expenses............     66,236          12,417              60,752                           139,405
  Other operating
     expenses............     81,045          20,182              90,252                           191,479
  Management and
     franchise fees......     11,770           5,491              11,480            (2,498)(D)      26,243
  Taxes, insurance and
     other...............      5,912            (862)             19,212           (13,207)(E)      11,055
  Interest expense.......                                         30,850           (30,850)(F)
  Depreciation and
     amortization........                                         32,953           (32,953)(G)
  Percentage lease
     payments............    107,935          20,248               3,396            88,129(H)      219,708
  Lessee overhead
     expenses............      1,776            (236)                                   --           1,540
                            --------         -------            --------          --------        --------
Income (loss) before
  minority interest......     (5,430)            557               8,268            (8,937)         (5,542)
Minority interest........                                                              (92)(I)         (92)
                            --------         -------            --------          --------        --------
Net income (loss)........   $ (5,430)        $   557            $  8,268          $ (8,845)       $ (5,450)
                            ========         =======            ========          ========        ========

                            DJONT OPERATIONS, L.L.C.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                                NINE MONTHS ENDED SEPTEMBER 30, 1997
                                              -----------------------------------------
                                                                1997
                                                            ACQUISITIONS
                                              HISTORICAL     AND EQUITY      PRO FORMA
                                               COMPANY      OFFERING(B)     ADJUSTMENTS       TOTAL
                                              ----------    ------------    -----------      --------
    Revenues:
      Suite revenue.......................      $330,545       $  69,534                     $400,079
      Food and beverage revenue...........        20,576          19,714                       40,290
      Food and beverage rent..............         3,338              55                        3,393
      Other revenue.......................        26,209           5,335                       31,544
                                                --------       ---------      ---------      --------
              Total revenues..............       380,668          94,638                      475,306
                                                --------       ---------      ---------      --------
    Expenses:
      Property operating costs and
         expenses.........................       110,901          34,333                      145,234
      Other operating expenses............        87,670          21,193                      108,863
      Management and franchise fees.......        17,949           3,930          1,453(D)     23,332
      Taxes, insurance and other..........         5,245           2,833           (472)(E)     7,606
      Interest expense....................                         9,157         (9,157)(F)
      Depreciation and amortization.......                         9,147         (9,147)(G)
      Percentage lease payments...........       158,436              49         32,523(H)    191,008
      Lessee overhead expenses............         1,618                                        1,618
                                                --------       ---------      ---------      --------
    Income (Loss) before minority
      interest............................        (1,151)         13,996        (15,200)       (2,355)
    Minority interest.....................           437                           (850)(I)      (413)
                                                --------       ---------      ---------      --------
    Net income (loss).....................      $ (1,588)      $  13,996      $ (14,350)     $ (1,942)
                                                ========       =========      =========      ========

                            DJONT OPERATIONS, L.L.C.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(A) Represents the historical results of operations and pro forma adjustments, for the period prior to the acquisition by the Company, of the hotels acquired by the Company in 1996. Those hotels acquired in 1996 and dates of acquisition are as follows:

      Anaheim, California, Embassy Suites.........................    January 3, 1996
      Baton Rouge, Louisiana, Embassy Suites......................    January 3, 1996
      Birmingham, Alabama, Embassy Suites.........................    January 3, 1996
      Deerfield Beach, Florida, Embassy Suites....................    January 3, 1996
      Ft. Lauderdale, Florida, Embassy Suites.....................    January 3, 1996
      Miami (Airport), Florida, Embassy Suites....................    January 3, 1996
      Milpitas, California, Embassy Suites........................    January 3, 1996
      Phoenix (Camelback), Arizona, Embassy Suites................    January 3, 1996
      Burlingame (S.F. Airport So.), California, Embassy Suites...    January 3, 1996
      Lexington, Kentucky, Hilton.................................    January 10, 1996
      Piscataway, New Jersey, Embassy Suites......................    January 10, 1996
      Avon (Beaver Creek Resort), Colorado, Embassy Suites........    February 20, 1996
      Boca Raton, Florida, Embassy Suites.........................    February 28, 1996
      El Segundo (LAX South), California, Embassy Suites..........    March 27, 1996
      Oxnard (Mandalay Beach), California, Embassy Suites.........    May 8, 1996
      Napa, California, Embassy Suites............................    May 8, 1996
      Deerfield, Illinois, Embassy Suites.........................    June 20, 1996
      San Rafael (Marin Co.), California, Embassy Suites..........    July 18, 1996
      Parsippany, New Jersey, Embassy Suites......................    August 1, 1996
      Charlotte, North Carolina, Embassy Suites...................    August 1, 1996
      Indianapolis (North), Indiana, Embassy Suites...............    August 1, 1996
      Atlanta (Buckhead), Georgia, Embassy Suites.................    October 17, 1996
      Myrtle Beach (Kingston Plantation), South Carolina, Embassy
        Suites....................................................    December 5, 1996

                            DJONT OPERATIONS, L.L.C.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(B) Represents the historical results of operations for the period prior to the acquisition by the Company, for those hotels acquired by the Company in 1997. Those hotels acquired during 1997 and dates of acquisition are as follows:

      1997 Acquisitions
        Omaha, Nebraska, Embassy Suites...........................  February 1, 1997
        Bloomington, Minnesota, Embassy Suites....................  February 1, 1997
        Atlanta (Perimeter Center), Georgia, Embassy Suites.......  February 1, 1997
        Kansas City (Country Club Plaza), Missouri, Embassy
           Suites.................................................  February 1, 1997
        Overland Park, Kansas, Embassy Suites.....................  February 1, 1997
        Raleigh, North Carolina, Embassy Suites...................  February 1, 1997
        San Antonio (I-10), Texas, Embassy Suites.................  February 1, 1997
        Austin (Downtown), Texas, Embassy Suites..................  February 1, 1997
        Covina, California, Embassy Suites........................  February 1, 1997
        Secaucus, New Jersey, Embassy Suites......................  February 1, 1997
        Los Angeles (LAX Airport North), California, Embassy
           Suites.................................................  February 18, 1997
        Dana Point, California, Hilton Inn........................  February 21, 1997
        Troy, Michigan, Doubletree Guest Suites...................  March 20, 1997
        Austin, Texas, Doubletree Guest Suites....................  March 20, 1997
        Baltimore, Maryland, Doubletree Guest Suites..............  March 20, 1997
        San Antonio (Airport), Texas, Embassy Suites..............  May 16, 1997
        Nashville (Airport), Tennessee, Doubletree Guest Suites...  June 5, 1997
        Dallas (Market Center), Texas, Embassy Suites.............  June 30, 1997
        Syracuse, New York, Embassy Suites........................  June 30, 1997
        Atlanta (Gateway), Georgia, Sheraton......................  June 30, 1997
        Atlanta (Galleria), Georgia, Sheraton Suites..............  June 30, 1997
        Chicago (O'Hare), Illinois, Sheraton Suites...............  June 30, 1997
        Dallas (Park Central), Texas, Sheraton....................  June 30, 1997
        Phoenix (Crescent), Arizona, Sheraton.....................  June 30, 1997
        Lake Buena Vista (Disney World), Florida, Doubletree Guest
           Suites.................................................  July 28, 1997
        Raleigh/Durham, North Carolina, Doubletree Guest Suites...  July 28, 1997
        Tampa (Rocky Point), Florida, Doubletree Guest Suites.....  July 28, 1997
        Philadelphia (Society Hill), Pennsylvania, Sheraton.......  September 29, 1997

(C) Reflects the elimination of historical interest income earned on excess cash.

(D) Represents the elimination of historical management and franchise fees, and the addition of management and franchise fees to be incurred under the new management agreements for the 1997 Acquisitions. The management fees were calculated based on the terms of the management agreements. Also included in the pro forma adjustment are computations for the incentive management fee which varies according to the management agreement.

(E) Reflects the elimination of historical real estate and personal property taxes and property insurance which is to be paid by the Partnership for the 1997 Acquisitions.

(F) Reflects the elimination of historical interest expense for the 1997 Acquisitions. Any future interest expense related to debt will be paid by the Partnership.

(G) Reflects the elimination of historical depreciation and amortization for the 1997 Acquisitions.

                            DJONT OPERATIONS, L.L.C.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(H) Represents lease expenses calculated on a pro forma basis by applying the contractual or anticipated rent provisions of the Percentage Leases to the historical suite revenues, pro forma restaurant rent and historical food and beverage revenues of the Hotels.

(I) Represents minority interest from preferred equity positions in subsidiaries of DJONT.

                            DJONT OPERATIONS, L.L.C.

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                           (UNAUDITED, IN THOUSANDS)

                                     ASSETS

                                                              SEPTEMBER 30,
                                                                  1997
                                                              -------------
Cash and cash equivalents...................................     $29,171
Accounts receivable, net....................................      23,970
Inventories.................................................       3,065
Prepaid expenses............................................       2,444
Other assets................................................       2,144
                                                                 -------
          Total assets......................................     $60,794
                                                                 =======

                   LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable, trade.....................................     $ 7,409
Accounts payable, other.....................................      15,162
Due to FelCor Suite Hotels, Inc.............................      13,419
Due to other partnerships...................................       6,156
Accrued expenses and other liabilities......................      26,639
                                                                 -------
          Total liabilities.................................      68,785
                                                                 -------
Shareholders' deficit:
Capital.....................................................           1
Distributions in excess of earnings.........................      (7,992)
                                                                 -------
          Total shareholders' deficit.......................      (7,991)
                                                                 -------
          Total liabilities and shareholders' deficit.......     $60,794
                                                                 =======

  The accompanying notes are an integral part of these consolidated financial statements.

                            DJONT OPERATIONS, L.L.C.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                           (UNAUDITED, IN THOUSANDS)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
Revenue:
  Suite revenue.............................................  $330,545    $168,950
  Food and beverage revenue.................................    20,576      11,235
  Food and beverage rent....................................     3,338       1,742
  Other revenue.............................................    26,209      12,457
                                                              --------    --------
          Total revenues....................................   380,668     194,384
                                                              --------    --------
Expenses:
  Property operating costs and expenses.....................    93,442      46,878
  General and administrative................................    27,694      14,033
  Advertising and promotion.................................    26,243      12,807
  Repair and maintenance....................................    18,417      10,031
  Utilities.................................................    15,316       8,801
  Management fee............................................     8,121       4,761
  Franchise fee.............................................     9,828       3,852
  Food and beverage expenses................................    17,459      11,748
  Percentage lease expenses.................................   158,436      78,307
  Lessee overhead expenses..................................     1,618       1,148
  Liability insurance.......................................     2,496       1,276
  Other.....................................................     2,749       3,634
                                                              --------    --------
          Total expenses....................................   381,819     197,276
                                                              --------    --------
Income (loss) before minority interest......................    (1,151)     (2,892)
Minority interest...........................................       437
                                                              --------    --------
Net income (loss)...........................................  $ (1,588)   $ (2,892)
                                                              ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                            DJONT OPERATIONS, L.L.C.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                           (UNAUDITED, IN THOUSANDS)

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              ------------------
                                                               1996       1997
                                                              -------    -------
Cash flows from operating activities:
  Net income (loss).........................................  $(1,588)   $(2,892)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Changes in assets and liabilities:
       Accounts receivable..................................  (15,270)    (5,722)
       Inventories..........................................     (960)      (208)
       Prepaid expenses.....................................   (2,189)      (434)
       Other assets.........................................       59       (157)
       Due to FelCor Suite Hotels, Inc......................    7,892      1,359
       Accounts payable, accrued expenses and other
        liabilities.........................................   36,019     11,187
                                                              -------    -------
          Net cash flow provided by operating activities....   23,963      3,133
                                                              -------    -------
Net change in cash and cash equivalents.....................   23,963      3,133
Cash and cash equivalents at beginning of periods...........    5,208      5,345
                                                              -------    -------
Cash and cash equivalents at end of periods.................  $29,171    $ 8,478
                                                              =======    =======

    The accompany notes are an integral part of these consolidated financial statements.

                            DJONT OPERATIONS, L.L.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION

     DJONT Operations, L.L.C. is a Delaware limited liability company ("DJONT") which began operations on July 28, 1994. All of the voting Class A membership interest in DJONT (representing a 50% equity interest) is beneficially owned by Hervey A. Feldman and Thomas J. Corcoran, Jr. who serve as directors and officers of FelCor Suite Hotels, Inc., (the "Company") and as managers and officers of DJONT. All of the non-voting Class B membership interest in DJONT (representing the remaining 50% equity interest) is owned by RGC Leasing, Inc., a Nevada corporation owned by the children of Mr. Mathewson, a director of the Company and shareholder of the predecessor company. Each of the 71 hotels in which FelCor Suites Limited Partnership (the "Operating Partnership") had an ownership interest at September 30, 1997 (the "Hotels"), is leased to DJONT or a consolidated subsidiary thereof (collectively, the "Lessee") pursuant to percentage leases ("Percentage Leases"). The Company's partners in partnerships owning interests in 12 of the Hotels hold special purpose non-voting equity interests in the consolidated subsidiary of DJONT which leases such Hotels, which interests entitle them to 50% of such subsidiary's net income before overhead with respect to such Hotels. In addition, the Company's partner in a partnership owning three of the Hotels holds a 50% non-voting equity interest in the consolidated subsidiary of DJONT leasing those Hotels. Messrs. Feldman and Corcoran, such partners, and the managers of certain of the Hotels have agreed, directly or through their affiliates, to make loans to the Lessee of up to an aggregate of approximately $15.4 million, to the extent necessary to enable the Lessee to pay rent and other obligations due under the respective Percentage Leases relating to a total of 32 of the Hotels. Amounts so borrowed by the Lessee, if any, will subordinate in right of repayment to the prior payment in full of rent and other obligations due under the Percentage Leases relating to such Hotels. No loans were outstanding under such agreements at September 30, 1997.

     Messrs. Feldman and Corcoran, as the beneficial owners of an aggregate 50% of DJONT, have entered into an agreement with the Company pursuant to which they have agreed that, for a period of ten years from April 15, 1995, any distributions received by them from DJONT (in excess of their tax liabilities with respect to the income of DJONT) will be utilized to purchase common stock from the Company or units of limited partner interest in the Operating Partnership at then current market prices. The agreement stipulates that Messrs. Feldman and Corcoran are restricted from selling any stock or unit so acquired for a period of two years from the date of purchase. RGC Leasing, Inc., which owns the other 50% of DJONT, may elect to purchase common stock or units upon similar terms, at its option. The independent directors of the Company may suspend or terminate such agreement at any time.

     Fifty-one of the Hotels are, and the Radisson at Kingston Plantation in Myrtle Beach, South Carolina will be converted by year end to, Embassy Suites(R) hotels, 50 of which are being managed for the Lessee by a subsidiary of Promus Hotel Corporation ("Promus"). Two Embassy Suites hotels are managed for the Lessee by two other management Companies. Twelve of the Hotels are Doubletree Guest Suites(R) hotels and are managed by a subsidiary of Doubletree Hotels Corporation ("Doubletree"). Six of the Hotels are Sheraton Suites (2) or Sheraton hotels (4) and are being managed for the Lessee directly by, or by a subsidiary of, ITT Sheraton Corporation ("Sheraton"). One of the Hotels is operated under a Hilton Suites(R) hotel franchise and managed by an independent management Company that also manages one of the Company's Embassy Suites.

                            DJONT OPERATIONS, L.L.C.

2. COMMITMENTS AND RELATED PARTY TRANSACTIONS

     The Lessee has future lease commitments under the Percentage Leases which expire in 2004 (7 hotels), 2005 (13 hotels), 2006 (23 hotels) and 2007 (28 hotels). Minimum future rental payments are computed based on the base rent as defined under these noncancellable operating leases and are as follows (in thousands):

                            YEAR                                AMOUNT
                            ----                              ----------
Remainder of 1997...........................................  $   32,896
1998........................................................     131,586
1999........................................................     131,586
2000........................................................     131,586
2001........................................................     131,586
2002 and thereafter.........................................     627,134
                                                              ----------
                                                              $1,186,374
                                                              ==========

     The Lessee typically pays a franchise fee ranging from 4% to 5% of room revenue, and marketing and reservation fees ranging from 1% to 3.5% of room revenue. In the cases where there is not a separate franchise agreement, the right to use the brand name is included in the management agreement. Base management fees typically range from 2% to 3% of total revenues. Incentive management fees are based upon the hotel's net income before overhead and typically range from 50% to 75% subject to, in certain cases, a maximum annual payment of between 2% and 3% of applicable hotel revenues in addition to the base fee. In many cases managers and franchisors have agreed to subordinate all or a portion of their fees at a specific hotel or group of hotels, either for a set period of time, or until the hotel or group of hotels provides a predetermined return to the Lessee, or both.

3. PRO FORMA INFORMATION (UNAUDITED)

     The following unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1997 and 1996 are presented as if Lessee had leased and operated all of the Hotels, beginning on January 1, 1996. Such information should be read in conjunction with the financial statements listed in the Index on page 2. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. The Pro Forma Consolidated Statements of Operations do not purport to present what actual results of operations would have been if such hotels had been operated by Lessee pursuant to the Percentage Leases since such date or to project the results of operations for any future periods.

                            DJONT OPERATIONS, L.L.C.

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
                                                                 (IN THOUSANDS)
Revenue:
  Suite revenue.............................................  $400,079    $368,557
  Food and beverage revenue.................................    40,289      46,355
  Food and beverage rent....................................     3,393       2,552
  Other revenue.............................................    31,545      25,972
                                                              --------    --------
          Total revenues....................................   475,306     443,436
                                                              --------    --------
Expenses:
  Property operating costs and expenses.....................   112,007     104,744
  General and administrative................................    35,066      33,490
  Advertising and promotion.................................    32,222      30,265
  Repair and maintenance....................................    22,587      22,528
  Utilities.................................................    18,988      18,597
  Management fee............................................    11,172       9,823
  Franchise fee.............................................    12,160      11,593
  Food and beverage expenses................................    33,227      40,214
  Percentage lease payments.................................   191,008     168,011
  Lessee overhead expenses..................................     1,618       1,151
  Liability insurance.......................................     3,011       2,922
  Other.....................................................     4,595       6,523
                                                              --------    --------
          Total expenses....................................   477,661     449,861
                                                              --------    --------
Loss before minority interest...............................    (2,355)     (6,425)
  Minority interest.........................................      (413)       (505)
                                                              --------    --------
Net loss....................................................  $ (1,942)   $ (5,920)
                                                              ========    ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
FelCor Suite Hotels, Inc.

     We have audited the accompanying balance sheets of DJONT Operations, L.L.C. as of December 31, 1996 and 1995 and the related statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1996 and 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DJONT Operations, L.L.C. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994 in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Memphis, Tennessee
January 22, 1997
  except as to the information
  presented in Note 7 for which
  the date is February 21, 1997

                            DJONT OPERATIONS, L.L.C.

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995
                                 (IN THOUSANDS)

                                     ASSETS

                                                               1996       1995
                                                              -------    -------
Cash and cash equivalents...................................  $ 5,208    $ 5,345
Accounts receivable, net....................................    8,700      3,129
Inventories.................................................    2,105        532
Prepaid expenses............................................      255        288
Other assets................................................    2,203        305
                                                              -------    -------
          Total assets......................................  $18,471    $ 9,599
                                                              =======    =======

                     LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable, trade.....................................  $ 1,273    $ 1,393
Accounts payable, other.....................................    2,398        605
Due to FelCor Suite Hotels Limited Partnership..............    5,526      2,396
Accrued expenses and other liabilities......................   15,677      5,978
                                                              -------    -------
          Total liabilities.................................   24,874     10,372
                                                              -------    -------
Commitments and contingencies (Note 4)
Shareholders' deficit:
  Capital...................................................        1          1
  Distributions in excess of earnings.......................   (6,404)      (774)
                                                              -------    -------
          Total shareholders' deficit.......................   (6,403)      (773)
                                                              -------    -------
          Total liabilities and shareholders' deficit.......  $18,471    $ 9,599
                                                              =======    =======

   The accompanying notes are an integral part of these financial statements.

                            DJONT OPERATIONS, L.L.C.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
          AND THE PERIOD FROM JULY 28, 1994 (INCEPTION OF OPERATIONS)
                           THROUGH DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                                                1996      1995      1994
                                                              --------   -------   -------
Revenues:
  Suite revenue.............................................  $234,451   $65,649   $16,094
  Food and beverage revenue.................................    15,119     2,462     1,112
  Food and beverage rent....................................     2,334       534        61
  Other revenue.............................................    17,340     3,924     1,020
                                                              --------   -------   -------
          Total revenues....................................   269,244    72,569    18,287
                                                              --------   -------   -------
Expenses:
  Property operating costs and expenses.....................    66,236    18,455     4,699
  General and administrative................................    20,123     5,547     1,506
  Advertising and promotion.................................    18,520     5,410     1,572
  Repair and maintenance....................................    14,453     4,010       994
  Utilities.................................................    12,248     3,384       866
  Management fee............................................     6,077     1,561       333
  Franchise fee.............................................     5,693     2,473       642
  Food and beverage expenses................................    15,701     2,723     1,143
  Percentage lease payments.................................   107,935    26,945     6,043
  Lessee overhead expenses..................................     1,776       834       106
  Liability insurance.......................................     1,818       468       106
  Conversion cost...........................................     2,165       297
  Other expenses............................................     1,929       702       168
                                                              --------   -------   -------
          Total Expenses....................................   274,674    72,809    18,178
                                                              --------   -------   -------
  Net income (loss).........................................  $ (5,430)  $  (240)  $   109
                                                              ========   =======   =======

   The accompanying notes are an integral part of these financial statements.

                            DJONT OPERATIONS, L.L.C

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
            THE PERIOD FROM JULY 28, 1994 (INCEPTION OF OPERATIONS)
                           THROUGH DECEMBER 31, 1994
                                 (IN THOUSANDS)

Capital contributions..............................  $     1
Distributions declared.............................     (443)
Net income.........................................      109
                                                     -------
Balance at December 31, 1994.......................     (333)
Distributions declared.............................     (200)
Net loss...........................................     (240)
                                                     -------
Balance at December 31, 1995.......................     (773)
Distributions declared.............................     (200)
Net loss...........................................   (5,430)
                                                     -------
Balance at December 31, 1996.......................  $(6,403)
                                                     =======

   The accompanying notes are an integral part of these financial statements.

                            DJONT OPERATIONS, L.L.C.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
          AND THE PERIOD FROM JULY 28, 1994 (INCEPTION OF OPERATIONS)
                           THROUGH DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                                               1996       1995      1994
                                                              -------    ------    -------
Cash flows from operating activities:
  Net income (loss).........................................  $(5,430)   $ (240)   $   109
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Changes in assets and liabilities:
       Accounts receivable..................................   (5,571)   (2,003)    (1,126)
       Inventories..........................................   (1,573)     (205)      (327)
       Prepaid expenses.....................................       33      (262)       (26)
       Other assets.........................................   (1,898)     (141)      (164)
       Due to FelCor Suite Hotels Limited Partnership.......    3,130     1,137      1,259
       Accounts payable, accrued expenses and other
          liabilities.......................................   11,372     4,000      3,976
                                                              -------    ------    -------
          Net cash flow provided by operating activities....       63     2,286      3,701
                                                              -------    ------    -------
Cash flows from financing activities:
  Capital contributions.....................................                             1
  Distributions paid........................................     (200)     (200)      (443)
                                                              -------    ------    -------
          Net cash flow used in financing activities........     (200)     (200)      (442)
                                                              -------    ------    -------
Net change in cash and cash equivalents.....................     (137)    2,086      3,259
Cash and cash equivalents at beginning of periods...........    5,345     3,259
                                                              -------    ------    -------
Cash and cash equivalents at end of years...................  $ 5,208    $5,345    $ 3,259
                                                              =======    ======    =======

   The accompanying notes are an integral part of these financial statements.

                            DJONT OPERATIONS, L.L.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

     DJONT Operations, L.L.C. is a Delaware limited liability company (together with its consolidated subsidiaries, the "Lessee") which was formed on June 29, 1994 and began operations on July 28, 1994. All of the voting Class A membership interest in the Lessee (representing a 50% equity interest) is owned by Hervey
A. Feldman and Thomas J. Corcoran, Jr. who serve as directors and officers of FelCor Suite Hotels Limited Partnership (the "Company") and as managers and officers of the Lessee. All of the non-voting Class B membership interest in the Lessee (representing the remaining 50% equity interest) is owned by RGC Leasing, Inc., a Nevada corporation owned by the children of Mr. Charles N. Mathewson, a director of the Company. The Lessee leases each of the 43 hotels (the "Hotels") in which FelCor Suites Limited Partnership (the "Partnership") had an ownership interest at December 31, 1996, pursuant to percentage leases ("Percentage Leases").

     Messrs. Feldman and Corcoran, as the beneficial owners of an aggregate 50% of the Lessee, have entered into an agreement with the Company pursuant to which they have agreed that, for a period of ten years, any distributions received by them from the Lessee (in excess of their tax liabilities with respect to the income of the Lessee) will be utilized to purchase common stock from the Company annually, at a price based upon a formula approved by the independent directors of the Company relating to the then current market prices. The agreement stipulates that Messrs. Feldman and Corcoran are restricted from selling any stock so acquired for a period of two years from the date of purchase. RGC Leasing, Inc., which owns the other 50% of the Lessee, may elect to purchase common stock of the Company or Partnership units upon similar terms, at its option. The independent directors of the Company may suspend or terminate such agreement at any time.

     At December 31, 1996, 39 of the Hotels are operated as Embassy Suites(R) hotels, two as Doubletree Guest Suites(R) hotels, one as a Hilton Suites(R) hotel and one hotel is in the process of being converted to an Embassy Suites hotel. The Lessee has entered into management agreements pursuant to which 38 of the Hotels are managed by Promus Hotels, Inc. ("Promus"), two of the Hotels are managed by a subsidiary of Doubletree Hotel Corporation ("Doubletree"), two of the Hotels are managed by American General Hospitality, Inc. ("AGHI") and one is managed by Coastal Hotel Group, Inc. ("Coastal").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash Equivalents -- All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

     Inventories -- Inventories are stated at the lower of cost or market.

     Revenue Recognition -- Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible. Such losses have been within management's expectations.

     Franchise Costs -- The cost of obtaining the franchise licenses is paid by the Partnership and the ongoing franchise fees are paid by the Lessee. These fees are generally computed as a percentage of suite revenue for each hotel in accordance with franchise agreements.

     Income Taxes -- The Lessee is a limited liability Company which is taxed for federal income taxes purposes as a limited partnership and, accordingly, all taxable income or loss flows through to the shareholders.

3. ACCUMULATED DEFICIT

     During 1996, the Lessee incurred a net loss of approximately $5.4 million and a cumulative shareholder's deficit of approximately $6.4 million. Management's analyses indicate that a significant portion of such loss is attributable to the one-time costs of converting the Crown Sterling Suites(R) hotels to Embassy Suites and

                            DJONT OPERATIONS, L.L.C.

Doubletree Guest Suites, and operations of hotels during periods of substantial renovation. Such renovations are required under the terms of the related franchise agreements. In accordance with the terms of the Percentage Leases, although a portion of the suites are not available for guests to rent, the Lessee is required to pay the full required lease payment. In addition, during periods of renovation, management believes, and operating data indicates, that overall the performances of the hotels is impacted as evidenced by improved operating performances immediately following completion of renovations. Management is exploring several options to anticipate negative operating cash flow during renovations, including potential changes to the terms of leases for future renovation hotels which might mitigate losses for the Lessee during such renovation periods.

     At December 31, 1996 the Lessee had paid all amounts then due the Company under the Percentage Leases. It is anticipated that a substantial portion of any future profits of the Lessee will be retained until a positive shareholder's equity is restored. Although it is currently anticipated that the lessee may sustain a smaller loss during 1997, it is anticipated that its future earnings will be sufficient to enable it to continue to make necessary payments when due. Accordingly, management deems the Lessee to be a viable going concern and, as such, no adjustments are required to the accompanying financial statements.

4. COMMITMENTS AND RELATED PARTY TRANSACTIONS

     The Lessee has future lease commitments under the Percentage Leases which expire in 2004 (7 hotels), 2005 (13 hotels) and 2006 (23 hotels). Minimum future rental payments are computed based on the base rent as defined under these noncancellable operating leases and are as follows (in thousands):

                       YEAR                          AMOUNT
                       ----                         --------
1997..............................................  $ 72,140
1998..............................................    72,140
1999..............................................    72,140
2000..............................................    72,140
2001..............................................    72,140
2002 and thereafter...............................   285,928
                                                    --------
                                                    $646,628
                                                    ========

     The Lessee recognized Percentage Lease rent expense of approximately $107,935,000, $26,945,000 and $6,043,000 for the years ended December 31, 1996 and 1995 and for the period from July 28, 1994 (inception of operations) through December 31, 1994 respectively. At December 31, 1996 and 1995, the Lessee owed the Company $5,526,000 and $2,396,000 for such lease rent. In accordance with the terms of the lease, the Lessee intends to pay such balances by March of each subsequent year.

     The Percentage Lease expense is based on a percentage of suite revenues, food and beverage revenues and food and beverage rents of the Hotels. Both the base rent and the threshold suite revenue in each lease computation is subject to adjustments in the Consumer Price Index. The adjustment is calculated at the beginning of each calendar year for the hotels acquired prior to July of the previous year. The adjustment in any lease year may not exceed 7%. The adjustments made in January 1997 and 1996 are 1.42% and 0.73% respectively.

     Other than real estate and personal property taxes, casualty insurance, capital improvements and maintenance of underground utilities and structural elements, which are obligations of the Partnership, the Percentage Leases require the Lessee to pay rent, liability insurance premiums, all costs, expenses, utilities and other charges incurred in the operation of the leased hotels.

                            DJONT OPERATIONS, L.L.C.

     The Lessee is also obligated to indemnify and hold harmless the Partnership from and against all liabilities, costs and expenses incurred by or asserted against the Partnership in the normal course of operating the Hotels.

     The Lessee is not permitted to sublet all or any substantial part of the Hotels or assign its interest under any of the Percentage Leases without the prior written consent of the Partnership.

     The Lessee has agreed that during the term of the Percentage Leases it will maintain a ratio of total debt to consolidated net worth (as defined in the Percentage Leases) of less than or equal to 50%, exclusive of capital leases. In addition, the Lessee has agreed that it will not pay fees to any affiliate of the Lessee.

     The Lessee typically pays a franchise fee ranging from 0% to 5% of suite revenue, and marketing and reservation fees ranging from 1% to 3.5% of suite revenue. In the cases where there is not a separate franchise agreement, the right to use the brand name is included in the management agreement. Base management fees typically range from 2% to 3% of total revenues. Incentive management fees are based upon the hotel's net income before overhead and typically range from 50% to 75% subject to a maximum annual payment of between 2% and 3% of total revenues. In many cases managers and franchisors have agreed to subordinate all or a portion of their fees at a specific hotel either for a set period of time, or until the hotel provides a predetermined return to the Lessee, or both.

     In the event the Company enters into an agreement to sell or otherwise transfer a leased hotel, the Company has the right to terminate the Percentage Lease with respect to such leased hotel upon 90 days' prior written notice upon either (1) paying the Lessee the fair market value of the Lessee's leasehold interest in the remaining term of the Percentage Lease to be terminated or (2) offering to lease to the Lessee a substitute hotel on terms that would create a leasehold interest in such hotel with a fair market value equal to or exceeding the fair market value of the Lessee's remaining leasehold interest under the Percentage Lease to be terminated. The Company also is obligated to pay or reimburse the Lessee for any assignment fees, termination fees or other liabilities arising under any franchise license agreement and restaurant sublease agreements.

     The Lessee and the Company share executive offices and the services of certain employees. Each Company bears its share of the costs including an allocated portion of the rent, salaries of personnel (other than Messrs. Feldman and Corcoran), office supplies and telephones.

5. PRO FORMA INFORMATION (UNAUDITED)

     Due to the impact of the additional hotels operated by the Lessee pursuant to the Percentage Leases discussed in Note 1, historical results of operations may not be indicative of future results of operations.

     The following unaudited Pro Forma Statements of Operations for the years ended December 31, 1996 and 1995 are presented as if the Lessee leased and operated all Hotels owned by the Partnership at December 31, 1996, from January 1, 1995.

                            DJONT OPERATIONS, L.L.C.

     The Pro Forma Statement of Operations does not purport to present what actual results of operations would have been if the 43 hotels were operated by the Lessee pursuant to the Percentage Leases from the beginning of the periods presented or to project results for any future period.

                                                   1996        1995
                                                 --------    --------
                                                    (IN THOUSANDS)
Suite revenue..................................  $280,844    $266,834
Food and beverage rent.........................     2,742       2,967
Food and beverage revenue......................    23,313      26,160
Other revenue..................................    20,142      19,463
                                                 --------    --------
          Total revenues.......................   327,041     315,424
Property operating costs and expenses..........    78,653      74,894
Other operating costs..........................   101,227      96,731
Management and franchise fees..................    17,261      16,225
Taxes, insurance and other.....................     5,050       6,830
Percentage lease expenses......................   128,183     119,566
Lessee overhead expenses.......................     1,540       1,446
                                                 --------    --------
          Net income (loss)....................  $ (4,873)   $   (268)
                                                 ========    ========

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the Lessee reports the carrying amount of cash and cash equivalents, accounts payable and accrued expenses at cost which approximate fair value due to the short maturity of these instruments.

7. SUBSEQUENT EVENTS

     On February 3, 1997, DJONT entered into 10-year operating leases with partnerships owning eight hotel properties, of which the Partnership concurrently acquired a 50% joint venture partnership interest. These properties are located in Atlanta, Georgia (241 suites); Austin, Texas (261 suites); Covina, California (264 suites); Kansas City -- Overland Park, Kansas (199 suites); Kansas City -- Plaza, Missouri (266 suites); Raleigh, North Carolina (255 suites); San Antonio, Texas (217 suites); and Secaucus -- Meadowlands, New Jersey (261 suites). On February 3, 1997 the Lessee also entered into 10-year operating leases with the Partnership with respect to hotels located in Omaha, Nebraska and Bloomington, Minnesota. On February 19, 1997 the Lessee and the Partnership entered into a ten year operating lease on the 215 suite Embassy Suite -- Los Angeles Airport (LAX) North. On February 21, 1997 the Lessee and the Partnership entered into a ten year operating lease on a 198 suite hotel in Dana Point, California. The leases are substantially similar to the leases with the Partnership for the other hotels owned by the Partnership, with a 10-year term and rental payments according to a formula based on restaurant rents, food and beverage and suite revenues of the hotels.

                                    GLOSSARY

     The following is a glossary of certain of the defined terms used in this Prospectus. In addition, certain other terms used in the sections "Description of Certain Indebtedness" and "Description of the Notes and Guarantees" are defined in such sections.

     "1996 Acquisitions" means the 12 hotels acquired by the Company in 1996 (excluding the CSS Hotels).

     "1997 Acquisitions" means the 28 hotels acquired by the Company in 1997 (through September 30).

     "ACMs" means asbestos-containing materials.

     "ADA" means the Americans with Disabilities Act of 1990.

     "Beneficial Owner" means any beneficial owner of the Old Notes.


     "Board of Directors" means the board of directors of FelCor.


     "Cede" means Cede & Co.

     "Certificated New Notes" means New Notes in the form of one or more physical note certificates.

     "Certificated Old Notes" means Old Notes in the form of one or more physical note certificates.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the common stock of FelCor, $0.01 par value per share.


     "Company" means FelCor, FelCor LP and their respective subsidiaries, collectively.


     "Code" means the Internal Revenue Code of 1986, as amended.

     "CPI" means the U.S. Consumer Price Index.

     "CSS Hotels" means the 18 former Crown Sterling Suites(R) hotels owned by the Company.

     "Current Hotels" means the 71 full-service, upscale hotels owned by the Company as of September 30, 1997.

     "Depository" means the DTC, in its capacity as the initial depository with respect to the Global Old Notes.

     "Doubletree" means Doubletree Hotels Corporation.

     "DTC" means The Depository Trust Company, New York, New York.

     "EBITDA" has the meaning found on page 15 of the Prospectus.

     "Eligible Institutions" means a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise which is an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means SunTrust Bank, Atlanta, in its capacity as exchange agent.

     "Exchange Offer" has the meaning set forth on the cover page of the Prospectus.

     "Exchange Offer Registration Statement" means the Registration Statement of which this Prospectus is a part.

     "Expiration Date" has the meaning found on the cover page of the Prospectus.

     "FelCor" means FelCor Suite Hotels, Inc., a Maryland corporation.

     "FelCor LP" means FelCor Suites Limited Partnership, a Delaware limited partnership.

     "FFO" means Funds From Operations.

     "Funds From Operations" has the meaning found on page 13 of the Prospectus.

     "Global New Notes" means New Notes in the form of one or more global notes.

     "Global Old Notes" means Old Notes in the form of one or more global notes.

     "Guarantors" means FelCor and the Subsidiary Guarantors.

     "Hotels" means the Current Hotels; also means the Original Hotels, the CSS Hotels, the 1996 Acquisitions and the 1997 Acquisitions on a combined basis.

     "IGT" means International Game Technology.

     "Indenture" means the Indenture, dated as of October 1, 1997, among FelCor LP, FelCor, the Subsidiary Guarantors (as defined in the Indenture) and SunTrust Bank, Atlanta, as trustee.

     "Independent Directors" means those directors who are not officers or employees of the Company or affiliates of any subsidiary or lessee thereof.


     "Initial Hotels" the six Embassy Suite hotels initially acquired by the Company, in connection with FelCor's IPO.


     "Initial Purchasers" means Morgan Stanley & Co. Incorporated, NationsBanc Capital Markets, Inc. and Salomon Brothers Inc.

     "Interest Payment Date" means October 1 and April 1 of each year, commencing April 1, 1998.

     "IPO" means initial public offering.

     "IRS" means the Internal Revenue Service.

     "Lessee" means DJONT Operations, L.L.C., or a subsidiary thereof.

     "Letter of Transmittal" means the letter of transmittal accompanying the Prospectus.

     "Line of Credit" means the Company's $550 million unsecured revolving line of credit.

     "NAREIT" means the National Association of Real Estate Investment Trusts.

     "New Notes" means the New 7 3/8% Notes and the New 7 5/8% Notes, collectively.

     "New 7 3/8% Notes" means the 7 3/8% Redeemable Senior Notes Due 2004 of FelCor LP being offered by the Prospectus.

     "New 7 5/8% Notes" means the 7 5/8% Redeemable Senior Notes Due 2007 of FelCor LP being offered by the Prospectus.

     "Non-Global Purchasers" means Institutional Accredited Investors who are not qualified institutional buyers.

     "Notes" means the New Notes and the Old Notes, collectively.

     "NYSE" means the New York Stock Exchange.

     "Old Notes" means the Old 7 3/8% Notes and the Old 7 5/8% Notes, collectively.

     "Old 7 3/8% Notes" means the outstanding 7 3/8% Redeemable Senior Notes Due 2004 of FelCor LP.

     "Old 7 5/8 Notes" means the outstanding 7 5/8% Redeemable Senior Notes Due 2007 of FelCor LP.

     "Original Hotels" means the Initial Hotels and the Pre-CSS Hotels combined.

     "Partnership" means FelCor Suites Limited Partnership.

     "Percentage Leases" means leases providing for the payment of percentage rent based primarily upon the room or suite revenues of hotels.

     "Placement Agreement" means the Placement Agreement, dated September 26, 1997, among FelCor LP, FelCor and the Initial Purchasers.

     "PORTAL" means Private Offering, Resales and Trading through Automatic Linkages.

     "Pre-CSS Hotels" means the seven hotels acquired by the Company after the Initial Hotels and prior to the CSS Hotels.

     "Primary Treasury Dealer" means a primary U.S. Government securities dealer in New York City.

     "Private Placement" has the meaning set forth on the cover page of the Prospectus.

     "Promus" means Promus Hotel Corporation or its subsidiary.

     "Record Date" means January   , 1998, the date for purposes of determining
the persons to whom this Prospectus and the Letter of Transmittal initially will be mailed.

     "Reference Period" means the period commencing on the first day of the Four Quarter Period and ending on the Transaction Date, for purposes of calculating the Interest Coverage Ratio.

     "Registrar" means SunTrust Bank, Atlanta, in its capacity as registrar of the Old Notes.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of September 26, 1997, among FelCor LP, FelCor, and the Initial Purchasers.

     "REIT" means a real estate investment trust.

     "Renovation Loan" means the Company's $25 million unsecured term loan, guaranteed by Promus.

     "RevPar" means revenue per available room/suite.

     "Rule 144A" means Rule 144A of the rules and regulations under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SFAS" means Statement of Financial Accounting Standards.

     "SFAS 128" means SFAS No. 128, "Earnings Per Share."

     "SFAS 129" means SFAS No l29, "Disclosure of Information About Capital Structure."

     "SFAS 130" means SFAS No. 130, "Reporting Comprehensive Income."

     "SFAS 131" means SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information."

     "Sheraton" means ITT Sheraton Corporation.


     "Subsidiary Guarantors" means certain direct or indirect wholly-owned subsidiaries of FelCor LP that are obligors on other Indebtedness of FelCor or FelCor LP which is pari passu with or subordinated to the Notes.


     "Suite Revenue Breakpoint" means the tier amount used to calculate the Percentage Rent terms.

     "Term Loan" means the Company's $85 million secured term loan.

     "Trustee" means SunTrust Bank, Atlanta, in its capacity as trustee under the Indenture.

     "Units" means units of limited partner interest in FelCor LP.

======================================================

ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DELIVERED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

                        BY REGISTERED OR CERTIFIED MAIL,
                      HAND DELIVERY OR OVERNIGHT COURIER:

                             SunTrust Bank, Atlanta
                      58 Edgewood Avenue, 4th Floor Annex
                             Atlanta, Georgia 30302
                            Attention: David M. Kaye

                                       or

                             SunTrust Bank, Atlanta
                        c/o First Chicago Trust Company
                           14 Wall Street, 8th Floor
                            New York, New York 10005

                                       or

                                 BY FACSIMILE:

                              (404) 332-3966 (GA)

                                       or

                              (212) 240-8938 (NY)

               ORIGINALS OF ALL DOCUMENTS SUBMITTED BY FACSIMILE
                   SHOULD BE SENT PROMPTLY BY HAND, OVERNIGHT
                   COURIER, OR REGISTERED OR CERTIFIED MAIL.

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

======================================================
======================================================

                       OFFER TO EXCHANGE ALL OUTSTANDING

                    7 3/8% REDEEMABLE SENIOR NOTES DUE 2004
                                      AND
                    7 5/8% REDEEMABLE SENIOR NOTES DUE 2007

                                      FOR

                    7 3/8% REDEEMABLE SENIOR NOTES DUE 2004
                                      AND
                    7 5/8% REDEEMABLE SENIOR NOTES DUE 2007

                           WHICH HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933

                       FELCOR SUITES LIMITED PARTNERSHIP
                         ------------------------------

                                   PROSPECTUS
                         ------------------------------

                               FEBRUARY   , 1998

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 6.7 of the Amended and Restated Agreement of Limited Partnership of FelCor Suites Limited Partnership (the "Partnership"), as amended (the "Partnership Agreement"), provides that, to the fullest extent permitted by law, but subject to the limitations expressly provided in the Partnership Agreement, FelCor Suite Hotels, Inc., or its successor or assigns (the "General Partner"), and any person who is or was an officer or director of the General Partner shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such party may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (i) the General Partner, or any of its affiliates, (ii) an officer, director, employee, partner, agent or trustee of the General Partner, or any of its affiliates or (iii) a person serving at the request of the Partnership in another entity in a similar capacity; provided, that in each case such party acted in good faith, in a manner which such party believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification pursuant to Section 6.7 shall be made only out of the Partnership assets.

     The Charter of the General Partner, generally, limits the liability of the General Partner's directors and officers to the General Partner and the shareholders for money damages to the fullest extent permitted from time to time by the laws of the State of Maryland. The Charter also provides, generally, for the indemnification of directors and officers, among others, against judgments, settlements, penalties, fines, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities except in connection with a proceeding by or in the right of the General Partner in which the director was adjudged liable to the General Partner or in connection with any other proceeding, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Securities Act") may be permitted to directors and officers of the General Partner pursuant to the foregoing provisions or otherwise, the General Partner has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

     The General Partner may purchase director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

ITEM 21. EXHIBITS

        3.1              -- Certificate of Limited Partnership of the Partnership
                            dated May 20, 1994, as filed with the Secretary of State
                            of Delaware.
        3.2              -- Amended and Restated Agreement of Limited Partnership of
                            the Partnership (filed as Exhibit 10.1 to the General
                            Partner's Annual Report on Form 10-K/A Amendment No. 1
                            for the fiscal year ended December 31, 1994 (the "1994
                            10-K/A") and incorporated herein by reference).
        3.2.1            -- First Amendment to Amended and Restated Agreement of
                            Limited Partnership of the Partnership dated as of
                            November 17, 1995 by and among the General Partner,
                            Promus Hotels, Inc. and all of the persons or entities
                            who are or shall in the future become of the limited
                            partners of the Partnership (filed as Exhibit 10.1.1 to
                            the General Partner's Annual Report on Form 10-K, as
                            amended, for the fiscal year ended December 31, 1995 (the
                            "1995 10-K") and incorporated herein by reference)

        3.2.2            -- Second Amendment to Amended and Restated Agreement of
                            Limited Partnership of the Partnership dated as of
                            January 9, 1996 between the General Partner and all of
                            the persons or entities who are or shall in the future
                            become limited partners of the Partnership (filed as
                            Exhibit 10.1.2 to the 1995 10-K and incorporated herein
                            by reference).
        3.2.3            -- Third Amendment to Amended and Restated Agreement of
                            Limited Partnership of the Partnership dated as of
                            January 10, 1996 by and among the General Partner,
                            MarRay-LexGreen, Inc. and all of the persons and entities
                            who are or shall in the future become limited partners of
                            the Partnership (filed as Exhibit 10.1.3 to the 1995 10-K
                            and incorporated herein by reference).
        3.2.4            -- Fourth Amendment to the Amended and Restated Agreement of
                            Limited Partnership of the Partnership dated as of
                            January 10, 1996 by and among the General Partner,
                            Piscataway-Centennial Associates Limited Partnership and
                            all of the persons or entities who are or shall in the
                            future become limited partners of the Partnership (filed
                            as Exhibit 10.1.4 to the 1995 10-K and incorporated
                            herein by reference).
        3.2.5            -- Fifth Amendment to Amended and Restated Agreement of
                            Limited Partnership of the Partnership dated as of May 2,
                            1996, between the Registrant and all of the persons or
                            entities who are or shall in the future become limited
                            partners of the Partnership, adopting Addendum No. 2 to
                            Amended and Restated Agreement of Limited Partnership of
                            the Partnership dated as of May 2, 1996 (filed as Exhibit
                            10.1.5 to the General Partner's Form 10-Q for the quarter
                            ended June 30, 1996 (the "1996 Second Quarter 10-Q") and
                            incorporated herein by reference).
        3.2.6            -- Sixth Amendment to Amended and Restated Agreement of
                            Limited Partnership of the Partnership dated as of
                            September 16, 1996, by and among the Registrant, John B.
                            Urbahns, II and all of the persons or entities who are or
                            shall in the future become limited partners of the
                            Partnership (filed as Exhibit 10.1.6 to the General
                            Partner's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1996 (the "1996 10-K") and
                            incorporated herein by reference).
        4.1              -- Indenture dated as of October 1, 1997 by and among the
                            Partnership, the General Partner, the Subsidiary
                            Guarantors named therein and SunTrust Bank, Atlanta,
                            Georgia, as Trustee.
        4.2*             -- First Amendment to Indenture dated as of February 5, 1998 by and among the Partnership, the General Partner, the
                            Subsidiary Guarantors named therein and SunTrust Bank,
                            Atlanta, Georgia, as Trustee.
        5.1*             -- Opinion of Jenkens & Gilchrist, P.C.
        8.1*             -- Tax opinion of Jenkens & Gilchrist, P.C.
       10.2.1            -- Form of Lease Agreement between the Partnership as Lessor and DJONT Operations, L.L.C. ("DJONT") as Lessee (filed
                            as Exhibit 10.2.1 to the 1995 10-K and incorporated
                            herein by reference).
       10.2.2            -- Schedule of executed Lease Agreements identifying
                            material variations from the form of Lease Agreement with
                            respect to hotels acquired by the Partnership through
                            September 30, 1997.
       10.3              -- Amended and Restated Loan Agreement dated as of September
                            26, 1996, among the General Partner and the Partnership,
                            as Borrowers, Boatmen's National Bank of Oklahoma, as
                            Agent and Lender, and First Tennessee Bank National
                            Association, Liberty Bank and Trust Company of Tulsa,
                            National Association, Bank One, Texas, N.A., First
                            National Bank of Commerce, and AmSouth Bank of Alabama,
                            as Lenders (filed as Exhibit 10.3.4 to the General
                            Partner's Form 10-Q for the quarter ended September 30,
                            1996 (the "1996 Third Quarter 10-Q") and incorporated
                            herein by reference).

       10.4              -- Agreement to Assign Incentive Management Fee dated as of
                            May 19, 1994 between the General Partner and Embassy
                            Suites, Inc. (filed as Exhibit 10.14 to the General
                            Partner's Registration Statement on Form S-11 (File No.
                            33-79214) (the "IPO Registration Statement") and
                            incorporated herein by reference).
       10.5              -- Employment Agreement dated as of July 28, 1994 between
                            the General Partner and Hervey A. Feldman (filed as
                            Exhibit 10.7 to the 1994 10-K/A and incorporated herein
                            by reference).
       10.6              -- Employment Agreement dated as of July 28, 1994 between
                            the General Partner and Thomas J. Corcoran, Jr. (filed as
                            Exhibit 10.8 to the 1994 10-K/A and incorporated herein
                            by reference).
       10.7.1            -- Restricted Stock and Stock Option Plan of the General
                            Partner (filed as Exhibit 10.9 to the 1994 10-K/A and
                            incorporated herein by reference).
       10.7.2            -- 1995 Restricted Stock and Stock Option Plan of the
                            General Partner (filed as Exhibit 10.9.2 to the 1995 10-K
                            and incorporated herein by reference).
       10.8              -- Savings and Investment Plan of the General Partner (filed as Exhibit 10.10 to the 1994 10-K/A and incorporated
                            herein by reference).
       10.9              -- Registration Rights Agreement dated as of July 21, 1994 between the General Partner and the parties named therein
                            (filed as Exhibit 10.11 to the 1994 10-K/A and
                            incorporated herein by reference).
       10.10             -- Agreement dated as of April 15, 1995 among the General
                            Partner, the Partnership, FelCor, Inc., Thomas J.
                            Corcoran, Jr. and Hervey A. Feldman relating to purchase
                            of securities (filed as Exhibit 10.15 to the Registration
                            Statement on Form S-11 (File No. 33-91870) (the "May 1995
                            Registration Statement") and incorporated herein by
                            reference).
       10.11.1           -- Subscription Agreement dated as of May 3, 1995 among the
                            General Partner, the Partnership and Embassy Suites, Inc.
                            (filed as Exhibit 10.16 to the May 1995 Registration
                            Statement and incorporated hereby by reference).
       10.11.2           -- Subscription Agreement dated as of October 17, 1995 among the General Partner, the Partnership and Promus Hotels,
                            Inc. (filed as Exhibit 10.27.1 to the December 1995
                            Registration Statement and incorporated herein by
                            reference).
       10.11.3           -- First Amendment to Subscription Agreements dated as of
                            November 16, 1995 among the General Partner, the
                            Partnership and Promus Hotels, Inc. (filed as Exhibit
                            10.27.2 to the December 1995 Registration Statement and
                            incorporated herein by reference).
       10.11.4           -- Second Amendment to Subscription Agreements dated as of
                            December 12, 1995 among the General Partner, the
                            Partnership and Promus Hotels, Inc. (filed as Exhibit
                            10.27.3 to the December 1995 Registration Statement and
                            incorporated herein by reference).
       10.12.1           -- Master Agreement with respect to the purchase of the CSS
                            Hotels between Minnesota Hotel Company, Inc. ("MHCI") and
                            FelCor/CSS Holdings, L.P. ("Holdings") dated as of
                            September 19, 1995 (filed as Exhibit 10.20.1 to the
                            General Partner's Form 10-Q for the quarter ended
                            September 30, 1995 (the "1995 Third Quarter 10-Q") and
                            incorporated herein by reference).
       10.12.2           -- Letter agreement with respect to amendments to Master
                            Agreement between MHCI and Holdings dated as of November
                            6, 1995 (filed as Exhibit 10.20.2 to the 1995 Third
                            Quarter 10-Q and incorporated herein by reference).
       10.12.3           -- Letter agreement dated January 3, 1996, among MHCI, Crown
                            Sterling Management, Inc. ("CSM"), Crown Sterling
                            Incorporated ("CSI"), Holdings, and PFS Ventures, Inc.
                            ("PFS") relating to amendments to Master Agreement dated
                            as of September 19, 1995 between MHCI and Holdings
                            ("Master Agreement") and Asset Purchase Agreement dated
                            as of September 19, 1995 among CSM, CSI and PFS ("Asset
                            Purchase Agreement") (filed as Exhibit 10.20.3 to the
                            1996 Form 8-K and incorporated herein by reference).

       10.12.4           -- Letter agreement dated March 26, 1996, among MHCI, Napa
                            Wine Country Hotel, a California Limited Partnership,
                            Mandalay Beach, California Hotel Associates, a California
                            Limited Partnership ("MBC"), CSM, CSI, Holdings and PFS
                            relating to amendments to Master Agreement, Asset
                            Purchase Agreement and Partnership Interests Purchase
                            Agreement dated as of September 19, 1995 among MHCI, MBC,
                            Robert E. Woolley and Holdings ("Partnership Interests
                            Purchase Agreement") (filed as Exhibit 10.20.4 to the
                            1996 Form 8-K and incorporated herein by reference).
       10.13             -- Partnership Interests Purchase Agreement with respect to the LAX Airport and Mandalay Beach hotels among MHCI,
                            MBC, Robert E. Woolley and Holdings dated as of September
                            19, 1995 (filed as Exhibit 10.21 to the 1995 Third
                            Quarter 10-Q and incorporated herein by reference).
       10.13.1           -- Letter agreement dated March 27, 1996 among MHCI, MBC,
                            Holdings and PFS relating to amendments to Partnership
                            Interests Purchase Agreement (filed as Exhibit 10.21.1 to
                            the 1996 Form 8-K and incorporated herein by reference).
       10.13.2           -- Letter agreement dated March 27, 1996, among MHCI, MBC,
                            CSM, CSI, Holdings and PFS relating to amendments to
                            Partnership Interests Purchase Agreement and Asset
                            Purchase Agreement (filed as Exhibit 10.21.2 to the 1996
                            Form 8-K and incorporated herein by reference).
       10.14.1           -- Asset Purchase Agreement with respect to the CSS Hotels among CSM, CSI and PFS dated as of September 19, 1995
                            (filed as Exhibit 10.22.1 to the 1995 Third Quarter 10-Q
                            and incorporated herein by reference).
       10.14.2           -- Letter agreement with respect to amendments to Asset
                            Purchase Agreement among CSM, CSI and PFS dated as of
                            November 6, 1995 (filed as Exhibit 10.22.2 to the 1995
                            Third Quarter 10-Q and incorporated herein by reference).
       10.15             -- Escrow Agreement among MHCI, CSM, CSI, Robert E. Woolley,
                            Charles M. Sweeney, Holdings and PFS dated as of
                            September 19, 1995 (filed as Exhibit 10.23 to the 1995
                            Third Quarter 10-Q and incorporated herein by reference).
       10.16             -- Purchase Agreement relating to the purchase of all of the limited partner interest in Holdings between the
                            Partnership and DJONT/CSS Holdings, Inc. dated as of
                            September 19, 1995 (filed as Exhibit 10.24 to the 1995
                            Third Quarter 10-Q and incorporated herein by reference).
       10.17             -- Purchase Agreement related to the purchase of all of the general partner interest in Holdings between the
                            Partnership and PFS dated as of September 19, 1995 (filed
                            as Exhibit 10.25 to the 1995 Third Quarter 10-Q and
                            incorporated herein by reference).
       10.18             -- Letter agreement among the General Partner, the
                            Partnership, Holdings, and Smith Barney Mortgage Capital
                            Group, Inc. ("SBMCG") dated as of September 28, 1995 with
                            respect to the commitment of SBMCG to provide up to $220
                            million principal amount of interim recourse secured
                            financing to Holdings (filed as Exhibit 10.26 to the 1995
                            Third Quarter 10-Q and incorporated herein by reference).
       10.19             -- Registration Rights Agreement dated as of November 17,
                            1995 between the General Partner and Cleveland Finance
                            Associates Limited Partnership (filed as Exhibit 10.27 to
                            the 1995 10-K and incorporated herein by reference).
       10.20             -- Registration Rights Agreement dated as of January 3, 1996 between the General Partner and Robert E. Woolley and
                            Charles M. Sweeney (filed as Exhibit 10.28 to the 1995
                            10-K and incorporated herein by reference).
       10.21             -- Credit Agreement dated as of January 31, 1996, by and
                            among Holdings, as borrower, the Partnership, the General
                            Partner and The Bank of Nova Scotia, New York Agency
                            (filed as Exhibit 10.29 to the 1995 10-K and incorporated
                            herein by reference).

       10.22             -- Credit Agreement dated as of February 6, 1996, by and
                            among the Partnership, as borrower, Holdings and the
                            General Partner, as guarantors, and Canadian Imperial
                            Bank of Commerce, as agent (filed as Exhibit 10.30 to the
                            1996 Form 8-K and incorporated herein by reference).
       10.23             -- Third Amended and Restated Revolving Credit Agreement
                            dated as of August 14, 1997 among the General Partner and
                            the Partnership, as Borrower, the Lenders party thereto,
                            The Chase Manhattan Bank, as Administrative Agent, and
                            Wells Fargo Bank, National Association, as Documentation
                            Agent.
       10.24             -- Contract for Purchase and Sale of Hotels, dated as of
                            June 5, 1997, by and among ITT Sheraton Corporation,
                            Sheraton Savannah Corp., Sheraton Peachtree Corp.,
                            Sheraton Crescent Corp., Sheraton Dallas Corp., Sheraton
                            Gateway Suites O'Hare Investment Partnership and the
                            Partnership (filed as Exhibit 10.24 to the General
                            Partner's Form 8-K dated July 11, 1997 and incorporated
                            herein by reference).
       10.25             -- Registration Rights Agreement dated as of September 26,
                            1997 among the General Partner, the Partnership, Morgan
                            Stanley & Co. Incorporated, NationsBanc Capital Markets,
                            Inc. and Salomon Brothers Inc.
       12.1              -- Statement re Computation of Ratios.
       21.1              -- List of Subsidiaries of the Registrant.
       23.1              -- Consent of Jenkens & Gilchrist, P.C. (included in
                            Exhibits 5.1 and 8.1).
       23.2              -- Consent of Coopers & Lybrand L.L.P.
       23.3              -- Consent of Arthur Andersen, LLP
       23.4              -- Consent of Ernst & Young LLP
       23.5              -- Consent of Deloitte & Touche LLP
       24.1              -- Power of Attorney.
       25.1              -- Statement of Eligibility of Sun Trust Bank -- Atlanta, as
                            Trustee.
       99.1              -- Form of Letter of Transmittal.


---------------

* Filed herewith, all other exhibits previously filed.

ITEM 22. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Exchange Offer Registration Statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Exchange Offer Registration Statement when it became effective.

     (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 5th day of February, 1998.


                                            FELCOR SUITES LIMITED PARTNERSHIP
                                            a Delaware limited partnership
                                            (Co-Registrant)

                                            By: FelCor Suite Hotels, Inc.,
                                                Its General Partner

                                            By:  /s/ LAWRENCE D. ROBINSON
                                              ----------------------------------
                                                    Lawrence D. Robinson,
                                                    Senior Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES ON THE 5TH DAY OF FEBRUARY, 1998.


                      SIGNATURE                                             TITLE
                      ---------                                             -----

                 HERVEY A. FELDMAN*                     Chairman of the Board and Director
-----------------------------------------------------
                  Hervey A. Feldman

              THOMAS J. CORCORAN, JR.*                  President and Chief Executive Officer and
-----------------------------------------------------     Director
               Thomas J. Corcoran, Jr.

                 RANDY L. CHURCHEY*                     Senior Vice President, Chief Financial Officer
-----------------------------------------------------     and Treasurer
                  Randy L. Churchey

                 LESTER C. JOHNSON*                     Vice President and Controller (Principal
-----------------------------------------------------     Accounting Officer)
                  Lester C. Johnson

                                                        Director
-----------------------------------------------------
              Charles A. Ledsinger, Jr.

                CHARLES N. MATHEWSON*                   Director
-----------------------------------------------------
                Charles N. Mathewson

                 RICHARD S. ELLWOOD*                    Director
-----------------------------------------------------
                 Richard S. Ellwood

                RICHARD O. JACOBSON*                    Director
-----------------------------------------------------
                 Richard O. Jacobson

                                                        Director
-----------------------------------------------------
                 Thomas A. McChristy

            *By: /s/ LAWRENCE D. ROBINSON
  ------------------------------------------------
                Lawrence D. Robinson,
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 5th day of February, 1998.


                                            FELCOR SUITE HOTELS, INC.,
                                            a Maryland corporation
                                            (Co-Registrant)

                                            By:  /s/ LAWRENCE D. ROBINSON
                                              ----------------------------------
                                                    Lawrence D. Robinson,
                                                    Senior Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES ON THE 5TH DAY OF FEBRUARY, 1998.


                      SIGNATURE                                             TITLE
                      ---------                                             -----

                 HERVEY A. FELDMAN*                     Chairman of the Board and Director
-----------------------------------------------------
                  Hervey A. Feldman

              THOMAS J. CORCORAN, JR.*                  President and Chief Executive Officer and
-----------------------------------------------------     Director
               Thomas J. Corcoran, Jr.

                 RANDY L. CHURCHEY*                     Senior Vice President, Chief Financial Officer
-----------------------------------------------------     and Treasurer
                  Randy L. Churchey

                 LESTER C. JOHNSON*                     Vice President and Controller (Principal
-----------------------------------------------------     Accounting Officer)
                  Lester C. Johnson

                                                        Director
-----------------------------------------------------
              Charles A. Ledsinger, Jr.

                CHARLES N. MATHEWSON*                   Director
-----------------------------------------------------
                Charles N. Mathewson

                 RICHARD S. ELLWOOD*                    Director
-----------------------------------------------------
                 Richard S. Ellwood

                RICHARD O. JACOBSON*                    Director
-----------------------------------------------------
                 Richard O. Jacobson

                                                        Director
-----------------------------------------------------
                 Thomas A. McChristy

            *By: /s/ LAWRENCE D. ROBINSON
  ------------------------------------------------
                Lawrence D. Robinson,
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 5th day of February, 1998.


                                            FELCOR/CSS HOTELS, L.L.C.
                                            a Delaware limited liability company
                                            (Co-Registrant)

                                            By:  /s/ LAWRENCE D. ROBINSON
                                              ----------------------------------
                                                    Lawrence D. Robinson,
                                                    Senior Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES ON THE 5TH DAY OF FEBRUARY, 1998.


                      SIGNATURE                                             TITLE
                      ---------                                             -----

               THOMAS J. CORCORAN, JR.                  President and Chief Executive Officer and
-----------------------------------------------------     Manager
               Thomas J. Corcoran, Jr.

                  RANDY L. CHURCHEY                     Senior Vice President, Chief Financial
-----------------------------------------------------     Officer, Treasurer and Manager
                  Randy L. Churchey

                  LESTER C. JOHNSON                     Vice President and Controller (Principal
-----------------------------------------------------     Accounting Officer)
                  Lester C. Johnson

              /s/ LAWRENCE D. ROBINSON                  Manager
-----------------------------------------------------
                Lawrence D. Robinson
        Individually and as Attorney-in-Fact
         for the Other Persons Named Herein

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 5th day of February, 1998.


                                            FELCOR/CSS HOLDINGS, L.P.
                                            a Delaware limited partnership
                                            (Co-Registrant)

                                            By: FelCor/CSS Hotels, L.L.C.,
                                              Its General Partner

                                            By:  /s/ LAWRENCE D. ROBINSON
                                              ----------------------------------
                                                    Lawrence D. Robinson,
                                                    Senior Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES ON THE 5TH DAY OF FEBRUARY, 1998.


                      SIGNATURE                                             TITLE
                      ---------                                             -----

               THOMAS J. CORCORAN, JR.                  President and Chief Executive Officer and
-----------------------------------------------------     Manager
               Thomas J. Corcoran, Jr.

                  RANDY L. CHURCHEY                     Senior Vice President, Chief Financial
-----------------------------------------------------     Officer, Treasurer and Manager
                  Randy L. Churchey

                  LESTER C. JOHNSON                     Vice President and Controller (Principal
-----------------------------------------------------     Accounting Officer)
                  Lester C. Johnson

              /s/ LAWRENCE D. ROBINSON                  Manager
-----------------------------------------------------
                Lawrence D. Robinson
        Individually and as Attorney-in-Fact
         for the Other Persons Named Herein

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 5th day of February, 1998.


                                            FELCOR/ST. PAUL HOLDINGS, L.P.
                                            a Delaware limited partnership
                                            (Co-Registrant)

                                            By: FelCor/CSS Hotels, L.L.C.,
                                              Its General Partner

                                            By:   /s/ LAWRENCE D. ROBINSON
                                                --------------------------------
                                                     Lawrence D. Robinson,
                                                     Senior Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES ON THE 5TH DAY OF FEBRUARY, 1998.


                      SIGNATURE                                             TITLE
                      ---------                                             -----

               THOMAS J. CORCORAN, JR.                  President and Chief Executive Officer and
-----------------------------------------------------     Manager
               Thomas J. Corcoran, Jr.

                  RANDY L. CHURCHEY                     Senior Vice President, Chief Financial
-----------------------------------------------------     Officer, Treasurer and Manager
                  Randy L. Churchey

                  LESTER C. JOHNSON                     Vice President and Controller (Principal
-----------------------------------------------------     Accounting Officer)
                  Lester C. Johnson

              /s/ LAWRENCE D. ROBINSON                  Manager
-----------------------------------------------------
                Lawrence D. Robinson
        Individually and as Attorney-in-Fact
         for the Other Persons Named Herein

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 5th day of February, 1998.


                                            FELCOR/LAX HOTELS, L.L.C.
                                            a Delaware limited liability company
                                            (Co-Registrant)

                                            By:  /s/ LAWRENCE D. ROBINSON
                                              ----------------------------------
                                                    Lawrence D. Robinson,
                                                    Senior Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES ON THE 5TH DAY OF FEBRUARY, 1998.


                      SIGNATURE                                             TITLE
                      ---------                                             -----

               THOMAS J. CORCORAN, JR.                  President and Chief Executive Officer and
-----------------------------------------------------     Manager
               Thomas J. Corcoran, Jr.

                  RANDY L. CHURCHEY                     Senior Vice President, Chief Financial
-----------------------------------------------------     Officer, Treasurer and Manager
                  Randy L. Churchey

                  LESTER C. JOHNSON                     Vice President and Controller (Principal
-----------------------------------------------------     Accounting Officer)
                  Lester C. Johnson

              /s/ LAWRENCE D. ROBINSON                  Manager
-----------------------------------------------------
                Lawrence D. Robinson
        Individually and as Attorney-in-Fact
         for the Other Persons Named Herein

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 5th day of February, 1998.


                                            FELCOR/LAX HOLDINGS, L.P.
                                            a Delaware limited partnership
                                            (Co-Registrant)

                                            By: FelCor/LAX Hotels, L.L.C.,
                                              Its General Partner

                                            By:   /s/ LAWRENCE D. ROBINSON
                                                --------------------------------
                                                     Lawrence D. Robinson,
                                                     Senior Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES ON THE 5TH DAY OF FEBRUARY, 1998.


                      SIGNATURE                                             TITLE
                      ---------                                             -----

               THOMAS J. CORCORAN, JR.                  President and Chief Executive Officer and
-----------------------------------------------------     Manager
               Thomas J. Corcoran, Jr.

                  RANDY L. CHURCHEY                     Senior Vice President, Chief Financial
-----------------------------------------------------     Officer, Treasurer and Manager
                  Randy L. Churchey

                  LESTER C. JOHNSON                     Vice President and Controller (Principal
-----------------------------------------------------     Accounting Officer)
                  Lester C. Johnson

              /s/ LAWRENCE D. ROBINSON                  Manager
-----------------------------------------------------
                Lawrence D. Robinson
        Individually and as Attorney-in-Fact
         for the Other Persons Named Herein

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 5th day of February, 1998.


                                            FELCOR EIGHT HOTELS, L.L.C.
                                            a Delaware limited liability company
                                            (Co-Registrant)

                                            By:  /s/ LAWRENCE D. ROBINSON
                                              ----------------------------------
                                                    Lawrence D. Robinson,
                                                    Senior Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES ON THE 5TH DAY OF FEBRUARY, 1998.


                      SIGNATURE                                              TITLE
                      ---------                                              -----

               THOMAS J. CORCORAN, JR.                   President and Chief Executive Officer and
-----------------------------------------------------      Manager
               Thomas J. Corcoran, Jr.

                  RANDY L. CHURCHEY                      Senior Vice President, Chief Financial
-----------------------------------------------------      Officer, Treasurer and Manager
                  Randy L. Churchey

                  LESTER C. JOHNSON                      Vice President and Controller (Principal
-----------------------------------------------------      Accounting Officer)
                  Lester C. Johnson

              /s/ LAWRENCE D. ROBINSON                   Manager
-----------------------------------------------------
                Lawrence D. Robinson
        Individually and as Attorney-in-Fact
         for the Other Persons Named Herein

                               INDEX TO EXHIBITS


      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         3.1             -- Certificate of Limited Partnership of the Partnership
                            dated May 20, 1994, as filed with the Secretary of State
                            of Delaware.
         3.2             -- Amended and Restated Agreement of Limited Partnership of
                            the Partnership (filed as Exhibit 10.1 to the General
                            Partner's Annual Report on Form 10-K/A Amendment No. 1
                            for the fiscal year ended December 31, 1994 (the "1994
                            10-K/A") and incorporated herein by reference).
         3.2.1           -- First Amendment to Amended and Restated Agreement of
                            Limited Partnership of the Partnership dated as of
                            November 17, 1995 by and among the General Partner,
                            Promus Hotels, Inc. and all of the persons or entities
                            who are or shall in the future become of the limited
                            partners of the Partnership (filed as Exhibit 10.1.1 to
                            the General Partner's Annual Report on Form 10-K, as
                            amended, for the fiscal year ended December 31, 1995 (the
                            "1995 10-K") and incorporated herein by reference)
         3.2.2           -- Second Amendment to Amended and Restated Agreement of
                            Limited Partnership of the Partnership dated as of
                            January 9, 1996 between the General Partner and all of
                            the persons or entities who are or shall in the future
                            become limited partners of the Partnership (filed as
                            Exhibit 10.1.2 to the 1995 10-K and incorporated herein
                            by reference).
         3.2.3           -- Third Amendment to Amended and Restated Agreement of
                            Limited Partnership of the Partnership dated as of
                            January 10, 1996 by and among the General Partner,
                            MarRay-LexGreen, Inc. and all of the persons and entities
                            who are or shall in the future become limited partners of
                            the Partnership (filed as Exhibit 10.1.3 to the 1995 10-K
                            and incorporated herein by reference).
         3.2.4           -- Fourth Amendment to the Amended and Restated Agreement of
                            Limited Partnership of the Partnership dated as of
                            January 10, 1996 by and among the General Partner,
                            Piscataway-Centennial Associates Limited Partnership and
                            all of the persons or entities who are or shall in the
                            future become limited partners of the Partnership (filed
                            as Exhibit 10.1.4 to the 1995 10-K and incorporated
                            herein by reference).
         3.2.5           -- Fifth Amendment to Amended and Restated Agreement of
                            Limited Partnership of the Partnership dated as of May 2,
                            1996, between the Registrant and all of the persons or
                            entities who are or shall in the future become limited
                            partners of the Partnership, adopting Addendum No. 2 to
                            Amended and Restated Agreement of Limited Partnership of
                            the Partnership dated as of May 2, 1996 (filed as Exhibit
                            10.1.5 to the General Partner's Form 10-Q for the quarter
                            ended June 30, 1996 (the "1996 Second Quarter 10-Q") and
                            incorporated herein by reference).
         3.2.6           -- Sixth Amendment to Amended and Restated Agreement of
                            Limited Partnership of the Partnership dated as of
                            September 16, 1996, by and among the Registrant, John B.
                            Urbahns, II and all of the persons or entities who are or
                            shall in the future become limited partners of the
                            Partnership (filed as Exhibit 10.1.6 to the General
                            Partner's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1996 (the "1996 10-K") and
                            incorporated herein by reference).
         4.1             -- Indenture dated as of October 1, 1997 by and among the
                            Partnership, the General Partner, the Subsidiary
                            Guarantors named therein and SunTrust Bank, Atlanta,
                            Georgia, as Trustee.
         4.2*            -- First Amendment to Indenture dated as of February 5, 1998 by and among the Partnership, the General Partner, the
                            Subsidiary Guarantors named therein and Sun Trust Bank,
                            Atlanta, Georgia, as Trustee.
         5.1*            -- Opinion of Jenkens & Gilchrist, P.C.

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         8.1*            -- Tax opinion of Jenkens & Gilchrist, P.C.
        10.2.1           -- Form of Lease Agreement between the Partnership as Lessor and DJONT Operations, L.L.C. ("DJONT") as Lessee (filed
                            as Exhibit 10.2.1 to the 1995 10-K and incorporated
                            herein by reference).
        10.2.2           -- Schedule of executed Lease Agreements identifying
                            material variations from the form of Lease Agreement with
                            respect to hotels acquired by the Partnership through
                            September 30, 1997.
        10.3             -- Amended and Restated Loan Agreement dated as of September
                            26, 1996, among the General Partner and the Partnership,
                            as Borrowers, Boatmen's National Bank of Oklahoma, as
                            Agent and Lender, and First Tennessee Bank National
                            Association, Liberty Bank and Trust Company of Tulsa,
                            National Association, Bank One, Texas, N.A., First
                            National Bank of Commerce, and AmSouth Bank of Alabama,
                            as Lenders (filed as Exhibit 10.3.4 to the General
                            Partner's Form 10-Q for the quarter ended September 30,
                            1996 (the "1996 Third Quarter 10-Q") and incorporated
                            herein by reference).
        10.4             -- Agreement to Assign Incentive Management Fee dated as of
                            May 19, 1994 between the General Partner and Embassy
                            Suites, Inc. (filed as Exhibit 10.14 to the General
                            Partner's Registration Statement on Form S-11 (File No.
                            33-79214) (the "IPO Registration Statement") and
                            incorporated herein by reference).
        10.5             -- Employment Agreement dated as of July 28, 1994 between
                            the General Partner and Hervey A. Feldman (filed as
                            Exhibit 10.7 to the 1994 10-K/A and incorporated herein
                            by reference).
        10.6             -- Employment Agreement dated as of July 28, 1994 between
                            the General Partner and Thomas J. Corcoran, Jr. (filed as
                            Exhibit 10.8 to the 1994 10-K/A and incorporated herein
                            by reference).
        10.7.1           -- Restricted Stock and Stock Option Plan of the General
                            Partner (filed as Exhibit 10.9 to the 1994 10-K/A and
                            incorporated herein by reference).
        10.7.2           -- 1995 Restricted Stock and Stock Option Plan of the
                            General Partner (filed as Exhibit 10.9.2 to the 1995 10-K
                            and incorporated herein by reference).
        10.8             -- Savings and Investment Plan of the General Partner (filed as Exhibit 10.10 to the 1994 10-K/A and incorporated
                            herein by reference).
        10.9             -- Registration Rights Agreement dated as of July 21, 1994 between the General Partner and the parties named therein
                            (filed as Exhibit 10.11 to the 1994 10-K/A and
                            incorporated herein by reference).
        10.10            -- Agreement dated as of April 15, 1995 among the General
                            Partner, the Partnership, FelCor, Inc., Thomas J.
                            Corcoran, Jr. and Hervey A. Feldman relating to purchase
                            of securities (filed as Exhibit 10.15 to the Registration
                            Statement on Form S-11 (File No. 33-91870) (the "May 1995
                            Registration Statement") and incorporated herein by
                            reference).
        10.11.1          -- Subscription Agreement dated as of May 3, 1995 among the
                            General Partner, the Partnership and Embassy Suites, Inc.
                            (filed as Exhibit 10.16 to the May 1995 Registration
                            Statement and incorporated hereby by reference).
        10.11.2          -- Subscription Agreement dated as of October 17, 1995 among the General Partner, the Partnership and Promus Hotels,
                            Inc. (filed as Exhibit 10.27.1 to the December 1995
                            Registration Statement and incorporated herein by
                            reference).
        10.11.3          -- First Amendment to Subscription Agreements dated as of
                            November 16, 1995 among the General Partner, the
                            Partnership and Promus Hotels, Inc. (filed as Exhibit
                            10.27.2 to the December 1995 Registration Statement and
                            incorporated herein by reference).

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
        10.11.4          -- Second Amendment to Subscription Agreements dated as of
                            December 12, 1995 among the General Partner, the
                            Partnership and Promus Hotels, Inc. (filed as Exhibit
                            10.27.3 to the December 1995 Registration Statement and
                            incorporated herein by reference).
        10.12.1          -- Master Agreement with respect to the purchase of the CSS
                            Hotels between Minnesota Hotel Company, Inc. ("MHCI") and
                            FelCor/CSS Holdings, L.P. ("Holdings") dated as of
                            September 19, 1995 (filed as Exhibit 10.20.1 to the
                            General Partner's Form 10-Q for the quarter ended
                            September 30, 1995 (the "1995 Third Quarter 10-Q") and
                            incorporated herein by reference).
        10.12.2          -- Letter agreement with respect to amendments to Master
                            Agreement between MHCI and Holdings dated as of November
                            6, 1995 (filed as Exhibit 10.20.2 to the 1995 Third
                            Quarter 10-Q and incorporated herein by reference).
        10.12.3          -- Letter agreement dated January 3, 1996, among MHCI, Crown
                            Sterling Management, Inc. ("CSM"), Crown Sterling
                            Incorporated ("CSI"), Holdings, and PFS Ventures, Inc.
                            ("PFS") relating to amendments to Master Agreement dated
                            as of September 19, 1995 between MHCI and Holdings
                            ("Master Agreement") and Asset Purchase Agreement dated
                            as of September 19, 1995 among CSM, CSI and PFS ("Asset
                            Purchase Agreement") (filed as Exhibit 10.20.3 to the
                            1996 Form 8-K and incorporated herein by reference).
        10.12.4          -- Letter agreement dated March 26, 1996, among MHCI, Napa
                            Wine Country Hotel, a California Limited Partnership,
                            Mandalay Beach, California Hotel Associates, a California
                            Limited Partnership ("MBC"), CSM, CSI, Holdings and PFS
                            relating to amendments to Master Agreement, Asset
                            Purchase Agreement and Partnership Interests Purchase
                            Agreement dated as of September 19, 1995 among MHCI, MBC,
                            Robert E. Woolley and Holdings ("Partnership Interests
                            Purchase Agreement") (filed as Exhibit 10.20.4 to the
                            1996 Form 8-K and incorporated herein by reference).
        10.13            -- Partnership Interests Purchase Agreement with respect to the LAX Airport and Mandalay Beach hotels among MHCI,
                            MBC, Robert E. Woolley and Holdings dated as of September
                            19, 1995 (filed as Exhibit 10.21 to the 1995 Third
                            Quarter 10-Q and incorporated herein by reference).
        10.13.1          -- Letter agreement dated March 27, 1996 among MHCI, MBC,
                            Holdings and PFS relating to amendments to Partnership
                            Interests Purchase Agreement (filed as Exhibit 10.21.1 to
                            the 1996 Form 8-K and incorporated herein by reference).
        10.13.2          -- Letter agreement dated March 27, 1996, among MHCI, MBC,
                            CSM, CSI, Holdings and PFS relating to amendments to
                            Partnership Interests Purchase Agreement and Asset
                            Purchase Agreement (filed as Exhibit 10.21.2 to the 1996
                            Form 8-K and incorporated herein by reference).
        10.14.1          -- Asset Purchase Agreement with respect to the CSS Hotels among CSM, CSI and PFS dated as of September 19, 1995
                            (filed as Exhibit 10.22.1 to the 1995 Third Quarter 10-Q
                            and incorporated herein by reference).
        10.14.2          -- Letter agreement with respect to amendments to Asset
                            Purchase Agreement among CSM, CSI and PFS dated as of
                            November 6, 1995 (filed as Exhibit 10.22.2 to the 1995
                            Third Quarter 10-Q and incorporated herein by reference).
        10.15            -- Escrow Agreement among MHCI, CSM, CSI, Robert E. Woolley,
                            Charles M. Sweeney, Holdings and PFS dated as of
                            September 19, 1995 (filed as Exhibit 10.23 to the 1995
                            Third Quarter 10-Q and incorporated herein by reference).
        10.16            -- Purchase Agreement relating to the purchase of all of the limited partner interest in Holdings between the
                            Partnership and DJONT/CSS Holdings, Inc. dated as of
                            September 19, 1995 (filed as Exhibit 10.24 to the 1995
                            Third Quarter 10-Q and incorporated herein by reference).

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
        10.17            -- Purchase Agreement related to the purchase of all of the general partner interest in Holdings between the
                            Partnership and PFS dated as of September 19, 1995 (filed
                            as Exhibit 10.25 to the 1995 Third Quarter 10-Q and
                            incorporated herein by reference).
        10.18            -- Letter agreement among the General Partner, the
                            Partnership, Holdings, and Smith Barney Mortgage Capital
                            Group, Inc. ("SBMCG") dated as of September 28, 1995 with
                            respect to the commitment of SBMCG to provide up to $220
                            million principal amount of interim recourse secured
                            financing to Holdings (filed as Exhibit 10.26 to the 1995
                            Third Quarter 10-Q and incorporated herein by reference).
        10.19            -- Registration Rights Agreement dated as of November 17,
                            1995 between the General Partner and Cleveland Finance
                            Associates Limited Partnership (filed as Exhibit 10.27 to
                            the 1995 10-K and incorporated herein by reference).
        10.20            -- Registration Rights Agreement dated as of January 3, 1996 between the General Partner and Robert E. Woolley and
                            Charles M. Sweeney (filed as Exhibit 10.28 to the 1995
                            10-K and incorporated herein by reference).
        10.21            -- Credit Agreement dated as of January 31, 1996, by and
                            among Holdings, as borrower, the Partnership, the General
                            Partner and The Bank of Nova Scotia, New York Agency
                            (filed as Exhibit 10.29 to the 1995 10-K and incorporated
                            herein by reference).
        10.22            -- Credit Agreement dated as of February 6, 1996, by and
                            among the Partnership, as borrower, Holdings and the
                            General Partner, as guarantors, and Canadian Imperial
                            Bank of Commerce, as agent (filed as Exhibit 10.30 to the
                            1996 Form 8-K and incorporated herein by reference).
        10.23            -- Third Amended and Restated Revolving Credit Agreement
                            dated as of August 14, 1997 among the General Partner and
                            the Partnership, as Borrower, the Lenders party thereto,
                            The Chase Manhattan Bank, as Administrative Agent, and
                            Wells Fargo Bank, National Association, as Documentation
                            Agent.
        10.24            -- Contract for Purchase and Sale of Hotels, dated as of
                            June 5, 1997, by and among ITT Sheraton Corporation,
                            Sheraton Savannah Corp., Sheraton Peachtree Corp.,
                            Sheraton Crescent Corp., Sheraton Dallas Corp., Sheraton
                            Gateway Suites O'Hare Investment Partnership and the
                            Partnership (filed as Exhibit 10.24 to the General
                            Partner's Form 8-K dated July 11, 1997 and incorporated
                            herein by reference).
        10.25            -- Registration Rights Agreement dated as of September 26,
                            1997 among the General Partner, the Partnership, Morgan
                            Stanley & Co. Incorporated, NationsBank Capital Markets,
                            Inc. and Salomon Brothers Inc.
        12.1             -- Statement re Computation of Ratios.
        21.1             -- List of Subsidiaries of the Registrant.
        23.1             -- Consent of Jenkens & Gilchrist, P.C. (included in
                            Exhibits 5.1 and 8.1).
        23.2             -- Consent of Coopers & Lybrand L.L.P.
        23.3             -- Consent of Arthur Andersen, LLP
        23.4             -- Consent of Ernst & Young LLP
        23.5             -- Consent of Deloitte & Touche LLP
        24.1             -- Power of Attorney.
        25.1             -- Statement of Eligibility of Sun Trust Bank -- Atlanta, as
                            Trustee.
        99.1             -- Form of Letter of Transmittal.


---------------

* Filed herewith, all other exhibits previously filed.